As filed with the Securities and Exchange Commission on June 26, 1998

                                                  Registration No. 333-51609

----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                              Amendment No. 1 to

                                   FORM S-3

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                              IndyMac ABS, Inc.
            (Exact name of registrant as specified in its charter)

                              ------------------

               Delaware                                  Applied For
     (State or Other Jurisdiction of
      Incorporation or Organization)       (I.R.S. Employer Identification No.)

                            155 NORTH LAKE AVENUE
                          PASADENA, CALIFORNIA 91101
                                (800) 669-2300
 (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)

                              ------------------

                               Michael W. Perry
                                IndyMac, Inc.
                            155 North Lake Avenue
                          Pasadena, California 91101
                                (800) 669-2300

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ------------------

                               With a copy to:
                             Edward J. Fine, Esq.
                               Brown & Wood LLP
                            One World Trade Center
                        New York, New York 10048-0557

                              ------------------

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement, as determined by market conditions.

                              ------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (x)

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ( )

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ( )

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )

                              ------------------

                       CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS OF               AMOUNT TO BE        PROPOSED          PROPOSED
SECURITIES TO BE REGISTERED          REGISTERED(1)(2)    MAXIMUM           MAXIMUM                AMOUNT OF
                                                         OFFERING PRICE    AGGREGATE              REGISTRATION
                                                         PER UNIT(2)       OFFERING PRICE(2)      FEE(4)

Asset Backed Certificates
and Asset Backed Notes                $2,000,000,000(3)      100%           $2,000,000,000         $590,000.00


(1) This Registration Statement relates to the offering from time to time of $2,000,000,000 aggregate principal amount of asset backed securities and to any resales thereof in market making transactions by Countrywide Securities Corporation, an affiliate of the registrant, to the extent required.
(2)  Estimated for the purpose of calculating the registration fee.
(3) Not specified as to each class of Asset Backed Securities to be registered pursuant to General Instruction II.D of Form S-3.
(4)  Includes $295 previously paid.

                              ------------------



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




              SUBJECT TO COMPLETION, DATED ____________ __, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED __________, 1998)

                                 $-----------
                                 (Approximate)

                               INDYMAC ABS, INC.
                                   DEPOSITOR

                                [INDYMAC, INC.]
                          SELLER AND MASTER SERVICER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 19__-__
                 DISTRIBUTIONS PAYABLE ON THE ____THE DAY OF
                     EACH MONTH, COMMENCING IN _____ 19__

                             --------------------

     The Mortgage Pass-Through Certificates, Series 199__-__ (collectively, the "Certificates") will represent the entire beneficial interest in a Trust Fund consisting primarily of a pool (the "Mortgage Pool") of [fixed-rate] Mortgage Loans secured by first liens on one- to four-family residential properties. Only the Classes identified in the table below (collectively, the "Offered Certificates") are offered hereby.


     THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST FUND ONLY AND WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE
==============================================================================

                         [INITIAL CLASS CERTIFICATE          PASS-THROUGH RATE
                                BALANCE (1)

------------------------------------------------------------------------------
Class A -                           $                        %
------------------------------------------------------------------------------
Class                               $                        %
------------------------------------------------------------------------------
Class PO                            $                        (2)
------------------------------------------------------------------------------
Class X                             (3)                      (4)
------------------------------------------------------------------------------
Class A-R                           $                        %
------------------------------------------------------------------------------
Class B -                           $                        %
------------------------------------------------------------------------------
Class                               $                        %
------------------------------------------------------------------------------
Class                               $                        %
==============================================================================
(1)  Subject to the permitted variance described herein.
(2) The Class PO Certificates will be Principal Only Certificates and will not bear interest.
(3) The Class X Certificates will be Notional Amount Certificates, will have no principal balance and will bear interest on their Notional Amount (initially expected to be approximately $____________).

(4) The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the excess of (a) the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans over (b) % per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately % per annum.]

     [The Senior Certificates, other than the Class PO and Class X Certificates (the "Underwritten Senior Certificates"), will be purchased by _______ and the Class ____ Certificates (together with the Underwritten Senior Certificates, the "Underwritten Certificates") offered hereby will be purchased by ______ (each, an "Underwriter") from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Underwritten Certificates are expected to be approximately $_______ , plus accrued interest, before deducting issuance expenses payable by the Depositor. The Class , Class PO and Class X Certificates will be issued to the Depositor on or about _________, 19__ as partial consideration for the sale of the Mortgage Loans to the Trust Fund.]

     [The Underwritten Certificates are offered by the respective Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Underwritten Senior Certificates, other than the Class A-R Certificates, will be made in book-entry form only through the facilities of The Depository Trust Company, that the Class A-R Certificates will be delivered at the offices of _________________ in New York, New York and that the Class Certificates will be delivered at the offices of _______________ in New York, New York, in each case on or about _________, 19__.]

     [THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE TO BE USED BY COUNTRYWIDE SECURITIES CORPORATION, AN AFFILIATE OF INDYMAC ABS, INC. AND INDYMAC, INC., IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET MAKING TRANSACTIONS IN THE OFFERED CERTIFICATES IN WHICH COUNTRYWIDE SECURITIES CORPORATION ACTS AS PRINCIPAL. COUNTRYWIDE SECURITIES CORPORATION MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT PRIES RELATED TO PREVAILING PRICES AT THE TIME OF SALE.]


                                [Underwriters]





     The Mortgage Loans will be sold to the Depositor by [IndyMac, Inc. ("IndyMac")].

     An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (the "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Offered Certificates, other than the Class A-R Certificates, will constitute "regular interests" in the REMIC. The Class A-R Certificates will constitute the sole class of "residual interest" in the REMIC. Prospective investors are cautioned that a Class A-R Certificateholder's REMIC taxable income and the tax liability thereon will exceed cash distributions in certain periods, in which event such holder must have sufficient alternative sources of funds to pay such tax liability. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     The  Class  A-R   Certificates   will  be  subject  to  certain  transfer
restrictions. See "Description of the Certificates -- Restrictions on Transfer of the Class A-R Certificates" herein.

     THE YIELD TO INVESTORS ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH MAY
VARY SIGNIFICANTLY OVER TIME. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE OFFERED CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, AND PARTICULARLY THE PRINCIPAL ONLY CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM AND PARTICULARLY THE INTEREST ONLY CERTIFICATES, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. HOLDERS OF THE INTEREST ONLY CERTIFICATES SHOULD CAREFULLY CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH HOLDERS TO RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES, AND PARTICULARLY THE CLASS ____ CERTIFICATES, ALSO WILL BE ADVERSELY AFFECTED BY NET INTEREST SHORTFALLS AND BY REALIZED LOSSES. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF NET INTEREST SHORTFALLS OR REALIZED LOSSES, OR AS TO THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES.

     Each Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but no Underwriter has an obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

                             --------------------

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus of the Depositor dated ____________, 1998 (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.





                               SUMMARY OF TERMS


     THIS SUMMARY OF TERMS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY OF TERMS ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR IN THE PROSPECTUS. [TO THE EXTENT STATEMENTS CONTAINED HEREIN DO NOT RELATE TO HISTORICAL OR CURRENT INFORMATION, THIS PROSPECTUS SUPPLEMENT MAY BE DEEMED TO CONSIST OF FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE BUT ARE NOT LIMITED TO STATEMENTS CONTAINED IN "RISK FACTORS" AND "PREPAYMENT AND YIELD CONSIDERATIONS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. AS A CONSEQUENCE, NO ASSURANCE CAN BE GIVEN AS TO THE ACTUAL PAYMENTS ON, OR THE YIELD OF, ANY
CLASS OF OFFERED CERTIFICATES. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.]


Title of Certificates.................   Mortgage  Pass-Through  Certificates,
                                         Series 199__-__ (the "Certificates").

Offered Certificates..................   Class A-____,  Class ____,  Class PO,
                                         Class X, Class A-R,  Class  B-___ and
                                         Class  ____  Certificates.  Only  the
                                         Offered   Certificates   are  offered
                                         hereby.  The aggregate  initial Class
                                         Certificate     Balances    of    the
                                         Certificates  will  be  subject  to a
                                         permitted  variance in the  aggregate
                                         of plus or minus  __%.  Variances  in
                                         the Class  Certificate  Balances  may
                                         result in  variances  in the Notional
                                         Amount  of  the  Class  of   Notional
                                         Amount Certificates.

                                         The  Notional  Amount  of the Class X
                                         Certificates   for  any  Distribution
                                         Date  will be equal to the  aggregate
                                         of the Stated  Principal  Balances of
                                         the Non-Discount  Mortgage Loans with
                                         respect  to such  Distribution  Date.
                                         The  initial  Notional  Amount of the
                                         Class X Certificates will be equal to
                                         the aggregate of the Stated Principal
                                         Balances of the Non-Discount Mortgage
                                         Loans as of the Cut-off Date.

Certificates other than the
  Offered Certificates................   In    addition    to   the    Offered
                                         Certificates,  the following  Classes
                                         of Certificates will be issued in the
                                         indicated  approximate  initial Class
                                         Certificate  Balances  and will  bear
                                         interest     at     the     indicated
                                         Pass-Through   Rates,   but  are  not
                                         offered hereby:

                                                            INITIAL
                                                             CLASS      PASS-
                                                          CERTIFICATE  THROUGH
                                                            BALANCE     RATE
                                                            -------     ----
                                         Class (1).......  $                 %
                                         Class (1).......  $                 %
                                         Class (1).......  $                 %

                                         ---------------
                                         (1) The  Class  ____,  Class____  and
                                         Class ____  Certificates will provide
                                         limited  credit support to the Senior
                                         Certificates     and    the     other
                                         Subordinated     Certificates,     as
                                         described herein.

                                         Any information contained herein with
                                         respect to the Class ___ , Class ____
                                         and  Class  _____   Certificates   is
                                         provided  only  to  permit  a  better
                                         understanding    of    the    Offered
                                         Certificates.





Designations

  REGULAR CERTIFICATES................   All  Classes  of  Certificates  other
                                         than the Class A-R Certificates.

  RESIDUAL CERTIFICATES...............   Class A-R Certificates.

  SENIOR CERTIFICATES.................   Class  A-  ,  Class _____,  Class PO,
                                         Class X and Class A-R Certificates.

  SUBORDINATED CERTIFICATES...........   Class B- ,  Class  _____,  and  Class
                                         ____ Certificates.

  PRINCIPAL ONLY CERTIFICATES.........   Class PO Certificates.

  INTEREST ONLY CERTIFICATES..........   Class X Certificates.

  NOTIONAL AMOUNT CERTIFICATES........   Class X Certificates.

  FIXED RATE CERTIFICATES.............   All  Classes  of  Certificates  other
                                         than  the   Class  PO  and   Class  X
                                         Certificates.

  VARIABLE RATE CERTIFICATES..........   Class X Certificates.

  PHYSICAL CERTIFICATES...............   Class  PO,  Class  X  and  Class  A-R
                                         Certificates   and  the  Subordinated
                                         Certificates.

  BOOK-ENTRY CERTIFICATES.............   All  Classes  of  Certificates  other
                                         than the Physical Certificates.

Trust Fund............................   The  Certificates  will represent the
                                         entire beneficial  ownership interest
                                         in the Trust Fund, which will consist
                                         primarily of the Mortgage Pool.

Pooling and Servicing
  Agreement...........................   The   Certificates   will  be  issued
                                         pursuant to a Pooling  and  Servicing
                                         Agreement dated as of ____, 19__ (the
                                         "Agreement"),  among  the  Depositor,
                                         the Seller, the Master  Servicer  and
                                         the Trustee.

Depositor.............................   IndyMac ABS, Inc. (the  "Depositor"),
                                         a Delaware  corporation and a limited
                                         purpose    finance    subsidiary   of
                                         IndyMac,  Inc. See "The Depositor" in
                                         the Prospectus.

Seller and Master Servicer............   [IndyMac,  Inc.  ("IndyMac")]  or the
                                         "Seller"  and,  in  its  capacity  as
                                         master   servicer  of  the   Mortgage
                                         Loans,  the "Master  Servicer").  See
                                         "Servicing  of Mortgage  Loans -- The
                                         Master Servicer" herein. The Mortgage
                                         Loans were  originated or acquired in
                                         the normal  course of its business by
                                         the  Seller and will be  acquired  by
                                         the    Depositor   in   a   privately
                                         negotiated  transaction.  The  Master
                                         Servicer will be responsible  for the
                                         servicing of the  Mortgage  Loans and
                                         will receive the Master Servicing Fee
                                         from   interest   collected   on  the
                                         Mortgage  Loans.  See  "Servicing  of
                                         Mortgage      Loans    -    Servicing
                                         Compensation and Payment of Expenses"
                                         herein.

Trustee...............................   ________________,  a ________________
                                         organized    under    the   laws   of
                                         ________________ the "Trustee").

Cut-off Date..........................   _________, 19__.

Closing Date..........................   On or about ____________, 19__.

Determination Date....................   The  ______  day of each month or, if
                                         such day is not a business  day,  the
                                         preceding business day; provided that
                                         the Determination  Date in each month
                                         will be at least  two  business  days
                                         prior  to  the  related  Distribution
                                         Date.

Mortgage Loans........................   The   Mortgage   Pool  will   consist
                                         primarily  of  30-year   conventional
                                         [fixed-rate]  mortgage  loans secured
                                         by first liens on one- to four-family
                                         residential properties. Distributions
                                         of  principal  and  interest  on  the
                                         Certificates  will be based solely on
                                         payments  received  on  the  Mortgage
                                         Loans, as described herein.  See "The
                                         Mortgage Pool" herein.

Distribution Date.....................   The ____  day of each  month  or,  if
                                         such day is not a  business  day,  on
                                         the first  business  day  thereafter,
                                         commencing in ___________ 19 (each, a
                                         "Distribution  Date").  Distributions
                                         on  each  Distribution  Date  will be
                                         made to  Certificateholders of record
                                         as of the related Record Date, except
                                         that the  final  distribution  on the
                                         Certificates  will be made  only upon
                                         presentment   and  surrender  of  the
                                         Certificates  at the Corporate  Trust
                                         Office of the Trustee.

Record Date...........................   The Record Date for each Distribution
                                         Date will be the last business day of
                                         the month preceding the month of such
                                         Distribution Date.

Priority of Distributions.............   Distributions  will  be  made on each
                                         Distribution   Date  from   Available
                                         Funds  in  the  following   order  of
                                         priority:  (i) to  interest  on  each
                                         interest   bearing  Class  of  Senior
                                         Certificates;  (ii) to  principal  on
                                         the  Classes  of Senior  Certificates
                                         then      entitled     to     receive
                                         distributions  of  principal,  in the
                                         order and  subject to the  priorities
                                         set forth herein  under  "Description
                                         of the Certificates -- Principal," in
                                         each case in an  aggregate  amount up
                                         to the maximum amount of principal to
                                         be  distributed  on such  Classes  on
                                         such Distribution  Date; (iii) to any
                                         Class  PO   Deferred   Amounts   with
                                         respect to the Class PO Certificates,
                                         but  only  from  amounts  that  would
                                         otherwise  be  distributable  on such
                                         Distribution Date as principal of the
                                         Subordinated  Certificates;  and (iv)
                                         to interest on and then  principal of
                                         each     Class    of     Subordinated
                                         Certificates,  in the  order of their
                                         numerical     Class     designations,
                                         beginning    with   the    Class   __
                                         Certificates, in each case subject to
                                         the   limitations  set  forth  herein
                                         under     "Description     of     the
                                         Certificates -- Principal."

                                         Under  certain   circumstances  _____
                                         described herein,  distributions from
                                         Available  Funds  for a  Distribution
                                         Date that would  otherwise be made on
                                         the Subordinated  Certificates may be
                                         distributed  instead  on  the  Senior
                                         Certificates. See "Description of the
                                         Certificates -- Allocation of Losses"
                                         herein.

Distributions of Interest.............   To the  extent  funds  are  available
                                         therefor, each interest bearing Class
                                         of  Certificates  will be entitled to
                                         receive interest in the amount of the
                                         Interest Distribution Amount for such
                                         Class.  The Class PO Certificates are
                                         Principal Only  Certificates and will
                                         not bear interest.  See  "Description
                                         of  the   Certificates  --  Interest"
                                         herein.

  A. Interest Distribution Amount.....   For each  interest  bearing  Class of
                                         Certificates,  the amount of interest
                                         accrued  during the related  Interest
                                         Accrual   Period  at  the  applicable
                                         Pass-Through   Rate  on  the  related
                                         Class Certificate Balance or Notional
                                         Amount, as the case may be.

  B. Pass-Through Rate................   The   Pass-Through   Rate   for  each
                                         interest  bearing  Class  of  Offered
                                         Certificates  for  each  Distribution
                                         Date   will  be  as  set   forth   or
                                         described on the cover page hereof.

                                         The Pass-Through Rate for the Class X
                                         Certificates   for  any  Distribution
                                         Date  will be equal to the  excess of
                                         (a) the  weighted  average of the Net
                                         Mortgage  Rates  of the  Non-Discount
                                         Mortgage  Loans  over  (b)____  % per
                                         annum. The Pass-Through  Rate for the
                                         Class X  Certificates  for the  first
                                         Distribution  Date is  expected to be
                                         approximately ___% per annum.

                                         With  respect  to  each  Distribution
                                         Date, the "Interest  Accrual  Period"
                                         for each  interest  bearing  Class of
                                         Certificates  will  be  the  calendar
                                         month  preceding  the  month  of such
                                         Distribution Date.

Distributions of Principal............   On  each  Distribution  Date,  to the
                                         extent funds are available  therefor,
                                         principal  distributions in reduction
                                         of the Class Certificate  Balances of
                                         each  Class  of  Certificates  (other
                                         than     the     Notional      Amount
                                         Certificates)  will  be  made  in the
                                         order and  subject to the  priorities
                                         set forth herein  under  "Description
                                         of the  Certificates -- Principal" in
                                         an  aggregate  amount  equal  to such
                                         Class'   allocable   portion  of  the
                                         Senior Principal Distribution Amount,
                                         the Class PO  Principal  Distribution
                                         Amount or the Subordinated  Principal
                                         Distribution  Amount,  as applicable.
                                         The Notional  Amount  Certificates do
                                         not have  principal  balances and are
                                         not entitled to any  distributions in
                                         respect of  principal of the Mortgage
                                         Loans.   See   "Description   of  the
                                         Certificates -- Principal" herein.

Credit Enhancement -- General.........   Credit  enhancement  for  the  Senior
                                         Certificates  will be provided by the
                                         Subordinated  Certificates and credit
                                         enhancement   for   each   Class   of
                                         Subordinated   Certificates  will  be
                                         provided  by the Class or  Classes of
                                         Subordinated Certificates with higher
                                         numerical  Class   designations,   as
                                         described below. The aggregate of the
                                         initial Class Certificate Balances of
                                         the Class ___ , Class _____ and Class
                                         ___ Certificates,  which are the only
                                         Certificates   supporting  the  Class
                                         Certificates,   is   expected  to  be
                                         approximately $_______ .

Subordination.........................   The   rights   of   holders   of  the
                                         Subordinated  Certificates to receive
                                         distributions  with  respect  to  the
                                         Mortgage Loans in the Trust Fund will
                                         be  subordinated  to such  rights  of
                                         holders of the  Senior  Certificates,
                                         and the rights of the holders of each
                                         Class  of  Subordinated  Certificates
                                         (other   than   the   Class    ______
                                         Certificates)    to   receive    such
                                         distributions    will   be    further
                                         subordinated  to such  rights  of the
                                         Class  or  Classes  of   Subordinated
                                         Certificates   with  lower  numerical
                                         Class designations, in each case only
                                         to the extent described herein.

                                         The subordination of the Subordinated
                                         Certificates     to    the     Senior
                                         Certificates,    and   the    further
                                         subordination within the Subordinated
                                         Certificates, is intended to increase
                                         the  likelihood of timely  receipt by
                                         the  holders  of  Certificates   with
                                         higher relative  payment  priority of
                                         the maximum  amount to which they are
                                         entitled on any Distribution Date and
                                         to provide  such  holders  protection
                                         against  losses on the Mortgage Loans
                                         to the extent described  herein.  The
                                         Subordinated     Certificates    also
                                         provide   protection,   to  a  lesser
                                         extent,    against   Special   Hazard
                                         Losses,  Bankruptcy  Losses and Fraud
                                         Losses.     However,    in    certain
                                         circumstances the amount of available
                                         subordination  (including the limited
                                         subordination  provided  for  certain
                                         types of losses) may be exhausted and
                                         shortfalls  in  distributions  on the
                                         Certificates could result. Holders of
                                         the  Senior  Certificates  will  bear
                                         their   proportionate  share  of  any
                                         losses realized on the Mortgage Loans
                                         in    excess    of   the    available
                                         subordination       amount.       See
                                         "Description  of the  Certificates --
                                         Priority   of   Distributions   Among
                                         Certificates,"  "  --  Allocation  of
                                         Losses," and "Credit  Enhancement  --
                                         Subordination   of  Certain  Classes"
                                         herein.

Advances..............................   The Master  Servicer is  obligated to
                                         make cash advances  ("Advances") with
                                         respect  to  delinquent  payments  of
                                         [principal  of and  interest]  on any
                                         Mortgage Loan to the extent described
                                         herein. [The Master Servicer will not
                                         make any  Advances  with  respect  to
                                         delinquent  principal payments on the
                                         Mortgage  Loans.] The Trustee will be
                                         obligated to make any such Advance if
                                         the  Master  Servicer  fails  in  its
                                         obligation  to do so,  to the  extent
                                         provided   in  the   Agreement.   See
                                         "Servicing   of  Mortgage   Loans  --
                                         Advances" herein.

Prepayment Considerations and
  Risks; Reinvestment Risk............   The rate of principal payments on the
                                         Offered  Certificates,  the aggregate
                                         amount   of   distributions   on  the
                                         Offered Certificates and the yield to
                                         maturity of the Offered  Certificates
                                         will  be  related  to  the  rate  and
                                         timing of  payments of  principal  on
                                         the Mortgage Loans.

                                         Since   the   rate  of   payment   of
                                         principal on the Mortgage  Loans will
                                         depend on future events and a variety
                                         of factors, no assurance can be given
                                         as  to  such  rate  or  the  rate  of
                                         principal prepayments.  The extent to
                                         which  the  yield  to  maturity  of a
                                         Class  of  Offered  Certificates  may
                                         vary from the  anticipated  yield may
                                         depend upon the degree to which it is
                                         purchased  at a discount  or premium,
                                         and the degree to which the timing of
                                         payments   thereon  is  sensitive  to
                                         prepayments,     liquidations     and
                                         purchases  of  the  Mortgage   Loans.
                                         Further,  an investor should consider
                                         the  risk  that,  in the  case of the
                                         Principal Only  Certificates  and any
                                         other Offered  Certificate  purchased
                                         at  a   discount,   a   slower   than
                                         anticipated    rate   of    principal
                                         payments  (including  prepayments) on
                                         the Mortgage Loans could result in an
                                         actual yield to such investor that is
                                         lower than the anticipated yield and,
                                         in  the  case  of the  Interest  Only
                                         Certificates  and any  other  Offered
                                         Certificate purchased at a premium, a
                                         faster  than   anticipated   rate  of
                                         principal payments could result in an
                                         actual yield to such investor that is
                                         lower  than  the  anticipated  yield.
                                         Investors   in  the   Interest   Only
                                         Certificates     should     carefully
                                         consider  the risk that a rapid  rate
                                         of principal payments on the Mortgage
                                         Loans could  result in the failure of
                                         such   investors  to  recover   their
                                         initial investments.

                                         Because  the  Mortgage  Loans  may be
                                         prepaid  at  any  time,   it  is  not
                                         possible to predict the rate at which
                                         distributions  of  principal  of  the
                                         Offered    Certificates    will    be
                                         received.  Since prevailing  interest
                                         rates  are  subject  to  fluctuation,
                                         there  can  be  no   assurance   that
                                         investors in the Offered Certificates
                                         will   be  able   to   reinvest   the
                                         distributions   thereon   at   yields
                                         equaling or  exceeding  the yields on
                                         such  Offered  Certificates.   It  is
                                         possible  that  yields  on  any  such
                                         reinvestments  will be lower, and may
                                         be  significantly   lower,  than  the
                                         yields on the  Offered  Certificates.
                                         See "Yield,  Prepayment  and Maturity
                                         Considerations" herein.

Optional Termination..................   On any Distribution Date on which the
                                         Pool  Principal  Balance is less than
                                         10%  of   the   Cut-off   Date   Pool
                                         Principal    Balance,    the   Master
                                         Servicer  will  have  the  option  to
                                         purchase,   in  whole,  the  Mortgage
                                         Loans and the REO  Property,  if any,
                                         remaining  in  the  Trust  Fund.  See
                                         "Description  of the  Certificates --
                                         Optional Termination" herein.

Federal Income Tax Consequences.......   An election will be made to treat the
                                         Trust Fund as a "real estate mortgage
                                         investment   conduit"  ("REMIC")  for
                                         federal  income  tax  purposes.   The
                                         Regular  Certificates will constitute
                                         "regular  interests" in the REMIC and
                                         the   Residual    Certificates   will
                                         constitute    the   sole   class   of
                                         "residual interest" in the REMIC. The
                                         Class  A-_,  Class  PO  and  Class  X
                                         Certificates  will,  and depending on
                                         their respective issue prices certain
                                         other Classes of Offered Certificates
                                         may,  be issued with  original  issue
                                         discount  ("OID") for federal  income
                                         tax  purposes.  See "Certain  Federal
                                         Income Tax  Consequences"  herein and
                                         in the Prospectus.

                                         The   holders   of  the   Class   A-R
                                         Certificates   will  be   subject  to
                                         special federal income tax rules that
                                         may    significantly    reduce    the
                                         after-tax yield of such Certificates.
                                         Further,   significant   restrictions
                                         apply to the  transfer  of the  Class
                                         A-R Certificates. See "Description of
                                         the   Certificates--Restrictions   on
                                         Transfer    of    the    Class    A-R
                                         Certificates" herein.

ERISA Considerations..................   The   acquisition   of   an   Offered
                                         Certificate  by a  pension  or  other
                                         employee   benefit  plan  (a  "Plan")
                                         subject  to the  Employee  Retirement
                                         Income   Security  Act  of  1974,  as
                                         amended  ("ERISA"),  could,  in  some
                                         instances,  result  in  a  prohibited
                                         transaction or other violation of the
                                         fiduciary  responsibility  provisions
                                         of  ERISA  and  Section  4975  of the
                                         Internal  Revenue  Code of  1986,  as
                                         amended (the "Code").

                                         Subject  to  the  considerations  and
                                         conditions   described  under  "ERISA
                                         Considerations"    herein,    it   is
                                         expected that the Senior Certificates
                                         (other than the Class PO, Class X and
                                         Class   A-R   Certificates)   may  be
                                         purchased by a Plan.

                                         Any   Plan   fiduciary    considering
                                         whether  to   purchase   any  Offered
                                         Certificates  on  behalf  of  a  Plan
                                         should   consult   with  its  counsel
                                         regarding  the  applicability  of the
                                         provisions of ERISA and the Code. See
                                         "ERISA Considerations" herein.

Legal Investment......................   The Senior Certificates and the Class
                                         ____   Certificates  will  constitute
                                         "mortgage  related   securities"  for
                                         purposes  of the  Secondary  Mortgage
                                         Market   Enhancement   Act  of   1984
                                         ("SMMEA")  so long as they are  rated
                                         in  one  of the  two  highest  rating
                                         categories by at least one nationally
                                         recognized     statistical     rating
                                         organization  and, as such, are legal
                                         investments  for certain  entities to
                                         the extent provided for in SMMEA.

                                         It is anticipated that the Class ____
                                         and Class ____  Certificates will not
                                         be  rated  in one of the two  highest
                                         rating  categories  by  a  nationally
                                         recognized     statistical     rating
                                         organization and, therefore, will not
                                         constitute      "mortgage     related
                                         securities" for purposes of SMMEA.

                                         Institutions     whose     investment
                                         activities  are  subject to review by
                                         federal    or    state     regulatory
                                         authorities should consult with their
                                         counsel or the applicable authorities
                                         to determine whether an investment in
                                         the  Offered  Certificates   complies
                                         with  applicable  guidelines,  policy
                                         statements   or   restrictions.   See
                                         "Legal Investment" in the Prospectus.

Ratings...............................0   It is a condition  to the issuance of
                                         the Senior  Certificates that they be
                                         rated  _____  by   ("________")   and
                                         _______ by ("_______"  and,  together
                                         with _____,  the "Rating  Agencies").
                                         See   "Ratings"   herein.   It  is  a
                                         condition  to  the  issuance  of  the
                                         Class _____ , Class  ______ and Class
                                         _____ Certificates that they be rated
                                         at least  _____  ,_____  and ______ ,
                                         respectively,  by ______. The ratings
                                         of the  Offered  Certificates  of any
                                         Class     should     be     evaluated
                                         independently from similar ratings on
                                         other types of  securities.  A rating
                                         is not a recommendation  to buy, sell
                                         or hold securities and may be subject
                                         to revision or withdrawal at any time
                                         by either of the Rating Agencies. See
                                         "Ratings" herein.






                                 RISK FACTORS

     INVESTORS SHOULD CONSIDER THE FOLLOWING RISKS IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.


     BOOK-ENTRY   CERTIFICATES  MAY  REDUCE  LIQUIDITY  OF  THE  CERTIFICATES.
Issuance of the Offered Certificates in book-entry form may reduce the liquidity of the Offered Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See ["Description of the Certificates--Book-Entry Certificates" herein and] "Risk Factors--Book-Entry Registration" in the Prospectus.


     Since transactions in the Offered Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Offered Certificates. See ["Description of the Certificates--Book-Entry Certificates" herein and] "Risk Factors--Book-Entry Registration" in the Prospectus.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders of the Offered Certificates as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Offered Certificateholders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.


     DELAYS DUE TO LIQUIDATION OF MORTGAGED PROPERTIES. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to the Certificateholders could occur.

     DISPROPORTIONATE EFFECT OF LIQUIDATION EXPENSES. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for such Mortgage Loans and thereby reduce the proceeds payable to the Certificateholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, the Offered Certificates (particularly the most subordinate Classes) could experience a loss.


     SUBORDINATION--LIMITED PROTECTION AFFORDED TO OFFERED CERTIFICATES. The rights of the Class B-1 Certificates to receive distributions will be subordinate to the rights of the Class A Certificates to receive such distributions. The subordination of the Subordinated Certificates relative to the Class A Certificates (and of the more lower-ranking Classes of the Subordinated Certificates to the higher-ranking Classes) is intended to enhance the likelihood of regular receipt by each Class A Certificate of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

     SUBORDINATION-ALLOCATION OF LOSSES TO SUBORDINATED CERTIFICATES. If Realized Losses are incurred with respect to the Mortgage Loans to the extent that the aggregate Certificate Principal Balances of the Offered Certificates exceed the Stated Principal Balances of the Mortgage Loans, the Certificate Principal Balances of the Subordinated Certificates will be reduced in reverse order of seniority by the amount of the excess. Consequently, the yields to maturity on the Subordinates will be sensitive, in varying degrees, to defaults on the Mortgage Loans (and the timing thereof). Investors should fully consider the risks associated with an investment in the Subordinates Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses.

     PREPAYMENT CONSIDERATIONS AND RISKS. The Mortgage Pool's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan.] To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Yield, Prepayment and Maturity Considerations" herein and "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Mortgage Loans thaT may affect the prepayment experience thereof. The yield to maturity and weighted average life of the Offered Certificates will be affected primarily by the rate and timing of principal payments (including prepayments) of, and losses on, the Mortgage Loans.

     [The yield to investors on the Adjustable Rate Certificates will also be sensitive to the level of One-Month LIBOR, the level of the Mortgage Index and the additional limitations on the Pass-Through Rate as described herein. In addition, the yield to maturity of the Offered Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Certificateholders should consider, in the case of the Offered Certificates purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of the Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal any payments for mortgage loans which do not contain prepayment penalties. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the amount and timing of losses thereon, the level of One-Month LIBOR or the Mortgage Index or the resulting yield to maturity of any Offered Certificates. Any reinvestment risks resulting from a faster or slower incidence of payments on the Mortgage Loans will be borne entirely by the Offered Certificateholders as described herein. See "Yield, Prepayment and Maturity Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.]


     CERTIFICATE RATING-LIMITATIONS. The rating of each Class of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans as well as the structure of the transaction. The rating by the Rating Agencies of 0ny Class of Offered Certificates is not a recommendation to purchase, hold or sell any Offered Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of each Class of the Offered Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     BANKRUPTCY OR INSOLVENCY OF THE SELLER, THE DEPOSITOR OR THE MASTER SERVICER COULD LEAD TO DELAY OR REDUCTION OF AMOUNTS PAYABLE TO THE OFFERED CERTIFICATES. The sale of the Mortgage Loans from the Seller to the Depositor will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of the Seller, the trustee in bankruptcy of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller, secured by a pledge of the applicable Mortgage Loans. If the trustee in bankruptcy decided to challenge such transfer, delays in payments of the Offered Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Pooling and Servicing Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.


     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Class A Certificateholders from appointing a successor Master Servicer.


     SUBPRIME MORTGAGE LOANS SUBJECT TO GREATER RISK OF DELINQUENCY AND LOSS. The Mortgage Loans in the Mortgage Pool were made to borrowers with prior credit difficulties and do not satisfy the underwriting guidelines for mortgage loans eligible for sale to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). It is expected that the rates of delinquency, bankruptcy and foreclosure for the Mortgage Loans will be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards. See "The Mortgage Pool--Underwriting Standards."


     IndyMac began purchasing subprime mortgage loans in April 1995. As a result, the Seller has only limited delinquency, foreclosure and loss experience with respect to the subprime mortgage loans that it has purchased. Although the Depositor believes that the Seller's underwriting standards and the Master Servicer's servicing practices are consistent with industry standards, there can be no assurance that the foreclosure and loss experience on the Mortgage Loans will be consistent with industry norms.

     GEOGRAPHIC CONCENTRATION. As of the Statistic Calculation Date, approximately [--] (by Cut-off Date Principal Balance of the Mortgage Loans) of the Mortgaged Properties were located in the State of California. An overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values after the dates of origination of such Mortgage Loans, the rates of losses on such Mortgage Loans would be expected to increase, and could increase substantially.

     DELINQUENT MORTGAGE LOANS. The Trust Fund may include Mortgage Loans which are 59 or fewer days delinquent as of the Cut-off Date. It is expected that not more than 1% of the Mortgage Loans (by Cut-off Date Principal Balance) will be between 30 days and 59 days delinquent. None of the Mortgage Loans is more than 59 days delinquent as of the Cut-off Date. If there are not sufficient funds from amounts collected on the Mortgage Loans, the aggregate amount of principal returned to any Class of Offered Certificateholders may be less than the Certificate Principal Balance thereof on the day the such Class of Offered Certificates were issued.

     For  a  discussion  of  additional   risks   pertaining  to  the  Offered
Certificates, see "Risk Factors" in the Prospectus.





                               THE MORTGAGE POOL

GENERAL

     The Depositor will purchase the Mortgage Loans from [IndyMac] pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date among [IndyMac], as Seller and Master Servicer, the Depositor and the Trustee (the "Agreement") and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders").

     Under the Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under "-- Assignment of the Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation, warranty or covenant, if such breach of such representation, warranty or covenant materially and adversely affects the Certificateholders' interest in such Mortgage Loan; provided, however, that the Seller will not be obligated to make any such repurchase or substitution (or cure such breach) if such breach constitutes fraud in the origination of the affected Mortgage Loan and the Seller did not have knowledge of such fraud. The Seller will represent and warrant to the Depositor in the Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in the Agreement can be made and that such selection was not made in a manner that would adversely affect the interests of the Certificateholders. See "Loan Program -- Representations by Sellers; Repurchases" in the Prospectus. Under the Agreement, the Depositor will assign all its right, title and interest in and to such representations, warranties and covenants (including the Seller's repurchase obligation) to the Trustee for the benefit of Certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. [IndyMac] is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase obligation described above. The obligations of [IndyMac], as Master Servicer, with respect to the Certificates are limited to the Master Servicer's contractual servicing obligations under the Agreement.

     Certain information with respect to the Mortgage Loans expected to be included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented herein expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of the Mortgage Loans is expected to be approximately $_______ (the "Cut-off Date Pool Principal Balance"). The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All the Mortgage Loans provide for payments due as of the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had stated terms to maturity of 30 years. The Mortgage Loans to be included in the Mortgage Pool were purchased by [IndyMac] and were originated substantially in accordance with [IndyMac's] underwriting criteria for conventional non-conforming mortgage loans described herein. Sub-prime mortgage loans are generally first mortgage loans.

     Each Mortgage Loan was originated after ____________.

     The latest stated maturity date of any Mortgage Loan is _________. The earliest stated maturity date of any Mortgage Loan is ___________.

     As of the Cut-off Date, no Mortgage Loan was delinquent more than 30 days.

     [No] Mortgage Loan will be subject to a buydown agreement. [No] Mortgage Loan provides for deferred interest or negative amortization.

     [No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 95%. Each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to FNMA or FHLMC, which policy provides coverage in an amount equal to the excess of the original principal balance of the related Mortgage Loan over 75% of the value of the related Mortgaged Property, plus accrued interest thereon and related foreclosure expenses.

     The Loan-to-Value Ratio of a Mortgage Loan is equal to (i) the principal balance of such Mortgage Loan at the date of origination, divided by (ii) the Collateral Value of the related Mortgaged Property. The Collateral Value of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for [IndyMac] by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans become equal to or greater than the value of the Mortgaged Properties, actual losses on the Mortgage Loans could be higher than losses now generally experienced in the mortgage lending industry.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.






                 MORTGAGE RATES(1)                            CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
-------------------------------------------------------  ----------------------------------------------------
MORTGAGE RATES (%)   NUMBER OF   AGGREGATE   PERCENT OF   CURRENT MORTGAGE   NUMBER OF  AGGREGATE  PERCENT OF
                     MORTGAGE    PRINCIPAL    MORTGAGE      LOAN AMOUNTS     MORTGAGE   PRINCIPAL   MORTGAGE
                      LOANS       BALANCE       POOL                           LOANS     BALANCE      POOL
                                OUTSTANDING                                            OUTSTANDING
-------------------------------------------------------  ----------------------------------------------------

6.250...........                $                     %  ....................          $                    %
6.750...........                                         ....................
6.875...........                                         ....................
7.000...........                                         ....................
7.125...........                                         ....................
7.250...........                                         ....................
7.375...........                                         ....................
7.500...........                                         ....................
7.625...........                                         ....................
7.750...........                                         $450,001-$ 500,000..
7.875...........                                         $500,001-$ 550,000..
8.000...........                                         $550,001-$ 600,000..
8.125...........                                         $600,001-$ 650,000..
8.250...........                                         $650,001-$ 700,000..
8.375...........                                         $700,001-$ 750,000..
8.500...........                                         $750,001-$1,000,000.
8.625...........                                                                 ---   ----------  ----------
8.750...........                                         Total...............                            100%
8.875...........                                         ====================    ===   ==========  ==========
                                                         (1) As of the Cut-off Date, the average current
9.000...........                                             Mortgage Loan principal balance is expected
9.125...........                                             to be approximately $_____
9.250...........
9.375...........
9.500...........
9.875...........
10.00...........
                       ---      ----------  -----------
                       ---      ----------  -----------
                                $                  100%
-----------------      ===      ==========  ===========
                                                               DOCUMENTATION PROGRAM FOR MORTGAGE LOANS
                                                         ----------------------------------------------------
(1)  The  Lender PMI  Mortgage  Loans are shown at the   TYPE OF PROGRAM     NUMBER     AGGREGATE  PERCENT OF
     Mortgage  Rates  net  of  the  interest   premium                       OF         PRINCIPAL  MORTGAGE
     charged  by  the  related  lenders.   As  of  the                       MORTGAGE   BALANCE    POOL
     Cut-off Date, the weighted  average Mortgage Rate                       LOANS      OUTSTANDING
     of  the  Mortgage   Loans  (as  so  adjusted)  is
     expected   to   be   approximately   %.   without
     such  adjustment,  the weighted  average Mortgage
     Rate of  the  Mortgage  Loans  is  expected to be
     approximately % per annum.
                                                         ----------------------------------------------------
                                                         Full................          $                    %
                                                         Alternative.........
                                                         Reduced.............
                                                         Streamlined.........
                                                         Totals..............          $
                                                                              -------  ----------  ----------
                                                                              -------  ----------  ----------

                                                                                       $                 100%
                                                                                       ==========  ==========


        ORIGINAL LOAN-TO-VALUE RATIOS(1)                             Types of Mortgaged Properties
-------------------------------------------------------  ----------------------------------------------------
    ORIGINAL         NUMBER OF   AGGREGATE   PERCENT OF   Property Type      Number     Aggregate  Percent of
 LOAN-TO-VALUE       MORTGAGE    PRINCIPAL    MORTGAGE                       of         Principal  Mortgage
   RATION (%)         LOANS       BALANCE       POOL                         Mortgage   Balance    Pool
                                OUTSTANDING                                  Loans      Outstanding
-------------------------------------------------------  ----------------------------------------------------

50.00 and below.                                         Single Family.......          $                    %
50.01 to 55.00..                                         Condominium.........
55.01 to 60.00..                                         Two- to Four- Family
60.01 to 65.00..                                         Planned Unit
65.01 to 70.00..                                           Development.......
70.01 to 75.00..                                                              -------  ----------  ----------
75.01 to 80.00..                                         Totals                        $                 100%
80.01 to 85.00..                                                              =======  ==========  ==========
85.01 to 90.00..
90.01 to 95.00..                                                           OCCUPANCY TYPES(1)
                       ---      ----------  -----------  ----------------------------------------------------
                       ---      ----------  -----------  OCCUPANCY TYPE      NUMBER     AGGREGATE  PERCENT OF
Totals..........                $                  100%                      OF         PRINCIPAL  MORTGAGE
----------------       ===      ==========  ===========                      MORTGAGE   BALANCE    POOL
                                                                             LOANS      OUTSTANDING
(1)  The weighted average original Loan-to-Value
     Ratio of the Mortgage Loan is expected to be        ----------------------------------------------------
     approximately _____%                                Primary Residence...          $                    %
                                                         Investor Property...
                                                         Second Residence....
                                                                              -------  ----------  ----------
                                                         Totals..............          $                 100%
                                                         -------------------- =======  ------------ ---------

                                                         (1) Based upon representations of the related
                                                             mortgagors at the time of origination.





           STATE DISTRIBUTION PROPERTIES(1)                         REMAINING TERMS TO MATURITY(1)
-------------------------------------------------------  ----------------------------------------------------
     STATE        NUMBER OF   AGGREGATE     PERCENT OF   REMAINING TERM TO     NUMBER   AGGREGATE  PERCENTAGE
                  MORTGAGE    PRINCIPAL      MORTGAGE     MATURITY (MONTHS)     OF      PRINCIPAL      OF
                    LOANS      BALANCE         POOL                           MORTGAGE   BALANCE    MORTGAGE
                             OUTSTANDING                                       LOANS   OUTSTANDING    POOL
-------------------------------------------------------  ---------------------------------------------------

                                                         360.................
Arizona.........             $                        %  359.................          $                   %
California......                                         358.................
Colorado........                                         357.................
Florida.........                                         356.................
Georgia.........                                         355.................
Hawaii..........                                         354.................
Illinois........                                         353.................
Maryland........                                         352.................
Massachusetts...                                         351.................
New Jersey......                                         349.................
New York........                                         348.................
Pennsylvania....                                         347.................
Texas...........                                         345.................
Utah............                                         344.................
Washington......                                         343.................
Other (less                                              342.................
  than 2%)......                                         341.................
                  ------     -------------  -----------  338.................
Totals..........             $                     100%  335.................
----------------- ======     =============  ===========


(1)  Other includes other states with under (2)%
     concentration individually.  No more than
     approximately  % of the  Mortgage  Loans  will be
     secured  by  Mortgaged properties located in any    334.................
     one postal zip code area.                           333.................
                                                         332.................
                                                         328.................
             Purpose of Mortgage Loans                   326.................
-------------------------------------------------------  325.................
  Loan Purpose    Number      Aggregate     Percentage
                    of        Principal         of
                  Mortgage     balance       Mortgage
                   Loans     Outstanding       Pool
                                                         321.................
                                                         320.................
-------------------------------------------------------  319.................
Purchase........             $                       %   318.................
Refinance                                                314.................
  (rate/term)...                                         297.................
Refinance (cash                                          293.................
  out)..........                                         259.................
                  ------     -------------  -----------  240.................
Totals..........             $                    100%   238.................
                  ======     =============  ===========  237.................
                                                                              -------- ----------- ----------
                                                         Total...............          $                 100%
                                                                              ======== =========== ==========



                                                         (1) As of the  Cut-Off  Date,  the  weighted average
                                                             remaining term to maturity of the Mortgage Loans
                                                             is expected to be approximately months.






ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest [received] [due] on or with respect to the Mortgage Loans after the Cut-off Date [, exclusive of principal and interest due on or prior to the Cut-off Date].

     In connection with such transfer and assignment, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage to the Trustee (which may be a blanket assignment if permitted in the applicable jurisdiction), the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records[, except in states such as California where in [the opinion of counsel such recording is not required] to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller].

     The Trustee will review each Mortgage File within 90 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any documents in a Mortgage File are found to be missing or defective in a material respect and the Seller does not cure such defect within 90 days of notice thereof from the Trustee (or within such longer period not to exceed ___ days after the Closing Date as provided in the Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related Mortgage Loan from the Trust Fund. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Certificate Account and held for distribution to the Certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan,
(iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING STANDARDS

     IndyMac began operating a mortgage conduit program in 1993 and began in April 1995 to purchase mortgage loans made to borrowers with prior credit difficulties (so-called "subprime mortgage loans"). All of the subprime mortgage loans purchased by IndyMac are "conventional non-conforming mortgage loans" (I.E., loans which are not insured by the FHA or partially guaranteed by the VA and which do not qualify for sale to FNMA or FHLMC) secured by first liens on one- to four-family residential properties.

     IndyMac purchases all of its subprime mortgage loans from unaffiliated sellers either under flow or bulk purchase arrangements, the terms of which may vary from seller to seller. Such sellers are required to be HUD approved mortgagees.

     IndyMac's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. Its underwriting standards are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the IndyMac underwriting standards generally have payment histories and debt-to-income ratios that would not satisfy FNMC and FHLMC underwriting guidelines and may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for such mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards.

     Each of the subprime mortgage loans purchased by IndyMac is assigned to one of six credit levels based on the prospective mortgagor's mortgage payment history within the preceding twelve months, retail and installment debt credit history, judgements, charge-offs and accounts assigned for collection. IndyMac also accepts loans underwritten under one of four documentation programs:
Full/Alternate Documentation, Reduced Documentation, No Ratio Documentation and No Income/No Asset. For each credit level and documentation program, IndyMac has a maximum permitted loan amount, a maximum Loan-to-Value Ratio and, in some cases, a limitation on the loan purpose. The maximum debt to income ratio for all loans, other than those with primary mortgage insurance, is 55%. Such limitation, however, may be waived on a case by case basis.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. Mortgage loans in all six credit levels may be submitted under this program. Under each of the Reduced Documentation Program and the No Ratio Program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Under the No Income/No Asset Program, credit underwriting documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Under each of these programs, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived.

     Only mortgage loans for primary residences in credit Levels 0 and I+ may be submitted under the No Income/No Asset Program, and the maximum Loan-to-Value Ratios under this program is less than those under the Full Documentation, Alternative Documentation, Reduced Documentation and No Ratio Programs.

     Set forth below are the maximum loan amounts and Loan-to-Value Ratios for purchase money mortgage loans and refinance mortgage loans for each credit level and documentation program:





         PRIMARY RESIDENCE -- PURCHASE MONEY AND RATE/TERM REFINANCES

CREDIT      MAXIMUM                                                 NO INCOME/
 LEVEL    LOAN AMOUNT    FULL/ALT. DOC.   REDUCED DOC.   NO RATIO    NO ASSET
------    -----------    --------------   ------------   --------   ----------

    0

   I+

    I

   II

   III

   IV



                     PRIMARY RESIDENCE-CASH OUT REFINANCES

CREDIT      MAXIMUM                                                 NO INCOME/
 LEVEL    LOAN AMOUNT    FULL/ALT. DOC.   REDUCED DOC.   NO RATIO    NO ASSET
------    -----------    --------------   ------------   --------   ----------

    0

   I+

    I

   II

   III

   IV



  SECOND HOME AND INVESTOR PROPERTIES-PURCHASE MONEY AND RATE/TERM REFINANCES

CREDIT      MAXIMUM
LEVEL*    LOAN AMOUNT    FULL/ALT. DOC.   REDUCED DOC.   NO RATIO
------    -----------    --------------   ------------   --------

    0

   I+

    I

   II

   III

------------
*  No Credit Level IV allowed for this product.



            SECOND HOME AND INVESTOR PROPERTIES-CASH-OUT REFINANCES

CREDIT      MAXIMUM
 LEVEL    LOAN AMOUNT    FULL/ALT. DOC.   REDUCED DOC.   NO RATIO
------    -----------    --------------   ------------   --------

    0

   I+

    I

   II

------------
*  No Credit Level III or IV allowed for this product.

     Such limits may be waived, however, on a case by case basis if it is determined, based on compensating factors, that an underwriting exception is warranted. Compensating factors may include stable employment, time in the same residence, cash reserves and savings.

                          SERVICING OF MORTGAGE LOANS

GENERAL

     The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

     The information set forth in the following section through and including the section captioned "Delinquency Status as of _____________, 199_" has been provided by [IndyMac]. No representation is made by the Depositor or any of its affiliates as to the accuracy or completeness of any such information.

THE MASTER SERVICER

     [IndyMac, Inc. ("IndyMac"), a Delaware corporation, will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

     As of __________, 199_, IndyMac provided servicing for approximately $__________ million in conventional mortgages.

     The principal executive offices of IndyMac are located at 155 North Lake Avenue, Pasadena, California 91101.]

SERVICING AND COLLECTION PROCEDURES

     IndyMac has entered into contracts (each a "Servicer Contract") with each Servicer to perform, as independent contractors, servicing functions for IndyMac subject to its supervision. Such servicing functions include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. IndyMac may permit the Servicers to contract with subservicers to perform some or all of Servicer's servicing duties, but such Servicer will not thereby be released from its obligations under the Servicer Contract. IndyMac also may enter into servicing contracts directly with an affiliate of a Servicer or permit a Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Servicer as described above, and the Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Servicer includes any such affiliate or third party. IndyMac may perform certain supervisory functions with respect to servicing by the Servicers directly or through an agent or independent contractor and will be responsible for administering and servicing the Mortgage Loans pursuant to the Agreement. On or before the Closing Date, IndyMac will establish one or more accounts (the "Collection Account") into which each Servicer will remit collections on the mortgage loans serviced by it (net of its related servicing compensation). For purposes of the Agreement, IndyMac, as Master Servicer, will be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to IndyMac. IndyMac has reserved the right to remove the Servicer servicing any Mortgage Loan at any time and will exercise that right if IndyMac considers such removal to be in the best interest of the Certificateholders. In the event that IndyMac removes a Servicer, IndyMac will continue to be responsible for servicing the related Mortgage Loans.


FORECLOSURE AND DELINQUENCY [AND LOSS] EXPERIENCE


     The following table summarizes the delinquency experience of subprime loans master serviced by IndyMac. A mortgage loan is characterized as delinquent if the borrower has not paid the minimum payment due by the due date. The table below excludes mortgage loans where the mortgage loan is in foreclosure or the borrower has filed for bankruptcy. Since IndyMac began master servicing subprime mortgage loans in April 1995, the delinquency percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure experience presented in the second paragraph below the table will be indicative of such experience on the Mortgage Loans.

                                                                     -----------------------------------
                                                                              AT DECEMBER 31,
                                                                     -----------------------------------

                                                                     -----  ------  -----  ------ ------

Delinquent Mortgage Loans and Pending Foreclosures at Period end(1):

    30-59 days....................................................      %       %      %       %      %
    60-89 days....................................................
    90 days or more (excluding pending foreclosures)..............
                                                                     -----  ------  -----  ------ ------
      Total of delinquencies                                            %       %      %       %      %
                                                                     =====  ======  =====  ====== ======
Foreclosures pending..............................................      %       %      %       %      %
                                                                     =====  ======  =====  ====== ======
Total delinquencies and foreclosures pending......................      %       %      %       %      %
                                                                     =====  ======  =====  ====== ======

[Net Gains/(Losses) on liquidated loans                              $      $       $      $      $
                                                                     =====  ======  =====  ====== ======
[Percentage of Net Gains/(Losses) on liquidated loans(2)                %       %      %       %      %
                                                                     =====  ======  =====  ====== ======
[Percentage of Net Gains/(Losses) on liquidated loans                   %       %      %       %      %
(based on average outstanding principal balance)
                                                                     =====  ======  =====  ====== ======

------------------------------------------------------------------

(1)   As a percentage of the total number of loans master serviced.


(2) Based upon the total outstanding principal balance at the end of the indicated period.


     Delinquencies are reported on a contractual basis. As of _____________, 199_, __________ mortgage loans with an aggregate principal balance of $______________ were in foreclosure and, there were ___________ loans in bankruptcy with a combined loan balance of $______________.

     [Over the last several years, there has been a general deterioration of the real estate market and weakening economy in many regions of the country, including __________. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, IndyMac may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     [The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The Servicing Fee Rate for each Mortgage Loan will equal ________% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments (as defined below) received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.]

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH
CERTAIN PREPAID MORTGAGE LOANS

     [When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Master Servicer from the first day through the fifteenth day of a calendar month will be distributed to Certificateholders on the Distribution Date in the same month in which such prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to Certificateholders with respect to the prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the Master Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to Certificateholders with respect to such prepaid Mortgage Loans would result. Pursuant to the Agreement, the Master Servicing Fee for any month will be reduced, but not by more than [_____] of such Master Servicing Fee, by an amount sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of each such prepaid Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any Prepayment Period exceed an amount equal to one-half of the Master Servicing Fee otherwise payable on the related Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess. See "Description of the Certificates -- Interest" herein.]

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of [principal and interest] on the Mortgage Loans (net of the Master Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure ("REO Property") (any such advance, an "Advance").

     Advances are intended to maintain a regular flow of scheduled [interest and principal payments] on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent [payments of principal of or interest] on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Agreement with respect to the Certificates will constitute an Event of Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Mortgage Pass-Through Certificates, Series 199_ - __ will consist of the Class A- , Class ___ , Class PO, Class X and Class A-R Certificates (collectively, the "Senior Certificates") and the Class B- , Class ___ and Class ____ Certificates (collectively, the "Subordinated Certificates"). The Senior Certificates and Subordinated Certificates are collectively referred to herein as the "Certificates." Only the Classes of Certificates listed on the cover page hereof (collectively, the "Offered Certificates") are offered hereby. The Classes of Offered Certificates will have the respective initial Class Certificate Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth or described on the cover hereof.

     The Class Certificate Balance of any Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof (A) reduced by the sum of (i) all amounts previously distributed to holders of
Certificates of such Class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class and (iii) in the case of any Class of Subordinated Certificates, any amounts allocated to such Class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described below under "--Allocation of Losses". In addition, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal of the Mortgage Loans.

     The Notional Amount of the Class X Certificates for any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans with respect to such Distribution Date. The initial Notional Amount of the Class X Certificates will be equal to the aggregate of the Stated Principal Balance of the Non-Discount Mortgage Loans as of the Cut-off Date.

     The Senior Certificates will have an initial aggregate principal balance of approximately $_____ and will evidence in the aggregate an initial beneficial ownership interest of approximately ____% in the Trust Fund. The Class B- , Class B- , Class B- , Class B- , Class B- and Class B- Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately ___%,___%,___%, ___%,___%, and ___%, respectively, in the Trust Fund.

     The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Physical Certificates (other than Class A-R Certificates) offered hereby will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. A single Certificate of each such Class may be issued in an amount different than described above. The Class A-R Certificates will be issued as a single Certificate in a denomination of $1,000.

BOOK-ENTRY CERTIFICATES

     Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each Class of Book-Entry
Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under "Description of the Certificates -- Book-Entry Certificates," no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust Fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     For  a  description  of  the  procedures   generally  applicable  to  the
Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Master Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the Certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in Permitted Investments, as defined in the Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds and will deposit such Available Funds in an account established and maintained with the Trustee on behalf of the Certificateholders (the "Distribution Account").

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the __th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in ____ 199_ (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds Certificates with an aggregate initial Certificate Balance of $1,000,000 or more or who holds an Interest Only Certificate and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described herein, distributions will be made on each Distribution Date from Available Funds in the following order of priority: (i) to interest on each interest bearing Class of Senior Certificates; (ii) to principal on the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under " -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Distribution Date; (iii) to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on such Distribution Date as principal of the Subordinated Certificates; and (iv) to interest on and then principal of each Class of Subordinated Certificates, in the order of their numerical Class designations, beginning with the Class ____ Certificates, in each case subject to the limitations set forth herein under "Description of the Certificates -- Principal."

     "Available Funds" with respect to any Distribution Date will be equal to the sum of (i) all scheduled installments of interest (net of the related
Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect [thereof [in respect of interest]]; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the month preceding the month of such Distribution Date; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed from the Certificate Account pursuant to the Agreement.

INTEREST

     The Classes of Offered Certificates will have the respective Pass-Through Rates set forth or described on the cover hereof.

     The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the excess of (a) the average of the Net Mortgage Rates of the Non-Discount Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof, over (b)___% per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately ___% per annum. The Net Mortgage Rate for each Mortgage Loan is the Mortgage Rate thereof less the Expense Fee Rate for such Mortgage Loan.

     On each Distribution Date, to the extent of funds available therefor, each interest bearing Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest bearing Class will be equal to the sum of (i) interest at the applicable Pass-Through Rate on the related Class Certificate Balance or Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts"). The Class PO Certificates are Principal Only Certificates and will not bear interest.

     With respect to each Distribution Date, the "Interest Accrual Period" for each interest bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.

     The interest entitlement described above for each Class of Certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for such Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to (i) the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls with respect to such Distribution Date. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of the Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus. With respect to any Distribution Date, a "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Distribution Date exceeds the aggregate amount payable on such Distribution Date by the Master Servicer as described under "Servicing of Mortgage Loans -- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan. Each Class' pro rata share of such Net Interest Shortfalls will be based on the amount of interest such Class otherwise would have been entitled to receive on such Distribution Date.

     Accrued interest to be distributed on any Distribution Date will be calculated, in the case of each interest bearing Class of Certificates, on the basis of the related Class Certificate Balance or Notional Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     In the event that, on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under " -- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any Unpaid Interest Amount so carried forward will not bear interest.

PRINCIPAL

     GENERAL. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the Subordinated Certificates and (ii) the Class PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Rate ("NMR") less than ___% (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to NMR/___%. The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Rate equal to or greater than ___% (each such Mortgage Loan, a "Non-Discount Mortgage Loan") will be 100%. The PO Percentage with respect to any Discount Mortgage Loan will be equal to (___% -
NMR)/___%. The PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.

     NON-PO FORMULA PRINCIPAL AMOUNT. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the Subordinated Certificates, to the extent of the amount available from Available Funds for the distribution of principal on such respective Classes, as described below.

     The Non-PO Formula Principal Amount for any Distribution Date will equal the sum of the applicable Non-PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period.

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date prior to the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal of the following Classes of Senior Certificates in the following order of priority:

     (i) to the Class A-R Certificates until the Class Certificate Balance thereof has been reduced to zero;

     (ii) concurrently, to the Class ____ and Class _____ Certificates, pro rata based on their respective Class Certificate Balances, until the Class Certificate Balances thereof have been reduced to zero;

     (iii) sequentially, to the Class ___ and Class ____ Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero;

     (iv) sequentially, to the Class ____ and Class ____ Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero; and

     (v) to the Class ____ Certificates until the Class Certificate Balance thereof has been reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently as principal of the Classes of Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately prior to such Distribution Date.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero.

     The Senior Principal Distribution Amount for any Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment Percentage or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the
Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

     "Stated Principal Balance" means as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Pool Principal Balance with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

     The Senior Percentage for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates (other than the Class PO Certificates) immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates, other than the Class PO Certificates, immediately prior to such date.

     The Senior Prepayment Percentage for any Distribution Date occurring during the ____ years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates which receive these unscheduled payments of principal (other than the Class PO Certificates) while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the _____ anniversary of the first Distribution Date will be as follows: for any Distribution Date in the _____ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the ______ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the _____ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the ______ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur if (i) the outstanding principal balance of all Mortgage Loans delinquent __ days or more (averaged over the preceding _________ period), as a percentage of the aggregate principal balance of the Subordinated Certificates (averaged over the preceding _________ period), is equal to or greater than __%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the aggregate of the principal balances of the Subordinated Certificates as of the Cut-off Date (the "Original Subordinated Principal Balance"), (b) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, (c) with respect to the Distribution Date on the _______ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, (d) with respect to the Distribution Date on the ______ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, and (e) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance. The Subordinated Prepayment Percentage as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such date.

     If on any Distribution Date the allocation to the Class of Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance to zero.

     SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for such Distribution Date, will be distributed as principal of the Subordinated Certificates. Except as provided in the next paragraph, each Class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class ___ Certificates, until the respective Class Certificate Balances thereof are reduced to zero. The Subordinated Percentage for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage.

     With respect to each Class of Subordinated Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinated Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any such Classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining Classes of Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The Class Subordination Percentage with respect to any Distribution Date and each Class of Subordinated Certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the Certificates are expected to be as follows:

Class ..............................................      %
Class ..............................................      %
Class ..............................................      %
Class ..............................................      %
Class ..............................................      %
Class ..............................................      %

     The Subordinated Principal Distribution Amount for any Distribution Date will equal (A) the sum of (i) the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date,
(ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and
(iii) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date reduced by (B) the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     RESIDUAL CERTIFICATES. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the Senior Certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the Subordinated Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

     CLASS PO PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount (the "Class PO Principal Distribution Amount") equal to the lesser of
(x) the PO Formula Principal Amount for such Distribution Date and (y) the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the Senior Certificates (other than the Class PO Certificates) will be in an amount equal to the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The PO Formula Principal Amount for any Distribution Date will equal the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount Mortgage Loan that is not a Liquidated Mortgage Loan, the PO Formula Principal Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates prior to distributions of principal on the Subordinated Certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances.

     On each Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the Subordinated Certificates based upon their respective Class Certificate Balances.

     Because principal distributions are paid to certain Classes of Certificates (other than the Class PO Certificates) before other Classes of Certificates, holders of such Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

     Realized Losses allocated to a Class of Certificates comprised of multiple payment Components will be allocated pro rata among the Components of such Class of Certificates based on their respective Component Balances.

     In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount,
(ii)  Bankruptcy  Losses in excess of the Bankruptcy  Loss Coverage Amount and
(iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement -- Subordination of Certain Classes" herein.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." See "Credit Enhancement -- Subordination of Certain Classes" herein.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Mortgage Pool consists of Mortgage Loans with the following characteristics:


                                                                                     REMAINING
                                                              ORIGINAL TERM            TERM
                                                NET            TO MATURITY          TO MATURITY
PRINCIPAL BALANCE       MORTGAGE RATE      MORTGAGE RATE       (IN MONTHS)          (IN MONTHS)      LOAN AGE
-----------------       -------------      -------------      -------------         -----------      --------

$                                   %                  %

$                                   %                  %

(ii) the Mortgage Loans prepay at the specified  constant  percentages of SPA,
(iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of such Mortgage Loan by its respective remaining term to maturity, (viii) the initial Class Certificate Balance or Notional Amount, as applicable, of each Class of Certificates is as set forth on the cover page hereof and under "Summary of Terms -- Certificates other than the Offered Certificates", (ix) interest accrues on each interest bearing Class of Certificates at the applicable interest rate set forth or described on the cover hereof and as described herein, (x) distributions in respect of the Certificates are received in cash on the ____ day of each month commencing in the calendar month following the Closing Date, (xi) the closing date of the sale of the Offered Certificates is the date set forth under "Summary of Terms -- Closing Date," (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described herein under " -- Optional Purchase of Defaulted Loans" and " -- Optional Termination" and (xiv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans used in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, ___% SPA assumes prepayment rates will be ___% per annum in month one, ___% per annum in month two, and increasing by ___% in each succeeding month until reaching a rate of ___% per annum in month 30 and remaining constant at %___ per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which such amount is to be distributed.

OPTIONAL TERMINATION

     The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the Pool Principal Balance of such Mortgage Loans and REO Properties at the time of repurchase being less than or equal to 10% of the Cut-off Date Pool Principal Balance. In the event the Master Servicer exercises such option, the purchase price distributed with respect to each Certificate will be 100% of its then outstanding principal balance plus any Class PO Deferred Amounts in the case of the Class PO Certificates and, in the case of an interest bearing Certificate, any unpaid accrued interest thereon at the applicable Pass-Through Rate (in each case subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Properties and such appraised value is less than the Stated Principal Balance of the related Mortgage Loans). Distributions on the Certificates in respect of any such optional termination will first be paid to the Senior Certificates and then to the Subordinated Certificates. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

THE TRUSTEE

     ______________________ will be the Trustee under the Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with ___________________. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at _______________________________, Attention: _____________________ or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the Prospectus under "Certain Federal Income Tax Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates -- Disqualified Organizations," " -- Noneconomic Residual Interests" and " -- Foreign Investors." The Agreement provides that the Class A-R Certificates (in addition to certain other Classes of Certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations" herein. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yield to the holders of the interest bearing Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the ____ day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Delinquencies [in respect of interest] on the Mortgage Loans which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies [in respect of interest] not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical Class designations, and then by the Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Certificate Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

     Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, although all losses initially will be borne by the Subordinated Certificates, in the reverse order of their numerical Class designations (either directly or through distributions in respect of Class PO Deferred Amounts on the Class PO Certificates), Excess Losses will be borne by all Classes of Certificates (other than the Notional Amount Certificates) on a pro rata basis. Moreover, since the Subordinated Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on such Distribution Date in respect of Class PO Deferred Amounts, the amount distributable as principal on each such Distribution Date to each Class of Subordinated Certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of such Class PO Deferred Amounts. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinated Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the
Seller). The Mortgage Loans may be prepaid by the Mortgagors at any time without a prepayment penalty. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Master Servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described herein) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans.
Further, an investor should consider the risk that, in the case of the Principal Only Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Interest Only Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Interest Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     As described herein under "Description of the Certificates -- Principal," the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments will be initially distributed to the Classes of Senior Certificates (other than the Class PO Certificates) then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such Classes of Senior Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinated Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes of Certificates to various constant percentages of SPA. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificate when such reinvestment rates are considered.

SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

     As indicated in the table below, the yield to investors in the Class X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Non-Discount Mortgage Loans (particularly those with high Net Mortgage Rates), which generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class X
Certificates would be approximately 0% if prepayments were to occur at a constant rate of approximately % SPA. If the actual prepayment rate of the Non-Discount Mortgage Loans were to exceed the foregoing level for as little as one month while equaling such level for the remaining months, the investors in the Class X Certificates would not fully recoup their initial investments.

     As described above under "Description of the Certificates -- General," the Pass-Through Rate of the Class X Certificates in effect from time to time is calculated by reference to the Net Mortgage Rates of the Non-Discount Mortgage Loans. The Non-Discount Mortgage Loans will have higher Net Mortgage Rates (and higher Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans may prepay at higher rates, thereby reducing the Pass-Through Rate and Notional Amount of the Class X Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the purchase price of the Class X Certificates (expressed as a percentage of initial Notional Amount) is as follows:

         Class                      Price*

         Class X.................    %

---------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

         SENSITIVITY OF THE INTEREST ONLY CERTIFICATES TO PREPAYMENTS
                         (PRE-TAX YIELDS TO MATURITY)

                           SPA Prepayment/Assumption

Class             0%           %          %           %           %         %
---------    ----------   --------   --------    --------    --------   ------
Class X               %          %          %           %           %        %

     It is unlikely that the Non-Discount Mortgage Loans will have the precise characteristics described herein or that the Non-Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Non-Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X Certificates are likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

SENSITIVITY OF THE PRINCIPAL ONLY CERTIFICATES

     The Class PO Certificates will be "principal only" certificates and will not bear interest. As indicated in the table below, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect on the yield to investors in the Principal Only Certificates.

     As described above under "Description of the Certificates -- Principal," the Class PO Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans. The Discount Mortgage Loans will have lower Net Mortgage Rates (and lower Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Principal Only Certificates (expressed as a percentage of initial Class Certificate Balance) is as follows:

         Class                 Price
         -----                 -----

         Class PO.............     %


         SENSITIVITY OF THE PRINCIPAL ONLY CERTIFICATES TO PREPAYMENTS
                         (PRE-TAX YIELDS TO MATURITY)

                           SPA Prepayment/Assumption

Class              0%           %          %          %          %         %
-----------   ----------   --------   --------   --------   --------   ------
Class PO            %           %          %          %          %         %
Class PO...         %           %          %          %          %         %


     It is unlikely that the Discount Mortgage Loans will have the precise characteristics described herein or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that all of such Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Principal Only Certificates is likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Principal Only Certificates or as to the yield on the Principal Only Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Principal Only Certificates.

ADDITIONAL INFORMATION

     The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Underwritten Certificates with the Commission in a report on Form 8-K to be dated _____, 19__. Such tables and materials were prepared by each Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of such Certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see " -- Prepayment Considerations and Risks" herein and "Yield and Prepayment Considerations" in the Prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates and the distribution of principal of the Planned Principal Classes and the Targeted Principal Classes in accordance with the Principal Balance Schedules herein. In particular, if the amount available for distribution as principal of the Senior Certificates (other than the Class PO Certificates) on any Distribution Date exceeds the amount required to reduce the principal balances of the Planned Principal Classes and the Targeted Principal Classes then entitled to receive a distribution of principal to their respective scheduled balances as set forth in the Principal Balance Schedules, such excess principal will be distributed on the remaining Classes of Senior Certificates (other than the Class PO Certificates) on such Distribution Date. Conversely, if the amount available for distribution of principal of the Senior Certificates (other than the Class PO Certificates) on any Distribution Date is less than the amount so required to reduce the Planned Principal Classes and the Targeted Principal Classes then entitled to receive a distribution of principal to their respective scheduled balances, no principal will be distributed on such other Classes of Senior Certificates on such Distribution Date. Accordingly, the rate of principal payments on the Mortgage Loans is expected to have a greater effect on the weighted average life of the Support Classes and under certain prepayment scenarios, the weighted average lives of the Targeted Principal Classes, than on the weighted average lives of the Planned Principal Classes.

     The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant percentages of SPA, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the Classes of Offered Certificates (other than the Notional Amount Certificates) that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) the Mortgage Loans will have the precise characteristics described herein or (ii) all of the Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.





                     PERCENT OF INITIAL CLASS CERTIFICATE
                             BALANCES OUTSTANDING*

                                   Class A-
                                   --------

Distribution Date 0%                  %              %              %             %           %            %
--------------------             --------       --------       --------      --------    --------     ------
Initial............                   %              %              %             %           %            %
   19.............
   19.............
   19.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............

                                 ---            ---            ---           ---         ---          ---
Weighted Average
 Life (in years)**.......




                                                      Class A-
                                                      --------

Distribution Date 0%                  %              %              %             %           %            %
--------------------             --------       --------       --------      --------    --------     ------
Initial............                   %              %              %             %           %            %
   19.............
   19.............
   19.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............

                                 ---            ---            ---           ---         ---          ---
Weighted Average
 Life (in years)**.......

-----------

 *  Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for each Class of Offered Certificates is the Distribution Date in _____, 20__, which is the Distribution Date in the ____ month following the latest scheduled maturity date for any of the Mortgage Loans. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -Prepayment Considerations and Risks" and " -- Weighted Average Lives of the Offered Certificates" herein and "Yield and Prepayment Considerations" in the Prospectus.

THE SUBORDINATED CERTIFICATES

     The weighted average life of, and the yield to maturity on, the Subordinated Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable Class of Subordinated Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates -- Allocation of Losses" herein), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinated Certificates will result in a reduction in the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. As a result of such
reductions,   less  interest  will  accrue  on  such  Class  of   Subordinated
Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO Certificateholders otherwise available for distribution on the Subordinated Certificates to the extent of reimbursement for Class PO Deferred Amounts. See "Description of the Certificates -- Allocation of Losses" herein.

     If on any Distribution Date, the Applicable Credit Support Percentage for any Class of Subordinated Certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinated Certificates will be allocated solely to such Class and all other Classes of Subordinated Certificates with lower numerical Class designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of
Subordinated Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinated Certificates with lower numerical Class designations relative to the other Classes of Subordinated Certificates is intended to preserve the availability of the subordination provided by such other Classes.

                              CREDIT ENHANCEMENT

SUBORDINATION OF CERTAIN CLASSES

     The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinated Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of the Class or Classes of Subordinated Certificates with lower numerical Class designations, in each case only to the extent described herein. The subordination of the Subordinated Certificates to the Senior Certificates and the subordination of the Classes of Subordinated Certificates with higher numerical Class designations to those with lower numerical Class designations is intended to increase the likelihood of receipt, respectively, by the Senior Certificateholders and the holders of Subordinated Certificates with lower numerical Class designations of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against Realized Losses, other than Excess Losses. In addition, the
Subordinated Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinated Certificates then outstanding with the highest numerical Class designation. In addition, the Class Certificate Balance of such Class of Subordinated Certificates will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

     The Subordinated Certificates will provide limited protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $____ (the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $____ (the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $_____ (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) __% of the aggregate of the principal balances of the Mortgage Loans, (ii) _____ the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date. [All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.]

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the _____, ______, _____ and ______ anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) __% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary and (b) on the _____ anniversary of the Cut-off Date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

     The amount of coverage provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby without regard to the guaranty provided by the Policy. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly [payments of principal and interest] are being advanced by the Master Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, an election will be made to treat the Trust Fund as a REMIC. The Regular Certificates will constitute the regular interests in the REMIC. The Residual Certificates will constitute the sole class of "residual interest" in the REMIC.

     The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     The Principal Only Certificates will be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, Notional Amount Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. The remaining Classes of Regular Certificates, depending on their respective issue prices (as described in the Prospectus under "Certain Federal Income Tax Consequences"), may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to ___% SPA (the "Prepayment Assumption"). No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on such Certificates.

     If the holders of any Regular Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

     As is described more fully under "Certain Federal Income Tax Consequences" in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 593(d), 856(c)(5)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the Offered Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

     The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

     Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences -- REMIC Certificates -b. Residual Certificates" in the Prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest. See
"Certain  Federal  Income Tax  Consequences  --  Tax-Related  Restrictions  on
Transfer of Residual  Certificates  -- Noneconomic  Residual  Certificates  --
Residual Certificates -- Mark to Market Rules -- Residual Certificates -- Excess Inclusions and -- Tax-Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the Prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Certain Federal Income Tax Consequences -- Prohibited
Transactions and Other Taxes" and " -- REMIC Certificates -- a. Regular Certificates -Treatment of Realized Losses" in the Prospectus.

                             ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Code (a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted an individual administrative exemption to ____(Prohibited Transaction Exemption ____, Exemption Application No. D-___ , Fed. Reg.____ (__)(___)(the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Senior Certificates (other than the Class , Class PO, Class X and Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund. Because the Class , Class PO and Class X Certificates are not being purchased by either Underwriter, such Classes of Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to either Underwriter. Consequently, the sale or exchange of the Class , Class PO and Class X Certificates may be made only under the conditions set forth for the Class B- , Class B- and Class B- Certificates below.

     Because the characteristics of the Class B- , Class B- , Class B- and Class A-R Certificates may not meet the requirements of PTCE 83-1, the Exemption or any other issued exemption under ERISA, the purchase and holding of the Class B- , Class B- , Class B- and Class A-R Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class B- , Class B- , Class B- and Class A-R Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement. Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class B- , Class B- or Class B- Certificate. In the event that such representation is violated, or any attempt to transfer to a plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters, and each Underwriter has agreed to purchase from the Depositor the respective Classes of Underwritten Certificates indicated on the cover page hereof to be purchased by it. Distribution of the Underwritten Certificates will be made by the respective Underwriters in each case from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Each Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.


     The Class X and Class PO Certificates may be offered by the Depositor from time to time directly or through underwriters or agents (either of which may include IndyMac Securities Corporation, an affiliate of the Depositor and the Master Servicer) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Proceeds to the Depositor from any sale of the Class X or Class PO Certificates will equal the purchase price paid by the purchaser thereof, net of any expenses payable by the Depositor and any compensation payable to any such underwriter or agent. Any underwriters or agents that participate in the distribution of the Class X or Class PO Certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of such Certificates by them and any discounts, commissions, concessions or other compensation received by any such underwriter or agent may be deemed to be underwriting discounts and commissions under such Act. [THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE TO BE USED BY COUNTRYWIDE SECURITIES CORPORATION, AN AFFILIATE OF INDYMAC ABS, INC. AND INDYMAC, INC., IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET MAKING TRANSACTIONS IN THE OFFERED CERTIFICATES IN WHICH COUNTRYWIDE SECURITIES CORPORATION ACTS AS PRINCIPAL. COUNTRYWIDE SECURITIES CORPORATION MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT PRICES RELATED TO THE PREVAILING PRICES AT THE TIME OF SALE.]


                                 LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. _________________, ________, ________,
will pass upon certain legal matters on behalf of the Underwriters.

                                    RATINGS

     It is a condition to the issuance of the Senior Certificates that they be rated ___ by ____ ("____") and, ____ by ____ ("____" and, together with
______, the "Rating Agencies"). It is a condition to the issuance of the Class B- , Class B- and Class B- Certificates that they be rated at least ______, _____ and ____, respectively, by _____.

     The ratings assigned by ____ to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. ____'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. ____ ratings on such certificates do not, however, constitute a statement regarding frequency of payments of the mortgage loans.

     The ratings assigned by _____ to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. _____'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. ____'s ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.






===================================================================     ============================================================
     No person has been authorized to give any information or to make any representations other than those contained in this
Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon.
This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby, nor an offer of Offered Certificates in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this Prospectus
Supplement or the Prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus Supplement or Prospectus is
required by law to be delivered, this Prospectus Supplement or the Prospectus will be amended or supplemented accordingly.
                         --------------


                        TABLE OF CONTENTS

                                                         PAGE                                  $[_____________]
                                                         ----                                    (Approximate)

                      PROSPECTUS SUPPLEMENT                                                    INDYMAC ABS, INC.
                                                                                                   Depositor
Summary Of Terms........................................   S-3
Risk Factors............................................. S-11                                  [INDYMAC, INC.]
The Mortgage Pool........................................ S-14                             Seller and Master Servicer
Servicing of Mortgage Loans.............................. S-21
Description of the Certificates.......................... S-24                               MORTGAGE PASS-THROUGH
Yield, Prepayment and Maturity Considerations............ S-34                                   CERTIFICATES,
Credit Enhancement....................................... S-41                                  SERIES 199_ - _
Use of Proceeds.......................................... S-43
Certain Federal Income Tax Consequences.................. S-43                             -------------------------
Erisa Considerations..................................... S-44                               PROSPECTUS SUPPLEMENT
Method of Distribution................................... S-45                                 [_________, 199_]
Legal Matters............................................ S-46                             -------------------------
Ratings.................................................. S-46

                           PROSPECTUS

Prospectus Supplement or Current Report on Form 8-K.......   2
Incorporation of Certain Document by Reference............   2
Available Information.....................................   2
Reports to Securityholders................................   3
Summary of Terms..........................................   4
Risk Factors .............................................   11
The Trust Fund ...........................................   16
Use of Proceeds ..........................................   20
The Depositor ............................................   20
Loan Program .............................................   21
Description of the Securities ............................   23
Credit Enhancement .......................................   39
Yield and Prepayment Considerations ......................   43
The Agreements............................................   45
Certain Legal Aspects of the Loans .......................   61
Certain Federal Income Tax Consequences ..................   75
State Tax Considerations .................................   94
ERISA Considerations .....................................   94
Legal Investment .........................................   99
Method of Distribution ...................................   99
Legal Matters ............................................  100
Financial Information.....................................  100
Rating ...................................................  100

===================================================================     ============================================================







                  SUBJECT TO COMPLETION, DATED _______, 1998


PROSPECTUS SUPPLEMENT

(To Prospectus dated ___________, 1998)

                                                   $-----------

                               INDYMAC ABS, INC.

                                   DEPOSITOR

                                [INDYMAC, INC.]

                          SELLER AND MASTER SERVICER

                         HOME EQUITY LOAN TRUST 199__
       $___________ HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 199__-__

     $________ HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199__-__

         The Home  Equity  Loan  Trust  199__  (the  "Trust")  will be  formed pursuant to a trust agreement to be dated as of ______, 199__ (the "Trust Agreement") and entered into by IndyMac ABS, Inc. (the "Depositor"), ________________ and _____________, as owner trustee (the "Owner Trustee").
The Trust will issue $___________ aggregate principal amount of Home Equity Loan Asset Backed Notes (the "Notes"). The Notes will be issued pursuant to an indenture to be dated as of __________ __, 199__ (the "Indenture"), between the Trust and ____________, as indenture trustee (the "Indenture Trustee"). The Trust will also issue $____________ aggregate principal amount of Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Certificates" and, together with the Notes, the "Securities").


         The property of the Trust will include a pool of [(I)] [adjustable rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements [AND (II) RETAIL INSTALLMENT SALES CONTRACTS AND PROMISSORY NOTES FINANCING HOME IMPROVEMENTS (THE "HOME IMPROVEMENT CONTRACTS"). The Mortgage Loans AND THE HOME IMPROVEMENT CONTRACTS ARE SOMETIMES REFERRED TO COLLECTIVELY AS THE "LOANS"]. THE MORTGAGE LOANS [LOANS] are secured primarily by first and second deeds of trust or mortgages on one- to four-family residential properties. [In addition, the Securities will have the benefit of an irrevocable and unconditional limited financial guaranty insurance policy (the "Policy") issued by ______________ (the "Certificate Insurer") covering [describe].]


         Distributions of principal and interest on the Notes will be made on the _________ day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each a "Distribution Date"), commencing on ________, 199_ to the extent described herein. Interest will accrue on the Notes at a rate (the "Note Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to [LIBOR] (as defined herein) plus ___% per annum] [___% per annum] thereafter.

         The Certificates will represent fractional undivided interests in the Trust. Distribution of principal and interest on the Certificates will be made on each Distribution Date to the extent described herein. Interest will accrue on the Certificates at a rate (the "Pass-Through Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to [LIBOR] plus ___% per annum] [___% per annum] thereafter.

         Payments of interest and principal on the Notes will have equal priority with payments of principal and interest (and will be made pro rata) on the Certificates.


         [THE UNDERWRITER INTENDS TO MAKE A SECONDARY MARKET IN THE SECURITIES BUT HAS NO OBLIGATION TO DO SO. There is currently no market for the Securities offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue OR THAT IT WILL PROVIDE SECURITYHOLDERS WITH A SUFFICIENT LEVEL OF LIQUIDITY OF INVESTMENT. See "Risk Factors" herein.]


            PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET
              FORTH UNDER "RISK FACTORS" ON PAGE S-10 HEREIN AND
                  ON PAGE 16 IN THE ACCOMPANYING PROSPECTUS.

                             ---------------------


    THE SECURITIES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY THE SECURITIES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY
      AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR,
          OWNER TRUSTEE, INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF,
             EXCEPT TO THE EXTENT PROVIDED HEREIN. THE SECURITIES
               ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                                   AGENCY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                     SUPPLEMENT. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


         [The Securities offered hereby will be purchased by [______] (the "Underwriter") from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Notes are expected to be $__________ and from the sale of the Certificates are expected to be $__________ before deducting expenses payable by the Depositor of $_______.] [THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE TO BE USED BY COUNTRYWIDE SECURITIES CORPORATION, AN AFFILIATE OF INDYMAC ABS, INC. AND INDYMAC, INC., IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET MAKING TRANSACTIONS IN THE SECURITIES IN WHICH COUNTRYWIDE SECURITIES CORPORATION ACTS AS PRINCIPAL. COUNTRYWIDE SECURITIES CORPORATION MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT PRICES RELATED TO THE PREVAILING PRICES AT THE TIME OF SALE.]

         [The Securities are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form through the facilities of The Depository Trust Company, [Cedel, S.A. and the Euroclear System] on or about _______, 199_.

The Securities will be offered in [Europe and] the United States of America.]


--------------------------------------------------------------------------------


         [Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to investors. This is in addition to the obligation of dealers acting as Underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.]


--------------------------------------------------------------------------------


         [Each Series of Securities offered hereby constitute part of a separate Series of Asset Backed Securities being offered by the Underwriter from time to time pursuant to the Prospectus dated ____________, 199_. This Prospectus Supplement does not contain complete information about the offering of the Securities. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.]


--------------------------------------------------------------------------------

                                 [UNDERWRITER]

_______________, 199__

                               SUMMARY OF TERMS


         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus. [TO THE EXTENT STATEMENTS CONTAINED HEREIN DO NOT RELATE TO HISTORICAL OR CURRENT INFORMATION, THIS PROSPECTUS SUPPLEMENT MAY BE DEEMED TO CONSIST OF FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE BUT ARE NOT LIMITED TO STATEMENTS CONTAINED IN "RISK FACTORS" AND "PREPAYMENT AND YIELD CONSIDERATIONS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS
OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. AS A CONSEQUENCE, NO ASSURANCE CAN BE GIVEN AS TO THE ACTUAL PAYMENTS ON, OR THE YIELD OF, ANY CLASS OF SECURITIES. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.]


Title of Securities.....................

                                           Home  Equity   Loan  Asset   Backed
                                           Notes, Series 199__-__(the "Notes")
                                           and Home Equity  Loan Asset  Backed
                                           Certificates,  Series 199__-__ (the
                                           "Certificates"  and,  together with
                                           the Notes, the "Securities").

Securities Offered......................

                                           All  of the  Securities,  including
                                           the Class  ___,  Class __ and Class
                                           __ Notes and the Class __, Class __
                                           and  Class  __  Certificates.  Each
                                           Security  represents  the  right to
                                           receive payments of interest at the
                                           variable  rate   described   below,
                                           payable  monthly,  and  payments of
                                           principal  at such  time and to the
                                           extent provided below.


Trust...................................

                                           Home Equity Loan Trust  199_-_ (the
                                           "Trust"   or   the   "Issuer"),   a
                                           Delaware business trust established
                                           pursuant to the Trust Agreement (as
                                           defined  herein),  dated as of ___,
                                           199_  (the  "Cut-off  Date").   The
                                           property of the Trust will include:
                                           a pool of  [adjustable  rate]  home
                                           equity  revolving credit line loans
                                           made or to be  made  in the  future
                                           (the   "Mortgage   Loans"),   under
                                           certain   home   equity   revolving
                                           credit  line loan  agreements  (the
                                           "Credit   Line   Agreements")   and
                                           secured  by either  first or second
                                           mortgages on residential properties
                                           that   are   primarily    one-   to
                                           four-family     properties     (the
                                           "Mortgaged Properties") [AND RETAIL
                                           INSTALLMENT   SALES  CONTRACTS  AND
                                           PROMISSORY   NOTES  FINANCING  HOME
                                           IMPROVEMENTS (THE "HOME IMPROVEMENT
                                           CONTRACTS")];  the  collections  in
                                           respect  of  the   Mortgage   Loans
                                           [LOAN] [received] after the Cut-off
                                           Date   (exclusive  of  payments  in
                                           respect of accrued  interest  [due]
                                           on or prior to the Cut-off  Date or
                                           due in the month of _____________);
                                           property  that  secured a  Mortgage
                                           Loan [LOAN] which has been acquired
                                           by  foreclosure  or deed in lieu of
                                           foreclosure;  [an  irrevocable  and
                                           unconditional   limited   financial
                                           guaranty   insurance   policy  (the
                                           "Policy")];  an  assignment  of the
                                           Depositor's    rights   under   the
                                           Purchase   Agreement   (as  defined
                                           herein);   rights   under   certain
                                           hazard insurance  policies covering
                                           the   Mortgaged   Properties;   and
                                           certain    other    property,    as
                                           described more fully herein.



                                           The Trust will  include  the unpaid
                                           principal  balance of each Mortgage
                                           Loan [LOAN] as of the Cut-off  Date
                                           (the   "Cut-off   Date    Principal
                                           Balance") plus any additions TO THE
                                           PRINCIPAL  BALANCE OF THE  MORTGAGE
                                           LOANS as a result  of new  advances
                                           made  pursuant  to  the  applicable
                                           Credit    Line    Agreement    (the
                                           "Additional  Balances")  during the
                                           life of the Trust.  With respect to
                                           any date,  the "Pool  Balance" will
                                           be  equal to the  aggregate  of the
                                           Principal  Balances of all Mortgage
                                           Loans  [LOAN] as of such date.  The
                                           "Principal   Balance"   of  a  Loan
                                           (other than a  Liquidated  Loan) on
                                           any  day is  equal  to its  Cut-off
                                           Date  Principal  Balance,  plus [IF
                                           SUCH LOAN IS A  MORTGAGE  LOAN] (i)
                                           any Additional  Balances in respect
                                           of such Mortgage  Loan,  minus (ii)
                                           all  collections  credited  against
                                           the   Principal   Balance  of  such
                                           Mortgage  Loan in  accordance  with
                                           the related  Credit Line  Agreement
                                           prior to such  day.  The  Principal
                                           Balance of a Liquidated  Loan after
                                           the  final   recovery   of  related
                                           Liquidation Proceeds shall be zero.


Indenture...............................

                                           The Notes  will be issued  pursuant
                                           to  an   indenture   dated   as  of
                                           _________,  199_ (the  "Indenture")
                                           between the Trust and the Indenture
                                           Trustee. The Indenture Trustee will
                                           allocate distributions of principal
                                           and  interest  to  holders  of  the
                                           Notes   (the    "Noteholders")   in
                                           accordance with the Indenture.

Trust Agreement.........................


                                           Pursuant to a trust agreement dated
                                           as of  ________ 1, 199_ (the "Trust
                                           Agreement"),  among the  Depositor,
                                           ________ and the Owner Trustee, the
                                           Trust will  issue the  Certificates
                                           in an initial  aggregate  amount of
                                           $__________.  The Certificates will
                                           represent fractional undivided

                                          interests in the Trust.

Depositor...............................

                                           IndyMac   ABS,   Inc.   a  Delaware
                                           corporation  and a limited  purpose
                                           finance   subsidiary   of  IndyMac,
                                           Inc., a Delaware corporation.

Master Servicer ........................

                                           [IndyMac,  Inc. ("IndyMac") and, in
                                           its capacity as Master  Servicer of
                                           the  Mortgage  Loans,  the  "Master
                                           Servicer".

Indenture Trustee.......................

                                           _______________   (the   "Indenture
                                           Trustee").

Owner Trustee...........................

                                           _______________     (the     "Owner
                                           Trustee").

Cut-off Date............................

                                           __________ 1, 199__.

Closing Date............................

                                           On or about __________ __, 199__.

Determination Date......................


                                           The ___ business  day, but no later
                                           than the ___ calendar  day, of each
                                           month (the "Determination Date").


The Mortgage Loans [LOANS]..............


                                           The  Mortgage   Loans  [LOANS]  are
                                           secured   by   first   and   second
                                           mortgages on Mortgaged  Properties.
                                           The  Mortgage  Loans  [LOANS]  were
                                           acquired  in the  normal  course of
                                           its business by [IndyMac]  (in such
                                           capacity,  the  "Seller").  On  the
                                           Closing Date,  [IndyMac]  will sell
                                           the Mortgage  Loans  [LOANS] to the
                                           Depositor,  pursuant  to a purchase
                                           agreement       (the      "Purchase
                                           Agreement").      The     aggregate
                                           Principal  Balance of the  Mortgage
                                           LOANS  [LOANS]  as of  the  Cut-off
                                           Date is $___________  (the "Cut-off
                                           Date Pool Principal Balance").


                                           The  percentage of the Cut-off Date
                                           Principal  Balance of the  Mortgage
                                           Loans    secured    primarily    by
                                           Mortgaged Properties located in the
                                           states of  [__________,  _________,
                                           _________,   _______,   ______  and
                                           ________] is  approximately  ____%,
                                           ____%,   ____%,  ____%,  ____%  and
                                           ____%, respectively.  The "Combined
                                           Loan-to-Value    Ratio"   of   each
                                           Mortgage  Loan is the  ratio of (A)
                                           the sum of (i) the  maximum  amount
                                           the borrower was  permitted to draw
                                           down under the related  Credit Line
                                           Agreement (the "Credit  Limit") and
                                           (ii)  the  amounts  of any  related
                                           senior  mortgage loans (computed as
                                           of the date of  origination of each
                                           such  Mortgage  Loans)  to (B)  the
                                           lesser of (i) the  appraised  value
                                           of the  Mortgaged  Property or (ii)
                                           in the case of a Mortgaged Property
                                           purchased  within  one  year of the
                                           origination of the related Mortgage
                                           Loan,  the  purchase  price of such
                                           Mortgaged Property.  As of the Cut-
                                           off Date the Combined Loan-to-Value
                                           Ratios ranged from ____% to ______%
                                           and,  as of the Cut-off  Date,  the
                                           weighted      average      Combined
                                           Loan-to-Value Ratio of the Mortgage
                                           Loans was approximately ____%.

                                           Interest on each  Mortgage  Loan is
                                           payable monthly and computed on the
                                           related daily outstanding Principal
                                           Balance for each day in the billing
                                           cycle at a variable  rate per annum
                                           (the "Loan Rate") equal at any time
                                           (subject  to  maximum   rates,   as
                                           described  herein  under  "The Home
                                           Equity  Lending   Program--Mortgage
                                           Loan Terms," and further subject to
                                           applicable  usury  limitations)  to
                                           the sum of [(i) the  highest  prime
                                           rate published in the "Money Rates"
                                           section of The Wall Street Journal]
                                           and (ii) a Margin  within the range
                                           of ___% to ____%. As of the Cut-off
                                           Date,  the weighted  average Margin
                                           was approximately  ___%. Loan Rates
                                           are  adjusted  monthly on the first
                                           business day of the calendar  month
                                           preceding  the Due Date. As to each
                                           Mortgage  Loan,  the "Due  Date" is
                                           the  ___  day of  each  month.  The
                                           Cut-off  Date  Principal   Balances
                                           ranged   from  zero  to  $____  and
                                           averaged approximately $___. Credit
                                           Limits under the Mortgage  Loans as
                                           of the  Cut-off  Date  ranged  from
                                           $___   to   $___    and    averaged
                                           approximately  $___ . Each Mortgage
                                           Loan was  originated  in the period
                                           from   __________   __,   19__   to
                                           __________  __,  19__.  As  of  the
                                           Cut-off  Date,  the maximum  Credit
                                           Limit  Utilization Rate (as defined
                                           herein)  was 100% and the  weighted
                                           average  Credit  Limit  Utilization
                                           Rate was approximately ____%. As of
                                           the  Cut-off  Date,   approximately
                                           ____%  by  Cut-off  Date  Principal
                                           Balance  of  the   Mortgage   Loans
                                           represented   first  liens  on  the
                                           related Mortgaged Properties, while
                                           approximately ____% of the Mortgage
                                           Loans represented  second liens. As
                                           of the Cut-off  Date,  the Mortgage
                                           Loans   had   remaining   terms  to
                                           scheduled maturity ranging from ___
                                           months  to  ____  months  and had a
                                           weighted  average of  approximately
                                           ___  months.  See "The Home  Equity
                                           Lending  Program" and  "Description
                                           of the Mortgage Loans" herein.

Distribution Date.......................   The ____ day of each  month  or, if
                                           such day is not a Business Day, the
                                           next   succeeding   Business   Day,
                                           commencing  with  _______,  199_. A
                                           "Business  Day"  is any  day  other
                                           than  a   Saturday   or  Sunday  or
                                           another   day  on   which   banking
                                           institutions  in New York, New York
                                           [and  ____________]  are authorized
                                           or obligated by law, regulations or
                                           executive order to be closed.

Final Scheduled
Distribution Dates......................   With  respect to the  Certificates,
                                           ___________________.  To the extent
                                           not  previously  paid, the Security
                                           Principal Balance of the Notes will
                                           be due on the Distribution  Date in
                                           _______,  199_.  Failure to pay the
                                           full principal  balance of Notes on
                                           or  before  the  applicable   final
                                           scheduled payment dates constitutes
                                           an  Event  of  Default   under  the
                                           Indenture.

Record Date.............................   The    last   day    preceding    a
                                           Distribution   Date   or,   if  the
                                           Securities are no longer Book-Entry
                                           Securities,  the  last  day  of the
                                           month   preceding  a   Distribution
                                           Date.

Collections.............................   All  collections  on  the  Mortgage
                                           Loans  will  be  allocated  by  the
                                           Master  Servicer in accordance with
                                           the Loan Agreements between amounts
                                           collected  in respect  of  interest
                                           ("Interest     Collections")    and
                                           amounts  collected  in  respect  of
                                           principal ("Principal  Collections"
                                           and   collectively   with  Interest
                                           Collections,   the  "Collections").
                                           The Master  Servicer will generally
                                           deposit  Collections  distributable
                                           to  the   Holders   in  an  account
                                           established  for such purpose under
                                           the   Servicing    Agreement   (the
                                           "Collection     Account").      See
                                           "Description    of    the    Master
                                           Servicing    Agreement--Allocations
                                           and  Collections"  herein  and "The
                                           Agreements--Payments    on   Loans;
                                           Deposits to Security  Account"  and
                                           "--Collection  Procedures"  in  the
                                           Prospectus.

Description   of  the Securities...........

         A.     Distributions...........   On    each    Distribution    Date,
                                           collections  on the Mortgage  Loans
                                           will be  applied  in the  following
                                           order of priority:

                                           (i)  to the  Master  Servicer,  the
                                                Servicing Fee;

                                           (ii)      as   payment    for   the
                                                     accrued  interest due and
                                                     any    overdue    accrued
                                                     interest  (with  interest
                                                     thereon)      on      the
                                                     respective       Security
                                                     Principal Balances of the
                                                     Notes       and       the
                                                     Certificates;

                                           (iii)     as   principal   on   the
                                                     Securities, the excess of
                                                     Principal     Collections
                                                     over Additional  Balances
                                                     created     during    the
                                                     preceding      Collection
                                                     Period, such amount to be
                                                     allocated   between   the
                                                     Notes  and  Certificates,
                                                     pro rata,  based on their
                                                     respective       Security
                                                     Principal Balances;

                                           (iv)      as   principal   on   the
                                                     Securities,   as  payment
                                                     for any Liquidation  Loss
                                                     Amounts  on the  Mortgage
                                                     Loans;

                                           (v)       as payment for the premium
                                                     on the Policy;

                                           (vi)      to reimburse prior  draws
                                                     made on the Policy; and

                                           (vii)     any remaining amounts to
                                                     the Seller.

                                             As to any Distribution  Date, the
                                             "Collection    Period"   is   the
                                             calendar   month   preceding  the
                                             month of such Distribution Date.

                                             "Liquidation  Loss Amount"  means
                                             with  respect  to any  Liquidated
                                             Mortgage  Loan,  the  unrecovered
                                             Principal  Balance thereof at the
                                             end  of  the  related  Collection
                                             Period  in  which  such  Mortgage
                                             Loan became a Liquidated Mortgage
                                             Loan after  giving  effect to the
                                             Net   Liquidation   Proceeds   in
                                             connection therewith.

         B.     Note Rate...............     Interest   will   accrue  on  the
                                             unpaid Security Principal Balance
                                             of the  Notes  at the  per  annum
                                             rate (the "Note  Rate")  equal to
                                             ___% per annum  from the  Closing
                                             Date  to the  first  Distribution
                                             Date and thereafter interest will
                                             accrue  on  the  Notes  from  and
                                             including      the      preceding
                                             Distribution    Date    to    but
                                             excluding       such      current
                                             Distribution   Date   (each,   an
                                             "Interest  Accrual Period") at [a
                                             floating  rate equal to LIBOR (as
                                             defined    herein)   plus   ___%]
                                             [___%].    [Interest    will   be
                                             calculated  on the  basis  of the
                                             actual  number  of  days  in each
                                             Interest  Accrual  Period divided
                                             by   360.]  A   failure   to  pay
                                             interest  on  any  Notes  on  any
                                             Distribution  Date that continues
                                             for  five  days   constitutes  an
                                             Event  of   Default   under   the
                                             Indenture.

         C.     Pass-Through Rate.......     Interest   will   accrue  on  the
                                             unpaid  Principal  Balance of the
                                             Certificates  at  the  per  annum
                                             rate  (the  "Pass-Through  Rate")
                                             equal to ___% per annum  from the
                                             Closing   Date   to   the   first
                                             Distribution  Date and thereafter
                                             interest   will   accrue  on  the
                                             Certificates  for  each  Interest
                                             Accrual  Period  at  [a  floating
                                             rate  equal to LIBOR (as  defined
                                             herein)   plus   ___%]    [___%].
                                             [Interest  will be  calculated on
                                             the basis of the actual number of
                                             days  in  each  Interest  Accrual
                                             Period divided by 360.] A failure
                                             to    pay    interest    on   any
                                             Certificates on any  Distribution
                                             Date that continues for five days
                                             constitutes  an Event of  Default
                                             under the Trust Agreement.


         D.     Form and Registration...     The Securities  will initially be
                                             delivered  in   book-entry   form
                                             ("Book-Entry        Securities").
                                             Holders  of such  Securities  may
                                             elect  to  hold  their  interests
                                             through  The   Depository   Trust
                                             Company  ("DTC"),  [in the United
                                             States,  or Centrale de Livraison
                                             de   Valeurs    Mobilieres   S.A.
                                             ("Cedel") or the Euroclear System
                                             ("Euroclear"),     in    Europe].
                                             Transfers  within DTC [, Cedel or
                                             Euroclear,  as the  case may be,]
                                             will be in  accordance  with  the
                                             usual    rules   and    operating
                                             procedures    of   the   relevant
                                             system. So long as the Securities
                                             are Book-Entry  Securities,  such
                                             Securities  will be  evidenced by
                                             one or more securities registered
                                             in  the   name   of  Cede  &  Co.
                                             ("Cede"),  as the  nominee of DTC
                                             [or    one   of   the    relevant
                                             depositaries  (collectively,  the
                                             "European        Depositaries")].
                                             Cross-market   transfers  between
                                             persons   holding   directly   or
                                             indirectly  through  DTC[, on the
                                             one  hand,   and   counterparties
                                             holding  directly  or  indirectly
                                             through  Cedel or  Euroclear,  on
                                             the  other,]  will be effected in
                                             DTC   through    Citibank    N.A.
                                             ("Citibank")    or   The    Chase
                                             Manhattan   Bank   ("Chase")  the
                                             relevant  depositaries  of  Cedel
                                             and Euroclear,  respectively, and
                                             each a  participating  member  of
                                             DTC.    The    Securities    will
                                             initially  be  registered  in the
                                             name of Cede.  The  interests  of
                                             such Holders will be  represented
                                             by book entries on the records of
                                             DTC  and  participating   members
                                             thereof.  No Holder of a Security
                                             will be  entitled  to  receive  a
                                             definitive note representing such
                                             person's interest,  except in the
                                             event  that  Securities  in fully
                                             registered,   certificated   form
                                             ("Definitive   Securities")   are
                                             issued    under    the    limited
                                             circumstances     described    in
                                             "Description        of        the
                                             Securities--Book-Entry
                                             Registration  of  Securities"  in
                                             the Prospectus. All references in
                                             this  Prospectus   Supplement  to
                                             Securities  reflect the rights of
                                             Holders  of  such  Notes  only as
                                             such  rights  may  be   exercised
                                             through DTC and its participating
                                             organizations for so long as such
                                             Securities  are held by DTC.  See
                                             "Risk         Factors--Book-Entry
                                             Securities" herein.

         E.     Denominations...........     The Securities  will be issued in
                                             minimum      denominations     of
                                             $[________]      and     integral
                                             multiples thereof.

[Final Payment of Principal;
  Termination   ........................     The Trust will  terminate  on the
                                             Distribution  Date  following the
                                             earlier of (i)  _________________
                                             and (ii)  the  final  payment  or
                                             other  liquidation  of  the  last
                                             Mortgage  Loan in the Trust.  The
                                             Mortgage Loans will be subject to
                                             optional repurchase by the Master
                                             Servicer on any Distribution Date
                                             after the  Principal  Balance  is
                                             reduced to an amount less than or
                                             equal  to  $_____  (____%  of the
                                             initial Principal  Balance).  The
                                             repurchase price will be equal to
                                             the   sum  of   the   outstanding
                                             Principal Balance and accrued and
                                             unpaid  interest  thereon  at the
                                             weighted   average  of  the  Loan
                                             Rates  through the day  preceding
                                             the final  Distribution Date. See
                                             "Description        of        the
                                             Securities--Optional Termination"
                                             herein          and          "The
                                             Agreements--Termination; Optional
                                             Termination" in the Prospectus.

  [Letter of Credit]
         [Surety Bond]
         Issuer.........................     _________________  (the  "[Letter
                                             of    Credit]    [Surety    Bond]
                                             Issuer").  See  "The  [Letter  of
                                             Credit]   [Surety  Bond]  Issuer"
                                             herein.

[Letter of Credit]
        [Surety Bond]...................     On the Closing Date,  the [Letter
                                             of Credit]  [Surety  Bond] Issuer
                                             will  issue a [letter  of credit]
                                             [surety  bond] (the  "[Letter  of
                                             Credit]  [Surety Bond]") in favor
                                             of the Owner Trustee on behalf of
                                             the Trust.  In the event that, on
                                             any Distribution Date,  available
                                             amounts   on   deposit   in   the
                                             Collection  Account  with respect
                                             to   the   preceding   Collection
                                             Period   are    insufficient   to
                                             provide  for the  payment  of the
                                             amount required to be distributed
                                             to the  Holders  and  the  Master
                                             Servicer  on  such   Distribution
                                             Date,  the  Trustee  will draw on
                                             the  [Letter of  Credit]  [Surety
                                             Bond],   to  the  extent  of  the
                                             [Letter of Credit]  [Surety Bond]
                                             Amount   for  such   Distribution
                                             Date,  in an amount equal to such
                                             deficiency.  See  "Description of
                                             the    Securities--Distributions"
                                             herein and  "Credit  Enhancement"
                                             in the Prospectus.

        [[Letter of Credit]
                [Surety Bond]
                 Amount.................     The  amount  available  under the
                                             [Letter of Credit]  [Surety Bond]
                                             (the "[Letter of Credit]  [Surety
                                             Bond]  Amount")  for the  initial
                                             Distribution    Date    will   be
                                             $______.  For  each  Distribution
                                             Date  thereafter,  the [Letter of
                                             Credit] [Surety Bond] Amount will
                                             equal  the  lesser of (i)___ % of
                                             the Pool  Balance as of the first
                                             day of the  preceding  Collection
                                             Period  (after  giving  effect to
                                             any  amounts   distributed   with
                                             respect  to   principal   of  the
                                             Mortgage     Loans     on     the
                                             Distribution  Date  occurring  in
                                             such preceding Collection Period)
                                             and (ii) the  [Letter  of Credit]
                                             [Surety  Bond]  Amount  as of the
                                             first   day  of   the   preceding
                                             Collection   Period,   minus  any
                                             amounts  drawn  under the [Letter
                                             of Credit]  [Surety  Bond] during
                                             such preceding Collection Period,
                                             plus  any  amounts  paid  to  the
                                             [Letter of Credit]  [Surety Bond]
                                             Issuer on the  Distribution  Date
                                             occurring   in   such   preceding
                                             Collection   Period   up  to  the
                                             amount of any  previous  draws on
                                             the  [Letter of  Credit]  [Surety
                                             Bond].]  Certain  Federal  Income
                                             Tax

   Consequences.........................     In the opinion of Tax Counsel (as
                                             defined   herein),   for  federal
                                             income    tax    purposes,    the
                                             Securities will be  characterized
                                             as  indebtedness,  and the  Trust
                                             will not be  characterized  as an
                                             association  (or publicly  traded
                                             partnership)    taxable    as   a
                                             corporation.  Each  holder  of  a
                                             Security,  by the acceptance of a
                                             Security, will agree to treat the
                                             Security  as   indebtedness   for
                                             federal,  state and local  income
                                             and franchise  tax purposes.  See
                                             "Certain   Federal   Income   Tax
                                             Consequences"   and   "State  Tax
                                             Consequences" herein and "Certain
                                             Federal Income Tax  Consequences"
                                             and "State Tax Considerations" in
                                             the  Prospectus   concerning  the
                                             application of federal, state and
                                             local tax laws.

   ERISA Considerations.................     Generally, plans that are subject
                                             to the  requirements of ERISA and
                                             the   Code   are   permitted   to
                                             purchase   instruments  like  the
                                             Notes   that   are   debt   under
                                             applicable  state law and have no
                                             "substantial   equity   features"
                                             without    reference    to    the
                                             prohibited            transaction
                                             requirements  of  ERISA  and  the
                                             Code.  In the  opinion  of  ERISA
                                             Counsel (as defined herein),  the
                                             Notes  will  be   classified   as
                                             indebtedness  without substantial
                                             equity    features    for   ERISA
                                             purposes.  However,  if the Notes
                                             are deemed to be equity interests
                                             and no  statutory,  regulatory or
                                             administrative exemption applies,
                                             the Trust  will hold plan  assets
                                             by reason of a Plan's  investment
                                             in the  Notes.  Accordingly,  any
                                             Plan    fiduciary     considering
                                             whether to purchase  the Notes on
                                             behalf of a Plan  should  consult
                                             with its  counsel  regarding  the
                                             applicability  of the  provisions
                                             of  ERISA  and the  Code  and the
                                             availability  of any  exemptions.
                                             Under  current  law the  purchase
                                             and  holding of the  Certificates
                                             by or on behalf  of any  employee
                                             benefit  plan (a "Plan")  subject
                                             to the  fiduciary  responsibility
                                             provisions    of   the   Employee
                                             Retirement Income Security Act of
                                             1974, as amended  ("ERISA"),  may
                                             result    in    a     "prohibited
                                             transaction"  within the  meaning
                                             of  ERISA  and the  Code or other
                                             violation   of   the    fiduciary
                                             responsibility    provisions   of
                                             ERISA  and  Section  4975  of the
                                             Code. [Consequently, Certificates
                                             may  not  be   transferred  to  a
                                             proposed  transferee  that  is  a
                                             Plan  subject to ERISA or that is
                                             described  in Section  4975(e)(1)
                                             of the Code,  or a person  acting
                                             on  behalf  of any  such  Plan or
                                             using  the  assets  of such  plan
                                             unless the Owner  Trustee and the
                                             Depositor  receive the opinion of
                                             counsel  reasonably  satisfactory
                                             to  the  Owner  Trustee  and  the
                                             Depositor  to the effect that the
                                             purchase   and  holding  of  such
                                             Certificate  will not  result  in
                                             the  assets  of the  Trust  being
                                             deemed  to be "plan  assets"  for
                                             ERISA  purposes and will not be a
                                             prohibited    transaction   under
                                             ERISA  or  Section  4975  of  the
                                             Code.] See "ERISA Considerations"
                                             herein and in the Prospectus.

   Legal Investment.....................     The    Securities     will    not
                                             constitute    "mortgage   related
                                             securities"  for  purposes of the
                                             Secondary     Mortgage     Market
                                             Enhancement     Act    of    1984
                                             ("SMMEA"),  because  some  of the
                                             Mortgages  securing  the Mortgage
                                             Loans  are not  first  mortgages.
                                             Accordingly,   many  institutions
                                             with legal authority to invest in
                                             comparably rated securities based
                                             solely on first mortgages may not
                                             be legally  authorized  to invest
                                             in the  Certificates.  See "Legal
                                             Investment Considerations" herein
                                             and  "Legal  Investment"  in  the
                                             Prospectus.

   Rating...............................     It is a condition to the issuance
                                             of the  Securities  that  they be
                                             rated  _________ by at least ____
                                             nationally recognized statistical
                                             rating   organizations   (each  a
                                             "Rating  Agency").   In  general,
                                             ratings  address  credit risk and
                                             do not address the  likelihood of
                                             prepayments. A security rating is
                                             not a recommendation to buy, sell
                                             or hold securities.


                                 RISK FACTORS


         Book-Entry REGISTRATION MAY REDUCE LIQUIDITY OF THE Securities. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical securities. See "Description of the Securities--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.


         Since transactions in the Securities can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Security Owner to pledge a Security to persons or entities that do not participate in the DTC, CEDEL or Euroclear system or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities. See "Description of the Securities--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

         Security  Owners  may  experience  some  delay  in their  receipt  of distributions of interest and principal on the Securities since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Security Owners either directly or indirectly through indirect participants. See "Description of the Securities--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.


 DELAYS DUE TO LIQUIDATION OF MORTGAGED PROPERTIES


         Minimum monthly payments will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and corresponding delays in the receipt of related proceeds by Holders could occur if the [Letter of Credit] [Surety Bond] provider were unable to perform on its obligations under the [Letter of Credit] [Surety Bond]. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Holders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Holders could experience a loss if the [Letter of Credit] [Surety Bond] provider were unable to perform its obligations under the [Letter of Credit] [Surety Bond].]


PREPAYMENT CONSIDERATIONS AND RISKS

         Substantially all of the Mortgage Loans [LOANS] may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans [LOANS], have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans [LOANS] may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans [LOANS] contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan [LOANS]. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan [LOANS]. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans [LOANS].

SECURITIES RATINGS-LIMITATIONS

         The rating of the Securities will depend primarily on an assessment by the Rating Agencies of the Loans and upon the claims-paying ability [Letter of Credit] [Surety Bond] provider. Any reduction in a rating assigned to the claims-paying ability of the [Letter of Credit][Surety Bond] provider below the rating initially given to the Securities may result in a reduction in the rating of the Securities. The rating by the Rating Agencies of the Securities is not a recommendation to purchase, hold or sell the Securities, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Securities do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.


LEGAL CONSIDERATIONS

         The Mortgage Loans are secured by deeds of trust or mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgage Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate [and the [Letter of Credit] [Surety Bond] provider is unable to perform its obligations under the [Letter of Credit] [Surety Bond] or if the coverage under the [Letter of Credit] [Surety Bond] is exhausted] the Trust and, accordingly, the Holders, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Mortgage Loans" in the Properties.


         The sale of the Mortgage Loans [LOANS] from the Seller to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans [LOANS]. The Seller will warrant that such transfer is either a sale of its interest in the Mortgage Loans [LOANS] or a grant of a first priority perfected security interest therein. In the event of an insolvency of the Seller, the receiver of the Seller may attempt to recharacterize the sale of the Mortgage Loans [LOANS] as a borrowing by the Seller secured by a pledge of the Mortgage Loans [LOANS]. If the receiver decided to challenge such transfer, delays in payments of the Securities and possible reductions in the amount thereof could occur. The Depositor will warrant in the Trust Agreement that the transfer of its interest in the Mortgage Loans [LOANS] to the Trust is a valid transfer and assignment of such interest.

         If a conservator, receiver or trustee were appointed for the Seller, or if certain other events relating to the bankruptcy or insolvency of the Seller were to occur, Additional Balances would not be transferred by the Seller to the Trust. In such an event, an Event of Default under the Pooling and Servicing Agreement and Indenture would occur and the Owner Trustee would attempt to sell the Mortgage Loans [LOANS] (unless Holders holding Securities evidencing undivided interests aggregating at least 51% of each of the Security Principal Balance of the Notes and the Certificates instruct otherwise), thereby causing early payment of the Security Principal Balance of the Notes and the Certificates.


         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the applicable Trustee or the Holders from appointing a successor Master Servicer.


GEOGRAPHIC CONCENTRATION

         As of the Cut-off Date, approximately _____% (by Cut-off Date Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.]


MASTER SERVICER'S ABILITY TO CHANGE THE TERMS OF THE MORTGAGE LOANS

         The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Holders or the [Letter of Credit] [Surety Bond] provider, and
(ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Master Servicing Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.


DELINQUENT MORTGAGE LOANS [LOANS]

          The Trust will include Mortgage Loans [LOANS] which are __ or fewer days delinquent. The Cut-off Date Principal Balance of such delinquent Mortgage Loans [LOANS] was $______________.]


         For a discussion of additional risks pertaining to the Securities, see "Risk Factors" in the Prospectus.

                                   THE TRUST

GENERAL

         The Issuer, Home Equity Loan Trust 199_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


         The property of the Trust will consist of: (i) each of the Mortgage Loans [LOANS] that are _________; (ii) collections on the Mortgage Loans [LOANS] [received] after the Cut-off Date; (iii) Mortgaged Properties relating to the Mortgage Loans [LOANS] that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Distribution Account (excluding net earnings thereon); (v) the [Letter of Credit] [Surety Bond]; and (vi) an assignment of the Depositor's rights under the Purchase Agreement, including all rights of the Depositor to purchase Additional Balances.


         The Trust's principal offices are in __________, Delaware, in care of ________________________, as Owner Trustee, at [__________].

                  THE [LETTER OF CREDIT][SURETY BOND] ISSUER

         The following information with respect to _________ ("_______") has been furnished by __________. Accordingly, none of the Issuer, the Depositor or the Master Servicer makes any representation as to the accuracy and completeness of such information.

                [Description of Letter of Credit/Surety Issuer]

                              THE MASTER SERVICER

GENERAL

         The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Master Servicing Agreement. The Master
Servicer may perform any of its obligations under the Master Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.

THE MASTER SERVICER

         [IndyMac, Inc. ("IndyMac"), a Delaware corporation], will act as Master Servicer for the Mortgage Loans pursuant to the Master Servicing Agreement. The principal executive offices of [IndyMac] are located at [155 North Lake Avenue, Pasadena, California 91101].

         At ______________, 199_, IndyMac provided servicing for approximately $______ billion aggregate principal amount of first-lien mortgage loans, substantially all of which are being serviced for unaffiliated persons. At _____________, 199_, IndyMac provided servicing for approximately $______ million aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.


           THE HOME EQUITY LOAN [HOME IMPROVEMENT CONTRACT] PROGRAM


UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

         The following is a description of the underwriting procedures customarily employed by the Seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the Seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, credit history, disposable income, equity in the related property and the nature of the underlying first mortgage loan.


UNDERWRITING PROCEDURES RELATING TO HOME IMPROVEMENT CONTRACTS

         THE FOLLOWING IS A DESCRIPTION OF THE UNDERWRITING PROCEDURES CUSTOMARILY EMPLOYED BY THE SELLER WITH RESPECT TO HOME IMPROVEMENT CONTRACTS. THE UNDERWRITING PROCESS IS INTENDED TO ASSESS THE APPLICANT'S CREDIT STANDING AND REPAYMENT ABILITY, [AND THE VALUE AND ADEQUACY OF THE REAL PROPERTY SECURITY AS COLLATERAL FOR THE PROPOSED LOAN]. EXCEPTIONS TO THE SELLER'S UNDERWRITING GUIDELINES WILL BE MADE WHEN COMPENSATING FACTORS ARE PRESENT. SUCH FACTORS INCLUDE THE BORROWER'S EMPLOYMENT STABILITY, CREDIT HISTORY, DISPOSABLE INCOME, [EQUITY IN THE RELATED PROPERTY] AND THE NATURE OF THE UNDERLYING FIRST MORTGAGE LOAN.


          [Description of Specific Underwriting Procedures to Follow]


SERVICING OF THE MORTGAGE LOANS [LOANS]

         The Master Servicer has established standard policies for the servicing and collection of the home equity loans [AND HOME IMPROVEMENT CONTRACTS]. Servicing includes, but is not limited to, (i) the collection and aggregation of payments relating to the Mortgage Loans [LOANS]; (ii) the supervision of delinquent Mortgage Loans [LOANS], loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of Mortgaged Properties; and (iii) the preparation of tax related information in connection with the Mortgage Loans [LOANS].


            [Description of Specific Servicing Standards to Follow]

FORECLOSURE AND DELINQUENCY EXPERIENCE


         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since [_______] only began servicing home equity loans [HOME IMPROVEMENT CONTRACTS] in _______ 199_, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans [LOANS] and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans [LOANS]:

      Delinquency Status as of _____________, 199__ - HOME EQUITY LOANS*

                                  Dollars                       Percent            Units               Percent

Current................           $__________                     ____%            _____                 ____%
30-59 days.............           $__________                     ____%            _____                 ____%
60-89 days.............           $__________                     ____%            _____                 ____%
90+ days...............           $__________                     ____%            _____                 ____%
        Total                     $__________                   100.00%            _____               100.00%

-------------
*        Delinquencies are reported on a contractual basis.

         As of _____________, 199_, ______ loans with an aggregate balance of $___________ are in bankruptcy and ________ loans with an aggregate balance of $___________ are in foreclosure. Of the loans in foreclosure, there will be a ____________ 199_ charge off of $________. In addition to this charge off, there is an anticipated charge off of approximately $_____________ which may also be realized in _________.]


  DELINQUENCY STATUS AS OF _____________, 199__ - HOME IMPROVEMENT CONTRACTS*

                                  DOLLARS                       PERCENT            UNITS               PERCENT

CURRENT................           $__________                     ____%            _____                 ____%
30-59 DAYS.............           $__________                     ____%            _____                 ____%
60-89 DAYS.............           $__________                     ____%            _____                 ____%
90+ DAYS...............           $__________                     ____%            _____                 ____%
        TOTAL                     $__________                   100.00%            _____               100.00%

-------------
*        DELINQUENCIES ARE REPORTED ON A CONTRACTUAL BASIS.

         AS OF _____________, 199_, ______ HOME IMPROVEMENT CONTRACTS WITH AN AGGREGATE BALANCE OF $___________ ARE IN BANKRUPTCY AND ________ LOANS WITH AN AGGREGATE BALANCE OF $___________ ARE IN FORECLOSURE. OF THE HOME IMPROVEMENT CONTRACTS IN FORECLOSURE, THERE WILL BE A ____________ 199_ CHARGE OFF OF $________. IN ADDITION TO THIS CHARGE OFF, THERE IS AN ANTICIPATED CHARGE OFF OF APPROXIMATELY $_____________ WHICH MAY ALSO BE REALIZED IN

---------.]

                   DESCRIPTION OF THE MORTGAGE LOANS [LOANS]


GENERAL

         The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in [__] states. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

         The Cut-off Date Pool Balance is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans were not more than 89 days delinquent. The average Cut-off Date Principal Balance was approximately $____ , the minimum Cut-off Date Principal Balance was zero, the maximum Cut-off Date Principal Balance was $______, the minimum Loan Rate and the maximum Loan Rate as of the Cut-off Date were ____% and ____% per annum, respectively, and the weighted average Loan Rate as of the Cut-off Date was approximately ___% per annum. As of the Cut-off Date, the weighted average Credit Limit Utilization Rate was approximately ____%, the minimum Credit Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-off Date ranged from ____ months to ____ months and the weighted average remaining term to scheduled maturity was approximately _____ months. As of the Cut-off Date, the Combined Loan-to-Value Ratio of the Mortgage Loans ranged from ____% to ______% and the weighted average Combined Loan-to-Value Ratio was __%. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $______ to $____ and averaged approximately $_____ . The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately _____%. As of the Cut-off Date, approximately _____% by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately ____% of the Mortgage Loans represented second liens. As of the Cut-off Date, approximately ______% of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and ___% were owner-occupied. As of the Cut-off Date, approximately ____%, ____%,____%,______%,______% and ______% by Cut-off Date
Principal Balance are located in [__________,  ________, __________,  _______,
______ and ________], respectively.

MORTGAGE LOAN TERMS

         [The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") ranging from _____% to _____% per annum and subject to applicable usury limitations. As of the Cut-off Date, the weighted average Maximum Rate was approximately ______%. See "Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between ____% and ____% and had a weighted average, as of the Cut-off Date, of approximately %, divided by 365 days. The "Index Rate" is based on the highest "prime rate" published in the `Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.]

         _________ offers an introductory loan rate on home equity lines of credit which are originated with Combined Loan-to-Value Ratios of __% and __%. The introductory rate applies to any payments made during the first three months after origination. After such three month period, the Loan Rate will adjust to the Index plus the applicable Margin. As of the Cut-off Date, approximately ____% of the Mortgage Loans by Cut-off Date Principal Balance were subject to an introductory rate of ____% per annum.

         In general, the home equity loans may be drawn upon for a period (the "Draw Period") of either five years (which may be extendible for an additional ____ years, upon _________'s approval) or three years. Home equity loans with an initial Draw Period of five years, which constitute approximately ____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a fifteen year repayment period (the "Repayment Period") following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to [1/180] of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which constitute approximately ____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a ten year Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to [1/120] of the outstanding principal balance as of the end of the Draw Period.

         The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period and the principal payment described above.

         Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-off Date:


         PRINCIPAL BALANCES OF HOME EQUITY AND HOME IMPROVEMENT LOANS


        Range of Principal Balances                   Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
$ _______ to $ _______...................                                $                                        %
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------



                 GEOGRAPHIC DISTRIBUTION OF HOME EQUITY LOANS
                       AND HOME IMPROVEMENT CONTRACTS(1)


                   State                              Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
                                                                         $                                        %


                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                   --------------       ---------------       ---------------------

--------------
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.



                       COMBINED LOAN-TO-VALUE RATIOS(1)

             Range of Combined                        Number of           Cut-off Date          Percent of Pool by
            Loan-to-Value Ratios                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

--------------
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.

                                 PROPERTY TYPE

               Property Type                          Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
Single Family............................                                $                                        %
Two- to Four-Family......................
Condominium..............................

                                                    --------------       ---------------       ---------------------
PUD......................................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------



                                 LIEN PRIORITY

               Lien Priority                          Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
First Lien...............................                                $                                        %
Second Lien..............................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------






                                 LOAN RATES(1)

                  Range of                            Number of           Cut-off Date          Percent of Pool by
                 Loan Rates                           Mortgage             Principal               Cut-off Date
            Loan-to-Value Ratios                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______% to ________%....................                                $                                        %
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

--------------
(1) Approximately % of the Mortgage Loans by Cut-Of Date Principal Balance are subject to an introductory rate of ____% per annum.

                                    MARGIN

                  Range of                            Number of           Cut-off Date          Percent of Pool by
                  Margins                             Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______% to ________%....................                                $                                        %
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------




              CREDIT LIMIT UTILIZATION RATES OF HOME EQUITY LOANS


           Range of Credit Limit                      Number of           Cut-off Date          Percent of Pool by
             Utilization Rates                        Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______% to ________%....................                                $                                        %
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------




                      CREDIT LIMITS OF HOME EQUITY LOANS


           Range of Credit Limits                     Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______% to ________%....................                                $                                        %
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------






                      MAXIMUM RATES OF HOME EQUITY LOANS


               Maximum Rates                          Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
--------%................................                                $                                        %
--------%................................
--------%................................
--------%................................
--------%................................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------





                    MONTHS REMAINING TO SCHEDULED MATURITY
            OF HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS(1)


              Range of Months                         Number of           Cut-off Date          Percent of Pool by
      Remaining to Scheduled Maturity                 Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______ to ________......................                                $                                        %
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

--------------
(1)      Assumes  that the Draw Period for  Mortgage  Loans with five year Draw
         Periods  will be  extended  for an  additional five years.

                               ORIGINATION YEAR

              Origination Year                        Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
-------..................................                                $                                        %
-------..................................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------



     DELINQUENCY STATUS OF HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS


         Number of Days Delinquent                    Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
0 to 29..................................                                $                                        %
30 to 59.................................
                                                    --------------       ---------------       ---------------------
60 to 89.................................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------


ASSIGNMENT OF MORTGAGE LOANS


         At the time of issuance of the Securities, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan [LOANS] (including its right to purchase any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of ______). The Owner Trustee, concurrently with such transfer, will deliver the Securities. Each Mortgage Loan transferred to the Owner Trust will be identified on a schedule delivered to the Owner Trustee pursuant to the Purchase Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.


         Within 90 days of an Assignment Event the Owner Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Depositor by the Owner Trustee, the Seller will be obligated to repurchase the Mortgage Loan and to deposit the Repurchase Price into the Collection Account. Upon such retransfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance. In lieu of any such repurchase, the Seller may substitute an Eligible Substitute Mortgage Loan. Any such repurchase or substitution will be considered a payment in full of such Mortgage Loan. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Owner Trustee or the Holders.

         With respect to any Mortgage Loan, the "Repurchase Price" is equal to the Principal Balance of such Mortgage Loan at the time of any transfer described above plus accrued and unpaid interest thereon to the date of repurchase.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Depositor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;
(iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loans; and (ix) satisfy certain other conditions specified in the Purchase Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan, the Seller will be required to make a deposit to the Collection Account equal to such difference.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Owner Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Trustee [or Letter of Credit][Surety Bond] provider in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to repurchase or substitute the Defective Mortgage Loan from the Trust; provided, however, that the Seller will not be obligated to make any such repurchase or substitution (or cure such breach) if such breach constitutes fraud in the origination of the affected Mortgage Loan and the Seller did not have knowledge of such fraud. The same procedure and limitations that are set forth above for the repurchase or substitution of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be repurchased or substituted because of a breach of a representation or warranty in the Purchase Agreement that materially and adversely affects the interests of the Trustee in the such Mortgage Loan.

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

                    MATURITY AND PREPAYMENT CONSIDERATIONS


         [All of the Mortgage Loans [LOANS] may be prepaid in full or in part at any time.] However, Mortgage Loans [LOANS] secured by Mortgaged Properties in __________ are subject to an account termination fee equal to the lesser of $___ and six months interest on the amount prepaid, to the extent the prepaid amount exceeds __% of the unpaid principal balance, if the account is terminated on or before its _____ year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $___ and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between [___ months and ____ years] following origination.] The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Securities.

         The rate of prepayment on the Mortgage Loans [LOANS] cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described herein, rates of principal payment on the Mortgage Loans [LOANS] will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus.


         The yield to an investor who purchases the Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.


         Collections on the Mortgage Loans [LOANS] may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.


          No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.

                 DESCRIPTION OF THE MASTER SERVICING AGREEMENT

         The Master Servicer shall establish and maintain on behalf of the Owner Trustee an account (the "Collection Account") for the benefit of the Holders. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies. Not later than the _____ Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Owner Trustee and the Indenture Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

         The Owner Trustee and the Indenture Trustee will establish one or more accounts (the "Security Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Holders on a Distribution Date. The Security Account will be an Eligible Account. Amounts on deposit therein will be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

         An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _____ and "____" by _____, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Owner Trustee or an Affiliate of the Owner Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Owner Trustee, without reduction or withdrawal of their then current ratings of the Securities.

         Eligible Investments are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Securities.

ALLOCATIONS AND COLLECTIONS

         All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the aggregate of the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Credit Line Agreements.

         As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds, and allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Substitution Adjustment Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the aggregate of all amounts received upon liquidation of such Mortgage Loan, including, without limitation, insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan plus accrued and unpaid interest thereon through the date of liquidation.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

HAZARD INSURANCE

         The Master Servicing Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

         The Master Servicing Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Master Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.


REALIZATION UPON DEFAULTED MORTGAGE LOANS [LOANS]

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans [LOANS] as come into default when in accordance with applicable servicing procedures under the Master Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Holders or the [Transferor][Seller]. "Net Liquidation Proceeds" with respect to a Mortgage Loan is the amount received upon liquidation of such Mortgage Loan reduced by related expenses, which may include the amount advanced in respect of a senior mortgage, up to the unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Collection Period, other than the first Collection Period, the Master Servicer will retain from interest collections in respect of the Mortgage Loan a portion of such interest collections as a monthly Servicing Fee in the amount equal to ___% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

         The Master Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Registrar and any paying agent. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Holders to receive any related Net Liquidation Proceeds.

                         DESCRIPTION OF THE SECURITIES

GENERAL

         The  Notes  will be  issued  pursuant  to the  Indenture  dated as of
___________,  199_,  between  the  Trust  and  _______________,  as  Indenture
Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ______________, 199_, among the Depositor, __________, and
______________, as Owner Trustee. The following summaries describe certain provisions of the Securities, Indenture and Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used herein, "Agreement" shall mean either the Trust Agreement or the Indenture, as the context requires.


         The Securities will be issued in fully registered, certificated form only. The Securities will be freely TRANSFERABLE and exchangeable at the corporate trust office of the Owner Trustee, with respect to the Certificates or the Indenture Trustee with respect to the Notes.


BOOK-ENTRY SECURITIES

         The Senior Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Senior Certificates ("Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States[, or CEDEL or Euroclear (in Europe)] if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. [CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").] Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples in excess thereof. Except as described below, no person acquiring a Book-Entry
Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

DISTRIBUTIONS

         On each Distribution Date, collections on the Mortgage Loans will be applied in the following order of priority:

                           (i)      to the Master Servicer, the Servicing Fee;

                           (ii) as payment  for the accrued  interest  due and
                  any overdue accrued interest on the respective Security Principal Balance of the Notes and the Certificates;

                           (iii) as principal on the Securities, the excess of
                  Principal Collections over Additional Balances created during the preceding Collection Period, such amount to be allocated between the Notes and Certificates pro rata, based on their respective Security Principal Balances;

                           (iv) as principal on the Securities, as payment for
                  any Liquidation Loss Amounts on the Mortgage Loans;

                           (v) as payment for the premium for the [Letter of Credit][Surety Bond];

                           (vi) to reimburse prior draws made on the [Letter of
                    Credit][Surety Bond]; and

                           (vii) any remaining amounts to the Seller.

         As to any Distribution Date, the "Collection Period" is the calendar month preceding the month of such Distribution Date.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan after giving effect to the Net Liquidation Proceeds in connection therewith.

INTEREST

         Note Rate. Interest will accrue on the unpaid Security Principal Balance of the Notes at the per annum rate (the "Note Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Notes from and including the preceding Distribution Date to but excluding such current Distribution Date (each, an "Interest Accrual Period") at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period by 360.] A failure to pay interest on any Notes on any Distribution Date that continues for five days constitutes an Event of Default under the Indenture.

         Pass-Through Rate. Interest will accrue on the unpaid Security Principal Balance of the Certificates at the per annum rate (the "Pass-Through Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Certificates for each Interest Accrual Period at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Certificates on any Distribution Date that continues for five days constitutes an Event of Default under the Trust Agreement.

OPTIONAL TERMINATION

         The Trust will terminate on the Distribution Date following the earlier of (i) _________________________ and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. The Mortgage Loans will be subject to optional repurchase by the Master Servicer on any Distribution Date after the Principal Balance is reduced to an amount less than or equal to $_____ (__% of the initial Principal Balance). The repurchase price will be equal to the sum of the outstanding Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the final Distribution Date.

                                 THE DEPOSITOR


         IndyMac ABS, Inc., the Depositor, is a Delaware corporation organized on APRIL 29, 1998 for the limited purpose of acquiring, owning and transferring mortgage related assets and selling interests therein or bonds secured thereby. It is a limited purpose finance subsidiary of IndyMac, Inc., a Delaware corporation. The Depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is 800-669-2300.


                                 THE INDENTURE


         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Securities" herein for a summary of certain additional terms of the Indenture.


REPORTS TO NOTEHOLDERS

         The Indenture Trustee will mail to each Noteholder, at such Noteholder's request, at its address listed on the Note Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         With respect to the Notes, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture, which default materially affects the rights of the Noteholders, and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. [The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such Notes.] If there is an Event of Default with respect to a Note due to late payment or nonpayment of interest due on a Note, additional interest will accrue on such unpaid interest at the interest rate on the Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the interest rate on the Note until such principal is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding. If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property or exercise remedies as a secured party. If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes. No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity,
(iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the Notes. In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

CERTAIN COVENANTS

         The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder. The Trust will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust,
(ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust,
(iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof. The Trust may not engage in any activity other than as specified under "The Trust" herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

ANNUAL COMPLIANCE STATEMENT

         The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The  Indenture  Trustee  will be  required  to mail  each year to all
Noteholders  a  report   relating  to  any  change  in  its   eligibility  and
qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported, but if no such changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

MODIFICATION OF INDENTURE

         With the consent of the holders of a majority in principal amount of the Notes then outstanding, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture. The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.

VOTING RIGHTS

         At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE DEPOSITOR

         Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust will reduce the amount distributable to the Noteholders. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                              THE TRUST AGREEMENT


         The following summary describes certain terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Securities" herein for a summary of certain additional terms of the Trust Agreement.


AMENDMENT

         The Trust Agreement may be amended by the Depositor and the Owner Trustee, without consent of the Holders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Holders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Holders. The Trust Agreement may also be amended by the Depositor and the Owner Trustee with the consent of the holders of Certificates evidencing at least a majority in principal amount of then outstanding Certificates and Holders owning Voting Interests (as herein defined) aggregating not less than a majority of the aggregate Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Holders.

INSOLVENCY EVENT

         "Insolvency Event" means, with respect to any Person, any of the following events or actions; certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Upon termination of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Mortgage Loans will be treated as collections on the Mortgage Loans and deposited in the Collection Account. The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust without the unanimous prior approval of all Holders (including the Depositor) of the Trust and the delivery to the Owner Trustee by each Holder (including the Depositor) of a certificate certifying that the Holder reasonably believes that the Trust is insolvent.

LIABILITY OF THE DEPOSITOR

         Under the Trust Agreement, the Depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Holder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement.

VOTING INTERESTS

         As of any date, the aggregate principal balance of all Certificates outstanding will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates (other than the Depositor) will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or its affiliates.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND THE DEPOSITOR

         Neither the Depositor, the Owner Trustee nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust or the related Holders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. Subject to certain limitations set forth in the Trust Agreement, the Owner Trustee and any director, officer, employee or agent of the Owner Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Trust Agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any such indemnification by the Trust will reduce the amount distributable to the Holders. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under each Trust Agreement.

                           ADMINISTRATION AGREEMENT

         The _________________, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.

                             THE INDENTURE TRUSTEE

          [ ] is the  Indenture  Trustee  under  the  Indenture.  The  mailing
address  of  the  Indenture  Trustee  is  [  ],  Attention:   Corporate  Trust
Department.

                               THE OWNER TRUSTEE

          [ ] is the Owner  Trustee  under the Trust  Agreement.  The  mailing
address  of  the  Owner   Trustee   is  [  ],   Attention:   Corporate   Trust
Administration.

                                USE OF PROCEEDS

         The net proceeds from the sale of the Securities will be applied by the Depositor towards the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective   purchasers  should  see  "Certain  Federal  Income  Tax
Consequences" in the Prospectus for a discussion of the application of certain federal income and state tax laws to the Trust Fund and the Securities.

                            STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                             ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans.
Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

         The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the [Notes/Certificates] were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood LLP ("ERISA Counsel") has rendered its opinion that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Notes, the opinion of Tax Counsel that the Notes will be classified as debt instruments for federal income tax purposes and the ratings which have been assigned to the Notes. However, if contrary to ERISA Counsel's opinion the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

THE UNDERWRITER'S EXEMPTION

         Labor has granted to [_______ ] (the "Underwriter") an administrative exemption (Prohibited Transaction Exemption _____ (the "Exemption")) which exempts from the application of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code transactions relating to: (i) the acquisition, sale and holding by Plans of certificates representing an undivided interest in certain asset backed pass-through trusts with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and
(ii) the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions (some of which are described below) are met.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

                           (1) the  acquisition of the  Certificates by a Plan
                  is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                           (2) the rights and interest evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the trust;

                           (3) the  Certificates  acquired  by the  Plan  have
                  received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc, Duff & Phelps Inc. or Fitch IBCA, Inc.;

                           (4) the  trustee  must not be an  affiliate  of the
                  Underwriter, the Trustee, any Master Servicer, any obligor with respect to assets held in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust;

                           (5) the sum of all payments made to and retained by
                  the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retain by the Issuer pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under a pooling and servicing agreement and reimbursements of such person's reasonable expenses in connection therewith; and

                           (6) the Plan  investing in the  Certificates  is an
                  "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The Underwriter believes that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any [Notes/Certificates] on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any [Notes/Certificates], a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the [Notes/Certificates], is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the [Notes/Certificates].

                        LEGAL INVESTMENT CONSIDERATIONS

         The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them. The Depositor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.


                                 [UNDERWRITING


         Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to [____] (the "Underwriter"), and the Underwriter has agreed to purchase from the Depositor, the Securities. The Underwriter is obligated to purchase all the Securities offered hereby if any are purchased. Distribution of the Securities will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $________________ from the sale of the Notes and $___________ from the sale of the Certificates, before deducting expenses payable by the Depositor of $_________. In connection with the purchase and sale of the Securities, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, concessions or commissions.


         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof. The Depositor is an affiliate of the Underwriter. The Underwriter is an affiliate of the Depositor.]

                            [METHOD OF DISTRIBUTION

         THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE TO BE USED BY COUNTRYWIDE SECURITIES CORPORATION, AN AFFILIATE OF INDYMAC ABS, INC. AND INDYMAC, INC., IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET MAKING TRANSACTIONS IN THE SECURITIES IN WHICH COUNTRYWIDE SECURITIES CORPORATION ACTS AS PRINCIPAL. COUNTRYWIDE SECURITIES CORPORATION MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT PRICES RELATED TO THE PREVAILING PRICES AT THE TIME OF SALE.]


                                 LEGAL MATTERS

         Certain legal matters with respect to the Securities will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by __________________________.

                                    RATINGS


         It is a condition to issuance that each Class of the Notes be rated not lower than "_________" by [ ] and _______ by [ ]. It is a condition to issuance that the Certificates be rated at least "___" by [ ] and "___" by [ ]. A securities rating addresses the likelihood of the receipt by Certificateholders and Noteholders of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Certificates and Notes. The ratings on the Securities do not, however, constitute statements regarding the possibility that Certificateholders or Noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


         [The ratings assigned by Duff & Phelps Credit Rating Co. ("DCR") to securities address the likelihood of the receipt by the holders of such securities of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgages and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on yield on the securities attributable to prepayments or recoveries on the underlying assets.]

         [The ratings assigned by Fitch IBCA, Inc. ("Fitch") to securities address the likelihood of the receipt of all distributions on the assets by the related holders of securities under the agreements pursuant to which such securities are issued. Fitch's ratings take into consideration the credit quality of the related pool, including any credit support providers, structural and legal aspects associated with such securities, and the extent to which the payment stream on the pool is adequate to make the payments required by such securities.

         Fitch ratings on such securities do not, however, constitute a statement regarding frequency of prepayments of the assets.]

         [The ratings assigned by Moody's Investors Service, Inc. ("Moody's") to securities address the likelihood of the receipt by holders of securities of all distributions to which such holders of securities are entitled. Moody's ratings on securities do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of securities might suffer a lower than anticipated yield as a result of prepayments.]

         [The ratings assigned by Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("Standard & Poor's"), to securities address the likelihood of the receipt of all distributions on the assets by the related holders of securities under the agreements pursuant to which such securities are issued. Standard & Poor's ratings take into consideration the credit quality of the related pool, including any credit support providers, structural and legal aspects associated with such securities, and the extent to which the payment stream on such pool is adequate to make payments required by such securities. Standard & Poor's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related assets. The letter "r" attached to a Standard & Poor's rating highlights derivative, hybrid and certain other types of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol in the rating of a class of securities should not be taken as an indication that such securities will exhibit no volatility or variability in total return.]

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

-------------------------------------------------------  ----------------------------------------------------
NO   DEALER,   SALESMAN   OR  OTHER   PERSON  HAS  BEEN
AUTHORIZED  TO GIVE  ANY  INFORMATION  OR TO  MAKE  ANY                    $______________
REPRESENTATION   NOT   CONTAINED  IN  THIS   PROSPECTUS
SUPPLEMENT  OR THE  PROSPECTUS  AND,  IF GIVEN OR MADE,
SUCH INFORMATION OR  REPRESENTATION  MUST NOT BE RELIED
UPON AS HAVING BEEN  AUTHORIZED BY THE DEPOSITOR OR THE                    HOME EQUITY LOAN
UNDERWRITER.   THIS   PROSPECTUS   SUPPLEMENT  AND  THE                      TRUST 199___
PROSPECTUS   DO  NOT   CONSTITUTE   AN   OFFER  OF  ANY            $______ [FIXED] [FLOATING] RATE
SECURITIES  OTHER THAN THOSE TO WHICH THEY RELATE OR AN                   ASSET BACKED NOTES
OFFER TO SELL,  OR A  SOLICITATION  OF AN OFFER TO BUY,            $______ [FIXED] [FLOATING] RATE
TO ANY PERSON IN ANY  JURISDICTION  WHERE SUCH AN OFFER               ASSET BACKED CERTIFICATES,
OR   SOLICITATION   WOULD  BE  UNLAWFUL.   NEITHER  THE
DELIVERY  OF  THIS   PROSPECTUS   SUPPLEMENT   AND  THE
PROSPECTUS  NOR ANY SALE MADE  HEREUNDER  SHALL,  UNDER                    IndyMac ABS, Inc.
ANY  CIRCUMSTANCES,  CREATE  ANY  IMPLICATION  THAT THE                       (Depositor)
INFORMATION  CONTAINED HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THEIR RESPECTIVE DATES.

                    ---------------                                           PROSPECTUS
                                                                              SUPPLEMENT
                   TABLE OF CONTENTS                                           [, 199 ]
                                                Page
                                                ----
                 PROSPECTUS SUPPLEMENT

Summary of Terms                                                             [UNDERWRITER]
Risk Factors
The Trust
The [Letter of Credit][Surety Bond] Issuer
The Master Servicer
The Home Equity Loan Program
Description of the Mortgage Loans
Maturity and Prepayment Considerations
Description of the Master Servicing Agreement
Description of the Securities
The Depositor
The Indenture
The Trust Agreement
Administration Agreement
The Indenture Trustee
The Owner Trustee
Use of Proceeds
Certain Federal Income Tax Consequences
State Tax Consequences
ERISA Considerations
Legal Investment Considerations
Underwriting
Legal Matters
Ratings

                      PROSPECTUS

Prospectus  Supplement or Current Report on Form 8-K
Incorporation of Certain Documents  by  Reference
Available  Information
Reports  to  Securityholders
Summary of Terms
Risk  Factors
The Trust Fund
Use of Proceeds
The  Depositor
Loan Program
Description of the Securities
-------------------------------------------------------  ----------------------------------------------------






                  SUBJECT TO COMPLETION, DATED ________, 1998


PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________, 199__)

                                                        $-------------------

                                 (APPROXIMATE)

                         HOME EQUITY LOAN TRUST 199_-_

           HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199_-_

                               INDYMAC ABS, INC.

                                   DEPOSITOR

                                [INDYMAC, INC.]

                          SELLER AND MASTER SERVICER

     Each Home Equity Loan Asset Backed Certificate, Series 199_-_ (collectively, the "Certificates") will represent an undivided interest in the Home Equity Loan Trust 199_-_ (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement among [IndyMac, Inc. ("IndyMac")], as Seller and Master Servicer, IndyMac ABS, Inc., as Depositor, and [ ], as Trustee. The property of the Trust will include a pool of [adjustable rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured primarily by first and second deeds of trust or mortgages on one- to four-family residential properties.

     The aggregate undivided interest in the Trust represented by the Certificates will, as of ____________, 199_ (the "Cut-off Date"), represent approximately __% of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust not represented by the Certificates (the "Transferor Interest") will initially be equal to $_________________, which as of the Cut-off Date is _% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.

     Distributions of principal and interest on the Certificates will be made on the __________th day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a "Distribution Date"), commencing ___________, 199_. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal calculated as set forth herein. The Certificates are not guaranteed by the Depositor, [IndyMac] or any affiliate thereof. [However, the Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a financial guaranty insurance policy (the "Policy") to be issued by

                                   [INSURER]

                                ---------------

 PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER"RISK
  FACTORS" ON PAGE S-15 HEREIN AND ON PAGE 16 IN THE ACCOMPANYING
                                  PROSPECTUS.

 THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
    INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, [INDYMAC], THE TRUSTEE OR
     ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER
            THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR
                    GUARANTEED BY ANY GOVERNMENTAL AGENCY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


=================================================================================================================

                                               Price to               Underwriting             Proceeds to the
                                              Public (1)               Discount(2)              Depositor(3)

-------------------------------------- ------------------------- ------------------------ --------------------------

Per Certificate....................                           %                        %                          %
====================================== ========================= ======================== ==========================

Total..............................    $                         $                        $
====================================== ========================= ======================== ==========================



(1)      Plus accrued interest, if any, from _______________, 199_.

(2) The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

(3) Before deducting expenses, estimated to be $_______________.

                                ---------------

     The Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System on or about ______________, 199_ (the "Closing Date"). The Certificates will be offered in Europe and the United States of America. [THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE TO BE USED BY COUNTRYWIDE SECURITIES CORPORATION, AN AFFILIATE OF INDYMAC ABS, INC. AND INDYMAC, INC., IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET MAKING TRANSACTIONS IN THE CERTIFICATES IN WHICH COUNTRYWIDE SECURITIES CORPORATION ACTS AS PRINCIPAL. COUNTRYWIDE SECURITIES CORPORATION MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT PRICES RELATED TO THE PREVAILING PRICES AT THE TIME OF SALE.]

                                ---------------

                                 [UNDERWRITER]

________________, 199__.

     There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "Risk Factors" herein and in the Prospectus.


     THE UNDERWRITER INTENDS TO MAKE A SECONDARY MARKET IN THE UNDERWRITTEN CERTIFICATES BUT HAS NO OBLIGATION TO DO SO. THERE IS CURRENTLY NO SECONDARY MARKET FOR THE CERTIFICATES AND THERE CAN BE NO ASSURANCE THAT SUCH A MARKET WILL DEVELOP OR, IF IT DOES DEVELOP, THAT IT WILL CONTINUE OR THAT IT WILL PROVIDE CERTIFICATEHOLDERS WITH A SUFFICIENT LEVEL OF LIQUIDITY OF INVESTMENT.


     The Certificates offered hereby constitute part of a separate series of Home Equity Loan Asset Backed Certificates being offered by IndyMac ABS, Inc. from time to time pursuant to its Prospectus dated _______________, 199__. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     UNTIL  NINETY  DAYS  AFTER THE DATE OF THIS  PROSPECTUS  SUPPLEMENT,  ALL
DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ---------------

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein and the Index of Defined Terms in the Prospectus for the definitions of certain capitalized terms. [TO THE EXTENT STATEMENTS CONTAINED HEREIN DO NOT RELATE TO HISTORICAL OR CURRENT INFORMATION, THIS PROSPECTUS SUPPLEMENT MAY BE DEEMED TO CONSIST OF FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE BUT ARE NOT LIMITED TO STATEMENTS CONTAINED IN "RISK FACTORS" AND "PREPAYMENT AND YIELD CONSIDERATIONS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. AS A CONSEQUENCE, NO ASSURANCE CAN BE GIVEN AS TO THE ACTUAL PAYMENTS ON, OR THE YIELD OF, ANY CLASS OF CERTIFICATES. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.]

Trust.......................       Home Equity Loan Trust 199_-_ (the "Trust")
                                   will be formed  pursuant  to a pooling  and
                                   servicing agreement (the "Agreement") to be
                                   dated  as  of  ______________,   199_  (the
                                   "Cut-off   Date")  among   [IndyMac,   Inc.
                                   ("IndyMac")],   as  seller   and   servicer
                                   (together   with  any   successor  in  such
                                   capacity,  the  "Seller"  and  the  "Master
                                   Servicer",   respectively),   IndyMac  ABS,
                                   Inc., as depositor (the "Depositor"), and [
                                   ], as trustee (the "Trustee"). The property
                                   of  the  Trust  will  include:  a  pool  of
                                   [adjustable  rate]  home  equity  revolving
                                   credit line loans made or to be made in the
                                   future  (the   "Mortgage   Loans"),   under
                                   certain home equity  revolving  credit line
                                   loan    agreements    (the   "Credit   Line
                                   Agreements") and secured by either first or
                                   second mortgages on residential  properties
                                   that  are  primarily  one-  to  four-family
                                   properties  (the  "Mortgaged  Properties");
                                   the  collections in respect of the Mortgage
                                   Loans   received  after  the  Cut-off  Date
                                   (exclusive   of   payments  in  respect  of
                                   accrued  interest  due on or  prior  to the
                                   Cut-off   Date  or  due  in  the  month  of
                                   _____________);  property  that  secured  a
                                   Mortgage  Loan which has been  acquired  by
                                   foreclosure or deed in lieu of foreclosure;
                                   an irrevocable  and  unconditional  limited
                                   financial  guaranty  insurance  policy (the
                                   "Policy"); an assignment of the Depositor's
                                   rights  under the  Purchase  Agreement  (as
                                   defined   herein);   rights  under  certain
                                   hazard  insurance   policies  covering  the
                                   Mortgaged Properties; and certain other property, as described more fully herein.

                                   The Trust  property will include the unpaid
                                   principal  balance of each Mortgage Loan as
                                   of the  Cut-off  Date  (the  "Cut-off  Date
                                   Principal   Balance")  plus  any  additions
                                   thereto  as a result of new  advances  made
                                   pursuant  to  the  applicable  Credit  Line
                                   Agreement   (the   "Additional   Balances")
                                   during the life of the Trust.  With respect
                                   to any  date,  the "Pool  Balance"  will be
                                   equal  to the  aggregate  of the  Principal
                                   Balances of all  Mortgage  Loans as of such
                                   date. The aggregate  Cut-off Date Principal
                                   Balance   of   the   Mortgage    Loans   is
                                   $____________________  (the  "Cut-off  Date
                                   Pool Balance").  The "Principal Balance" of
                                   a Mortgage  Loan (other  than a  Liquidated
                                   Mortgage  Loan)  on any day is equal to its
                                   Cut-off Date  Principal  Balance,  plus (i)
                                   any Additional  Balances in respect of such
                                   Mortgage Loan,  minus (ii) all  collections
                                   credited  against the Principal  Balance of
                                   such Mortgage  Loan in accordance  with the
                                   related Credit Line Agreement prior to such
                                   day. The Principal  Balance of a Liquidated
                                   Mortgage  Loan (as  defined  herein)  after
                                   final   recovery  of  related   Liquidation
                                   Proceeds (as defined herein) shall be zero.

Securities Offered..........       Each of the Home Equity  Loan Asset  Backed
                                   Certificates,  Series 199_-_ offered hereby
                                   (the    "Certificates")    represents    an
                                   undivided   interest  in  the  Trust.  Each
                                   Certificate represents the right to receive
                                   payments of interest at the  variable  rate
                                   described below (the  "Certificate  Rate"),
                                   payable monthly,  and payments of principal
                                   at such  time  and to the  extent  provided
                                   below. The aggregate  undivided interest in
                                   the Trust  represented by the  Certificates
                                   as  of  the   Closing   Date   will   equal
                                   $__________________ (the "Original Invested
                                   Amount"),   which  represents  __%  of  the
                                   Cut-off Date Pool  Balance.  The  "Original
                                   Certificate  Principal  Balance" will equal
                                   $__________________.  Following the Closing
                                   Date, the "Invested Amount" with respect to
                                   any  date  will be an  amount  equal to the
                                   Original  Invested  Amount  minus  (i)  the
                                   amount of  Investor  Principal  Collections
                                   (as defined herein) previously  distributed
                                   to  Certificateholders,  and minus  (ii) an
                                   amount equal to the product of the Investor
                                   Floating  Allocation   Percentage  and  the
                                   Liquidation  Loss Amounts  (each as defined
                                   herein).   The   Transferor  (as  described
                                   below) will own the remaining undivided interest (the "Transferor Interest") in the Mortgage Loans, which is equal to the Pool
                                   Balance minus the Invested Amount and will initially equal approximately __% of the Cut-off Date Pool Balance. The Transferor
                                   (the "Transferor") as of any date is the owner of the Transferor Interest which initially will be [IndyMac].

                                   The Certificates will be issued pursuant to
                                   the Agreement.  The principal amount of the
                                   outstanding  Certificates (the "Certificate
                                   Principal Balance") on any date is equal to
                                   the Original Certificate  Principal Balance
                                   minus the  aggregate  of  amounts  actually
                                   distributed    as    principal    to    the
                                   Certificateholders. See "Description of the
                                   Certificates" herein.

Removal of Certain
Mortgage Loans;
Additional Balances.........       Subject  to  certain  conditions,   on  any
                                   Distribution  Date the Transferor  may, but
                                   shall not be obligated  to, remove from the
                                   Trust certain Mortgage Loans without notice
                                   to the  Certificateholders.  The Transferor
                                   is  permitted  to  designate  the  Mortgage
                                   Loans  to be  removed.  Mortgage  Loans  so
                                   designated   will  only  be  removed   upon
                                   satisfaction    of    certain    conditions
                                   specified in the Agreement,  including: (i)
                                   the Transferor  Interest as of the Transfer
                                   Date  (as  defined  herein)  (after  giving
                                   effect to such removal) exceeds the Minimum
                                   Transferor  Interest  (as  defined  below);
                                   (ii) the Transferor shall have delivered to
                                   the  Trustee  a  "Mortgage  Loan  Schedule"
                                   containing  a list  of all  Mortgage  Loans
                                   remaining in the Trust after such  removal;
                                   (iii) the  Transferor  shall  represent and
                                   warrant that no selection  procedures which
                                   are  adverse  to  the   interests   of  the
                                   Certificateholders   or   the   Certificate
                                   Insurer  were  used  by the  Transferor  in
                                   selecting  such  Mortgage  Loans;  (iv)  in
                                   connection  with the first such  retransfer
                                   of Mortgage Loans,  the Rating Agencies (as
                                   defined herein) shall have been notified of
                                   the  proposed  transfer  and  prior  to the
                                   Transfer  Date shall not have  notified the
                                   Transferor  in writing  that such  transfer
                                   would result in a reduction  or  withdrawal
                                   of the ratings assigned to the Certificates
                                   without  regard to the Policy;  and (v) the
                                   Transferor  shall  have  delivered  to  the
                                   Trustee  and  the  Certificate  Insurer  an
                                   officer's   certificate    confirming   the
                                   conditions set forth in clauses (i) through
                                   (iii)  above.   See   "Description  of  the
                                   Certificates--Optional     Transfers     of
                                   Mortgage Loans to the Transferor" herein.

                                   The "Minimum Transferor Interest" as of any date is an amount equal to the lesser of
                                   (a) __% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

                                   During   the   term  of  the   Trust,   all
                                   Additional  Balances will be transferred to
                                   and become property of the Trust.  The Pool
                                   Balance   at  any   time   will   generally
                                   fluctuate  from  day  to  day  because  the
                                   amount  of  Additional   Balances  and  the
                                   amount of principal  payments  with respect
                                   to the Mortgage  Loans will usually  differ
                                   from  day to day.  Because  the  Transferor
                                   Interest is equal to the Pool Balance minus
                                   the  Invested  Amount,  the  amount  of the
                                   Transferor Interest will fluctuate from day
                                   to day as draws  are made with  respect  to
                                   the   Mortgage   Loans  and  as   Principal
                                   Collections are received.

The Mortgage Loans..........       The Mortgage Loans are secured by first and
                                   second  mortgages on  Mortgaged  Properties
                                   located in ___ states. On the Closing Date,
                                   [IndyMac]  will sell the Mortgage  Loans to
                                   the  Depositor,   pursuant  to  a  purchase
                                   agreement (the "Purchase Agreement").

                                   The   percentage   of  the   Cut-off   Date
                                   Principal  Balance  of the  Mortgage  Loans
                                   secured  primarily by Mortgaged  Properties
                                   located  in  the   states  of   __________,
                                   --------,  ----------,  _______, ______ and
                                   ________  is  approximately  ____%,  ----%,
                                   ----%,     ----%,    ----%    and    ____%,
                                   respectively.  The "Combined  Loan-to-Value
                                   Ratio" of each  Mortgage  Loan is the ratio
                                   of (A) the sum of (i)  the  maximum  amount
                                   the  borrower  was  permitted  to draw down
                                   under the  related  Credit  Line  Agreement
                                   (the  "Credit  Limit") and (ii) the amounts
                                   of  any  related   senior   mortgage  loans
                                   (computed as of the date of  origination of
                                   each such Mortgage Loans) to (B) the lesser
                                   of (i) the appraised value of the Mortgaged
                                   Property or (ii) in the case of a Mortgaged
                                   Property  purchased  within one year of the
                                   origination  of the related  Mortgage Loan,
                                   the  purchase   price  of  such   Mortgaged
                                   Property.   As  of  the  Cut-off  Date  the
                                   Combined  Loan-to-Value  Ratios ranged from
                                   ____% to  ______%  and,  as of the  Cut-off
                                   Date,   the   weighted   average   Combined
                                   Loan-to-Value Ratio of the Mortgage Loans was approximately ____%.

                                   [Interest on each  Mortgage Loan is payable
                                   monthly and  computed on the related  daily
                                   outstanding  Principal Balance for each day
                                   in the billing cycle at a variable rate per
                                   annum (the "Loan  Rate")  equal at any time
                                   (subject  to maximum  rates,  as  described
                                   herein under  "Description  of the Mortgage
                                   Loans--Mortgage  Loan  Terms,"  and further
                                   subject to applicable usury limitations) to
                                   the  sum  of (i)  the  highest  prime  rate
                                   published in the "Money  Rates"  section of
                                   The Wall  Street  Journal and (ii) a Margin
                                   within the range of ____% to ____%].  As of
                                   the  Cut-off  Date,  the  weighted  average
                                   Margin was approximately  ____%. Loan Rates
                                   are adjusted  monthly on the first business
                                   day of the calendar month preceding the Due
                                   Date.  As to each Mortgage  Loan,  the "Due
                                   Date" is the  fifteenth  day of each month.
                                   The Cut-off Date Principal  Balances ranged
                                   from  zero  to  $__________   and  averaged
                                   approximately  $__________.  Credit  Limits
                                   under the Mortgage  Loans as of the Cut-off
                                   Date ranged from $__________ to $__________
                                   and  averaged  approximately   $__________.
                                   Each  Mortgage  Loan was  originated in the
                                   period   from   _______________,   199_  to
                                   ________________,  199_.  As of the Cut-off
                                   Date, the maximum Credit Limit  Utilization
                                   Rate (as  defined  herein) was 100% and the
                                   weighted  average Credit Limit  Utilization
                                   Rate  was  approximately  ____%.  As of the
                                   Cut-off   Date,   approximately   ____%  by
                                   Cut-off  Date  Principal   Balance  of  the
                                   Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately ____% of the Mortgage Loans represented second liens. As of the Cut-off Date, the Mortgage Loans had remaining terms to scheduled maturity ranging from ___ months to ___ months and had a weighted average of approximately ___ months. See "Description of the Mortgage Loans" herein.

Denominations...............       The   Certificates   will  be  offered  for
                                   purchase  in  denominations  of $1,000  and
                                   multiples  of $1  in  excess  thereof.  The
                                   interest  in  the  Trust   evidenced  by  a
                                   Certificate  (the  "Percentage   Interest")
                                   will be equal to the percentage  derived by
                                   dividing   the    denomination    of   such
                                   Certificate  by  the  Original  Certificate
                                   Principal Balance.

Registration of
Certificates................       The  Certificates  will initially be issued
                                   in  book-entry  form.   Persons   acquiring
                                   beneficial   ownership   interests  in  the
                                   Certificates   ("Certificate  Owners")  may
                                   elect to hold their  Certificate  interests
                                   through  The   Depository   Trust   Company
                                   ("DTC"),  in the United States, or Centrale
                                   de  Livraison  de Valeurs  Mobilieres  S.A.
                                   ("CEDEL")   or   the    Euroclear    System
                                   ("Euroclear"),  in Europe. Transfers within
                                   DTC,  CEDEL or  Euroclear,  as the case may
                                   be,  will be in  accordance  with the usual
                                   rules  and  operating   procedures  of  the
                                   relevant    system.    So   long   as   the
                                   Certificates  are  Book-Entry  Certificates
                                   (as defined herein), such Certificates will
                                   be  evidenced  by one or more  Certificates
                                   registered  in  the  name  of  Cede  &  Co.
                                   ("Cede"),  as the  nominee of DTC or one of
                                   the  relevant  depositaries  (collectively,
                                   the "European Depositaries").  Cross-market
                                   transfers  between persons holding directly
                                   or indirectly through DTC, on the one hand,
                                   and  counterparties   holding  directly  or
                                   indirectly  through CEDEL or Euroclear,  on
                                   the other,  will be effected in DTC through
                                   Citibank  N.A.  ("Citibank")  or The  Chase
                                   Manhattan  Bank  ("Chase"),   the  relevant
                                   depositaries   of   CEDEL   or   Euroclear,
                                   respectively,   and  each  a  participating
                                   member  of  DTC.  The   Certificates   will
                                   initially  be  registered  in the  name  of
                                   Cede.      The     interests     of     the
                                   Certificateholders  will be  represented by
                                   book  entries  on the  records  of DTC  and
                                   participating     members    thereof.    No
                                   Certificate   Owner  will  be  entitled  to
                                   receive    a     definitive     certificate
                                   representing such person's interest, except
                                   in the event that  Definitive  Certificates
                                   (as defined  herein)  are issued  under the
                                   limited circumstances described herein. All
                                   references in this Prospectus Supplement to
                                   any  Certificates  reflect  the  rights  of
                                   Certificate  Owners only as such rights may
                                   be   exercised    through   DTC   and   its
                                   participating  organizations for so long as
                                   such  Certificates  are  held by  DTC.  See
                                   "Risk  Factors--Book-Entry   Certificates",
                                   "Description             of             the
                                   Certificates--Book-Entry      Certificates"
                                   herein and "Annex I" hereto.

Depositor...................       IndyMac ABS,  Inc., a Delaware  corporation
                                   and a limited purpose finance subsidiary of
                                   IndyMac, Inc., a Delaware corporation.  The
                                   principal    executive   offices   of   the
                                   Depositor  are  located  at 155 North  Lake
                                   Avenue,    Pasadena,    California    91101
                                   (Telephone:   (818)  ___-____).   See  "The
                                   Depositor" in the Prospectus.

Master Servicer of the Mortgage
Loans.......................       [IndyMac,   Inc.,  a  Delaware  corporation
                                   headquartered in Pasadena,  California. The
                                   principal  executive  offices of the Master
                                   Servicer  are  located  at 155  North  Lake
                                   Avenue,    Pasadena,    California    91101
                                   (Telephone:     (818)    304-8400).]    See
                                   "Servicing   of  the  Mortgage   Loans--The
                                   Master Servicer" herein.

Collections.................       All  collections on the Mortgage Loans will
                                   generally be allocated in  accordance  with
                                   the Credit Line Agreements  between amounts
                                   collected   in  respect  of  interest   and
                                   amounts  collected in respect of principal.
                                   As  to  any  Distribution  Date,  "Interest
                                   Collections"  will be equal to the  amounts
                                   collected  during  the  related  Collection
                                   Period,   including   the  portion  of  Net
                                   Liquidation  Proceeds  (as  defined  below)
                                   allocated to interest pursuant to the terms
                                   of  the   Credit   Line   Agreements   less
                                   Servicing  Fees for the related  Collection
                                   Period.

                                   As to  any  Distribution  Date,  "Principal
                                   Collections"  will be  equal  to the sum of
                                   (i)  the  amounts   collected   during  the
                                   related  Collection  Period,  including the
                                   portion   of   Net   Liquidation   Proceeds
                                   allocated  to  principal  pursuant  to  the
                                   terms of the  Credit  Line  Agreements  and
                                   (ii)  any  Transfer   Deposit  Amounts  (as
                                   defined herein).

                                   "Net Liquidation  Proceeds" with respect to
                                   a Mortgage Loan are the proceeds (excluding
                                   amounts  drawn on the  Policy)  received in
                                   connection  with  the  liquidation  of  any
                                   Mortgage Loan,  whether  through  trustee's
                                   sale,   foreclosure   sale  or   otherwise,
                                   reduced  by  related   expenses,   but  not
                                   including  the  portion,  if  any,  of such
                                   amount that exceeds the  Principal  Balance
                                   of the  Mortgage  Loan plus any accrued and
                                   unpaid  interest  thereon to the end of the
                                   Collection   Period   during   which   such
                                   Mortgage Loan became a Liquidated  Mortgage
                                   Loan.

                                   With respect to any Distribution  Date, the
                                   portion of Interest  Collections  allocable
                                   to  the  Certificates  ("Investor  Interest
                                   Collections") will equal the product of (a)
                                   Interest  Collections for such Distribution
                                   Date   and   (b)  the   Investor   Floating
                                   Allocation Percentage.  With respect to any
                                   Distribution  Date, the "Investor  Floating
                                   Allocation  Percentage"  is the  percentage
                                   equivalent  of  a  fraction  determined  by
                                   dividing the  Invested  Amount at the close
                                   of business on the  preceding  Distribution
                                   Date (or at the Closing Date in the case of
                                   the  first  Distribution  Date) by the Pool
                                   Balance  at the  beginning  of the  related
                                   Collection  Period. The remaining amount of
                                   Interest  Collections  will be allocated to
                                   the  Transferor   Interest  as  more  fully
                                   described herein.

                                   On each  Distribution  Date,  the  Investor
                                   Interest Collections will be applied in the
                                   following order of priority: (i) as payment
                                   to the  Trustee  for its  fee for  services
                                   rendered pursuant to the Agreement; (ii) as
                                   payment  for the  premium  for the  Policy;
                                   (iii) as payment for the  accrued  interest
                                   due and any overdue accrued  interest (with
                                   interest   thereon)   on  the   Certificate
                                   Principal Balance of the Certificates; (iv)
                                   to pay any Investor Loss Amount (as defined
                                   herein) for such Distribution  Date; (v) as
                                   payment for any Investor  Loss Amount for a
                                   previous  Distribution  Date  that  was not
                                   previously (a) funded by Investor  Interest
                                   Collections      allocable      to      the
                                   Certificateholders,  (b)  absorbed  by  the
                                   Overcollateralization Amount, (c) funded by
                                   amounts on deposit in the Spread Account or
                                   (d) funded by draws on the Policy;  (vi) to
                                   reimburse  prior draws made from the Policy
                                   (with  interest  thereon);   (vii)  to  pay
                                   principal  on the  Certificates  until  the
                                   Invested  Amount  exceeds  the  Certificate
                                   Principal    Balance   by   the    Required
                                   Overcollateralization   Amount,   each   as
                                   defined  herein (such amount,  if any, paid
                                   pursuant   to  this   clause   (vii)  being
                                   referred  to  herein  as  the  "Accelerated
                                   Principal Distribution Amount"); (viii) any
                                   other  amounts  required to be deposited in
                                   an   account   for  the   benefit   of  the
                                   Certificate Insurer and Certificateholders pursuant to the Agreement or amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and (x) to the Transferor to the extent permitted as described herein.

                                   Investor  Interest  Collections   available
                                   after  the   payment  of  interest  on  the
                                   Certificates  may be  insufficient to cover
                                   any   Investor   Loss   Amount.   If   such
                                   insufficiency  results  in the  Certificate
                                   Principal  Balance  exceeding  the Invested
                                   Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.

                                   The  "Overcollateralization  Amount" on any
                                   date of  determination  is the  amount,  if
                                   any, by which the Invested  Amount  exceeds
                                   the Certificate  Principal  Balance on such
                                   day.    Payments   to    Certificateholders
                                   pursuant  to  clause  (iii)  above  will be
                                   interest   payments  on  the  Certificates.
                                   Payments to Certificateholders  pursuant to
                                   clauses   (iv),   (v)  and  (vii)  will  be
                                   principal  payments on the Certificates and
                                   will  therefore   reduce  the   Certificate
                                   Principal   Balance,    however,   payments
                                   pursuant  to clause  (vii)  will not reduce
                                   the  Invested   Amount.   The   Accelerated
                                   Principal   Distribution   Amount   is  not
                                   guaranteed by the Policy.

                                   "Liquidation   Loss   Amount"   means  with
                                   respect to any  Liquidated  Mortgage  Loan,
                                   the unrecovered  Principal  Balance thereof
                                   at the end of the related Collection Period
                                   in  which  such   Mortgage  Loan  became  a
                                   Liquidated   Mortgage  Loan,  after  giving
                                   effect to the Net  Liquidation  Proceeds in
                                   connection  therewith.  The "Investor  Loss
                                   Amount"   shall  be  the   product  of  the
                                   Investor Floating Allocation Percentage and
                                   the   Liquidation   Loss  Amount  for  such
                                   Distribution  Date. See "Description of the
                                   Certificates--Distributions      on     the
                                   Certificates" herein.

                                   Principal  Collections  will  be  allocated
                                   between  the   Certificateholders  and  the
                                   Transferor       ("Investor       Principal
                                   Collections"   and  "Transferor   Principal
                                   Collections",  respectively)  in accordance
                                   with  their  percentage  interests  in  the
                                   Mortgage    Loans    of   __%   and    __%,
                                   respectively,  as of the Cut-off  Date (the
                                   "Fixed  Allocation   Percentage"),   but  a
                                   lesser amount of Principal  Collections may
                                   be distributed to Certificateholders during
                                   the   Managed   Amortization   Period,   as
                                   described   below.   The  "Investor   Fixed
                                   Allocation Percentage" shall be __%.

                                   The Master  Servicer will deposit  Interest
                                   Collections and Principal Collections in respect of the Mortgage Loans in an account established for such purpose under the Agreement (the "Collection Account"). See "Description of the Certificates--Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account" herein.

Collection Period...........       As to any Distribution  Date other than the
                                   first  Distribution  Date, the  "Collection
                                   Period" is the calendar month preceding the month of such Distribution Date. As to the first Distribution Date, the "Collection
                                   Period" is the period beginning after the Cut-off Date and ending on the last day of _____________, 199_.

Interest....................       Interest  on  the   Certificates   will  be
                                   distributed monthly on the fifteenth day of
                                   each  month  or,  if  such  day  is  not  a
                                   Business  Day,  then  the  next  succeeding
                                   Business Day (each, a "Distribution Date"),
                                   commencing on ______________,  199_, at the
                                   Certificate  Rate for the related  Interest
                                   Period (as defined below). The "Certificate
                                   Rate" for an Interest Period will generally
                                   equal the sum of [(a) the London  Interbank
                                   offered  rate  for   one-month   Eurodollar
                                   deposits   ("LIBOR")   appearing   on   the
                                   Telerate Screen Page 3750, as of the second
                                   LIBOR  Business  Day  (as  defined  herein)
                                   prior  to the  first  day of such  Interest
                                   Period  (or as of two LIBOR  Business  Days
                                   prior to the Closing  Date,  in the case of
                                   the first Interest  Period) and (b) ____%.]
                                   Notwithstanding the foregoing,  in no event
                                   will the amount of interest  required to be
                                   distributed in respect of the  Certificates
                                   on  any  Distribution  Date  exceed  a rate
                                   equal to the  weighted  average of the Loan
                                   Rates (net of the Servicing  Fee Rate,  the
                                   fee  payable to the Trustee and the rate at
                                   which   the   premium    payable   to   the
                                   Certificate Insurer is calculated) weighted
                                   on the basis of the daily  balance  of each
                                   Mortgage  Loan during the  related  billing
                                   cycle  prior  to  the   Collection   Period
                                   relating   to   such   Distribution   Date.
                                   Interest on the  Certificates in respect of
                                   any Distribution  Date will accrue from the
                                   preceding Distribution Date (or in the case
                                   of the first  Distribution  Date,  from the
                                   date  of  the   initial   issuance  of  the
                                   Certificates (the "Closing Date") through the day preceding such Distribution Date
                                   (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

                                   Interest  payments on the Certificates will
                                   be   funded    from    Investor    Interest
                                   Collections,  any funds on  deposit  in the
                                   Spread   Account  and  from  draws  on  the
                                   Policy.    See    "Description    of    the
                                   Certificates" herein.

Principal Payments from
Principal Collections.......       For  the  period  beginning  on  the  first
                                   Distribution   Date  and,  unless  a  Rapid
                                   Amortization   Event  (as  defined  herein)
                                   shall have earlier occurred,  ending on the
                                   Distribution  Date in  _____________,  200_
                                   (the "Managed  Amortization  Period"),  the
                                   amount of Principal  Collections payable to
                                   Certificateholders  as of each Distribution
                                   Date during the Managed Amortization Period
                                   will  equal,   to  the  extent   funds  are
                                   available therefor, the Scheduled Principal
                                   Collections  Distribution  Amount  for such
                                   Distribution Date. On any Distribution Date
                                   during the Managed Amortization Period, the
                                   "Scheduled      Principal       Collections
                                   Distribution Amount" shall equal the lesser
                                   of (i) the  Maximum  Principal  Payment (as
                                   defined  herein)  and (ii) the  Alternative
                                   Principal Payment (as defined herein). With
                                   respect  to  any  Distribution   Date,  the
                                   "Maximum  Principal Payment" will equal the
                                   product of the  Investor  Fixed  Allocation
                                   Percentage  and Principal  Collections  for
                                   such Distribution Date. With respect to any
                                   Distribution    Date,   the    "Alternative
                                   Principal  Payment"  will equal the greater
                                   of (x) ____% of the  Certificate  Principal
                                   Balance    immediately    prior   to   such
                                   Distribution  Date and (y) the amount,  but
                                   not   less   than   zero,    of   Principal
                                   Collections for such Distribution Date less
                                   the   aggregate  of   Additional   Balances
                                   created   during  the  related   Collection
                                   Period.

                                   Beginning with the first  Distribution Date
                                   following    the   end   of   the   Managed
                                   Amortization    Period,   the   amount   of
                                   Principal     Collections     payable    to
                                   Certificateholders   on  each  Distribution
                                   Date will be equal to the Maximum Principal
                                   Payment.    See    "Description    of   the
                                   Certificates--Distributions      on     the
                                   Certificates" herein.

                                   In  addition,   to  the  extent  funds  are
                                   available    therefor    (including   funds
                                   available   under  the   Policy),   on  the
                                   Distribution  Date in  _____________  20__,
                                   Certificateholders   will  be  entitled  to
                                   receive as payment of  principal  an amount
                                   equal   to  the   outstanding   Certificate
                                   Principal Balance.

                                   Distributions   of  Principal   Collections
                                   based upon the  Investor  Fixed  Allocation
                                   Percentage may result in  distributions  of
                                   principal to  Certificateholders in amounts
                                   that are greater  relative to the declining
                                   Pool  Balance than would be the case if the
                                   Investor  Floating  Allocation   Percentage
                                   were used to determine  the  percentage  of
                                   Principal   Collections    distributed   in
                                   respect  of  the   Invested   Amount.   The
                                   aggregate  distributions  of  principal  to
                                   Certificateholders   will  not  exceed  the
                                   Original Certificate Principal Balance.

The Certificate Insurer.....      [Insurer] (the "Certificate  Insurer") is a
                                   ____________   insurance   company  engaged
                                   exclusively  in  the  business  of  writing
                                   financial guaranty  insurance,  principally
                                   in   respect  of   securities   offered  in
                                   domestic   and   foreign    markets.    The
                                   Certificate Insurer's claims-paying ability
                                   is       rated       _____________       by
                                   _________________________________________
                                   and                ______                by
                                   ________________________________________.
                                   See  "The  Certificate   Insurer"  in  this
                                   Prospectus Supplement.

Policy......................       On or before the Closing  Date,  the Policy
                                   will be issued by the  Certificate  Insurer
                                   pursuant to the provisions of the Insurance
                                   and  Indemnity  Agreement  (the  "Insurance
                                   Agreement")    to    be    dated    as   of
                                   _____________,  199_, among the Seller, the
                                   Depositor, the Master Servicer and the Certificate Insurer.

                                   The    Policy    will    irrevocably    and
                                   unconditionally  guarantee  payment on each
                                   Distribution  Date to the  Trustee  for the
                                   benefit of the  Certificateholders the full
                                   and complete  payment of (i) the Guaranteed
                                   Principal  Distribution  Amount (as defined
                                   herein)  with  respect to the  Certificates
                                   for such Distribution Date and (ii) accrued
                                   and unpaid interest due on the Certificates
                                   (together, the "Guaranteed Distributions"),
                                   with such Guaranteed  Distributions  having
                                   been  calculated  in  accordance  with  the
                                   original terms of the  Certificates  or the
                                   Agreement    except   for   amendments   or
                                   modifications   to  which  the  Certificate
                                   Insurer   has  given   its  prior   written
                                   consent.  The  effect  of the  Policy is to
                                   guarantee  the timely  payment of  interest
                                   on,  and  the   ultimate   payment  of  the
                                   principal    amount    of,   all   of   the
                                   Certificates.

                                   The  "Guaranteed   Principal   Distribution
                                   Amount" for any Distribution  Date shall be
                                   the   amount  by  which   the   Certificate
                                   Principal  Balance  (after giving effect to
                                   all   other   amounts   distributable   and
                                   allocable to principal on the  Certificates
                                   on  such  Distribution  Date)  exceeds  the
                                   Invested Amount for such Distribution Date.
                                   In addition,  the Policy will guarantee the
                                   payment  of  the  outstanding   Certificate
                                   Principal Balance on the Distribution Date in ____________, 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution
                                   Date).

                                   In  accordance  with  the  Agreement,   the
                                   Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

                                   In  the  absence  of  payments   under  the
                                   Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates--The Policy" herein.

Overcollateralization
Amount......................       The  distribution of Accelerated  Principal
                                   Distribution    Amounts,    if   any,    to
                                   Certificateholders   may   result   in  the
                                   Invested  Amount  being  greater  than  the
                                   Certificate   Principal  Balance,   thereby
                                   creating the Overcollateralization  Amount.
                                   The  Overcollateralization  Amount, if any,
                                   will be  available  to absorb any  Investor
                                   Loss   Amount  not   covered  by   Investor
                                   Interest    Collections.     Payments    of
                                   Accelerated Principal  Distribution Amounts
                                   are not covered by the Policy. Any Investor
                                   Loss    Amounts   not   covered   by   such
                                   overcollateralization, amounts on deposit in the Spread Account or Investor Interest
                                   Collections will be covered by draws on the Policy to the extent provided therein.

Record Date.................       The last day preceding a Distribution  Date
                                   or,  if  the  Certificates  are  no  longer
                                   Book-Entry Certificates, the last day of the month preceding a Distribution Date.

Servicing...................       The Master Servicer will be responsible for
                                   servicing,  managing and making collections
                                   on the Mortgage Loans.  The Master Servicer
                                   will deposit all  collections in respect of
                                   the  Mortgage  Loans  into  the  Collection
                                   Account as described  herein.  On the third
                                   Business  Day  prior  to each  Distribution
                                   Date (the "Determination Date"), the Master
                                   Servicer will  calculate,  and instruct the
                                   Trustee  regarding  the amounts to be paid,
                                   as     described     herein,     to     the
                                   Certificateholders   on  such  Distribution
                                   Date.    See     "Description     of    the
                                   Certificates--Distributions      on     the
                                   Certificates"  herein. With respect to each
                                   Collection Period, the Master Servicer will
                                   receive  from  collections  in  respect  of
                                   interest on the Mortgage  Loans,  on behalf
                                   of itself, a portion of such collections as
                                   a  monthly  servicing  fee (the  "Servicing
                                   Fee") in the amount of approximately  ____%
                                   per annum (the "Servicing Fee Rate") on the
                                   aggregate   Principal   Balances   of   the
                                   Mortgage  Loans as of the first day of each
                                   such Collection Period. See "Description of
                                   the  Certificates--Servicing   Compensation
                                   and Payment of Expenses" herein. In certain
                                   limited circumstances,  the Master Servicer
                                   may resign or be  removed,  in which  event
                                   either  the   Trustee   or  a   third-party
                                   servicer  will be  appointed as a successor
                                   Master  Servicer.  See  "Description of the
                                   Certificates--Certain Matters Regarding the
                                   Master Servicer and the Transferor" herein.

Final Payment of
Principal; Termination......       The   Trust   will    terminate    on   the
                                   Distribution  Date  following  the later of
                                   (A) payment in full of all amounts owing to
                                   the   Certificate   Insurer   and  (B)  the
                                   earliest  of (i) the  Distribution  Date on
                                   which the Certificate Principal Balance has
                                   been  reduced  to  zero,   (ii)  the  final
                                   payment  or other  liquidation  of the last
                                   Mortgage  Loan  in  the  Trust,  (iii)  the
                                   optional  retransfer  to the  Transferor of
                                   the  Certificates,  as described  below and
                                   (iv)    the     Distribution     Date    in
                                   ______________, 20__. The Certificates will
                                   be subject to  optional  retransfer  to the
                                   Transferor on any  Distribution  Date after
                                   the   Certificate   Principal   Balance  is
                                   reduced to an amount  less than or equal to
                                   $________________   (__%  of  the  Original
                                   Certificate   Principal  Balance)  and  all
                                   amounts  due and  owing to the  Certificate
                                   Insurer  and  unreimbursed   draws  on  the
                                   Policy,  together with interest thereon, as
                                   provided  under  the  Insurance  Agreement,
                                   have been paid. The  retransfer  price will
                                   be  equal  to the  sum  of the  outstanding
                                   Certificate  Principal  Balance and accrued
                                   and   unpaid   interest   thereon   at  the
                                   Certificate  Rate through the day preceding
                                   the   final    Distribution    Date.    See
                                   "Description             Of             The
                                   Certificates--Termination;   Retirement  of
                                   the    Certificates"    herein   and   "The
                                   Agreements--Termination";          Optional
                                   Termination in the Prospectus.

                                   In addition, the Trust may be liquidated as
                                   a result of certain  events of  bankruptcy,
                                   insolvency or receivership  relating to the
                                   Transferor.   See   "Description   of   the
                                   Certificates--Rapid   Amortization  Events"
                                   herein.

Trustee.....................       [ ],  a  ____________________________  (the
                                   "Trustee") will act as Trustee on behalf of the Certificateholders.

Mandatory Retransfer of
Certain Mortgage Loans......       The     Seller     will    make     certain
                                   representations   and   warranties  in  the
                                   Agreement  with  respect  to  the  Mortgage
                                   Loans. Subject to the limitations described
                                   below    under    "Descriptions    of   the
                                   Certificates--Assignment  of  the  Mortgage
                                   Loans", if the Seller breaches certain of its representations and warranties with respect to any Mortgage Loan and such breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and is not cured within the specified period, the Mortgage Loan will be removed from the Trust upon the expiration of a specified period from the date on which the Seller becomes aware or receives notice of such breach and will be reassigned to the Seller. See "Description of the Certificates--Assignment of Mortgage
                                   Loans" herein. Federal Income Tax

Consequences................       Subject to the  qualifications set forth in
                                   "Certain  Federal Income Tax  Consequences"
                                   herein,   special   tax   counsel   to  the
                                   Depositor  is of the  opinion  that,  under
                                   existing law, a Certificate will be treated
                                   as a debt instrument for Federal income tax
                                   purposes as of the Closing Date.  Under the
                                   Agreement,  the  Transferor,  the Depositor
                                   and the  Certificateholders  will  agree to
                                   treat the  Certificates as indebtedness for
                                   Federal  income tax purposes.  See "Certain
                                   Federal Income Tax Consequences" herein and
                                   in   the    Prospectus    for    additional
                                   information  concerning the  application of
                                   Federal income tax laws.

ERISA Considerations........       The  acquisition  of  a  Certificate  by  a
                                   pension or other  employee  benefit plan (a
                                   "Plan") subject to the Employee  Retirement
                                   Income  Security  Act of 1974,  as  amended
                                   ("ERISA"), could, in some instances, result
                                   in  a  "prohibited  transaction"  or  other
                                   violation of the  fiduciary  responsibility
                                   provisions  of ERISA and Code Section 4975.
                                   Certain   exemptions  from  the  prohibited
                                   transaction  rules could be  applicable  to
                                   the  acquisition of the  Certificates.  Any
                                   Plan  fiduciary   considering   whether  to
                                   purchase  any  Certificate  on  behalf of a
                                   Plan  should   consult   with  its  counsel
                                   regarding   the    applicability   of   the
                                   provisions  of  ERISA  and  the  Code.  See
                                   "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations..............       The   Certificates   will  not   constitute
                                   "mortgage related  securities" for purposes
                                   of   the    Secondary    Mortgage    Market
                                   Enhancement Act of 1984 ("SMMEA"),  because
                                   not  all  of  the  Mortgages  securing  the
                                   Mortgage   Loans   are   first   mortgages.
                                   Accordingly,  many  institutions with legal
                                   authority  to  invest in  comparably  rated
                                   securities  based solely on first mortgages
                                   may not be legally  authorized to invest in
                                   the  Certificates.  See  "Legal  Investment
                                   Considerations"     herein    and    "Legal
                                   Investment" in the Prospectus.

Certificate Rating..........       It is a  condition  to the  issuance of the
                                   Certificates  that  they be rated  "___" by
                                   _____  and  "___"  by  _________   (each  a
                                   "Rating  Agency").   In  general,   ratings
                                   address credit risk and do not address the likelihood of prepayments. See "Ratings" herein and "Risk Factors--Rating of the Securities" in the Prospectus.


                                 RISK FACTORS

     Book-Entry REGISTRATION MAY REDUCE LIQUIDITY OF THE Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

     Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.


     DELAYS DUE TO LIQUIDATIONS OF MORTGAGED PROPERTIES. Minimum monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform on its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fails to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

     Prepayment Considerations AND RISKS. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Description of the Certificates" herein and "Certain Legal Aspects of Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans.


     Certificate RATING-LIMITATIONS. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.


     Legal Considerations. The Mortgage Loans are secured by mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of Loans" in the Prospectus.

     The sale of the Mortgage Loans from [IndyMac] to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of [IndyMac], the receiver of [IndyMac] may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by [IndyMac], secured by a pledge of the applicable Mortgage Loans. If the receiver decided to challenge such transfer, (i) if the Mortgage Loans have not been delivered to the Trustee, the interest of the Trust in the Mortgage Loans will be that of an unperfected security interest and (ii) even if the Mortgage Loans have been delivered to the Trustee, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Mortgage Loans by it to the Trust is either a valid transfer and assignment of such Mortgage Loans to the Trust or the grant to the Trust of a security interest in such Mortgage Loans.

     If a conservator, receiver or trustee were appointed for the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur, Additional Balances would not be sold to the Trust. In such an event, the Rapid Amortization Period would commence and the Trustee would attempt to sell the Mortgage Loans (unless Certificateholders holding Certificates evidencing undivided interests aggregating at least 51% of the Certificate Principal Balance instruct otherwise), thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Investor Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders and the Policy will cover any amount by which such remaining net proceeds are insufficient to pay the Certificate Principal Balance in full.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

     [Geographic Concentration. As of the Cut-off Date, approximately _____% (by Cut-off Date Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.]

     Master Servicer's Ability to Change the Terms of the Mortgage Loans. The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

     Delinquent Mortgage Loans. The Trust will include Mortgage Loans which are __ or fewer days delinquent as of the Cut-off Date. The Cut-off Date Principal Balance of Mortgage Loans which are between __ days and __ days delinquent as of the Cut-off Date was $_________________. If there are not sufficient funds from the Investor Interest Collections to cover the Investor Loss Amounts for any Distribution Date, the Overcollateralization Amount and the amount on deposit in the Spread Account have been reduced to zero, and the Certificate Insurer fails to perform its obligations under the Policy, the aggregate amount of principal returned to the Certificateholders may be less than the Certificate Principal Balance on the day the Certificates are issued.

     For a discussion of additional risks pertaining to the Certificates, see "Risk Factors" in the Prospectus.

                            THE CERTIFICATE INSURER

     The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, neither the Depositor nor the Master Servicer makes any representation as to the accuracy and completeness of such information.

                     [Description of Certificate Insurer]

                              THE MASTER SERVICER

General

     [The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.]

The Master Servicer

     [IndyMac, Inc. ("IndyMac"), a Delaware corporation], will act as Master Servicer for the Mortgage Loans pursuant to the Master Servicing Agreement. The principal executive offices of [IndyMac] are located at [155 North Lake Avenue, Pasadena, California 91101].

     At ______________, 199_, IndyMac provided servicing for approximately $______ billion aggregate principal amount of first-lien mortgage loans, substantially all of which are being serviced for unaffiliated persons. At _____________, 199_, IndyMac provided servicing for approximately $______ million aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

                       DESCRIPTION OF THE MORTGAGE LOANS

General

     The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in ____ states. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

     The Cut-off Date Pool Balance is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans were not more than 89 days delinquent. The average Cut-off Date Principal Balance was approximately $__________ , the minimum Cut-off Date Principal Balance was zero, the maximum Cut-off Date Principal Balance was $_____ , the minimum Loan Rate and the maximum Loan Rate as of the Cut-off Date were _____% and _____% per annum, respectively, and the weighted average Loan Rate as of the Cut-off Date was approximately _____% per annum. As of the Cut-off Date, the weighted average Credit Limit Utilization Rate was approximately _____%, the minimum Credit Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-off Date ranged from _____ months to _____ months and the weighted average remaining term to scheduled maturity was approximately _____ months. As of the Cut-off Date, the Combined Loan-to-Value Ratio of the Mortgage Loans ranged from _____% to _____% and the weighted average Combined Loan-to-Value Ratio was approximately _____%. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $_____ to $_____ and averaged approximately $_____ . The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately _____%. As of the Cut-off Date, approximately _____% by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately _____% of the Mortgage Loans represented second liens. As of the Cut-off Date, approximately _____% of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and _____% were owner-occupied. As of the Cut-off Date, approximately _____%, _____%, _____%, _____%, _____% and _____% by
Cut-off Date Principal Balance are located in __________, ________, __________, _______, ______ and ________], respectively.

Mortgage Loan Terms

     [The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") ranging from [_____% to _____%] per annum and subject to applicable usury limitations. As of the Cut-off Date, the weighted average Maximum Rate was approximately _____%. See "Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between _____% and _____% and had a weighted average, as of the Cut-off Date, of approximately _____%, divided by 365 days. The "Index Rate" is based on the highest "prime rate" published in the `Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.]

     [IndyMac] offers an introductory loan rate on home equity lines of credit which are originated with Combined Loan-to-Value Ratios of __% and __%. The introductory rate applies to any payments made during the first three months after origination. After such three month period, the Loan Rate will adjust to the Index plus the applicable Margin. As of the Cut-off Date, approximately _____% of the Mortgage Loans by Cut-off Date Principal Balance were subject to an introductory rate of ____% per annum.

     In general, the home equity loans may be drawn upon for a period (the "Draw Period") of either five years (which may be extendible for an additional five years, upon [IndyMac's] approval) or three years. Home equity loans with an initial Draw Period of five years, which constitute approximately _____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a fifteen year repayment period (the "Repayment Period") following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which constitute approximately _____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a ten year Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to 1/120 of the outstanding principal balance as of the end of the Draw Period.

     The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period and the principal payment described above.

     Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-off Date:

                                            PRINCIPAL BALANCES

                    Range of Principal Balances                Number of           Cut-off Date          Percent of Pool
                                                                Mortgage        Principal Balance        by Cut-off Date
                                                                 Loans                                  Principal Balance

$_______ to $_______ ........................                      $                                 %

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ to $_______ ........................

$_______ and over ...........................              ------------       ------------------           ---------

      Total .................................                                                                $100
                                                           ============       ==================           =========


                          GEOGRAPHIC DISTRIBUTION(1)

State                 Number of                               Percent of Pool
                      Mortgage            Cut-off Date        by Cut-off Date
                       Loans            Principal Balance     Principal Balance

                                       $                                 %






                    ------------       ------------------           --------
Total ..........                                                      100%
                    ============       ==================           ========
----------
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.




                                         COMBINED LOAN-TO-VALUE RATIOS(1)

        Range of Combined                     Number of                                Percent of Pool
       Loan-to-Value Ratios                   Mortgage            Cut-off Date         by Cut-off Date
                                                Loans         Principal Balance        Principal Balance


$_______ to $_______ ................                         $                                 %

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ and over ...................       ------------      ------------------           -------

      Total .........................                                                       100%

                                            ============      ==================           =======


----------
   (1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any
            outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.



                                 PROPERTY TYPE


                                           Number of
                                           Mortgage           Cut-off Date         Percent of Pool
             Property Type                 Loans          Principal Balance        by Cut-off Date
                                                                                  Principal Balance
Single Family ...................                        $                                 %

Two- to Four-Family .............

Condominium .....................

PUD .............................

      Total .....................                                                       100%
                                         ============     ==================          =========




                                                   LIEN PRIORITY


                                   Number of
                                   Mortgage           Cut-off Date         Percent of Pool
      Lien Priority                Loans          Principal Balance        by Cut-off Date

                                                       $                               %


First Lien ...................

Second Lien ..................

      Total ..................                                                      100%
                                 ============       ==================           =======




                                                  LOAN RATES(1)


                                           Number of                                Percent of Pool
                                           Mortgage            Cut-off Date         by Cut-off Date
        Range of Loan Rates                 Loans         Principal Balance        Principal Balance


$_______ to $_______ ................                         $                                 %

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................                         $                                 %

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................       ------------      ------------------           -------

      Total .........................                                                       100%

                                            ============      ==================           =======



----------
(1) Approximately % of the Mortgage Loans by Cut-off Date Principal Balance are subject to an introductory rate of _____% per annum.

                                             MARGIN


                                           Number of                                Percent of Pool
                                           Mortgage            Cut-off Date         by Cut-off Date
        Range of Margins                    Loans         Principal Balance        Principal Balance


$_______ to $_______ ................                         $                                 %

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................                         $                                 %

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ and over    ................       ------------      ------------------           -------

      Total .........................                                                       100%

                                            ============      ==================           =======



                                          CREDIT LIMIT UTILIZATION RATES


                                           Number of                                Percent of Pool
        Range of Credit Limit              Mortgage            Cut-off Date         by Cut-off Date
          Utilization Rates                 Loans         Principal Balance        Principal Balance


$_______ to $_______ ................                         $                                 %

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ and over    ................       ------------      ------------------           -------

      Total .........................                                                       100%

                                            ============      ==================           =======




                                      CREDIT LIMITS


                                           Number of                                Percent of Pool
                                           Mortgage            Cut-off Date         by Cut-off Date
        Range of Credit Limits               Loans         Principal Balance        Principal Balance


$_______ to $_______ ................                         $                                 %

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ and over    ................       ------------      ------------------           -------

      Total .........................                                                       100%

                                            ============      ==================           =======





                                           MAXIMUM RATES


                                           Number of                                Percent of Pool
                                           Mortgage            Cut-off Date         by Cut-off Date
        Range of Maximum Rates              Loans         Principal Balance        Principal Balance




$_______ to $_______ ................                     $                                     %

$_______ to $_______ ................

$_______ to $_______ ................

$_______ and over    ................       ------------      ------------------           -------

      Total .........................                                                       100%

                                            ============      ==================           =======



                    MONTHS REMAINING TOSCHEDULED MATURITY(1)


                                       Number of                                Percent of Pool
       Range of Months                 Mortgage            Cut-off Date         by Cut-off Date
Remaining of Scheduled Maturity          Loans         Principal Balance        Principal Balance


$_______ to $_______ ................                         $                                 %

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................

$_______ to $_______ ................       ------------      ------------------           -------

      Total .........................                                                       100%

                                            ============      ==================           =======

----------
  (1) Assumes that the Draw Period for Mortgage Loans with five year Draw Periods will be extended for an additional five years.


                                ORIGINATION YEAR

                                        Number of           Cut-off Date          Percent of Pool
                                         Mortgage        Principal Balance        by Cut-off Date
        Origination Year                  Loans                                  Principal Balance

 ------- .....................                              $                                 %

 ------- .....................

     Total ...................           -------------     -----------------            ---------
                                                                                           100%
                                         =============     =================             ========

                                                DELINQUENCY STATUS


                                          Number of           Cut-off Date          Percent of Pool
                                           Mortgage        Principal Balance        by Cut-off Date
      Number of Days Delinquent             Loans                                  Principal Balance
 0 to 29 ....................                                 $                                 %

30 to 59 ....................

60 to 89 ....................              -------------     -----------------            ---------
                                                                                             100%
        Total ...............              =============     =================             ========

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described herein, until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon their Fixed Allocation Percentage subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon their Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change their Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. In addition, Investor Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from Investor Interest Collections or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

     To the extent obligors make more draws than principal payments, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders share of Principal Collections is based upon its Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust at any time during the life of the Trust, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Certificates--Optional Retransfers of Mortgage Loans to the Transferor" herein.

     All of the Mortgage Loans may be prepaid in full or in part at any time. [However, Mortgage Loans secured by Mortgaged Properties in __________ are subject to an account termination fee equal to the lesser of $___ and six months interest on the amount prepaid, to the extent the prepaid amount exceeds __% of the unpaid principal balance, if the account is terminated on or before its _____ year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $___ and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between ___ months and ___ years following origination.] The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of The Loans--Due-on-Sale Clauses" in the Prospectus.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.

                       POOL FACTOR AND TRADING INFORMATION

     The "Pool Factor" is a seven-digit decimal which the Master Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "Description of the Certificates--Distributions on the Certificates" herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates and the Invested Amount of any unreimbursed Liquidation Loss Amounts.

     Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 199_ calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "Description of the Certificates--Book-Entry Certificates" and "--Reports to Certificateholders" herein.

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

General

     The Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the
Agreement: (i) each of the Mortgage Loans that from time to time is subject to the Agreement; (ii) collections on the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _____ ); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Distribution Account (excluding net earnings thereon); (v) the Policy; (vi) the Spread Account (for the benefit of the Certificate Insurer and the Certificateholders); and (vii) an assignment of the Depositor's rights under the Purchase Agreement. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the Trust represented by the Certificates as of the Closing Date will equal $ _____ (the "Original Invested Amount"), which represents __% of the Cut-off Date Pool Balance. The "Original Certificate Principal Balance" will equal $ _____ . Following the Closing Date, the "Invested Amount" with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein). The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "--Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

     The Transferor will own the remaining undivided interest in the Mortgage Loans (the "Transferor Interest"), which is equal to the Pool Balance less the
Invested Amount. The Transferor Interest will initially equal $, which represents _% of the Cut-off Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest which initially will be the Seller. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and Mortgage Loans are transferred to the Trust.

     The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.

Book-Entry Certificates

     The Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificate interests through The Depository Trust Company ("DTC"), in the United States, or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the relevant depositaries (collectively, the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositaries of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Certificates will initially be registered in the name of Cede. The interests of the Certificateholders will be represented by book entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "Risk Factors--Book-Entry Certificates", "Description of the Certificates--Book-Entry Certificates" herein and "Annex I" hereto.

Assignment of Mortgage Loans

     At the time of issuance of the Certificates, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _____). The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

     Within 90 days of an Assignment Event, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Depositor by the Trustee, the Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), the Seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Depositor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than _% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original
Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Seller will be required to make a deposit to the Collection Account equal to such difference.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Seller has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to repurchase or substitute a similar mortgage loan for such Mortgage Loan; provided, however, that the Seller will not be obligated to make any such repurchase or substitution (or cure such breach) if such breach constitutes fraud in the origination of the affected Mortgage Loan and the Seller did not have knowledge of such fraud. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

Amendments to Credit Line Agreements

     Subject to applicable law, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

Optional Transfers of Mortgage Loans to the Transferor

     Subject to the conditions specified in the Agreement, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the "Transfer Date") from the Trust, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including: (i) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest;
(ii) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (iv) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (v) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (iii) above.

     As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) _% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

Payments on Mortgage Loans; Deposits to Collection Account

     The Trustee shall establish and maintain on behalf of the Master Servicer an account (the "Collection Account") for the benefit of the Certificateholders and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, within two days of receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Collection Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _______ and "____" by ___, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

     Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Allocations and Collections

     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.

     As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

     With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

     Principal Collections will be allocated between the Certificateholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) as described herein.

     The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

Distributions on the Certificates

     Beginning with the first Distribution Date (which will occur on __________, 199_), distributions on the Certificates will be made by the Trustee or the
Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York State are required or authorized by law to be closed.

     Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:

                    (i) as payment  to the  Trustee  for its fee for  services rendered pursuant to the Agreement;

                    (ii) as payment for the premium for the Policy;

                    (iii) as  payment  for the  accrued  interest  due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Certificate Principal Balance of the Certificates;

                    (iv) to pay  Certificateholders  the Investor  Loss Amount
               for such Distribution Date;

                    (v) as payment for any Investor Loss Amount for a previous
               Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount, (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy;

                    (vi) to  reimburse  prior draws made from the Policy (with interest thereon);

                    (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (such amount so paid, the "Accelerated Principal Distribution Amount");

                    (viii) any other  amounts  required to be  deposited in an account for the benefit of the Certificate Insurer and the Certificateholders or owed to the Certificate Insurer pursuant to the Insurance Agreement;

                    (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and

                    (x) to the Transferor to the extent permitted as described herein.

     Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

     To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

     The "Required Overcollateralization Amount" shall be an amount set forth in the Agreement. "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof during the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

     A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

     As to any Distribution Date other than the first Distribution Date, the "Collection Period" is the calendar month preceding each Distribution Date. As to the first Distribution Date, the "Collection Period" is the period beginning after the Cut-off Date and ending on the last day of _______________ 199_.

     Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for a Distribution Date will generally equal the sum of [(a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus
(b) ____% per annum.] Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date.

     Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections and, if necessary, from draws on the Policy.

     [Calculation of the LIBOR Rate. On each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.]

     Transferor Collections. Collections allocable to the Transferor Interest that are not distributed to Certificateholders will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

     Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount that is not covered by Investor Interest Collections.

     Distributions of Principal Collections. For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in ______________ 20__ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the greater of (x) 0___% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

     Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

     The amount of Principal Collections to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances during the first Collection Period which is the period beginning after the Cut-off Date through the last day of __________ 199_.

     Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

     In addition, to the extent of funds available therefor (including funds available under the Policy), on the Distribution Date in ____________ 20__, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

     The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

Rapid Amortization Events

     As described above, the Managed Amortization Period will continue through the Distribution Date in 20__, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. "Rapid Amortization Event" refers to any of the following events:

               (a) failure on the part of the Seller (i) to make a payment or deposit required under the Agreement within three Business Days after the date such payment or deposit is required to be made or
          (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement, which failure continues unremedied for a period of 60 days after written notice;

               (b) any representation or warranty made by the Seller in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Seller has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

               (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor; or

               (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Depositor and the Master Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c) or (d), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust, the Transferor will immediately cease to transfer Additional Balances to the Trust and the Transferor will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 51% of the aggregate principal amount of the Certificates, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will be treated as collections allocable to the Certificateholders and the Investor Fixed Allocation Percentage of such remaining proceeds and will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

The Policy

     [On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of ____________, 199_, among the Seller, the Depositor, the Master Servicer and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

     The "Guaranteed Principal Distribution Amount" shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ______________ 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).

     In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A),
(B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

     The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the
Certificateholders   have   received   the  full  amount  of  the   Guaranteed
Distributions.

     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of ________.

     The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law. The Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

     Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the
Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

     In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.]

Reports to Certificateholders

     Concurrently with each distribution to the Certificateholders, the Master Servicer will forward to the Trustee for mailing to such Certificateholder a statement setting forth among other items:

                    (i) the Investor  Floating  Allocation  Percentage for the
               preceding Collection Period;

                    (ii) the amount being distributed to Certificateholders;

                    (iii) the amount of interest included in such distribution and the related Certificate Rate;

                    (iv) the  amount,  if any,  of  overdue  accrued  interest included in such distribution (and the amount of interest thereon);

                    (v) the amount,  if any, of the remaining  overdue accrued interest after giving effect to such distribution;

                    (vi) the  amount,  if any, of  principal  included in such distribution;

                    (vii) the amount, if any, of the reimbursement of previous
               Liquidation Loss Amounts included in such distribution;

                    (viii) the amount,  if any, of the aggregate  unreimbursed
               Liquidation   Loss  Amounts   after   giving   effect  to  such
               distribution;

                    (ix) the Servicing Fee for such Distribution Date;

                    (x) the  Invested  Amount  and the  Certificate  Principal
               Balance, each after giving effect to such distribution;

                    (xi) the Pool Balance as of the end of the preceding Collection Period;

                    (xii) the number and aggregate  Principal  Balances of the
               Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

                    (xiii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure; and

                    (xiv) the amount of any draws on the Policy.

     In the case of information  furnished  pursuant to clauses  (iii),  (iv),
(v), (vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year commencing in 1998, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

Collection and Other Servicing Procedures on Mortgage Loans

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

Hazard Insurance

     The Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

     The Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

Realization Upon Defaulted Mortgage Loans

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

Optional Purchase of Defaulted Loan

     The Master Servicer may, at its option, purchase from the Trust any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Loan Rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

Servicing Compensation and Payment of Expenses

     With respect to each Collection Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately 0.50% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds.

Evidence as to Compliance

     The Agreement provides for delivery on or before ___________ in each year, beginning in ___________, 199_, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before _____________ of each year, beginning ___________, 199_, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Master Servicer and the Transferor

     The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     The Agreement provides that the Master Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement (other than losses resulting from defaults under the Mortgage Loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the successor Master Servicer's actions or omissions. The Agreement provides that neither the Depositor, the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the Transferor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

Events of Servicing Termination

     "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 25% of the Certificate Principal Balance;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 25% of the Certificate Principal Balance; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer with the consent of holders of Investor Certificates evidencing an aggregate, undivided interest in the Trust of at least 66 2/3% of the Certificate Principal Balance may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Depositor, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination

     So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 66 2/3% of the Certificate Principal Balance or the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $__________ and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

Amendment

     The Agreement may be amended from time to time by the Master Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor, the Seller or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising under the Agreement or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an opinion of counsel (which opinion of counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer; provided, however, that no such opinion of counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

     The Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66 2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Termination; Retirement of the Certificates

     The Trust will terminate on the Distribution  Date following the later of
(A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in ____________ 20__.

     The Certificates will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to __% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor.

See "--Rapid Amortization Events" herein.

The Trustee

     [ ], a  ______________________  with its  principal  place of business in
________, has been named Trustee pursuant to the Agreement.

     The  commercial  bank  or  trust  company  serving  as  Trustee  may  own
Certificates and have normal banking relationships with the Depositor, the Master Servicer, the Seller and the Certificate Insurer and/or their affiliates.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

Certain Activities

     The Trust will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities;
(v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.

                     DESCRIPTION OF THE PURCHASE AGREEMENT


     The Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from [IndyMac] pursuant to the Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and [IndyMac], as Seller of the Mortgage Loans. Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans and related Additional Balances to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement to the Trust. The following summary describes certain terms of the form of the Purchase Agreement and is qualified by reference to the Purchase Agreement.


Transfers of Mortgage Loans

     Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor, all of its right, title and interest in and to the Mortgage Loans and all of the Additional Balances thereafter created. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor in cash. The purchase price of each Additional Balance comprising the Principal Balance of a Mortgage Loan is the amount of the related new advance.

Representations and Warranties

     The Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The Seller will also represent and warrant to the Depositor that, among other things, immediately prior to the sale of the Mortgage Loans to the Depositor, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests. The Seller will make similar representations and warranties in the Agreement. The Seller will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid sale to the Depositor of all right, title and interest of the Seller in and to the Mortgage Loans and the proceeds thereof.

Assignment to Trust

     The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Mortgage Loans under the Agreement to the Trust. The Seller also agrees to perform its obligations under the Purchase Agreement for the benefit of the Trust.

Termination

     The Purchase Agreement will terminate upon the termination of the Trust.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

Characterization of the Certificates as Indebtedness

     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for Federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as "Debt Securities" as described in the Prospectus. See "Certain Federal Income Tax Consequences" in the Prospectus.

     The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor, the Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Asset Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Taxation of Interest Income of Certificate Owners

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Certain Federal Income Tax Consequences" in the Prospectus.

     While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Certain Federal Income Tax Consequences--Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

Possible Classification of the Certificates as a Partnership or Association Taxable as a Corporation

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

Possible Classification as a Taxable Mortgage Pool

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Subject to a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Foreign Investors

     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Certain Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the Prospectus.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S.

income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Backup Withholding

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                             ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plans acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     The U.S. Department of Labor has granted to _________________ ("Underwriter") Prohibited Transaction Exemption _____ (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The
Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

     The Underwriter believes that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 199_ (the "Underwriting Agreement"), among the Depositor and [Underwriter] (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor all the Certificates.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

     The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public in Europe and the United States at the offering price set forth herein and to certain dealers at such price less a discount not in excess of ____% of the Certificate denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of _____% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.


     [THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE TO BE USED BY COUNTRYWIDE SECURITIES CORPORATION, AN AFFILIATE OF INDYMAC ABS, INC. AND INDYMAC, INC., IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET MAKING TRANSACTIONS IN THE CERTIFICATES IN WHICH COUNTRYWIDE SECURITIES CORPORATION ACTS AS PRINCIPAL. COUNTRYWIDE SECURITIES CORPORATION MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT PRICES RELATED TO THE PREVAILING PRICES AT THE TIME OF SALE.]


                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by _______________________, New York, New York.

                                    EXPERTS

     The consolidated balance sheets of [Insurer] and Subsidiaries as of ___________, 199_ and 199_ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ___________, 199_, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of ________________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition to issuance that the Certificates be rated "___" by _____ and "___" by _________.

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                              INDEX OF DEFINED TERMS

                                                                    Page

Accelerated Principal Distribution Amount................10, 36
Additional Balances.......................................... 4
Agreement.....................................................4
Alternative Principal Payment............................12, 38
BIF..........................................................34
Business Day.............................................36, 41
Cede..........................................................8
CEDEL.........................................................8
Certificate Insurer..........................................13
Certificate Owners........................................8, 32
Certificate Principal Balance.............................5, 31
Certificate Rate......................................5, 11, 37
Certificateholder............................................51
Citibank..................................................... 8
Closing Date..........................................2, 12, 37
Code.........................................................48
Collection Account.......................................11, 34
Collection Period........................................11, 37
Combined Loan-to-Value Ratio................................. 7
Credit Limit Utilization Rate................................20
Credit Limit..................................................7
Credit Line Agreements....................................4, 20
Cut-off Date Pool Balance.....................................4
Cut-off Date Principal Balance................................4
Cut-off Date...............................................1, 4
Debt Securities..............................................49
Defective Mortgage Loans.....................................33
Deposito......................................................4
Determination Date.......................................14, 34
Dissolution Distribution Date................................39
Distribution Date.....................................1, 11, 35
Draw Period..................................................21
DTC...................................................8, 32, 56
Due Date......................................................7
Eligible Account.............................................34
Eligible Substitute Mortgage Loan........................... 33
ERISA....................................................16, 51
Euroclear.....................................................8
European Depositaries.....................................8, 32
Events of Servicing Termination..............................45
Exemption....................................................51
Fixed Allocation Percentage..................................11
Guaranteed Distributions.................................13, 40
Guaranteed Principal Distribution Amount.................13, 40
Index Rate...................................................21
Insurance Agreement......................................13, 40
Interest Collections......................................9, 35
Interest Period..........................................12, 37
Invested Amount...........................................5, 31
Investor Fixed Allocation Percentage.........................11
Investor Floating Allocation Percentage...................9, 35
Investor Interest Collections.............................9, 35
Investor Loss Amount.....................................10, 37
Investor Principal Collections...........................11, 35
IRS..........................................................49
LIBOR Business Day...........................................37
LIBOR........................................................11
Liquidated Mortgage Loan.....................................37
Liquidation Loss Amount..................................10, 36
Liquidation Proceeds.........................................35
Loan Rate.................................................7, 21
Managed Amortization Period..............................12, 38
Margin.......................................................21
Master Servicer...............................................4
Maximum Principal Payment................................12, 38
Maximum Rate.................................................21
Minimum Transferor Interest...............................6, 34
Money Rates...................................................7
Mortgage Loan Schedule................................6, 32, 34
Mortgage Loans.............................................1, 4
Mortgaged Properties..........................................4
Net Liquidation Proceeds..................................9, 35
OID Regulations..............................................49
OID..........................................................49
Order........................................................40
Original Certificate Principal Balance....................5, 31
Original Invested Amount..................................5, 31
Overcollateralization Amount.................................10
Paying Agent.................................................38
Percentage Interest...........................................8
Plan.........................................................16
Policy.....................................................1, 4
Pool Balance..............................................4, 35
Pool Factor..................................................31
Principal Balance.............................................4
Principal Collections.....................................9, 35
Purchase Agreement............................................6
Rapid Amortization Event.....................................39
Rating Agency................................................16
Receipt......................................................41
Received.....................................................41
Record Date..................................................35
Reference Bank Rate..........................................37
Related Documents............................................32
Repayment Period.............................................21
Required Overcollateralization Amount........................36
SAIF.........................................................34
Scheduled Principal Collections Distribution Amount......12, 38
Seller........................................................4
Servicing Fee Rate.......................................14, 44
Servicing Fee................................................14
SMMEA....................................................16, 52
Spread Account...........................................13, 40
Tax Counsel..................................................49
Telerate Screen Page ..................................3750, 37
Transfer Date................................................34
Transfer Deficiency..........................................32
Transfer Deposit Amount......................................33
Transferor Interest....................................1, 5, 32
Transferor Principal Collections.........................11, 35
Transferor....................................................5
Trust......................................................1, 4
Trustee...................................................4, 15
Underwriter..............................................51, 52
Underwriting Agreement.......................................52
Assignment Event.............................................32
Certificates...............................................1, 5
IndyMac.......................................................3

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Backed Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S.  Persons with  effectively  connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


==============================================================================     ================================================

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus
Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or [Underwriter]. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.


                        ---------------                                                     $[-------------]

                       TABLE OF CONTENTS                                                      (Approximate)

                                                        PAGE

                     PROSPECTUS SUPPLEMENT                                                  Home Equity Loan


SUMMARY...................................................S-4                          Asset Backed Certificates
RISK FACTORS............................................S- 17                                Series 199_-_
THE CERTIFICATE INSURER.................................S- 19
THE MASTER SERVICER.....................................S- 20                              INDYMAC ABS, INC.
DESCRIPTION OF THE MORTGAGE LOANS.......................S- 20                                  DEPOSITOR
PRINCIPAL BALANCES......................................S- 22
GEOGRAPHIC DISTRIBUTION(1)..............................S- 23                               [INDYMAC INC.]
MARGIN..................................................S- 26                         Seller and Master Servicer
CREDIT LIMIT UTILIZATION RATES..........................S- 27
MONTHS REMAINING TO SCHEDULED MATURITY(1)...............S- 28
ORIGINATION YEAR........................................S- 28                          -------------------------
DELINQUENCY STATUS......................................S- 29                            PROSPECTUS SUPPLEMENT
MATURITY AND PREPAYMENT CONSIDERATIONS..................S- 29                              [_________, 199_]
POOL FACTOR AND TRADING INFORMATION.....................S- 31                          -------------------------
DESCRIPTION OF THE CERTIFICATES.........................S- 31
DESCRIPTION OF THE PURCHASE AGREEMENT...................S- 47                                [UNDERWRITER]
USE OF PROCEEDS.........................................S- 48
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................S- 48
STATE TAXES.............................................S- 51
ERISA CONSIDERATIONS....................................S- 51
LEGAL INVESTMENT CONSIDERATIONS.........................S- 52
UNDERWRITING............................................S- 52
LEGAL MATTERS...........................................S- 52
EXPERTS.................................................S- 53
RATINGS.................................................S- 53
INDEX OF DEFINED TERMS..................................S- 54
ANNEX I.................................................S- 55
GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES................................S- 55


                          PROSPECTUS

Prospectus Supplement........................................2
Available Information........................................2
Reports to Holders...........................................2
Summary of Terms.............................................3
Risk Factors................................................11
Description of the Securities...............................14
The Trust Funds.............................................17
Enhancement.................................................22
Servicing of Loans..........................................24
The Agreements..............................................30
Certain Legal Aspects of Loans..............................38
The Depositor...............................................46
Use of Proceeds.............................................46
Certain Federal Income Tax Consequences.....................47
State Tax Considerations....................................64
ERISA Considerations........................................65
Legal Investment............................................67

===========================================================================      =================================================








                SUBJECT TO COMPLETION, DATED ________ __, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ___________, 1998)

                                 $-----------
                               INDYMAC ABS, INC.
                                   DEPOSITOR

                                [INDYMAC, INC.]
                              SELLER AND SERVICER


                   MANUFACTURED HOUSING CONTRACT TRUST 199__

    MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES, SERIES 199_ PRINCIPAL AND INTEREST PAYABLE ON THE _____ DAY OF EACH MONTH, BEGINNING IN ______ 199_

         The Manufactured Housing Contract Pass-Through Certificates, Series 19__ (the "Certificates") will represent beneficial interests in THE MANUFACTURED HOUSING CONTRACT TRUST SERIES 19__ (the "Trust"), the assets of which will consist primarily of manufactured housing installment sales contracts and installment loan agreements (the "Contracts") PURCHASED BY INDYMAC, INC. FROM ONE OR MORE INSTITUTIONS WHICH MAY BE AFFILIATES OF THE DEPOSITOR ("[IndyMac]") in the ordinary course of its business. Only the Classes identified in the table below (collectively, the "Offered Certificates") are offered hereby.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF INDYMAC ABS, INC., THE TRUSTEE, [INDYMAC], THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE OFFERED CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PARTY.


PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-15 HEREIN AND ON PAGE 15 IN THE ACCOMPANYING PROSPECTUS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A

                               CRIMINAL OFFENSE.

                                                             [Price to            Underwriting          Proceeds
                                                             Public(1)           Discounts and           to the
                                                                                  Commissions         Depositor(1)
                                                         ------------------      ---------------      --------------

   Class A-  Certificates..............................                  %                    %                   %
   Class __ Certificates...............................                  %                    %                   %
   Class A-R Certificates..............................                  %                    %                   %
   Class B- Certificates...............................                  %                    %                   %
   Class __ Certificates...............................                  %                    %                   %
   Total...............................................         $_________           $_________          $_________

          (1) Before deducting expenses payable by the Depositor, estimated to be $_______.] =


         [The Offered Certificates are offered by the Underwriter when, as and if issued by the Depositor, delivered to and accepted by the Underwriter and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates, in book-entry form, will be made through the facilities of The Depository Trust Company on or about _______, 19 , against payment in immediately available funds.]


                                 [Underwriter]



         The Contracts will be sold to the Depositor by [IndyMac, Inc. ("IndyMac")].

         Elections will be made to treat certain assets of the Trust as two separate real estate mortgage investment conduits (each, a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). The Regular Certificates will represent "regular interests" in one of the REMICs. The Class A-R Certificates will represent beneficial ownership of the "residual interest" in each REMIC. See "Federal Income Tax Consequences" herein and in the Prospectus.

         The Class A-R Certificates will be subject to certain transfer restrictions. See "Description of the Certificates -- Restrictions on Transfer of the Class A-R Certificates" herein.

         The Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but has no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

                             --------------------

         This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus of the Depositor dated , 1998 (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    SUMMARY


         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus Supplement or in the Prospectus. See the Index of Principal Terms for the location herein of certain principal terms. [TO THE EXTENT STATEMENTS CONTAINED HEREIN DO NOT RELATE TO HISTORICAL OR CURRENT INFORMATION, THIS PROSPECTUS SUPPLEMENT MAY BE DEEMED TO CONSIST OF FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE BUT ARE NOT LIMITED TO STATEMENTS CONTAINED IN "RISK FACTORS" AND "PREPAYMENT AND YIELD CONSIDERATIONS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. AS A CONSEQUENCE, NO ASSURANCE CAN BE GIVEN AS TO THE ACTUAL PAYMENTS ON, OR THE YIELD OF, ANY CLASS OF CERTIFICATES. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.]

SECURITIES ISSUED............          Manufactured      Housing      Contract
                                       Pass-Through Certificates, Series 19
                                       (the  "Certificates")  will  be  issued
                                       pursuant  to a  pooling  and  servicing
                                       agreement, to be dated as of ______, 19
                                       (the  "Agreement"),  among IndyMac ABS,
                                       Inc., as depositor  (the  "Depositor"),
                                       [IndyMac,   Inc.]   ("[IndyMac]"),   as
                                       seller    and    servicer    (in   such
                                       capacities,   the   "Seller"   and  the
                                       "Servicer,"  respectively),  and  ,  as
                                       trustee    (the     "Trustee").     The
                                       Certificates  will  be  issued  in  the
                                       amounts  (with  respect to each  Class,
                                       the  "Initial   Certificate   Principal
                                       Balance")  and  bear  the  pass-through
                                       rates (with respect to each Class,  the
                                       "Pass-Through Rate") set forth below:


                                                    CLASS                 INITIAL CERTIFICATE    PASS-THROUGH
                                                                           PRINCIPAL BALANCE       RATE (1)

                                      Class A-  Certificates...........  $                                    %
                                      Class     Certificates...........  $                                    %




                                      Class A-R Certificates...........  $                                    %
                                      Class B-  Certificates...........  $                                    %
                                      Class     Certificates...........  $                                 %(1)

(1) Computed on the basis of a [360]-day year of twelve [30]-day months.

                                    The following chart sets forth information regarding securities to be issued pursuant to the Agreement but which are not offered hereby:

                                                  CLASS                   INITIAL CERTIFICATE    PASS-THROUGH
                                                                           PRINCIPAL BALANCE         RATE

                                   Class __ Certificates............     $                               %
                                   Class __ Certificates............


Securities Offered...........         The   Class  A,   Class  B-  and   Class
                                      Certificates  are the only  Certificates
                                      being   offered   hereby  (the  "Offered
                                      Certificates"). The Offered Certificates
                                      (other than the Class A-R  Certificates)
                                      will be  issued  in  book-entry  form in
                                      minimum   denominations  of  $1,000  and
                                      integral   multiples  of  $1  in  excess
                                      thereof (the "Book-Entry Certificates").
                                      The  Class  A-R  Certificates   will  be
                                      issued  in  definitive   form  as  fully
                                      registered  physical  certificates.  The
                                      certificates  representing the Class A-R
                                      Certificates  will be subject to certain
                                      transfer restrictions.  See "Description
                                      of the Certificates--Registration of the
                                      Offered   Certificates--The   Class  A-R
                                      Certificates"  herein. The other Offered
                                      Certificates     initially    will    be
                                      represented by certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company
                                      ("DTC").

                                       Except  as  stated  otherwise   herein,
                                       certificates  representing  the Offered
                                       Certificates    will   be   issued   in
                                       definitive  form only under the limited
                                       circumstances   described  herein.  All
                                       references   herein  to   "holders"  or
                                       "holders of the  Offered  Certificates"
                                       will  reflect the rights of  beneficial
                                       owners of Offered  Certificates  issued
                                       in   book-entry   form    ("Certificate
                                       Owners")   as   they   may   indirectly
                                       exercise  such rights  through DTC, and
                                       participating  members thereof,  except
                                       as  otherwise   specified  herein.  See
                                       "Risk       Factors--        Book-Entry
                                       Registration"  and  "Description of the
                                       Certificates--   Registration   of  the
                                       Offered  Certificates" herein and "Risk
                                       Factors--Book-Entry   Registration"  in
                                       the Prospectus.

                                       The Offered  Certificates will evidence
                                       undivided  interests  in  the  Contract
                                       Pool and certain other property held in
                                       trust   for   the    benefit   of   the
                                       Certificateholders  (collectively,  the
                                       "Trust Fund"). The undivided percentage
                                       interest (the "Percentage Interest") of
                                       a Class A or  Class B-  Certificate  in
                                       distributions  on the related  Class of
                                       Certificates  will equal the percentage
                                       obtained from dividing the denomination
                                       of  such  Certificate  by  the  Initial
                                       Certificate  Principal  Balance of such
                                       Class  of  Certificates.   The  Offered
                                       Certificates    will   not    represent
                                       interests  in  or  obligations  of  the
                                       Depositor, the Trustee,  [IndyMac], the
                                       Servicer  or  any of  their  respective
                                       affiliates.    Neither    the   Offered
                                       Certificates    nor   the    underlying
                                       Contracts will be insured or guaranteed
                                       by   any    governmental    agency   or
                                       instrumentality or by any other party.

    Cut-off Date...............        ________, 19  .

    Due Period.................         With  respect  to  each   Distribution
                                        Date, the calendar month preceding the
                                        month in which the  Distribution  Date
                                        occurs.

    Prepayment Period..........         With  respect  to  each   Distribution
                                        Date, the calendar month preceding the
                                        month in which the  Distribution  Date
                                        occurs.

    Closing Date...............        ________, 19  .

    Interest Accrual Period....         With  respect  to  each   Distribution
                                        Date, the calendar month preceding the
                                        month in which the  Distribution  Date
                                        occurs.  Interest on the  Certificates
                                        will be  computed  on the  basis  of a
                                        [360]-day  year  consisting  of twelve
                                        [30]-day months.

                                       Distribution Dates Distributions on the
                                       Certificates will be made on the day of
                                       each  month  (or,  if such day is not a
                                       Business   Day,   on  the   immediately
                                       succeeding  Business  Day),  commencing
                                       ________,  19  (each,  a  "Distribution
                                       Date").  A  "Business  Day" will be any
                                       day other than (i) a Saturday or Sunday
                                       or  (ii) a day on  which  banks  in the
                                       States  of New York or  California  are
                                       authorized   or  obligated  by  law  or
                                       executive order to be closed.

                                       Distributions   Distributions   to  the
                                       holders of  Certificates  of a Class on
                                       each  Distribution Date will be made in
                                       an  amount  equal to  their  respective
                                       Percentage  Interests multiplied by the
                                       aggregate  amount  distributed  on such
                                       Class   of    Certificates    on   such
                                       Distribution   Date.  So  long  as  the
                                       Offered  Certificates are registered in
                                       the name of Cede & Co.,  as  nominee of
                                       DTC, distributions on each Distribution
                                       Date  will be made  to the  holders  of
                                       record   of   the    related    Offered
                                       Certificates (the "Certificateholders")
                                       as of  the  close  of  business  on the
                                       Business Day immediately preceding such
                                       Distribution   Date  (each,  a  "Record
                                       Date"),    except    that   the   final
                                       distribution    in   respect   of   the
                                       Certificates  will  only be  made  upon
                                       presentation   and   surrender  of  the
                                       Certificates  at the  office  or agency
                                       appointed   by  the  Trustee  for  that
                                       purpose  in New York,  New  York.  With
                                       respect  to the Class A-R  Certificates
                                       and,  if  Definitive  Certificates  are
                                       issued,   with  respect  to  the  other
                                       Offered  Certificates,  the Record Date
                                       shall be the close of  business  on the
                                       last   Business   Day  of   the   month
                                       immediately   preceding  the  month  in
                                       which such Distribution Date occurs. As
                                       more  fully   described   herein  under
                                       "Description           of           the
                                       Certificates--Distributions--  Priority
                                       of  Distributions,"   distributions  to
                                       Certificateholders  generally  will  be
                                       applied   first  to  the   payment   of
                                       interest   and   interest   shortfalls,
                                       second to the payment of any  principal
                                       previously due but not  distributed and
                                       third, if any principal is then due, to
                                       the payment of principal of the related
                                       Class of Certificates.  With respect to
                                       each Distribution Date, interest on the
                                       Certificates  will  accrue  during  the
                                       related  Interest  Accrual Period.  The
                                       Available   Distribution   Amount  with
                                       respect to each  Distribution Date will
                                       be calculated as described herein under
                                       "Description of the Certificates--
                                       Distributions--Determination
                                       of Available  Distribution  Amount." On
                                       each  Distribution  Date, the Available
                                       Distribution Amount will be distributed
                                       in the  amounts  and in  the  order  of
                                       priority   set   forth   herein   under
                                       "Description           of           the
                                       Certificates--Distributions--Priority
                                       of Distributions."

Effect of Priority Sequence of
  Principal Distributions....           The principal amounts described herein
                                        under      "Description     of     the
                                        Certificates--Distributions--Priority
                                        of  Distributions"  generally  will be
                                        distributed,  to  the  extent  of  the
                                        Available  Distribution  Amount  after
                                        payment  of  interest   and   interest
                                        shortfalls on the Certificates,  first
                                        to    the     Senior     Certificates,
                                        sequentially  beginning with the Class
                                        A-R Certificates and then in numerical
                                        Class order, and then to each Class of
                                        Subordinate  Certificates  in order of
                                        seniority.  This should, unless offset
                                        by other cash flow insufficiencies due
                                        to   delinquencies   and   liquidation
                                        losses,    have    the    effect    of
                                        accelerating  the  amortization of the
                                        Senior    Certificates    sequentially
                                        beginning    with   the    Class   A-R
                                        Certificates  and  then  in  numerical
                                        Class   order   and    delaying    the
                                        amortization    of   the   Subordinate
                                        Certificates,  from  what it  would be
                                        without such  prioritization,  thereby
                                        increasing the respective  interest in
                                        the  Trust  Fund   evidenced   by  the
                                        Subordinate  Certificates.  Increasing
                                        the respective interest of one or more
                                        Classes  of  Subordinate  Certificates
                                        relative   to  that   of  the   Senior
                                        Certificates  is intended to preserve,
                                        as provided  herein,  the availability
                                        on  each   Distribution  Date  of  the
                                        subordination  provided by the related
                                        Subordinate     Certificates.      The
                                        aggregate  amount of principal paid on
                                        any  Class  of  Certificates  will not
                                        exceed   its    Initial    Certificate
                                        Principal Balance. See "Description of
                                        the Certificates" herein.

Prepayment Considerations
  and Risks..................           The  Contracts  may be  prepaid at any
                                        time without penalty and, accordingly,
                                        the rate of principal payments thereon
                                        is  likely  to vary from time to time.
                                        The Offered  Certificates  may be sold
                                        at  a  discount  to  their   principal
                                        amounts.  A  slower  than  anticipated
                                        rate  of  principal  payments  on  the
                                        Contracts  is  likely  to  result in a
                                        lower  than  anticipated  yield on the
                                        Offered   Certificates   if  they  are
                                        purchased  at a  discount.  See  "Risk
                                        Factors--Prepayment    Considerations"
                                        and     "Yield     and      Prepayment
                                        Considerations"   herein   and  "Yield
                                        Considerations"    and    "Yield   and
                                        Prepayment   Considerations"   in  the
                                        Prospectus.

Subordination of the Subordinate
  Certificates ..............           The   rights   of   the    Subordinate
                                        Certificateholders      to     receive
                                        distributions of amounts  collected on
                                        or in respect of the Contracts will be
                                        subordinated  to  such  rights  of the
                                        Senior   Certificateholders   to   the
                                        extent described herein.  Interest and
                                        interest shortfalls on the Subordinate
                                        Certificates  will not be subordinated
                                        to  principal  payments  on the Senior
                                        Certificates.       The      foregoing
                                        subordination  is  intended to enhance
                                        the   likelihood  of  receipt  by  the
                                        holders   of  each   Class  of  Senior
                                        Certificates      and      Subordinate
                                        Certificates,  as  applicable,  of the
                                        full amount of their monthly  payments
                                        of interest and the  ultimate  receipt
                                        by such holders of principal  equal to
                                        the   related   Initial    Certificate
                                        Principal Balances.

Overcollateralization........           Excess  interest  collections  will be
                                        applied,  to the extent available,  to
                                        make accelerated payments of principal
                                        to the Certificates.  The "Accelerated
                                        Principal Distribution Amount" for any
                                        Distribution Date will be the positive
                                        difference, if any, between the Target
                                        Overcollateralization  Amount  and the
                                        Current  Overcollateralization Amount.
                                        The  "Overcollateralization  Reduction
                                        Amount" for any Distribution Date will
                                        be the  positive  difference,  if any,
                                        between           the          Current
                                        Overcollateralization  Amount  and the
                                        Target  Overcollateralization  Amount.
                                        The   "Current   Overcollateralization
                                        Amount"    will    mean,    for    any
                                        Distribution    Date,   the   positive
                                        difference,  if any,  between the Pool
                                        Balance and the sum of the Certificate
                                        Principal      Balances     of     all
                                        then-outstanding       Classes      of
                                        Certificates.        The       "Target
                                        Overcollateralization   Amount"   will
                                        mean,  (i) for any  Distribution  Date
                                        prior to the Cross-over Date, ____% of
                                        the Cut-off Date Principal Balance and
                                        (ii) for any other  Distribution Date,
                                        the lesser of (a) ____% of the Cut-off
                                        Date  Principal  Balance and (b) ____%
                                        of the then-outstanding  Pool Balance;
                                        provided, however, that so long as any
                                        Class of  Certificates is outstanding,
                                        the    Target    Overcollateralization
                                        Amount  will not be less than ____% of
                                        the Cut-off Date Principal Balance.

Losses on Liquidated
  Contracts..................           As   described    herein,    on   each
                                        Distribution    Date   the   aggregate
                                        distribution   of   principal  to  the
                                        holders of Certificates is intended to
                                        include the Contract Principal Balance
                                        of  each   Contract   that   became  a
                                        Liquidated Contract during the related
                                        Prepayment   Period.  If  the  amounts
                                        received by the Servicer in connection
                                        with the  liquidation  of a Liquidated
                                        Contract,  whether through foreclosure
                                        thereon or repossession  and resale of
                                        the  related   manufactured   home  or
                                        otherwise     (including     insurance
                                        proceeds  collected in connection with
                                        such    liquidation)     ("Liquidation
                                        Proceeds"),    net   of    reasonable,
                                        out-of-pocket   costs   and   expenses
                                        (exclusive of the Servicer's  overhead
                                        costs)  incurred  by the  Servicer  in
                                        connection  with  liquidation  of  any
                                        Contract or disposition of any related
                                        REO property ("Liquidation Expenses"),
                                        from such Liquidated Contract are less
                                        than the Contract Principal Balance of
                                        such Liquidated Contract,  and accrued
                                        and unpaid interest  thereon,  then to
                                        the  extent  such  deficiency  is  not
                                        covered   by   any   excess   interest
                                        collections on nondefaulted Contracts,
                                        the  deficiency  may,  in  effect,  be
                                        absorbed  first by a reduction  in the
                                        Current  Overcollateralization Amount,
                                        then     by     the      Class      B-
                                        Certificateholders,  then by the Class
                                        B- Certificateholders  and then by the
                                        Class __ Certificateholders  because a
                                        portion     of    future     Available
                                        Distribution  Amounts funded by future
                                        principal collections on or in respect
                                        of the Contracts,  up to the aggregate
                                        amount  of  such  deficiencies,   that
                                        would      otherwise     have     been
                                        distributable     to    the    related
                                        Subordinate   Certificateholders   may
                                        instead   be   paid   to  the   Senior
                                        Certificateholders.  If the protection
                                        afforded  to the holders of a Class of
                                        Subordinate    Certificates   by   the
                                        subordination  of  one or  more  other
                                        Classes of  Subordinate  Certificates,
                                        is  exhausted,  the  holders  of  such
                                        Class of Subordinate Certificates will
                                        incur a loss on their  investment.  If
                                        the protection afforded to the holders
                                        of a Class of Senior  Certificates  by
                                        the  subordination  of the Subordinate
                                        Certificates is exhausted, the holders
                                        of the Senior  Certificates will incur
                                        a  loss  on  their   investment.   The
                                        "Contract   Principal  Balance"  of  a
                                        Contract    will   be   its   [actual]
                                        principal    balance,    computed   as
                                        described   herein  under   "[IndyMac,
                                        Inc.--Manufactured  Housing Division--
                                        Servicing]"   on  the   basis  of  the
                                        [actuarial    method]   [or]   [simple
                                        interest  method]  [, as the  case may
                                        be].   In   general,   a   "Liquidated
                                        Contract" will be a defaulted Contract
                                        as  to  which  all  amounts  that  the
                                        Servicer  expects to  recover  through
                                        the date of sale or other  disposition
                                        of the Manufactured  Home and any real
                                        property  securing  such Contract have
                                        been   received.   If  the   Available
                                        Distribution     Amount     for    any
                                        Distribution Date is not sufficient to
                                        distribute an amount equal to the full
                                        Formula Principal  Distribution Amount
                                        for  such  Distribution  Date  to  the
                                        Certificateholders,   in  addition  to
                                        interest   and   interest   shortfalls
                                        distributable          to          the
                                        Certificateholders,    the   aggregate
                                        Certificate  Principal Balance will be
                                        greater than the Pool Balance. In such
                                        event,  the amount of such  deficiency
                                        (the  "Liquidation  Loss Amount") will
                                        be  allocated  first to the  Class B-2
                                        Certificates     (the    "Class    B-2
                                        Liquidation  Loss  Amount")  to reduce
                                        the  Class  B-2  Adjusted  Certificate
                                        Principal Balance. After the Class B-2
                                        Adjusted Certificate Principal Balance
                                        has   been   reduced   to   zero,   no
                                        additional   Liquidation  Loss  Amount
                                        will be  allocated  to the  Class  B-2
                                        Certificates     and    any    further
                                        Liquidation   Loss   Amounts  will  be
                                        allocated  to  reduce  the  Class  B-1
                                        Adjusted Certificate Principal Balance
                                        (the  "Class  B-1   Liquidation   Loss
                                        Amount"). After the Class B-1 Adjusted
                                        Certificate Principal Balance has been
                                        reduced   to   zero,    any    further
                                        Liquidation   Loss   Amount   will  be
                                        allocated to reduce the Class Adjusted
                                        Certificate   Principal  Balance  (the
                                        "Class  Liquidation Loss Amount").  In
                                        the  event  the  Adjusted  Certificate
                                        Principal   Balance   of  a  Class  of
                                        Subordinate  Certificates  were  to be
                                        reduced by a Liquidation  Loss Amount,
                                        interest  accruing  on such Class will
                                        be calculated on such reduced Adjusted
                                        Certificate Principal Balance. On each
                                        Distribution Date, holders of Class B-
                                        Certificates   will  be   entitled  to
                                        receive     from     the     Available
                                        Distribution     Amount    for    such
                                        Distribution    Date,    one   month's
                                        interest at the  related  Pass-Through
                                        Rate  on  the   Adjusted   Certificate
                                        Principal   Balance  of  such   Class.
                                        Additionally,  such  holders  will  be
                                        entitled  to  receive,  prior  to  any
                                        distribution   of   principal  on  the
                                        related Class of Certificates and each
                                        subordinate Class of Certificates, one
                                        month's   interest   at  the   related
                                        Pass-Through  Rate on the  Liquidation
                                        Loss  Amount  for such Class as of the
                                        immediately   preceding   Distribution
                                        Date  (each,   a   "Liquidation   Loss
                                        Interest   Amount").   The   "Adjusted
                                        Certificate  Principal Balance" of any
                                        Class of Subordinate  Certificates  on
                                        any  Distribution  Date  will  be  its
                                        Certificate  Principal  Balance (after
                                        giving  effect  to  the  distributions
                                        made  on  the  immediately   preceding
                                        Distribution     Date)     less    any
                                        Liquidation Loss Amounts  allocated to
                                        such    Class   on   such    preceding
                                        Distribution Date. See "Description of
                                        the Certificates--Subordination of the
                                        Subordinate Certificates" "--Losses on
                                        Liquidated  Contracts"  and "Yield and
                                        Prepayment Considerations" herein.

Servicer.....................           [IndyMac]  will act as the Servicer of
                                        the  Contracts  and will be the Master
                                        Servicer    for    purposes   of   the
                                        Prospectus. See "[IndyMac,  Inc.]" and
                                        "Description           of          the
                                        Certificates--Certain   Other  Matters
                                        Regarding the Servicer" herein.

Advances.....................           For  each   Distribution   Date,   the
                                        Servicer  will  be  obligated  to make
                                        Advances in respect of the related Due
                                        Period  to the  extent  of  delinquent
                                        [principal  and interest  payments] in
                                        respect   of   the   Contracts.   [The
                                        Servicer  will not  make any  Advances
                                        with respect to  delinquent  principal
                                        payments   on  the   Contracts.]   The
                                        Servicer  will be  required to make an
                                        Advance  only  to the  extent  that it
                                        determines   such   Advance   will  be
                                        recoverable  from future  payments and
                                        collections  on or in  respect  of the
                                        related  Contracts.  Assuming  that in
                                        the   judgment  of  the  Servicer  all
                                        delinquent  payments on the  Contracts
                                        were  recoverable,  the  amount of the
                                        Advance  paid out of the  funds of the
                                        Servicer will be calculated such that,
                                        if  it  is  made,  it  will  permit  a
                                        distribution    to   the    Class   __
                                        Certificateholders   undiminished   by
                                        such    delinquent     payments    [of
                                        interest].  See  "Description  of  the
                                        Certificates--Advances" herein.

Final Distribution Date......           To  the  extent  not  previously  paid
                                        prior to such dates,  the  outstanding
                                        principal  amount  of  each  Class  of
                                        Offered  Certificates  will be payable
                                        on the ________ 20__ Distribution Date
                                        (the  "Final  Scheduled   Distribution
                                        Date").     The    Final     Scheduled
                                        Distribution  Date has been determined
                                        by adding seven months to the month in
                                        which   the   maturity   date  of  the
                                        Contract   with  the   latest   stated
                                        maturity  as  of  the   Cut-off   Date
                                        occurs.    Because    the    rate   of
                                        distributions   in  reduction  of  the
                                        Certificate  Principal Balances of the
                                        Offered  Certificates  will  depend on
                                        the  rate  of   amortization   of  the
                                        Contracts (including  amortization due
                                        to  prepayments  and  defaults),   the
                                        actual final distribution on any Class
                                        of Offered  Certificates  could  occur
                                        significantly  earlier  than the Final
                                        Scheduled Distribution Date. See "Risk
                                        Factors--Prepayment    Considerations"
                                        and     "Yield     and      Prepayment
                                        Considerations" herein.

Termination..................           The  Depositor  and the Servicer  will
                                        each have the option to purchase  from
                                        the   Trust   all    Contracts    then
                                        outstanding  and all other property in
                                        the  Trust  Fund  on any  Distribution
                                        Date   on   or   after    the    first
                                        Distribution Date as of which the Pool
                                        Balance   is  less  than  10%  of  the
                                        Cut-off Date  Principal  Balance.  See
                                        "Description           of          the
                                        Certificates--Termination" herein.

                                        If  neither  the   Depositor  nor  the
                                        Servicer    exercises   its   optional
                                        termination right within 90 days after
                                        such right can first be exercised, the
                                        Trustee  shall  solicit  bids  for the
                                        purchase   of   all   Contracts   then
                                        outstanding  and all other property in
                                        the  Trust  Fund.  In the  event  that
                                        satisfactory   bids  are  received  as
                                        described herein under "Description of
                                        the   Certificates--Termination,"  the
                                        sale proceeds will be  distributed  to
                                        Certificateholders.   If  satisfactory
                                        bids  are not  received,  the  Trustee
                                        shall  decline to sell such  Contracts
                                        and other  property of the Trust Fund,
                                        and shall not be under any  obligation
                                        to  solicit   any   further   bids  or
                                        otherwise  negotiate  any further sale
                                        of the Contracts.  See "Description of
                                        the Certificates--Termination" herein.

The Contracts................           The assets of the Trust will primarily
                                        consist  of  a  pool  (the   "Contract
                                        Pool")  of [fixed  rate]  manufactured
                                        housing  installment  sales  contracts
                                        and   installment    loan   agreements
                                        (collectively,     the    "Contracts")
                                        secured  by  security   interests   in
                                        manufactured  homes (the "Manufactured
                                        Homes")  financed or  refinanced  with
                                        the  proceeds  of the  Contracts  and,
                                        with   respect   to   certain  of  the
                                        Contracts     (the      "Land-and-Home
                                        Contracts"),  secured  by liens on the
                                        underlying  real property on which the
                                        related    Manufactured    Homes   are
                                        located.   The   Contract   Pool  will
                                        consist   of   Contracts   having   an
                                        aggregate  Contract  Principal Balance
                                        as  of  the  Cut-off  Date  of $  (the
                                        "Cut-off Date Principal Balance"). The
                                        properties underlying the Contracts as
                                        of the  Cut-off  Date were  located in
                                        states.   [Substantially  all  of  the
                                        Contracts  bear  interest at an annual
                                        percentage rate (each, an "APR") which
                                        will be  equal to or  higher  than (i)
                                        the sum of the  Class A or  Class  A-R
                                        Pass-Through Rate, as the case may be,
                                        and  (ii)   the  rate  at  which   the
                                        Servicing Fee is calculated.]  Monthly
                                        payments of principal  and interest on
                                        the  Contracts  will be due on various
                                        days (each,  a "Due Date")  throughout
                                        each Due Period.  All of the Contracts
                                        are [Actuarial Contracts] [or] [Simple
                                        Interest Contracts]. As of the Cut-off
                                        Date, the APRs on the Contracts ranged
                                        from % to % with  a  weighted  average
                                        APR of %. The Contracts have remaining
                                        terms to  maturity  as of the  Cut-off
                                        Date of at  least  10  months  but not
                                        more  than  ___  months  and  original
                                        terms  to  maturity  of at  least  ___
                                        months  but not more than ___  months.
                                        As of the Cut-off Date,  the Contracts
                                        had a weighted average  remaining term
                                        to maturity of approximately months, a
                                        weighted    average    seasoning    of
                                        approximately  months  and a  weighted
                                        average original  loan-to-value  ratio
                                        of %. See "The  Contract  Pool" herein
                                        and     "Yield     and      Prepayment
                                        Considerations" in the Prospectus. The
                                        Agreement will require the Servicer to
                                        cause  to be  maintained  one or  more
                                        standard  hazard  insurance   policies
                                        with respect to each Manufactured Home
                                        (other  than a  Manufactured  Home  in
                                        repossession)  in an amount and manner
                                        described herein under "Description of
                                        the   Certificates--Hazard   Insurance
                                        Policies."    Generally,    no   other
                                        insurance  policies  will be  provided
                                        with   respect  to  any   Contract  or
                                        Manufactured Home.

Security Interests and Mortgages
  on the Manufactured Homes;
  Repurchase Obligations.....           In connection with the transfer of the
                                        Contracts  to the  Trustee,  [IndyMac]
                                        will assign the security  interests in
                                        the   Manufactured   Homes  and,  with
                                        respect  to  Land-and-Home  Contracts,
                                        the  liens  on  the  underlying   real
                                        property  on  which  the  Manufactured
                                        Homes are located to the Trustee.  The
                                        Servicer will be required to take such
                                        steps as are  necessary to perfect and
                                        maintain  perfection  of the  security
                                        interest in each  Manufactured Home in
                                        the name of [IndyMac] as lienholder or
                                        legal  titleholder,  but  so  long  as
                                        [IndyMac or an  affiliate  thereof] is
                                        the Servicer, the Servicer will not be
                                        required to cause notations to be made
                                        on any  document of title  relating to
                                        any  Manufactured  Home or to  execute
                                        any   instrument   relating   to   any
                                        Manufactured   Home   (other   than  a
                                        notation  or  a  transfer   instrument
                                        necessary  to  show  [IndyMac]  as the
                                        lienholder or legal titleholder). With
                                        respect    to    the     Land-and-Home
                                        Contracts,  assignments to the Trustee
                                        of the  mortgages  or  deeds  of trust
                                        securing the  Land-and-Home  Contracts
                                        (each, a "Mortgage")  will be recorded
                                        in the  appropriate  public office for
                                        real property records[,  except in the
                                        State  of  California  and  in  states
                                        where  the   Seller   has   reasonably
                                        determined  that such recording is not
                                        required  to  protect  the   Trustee's
                                        interest  against  the  claim  of  any
                                        subsequent transferee or any successor
                                        to or creditor of the Depositor or the
                                        Seller].

                                        As a  result  of  the  foregoing,  the
                                        security interests in the Manufactured
                                        Homes  in  certain  states  may not be
                                        effectively transferred to the Trustee
                                        or  perfected.   See  "Risk  Factors--
                                        Security  Interests  and Certain Other
                                        Aspects of the Contracts"  herein.  To
                                        the extent such  security  interest is
                                        perfected    and    is     effectively
                                        transferred   to  the   Trustee,   the
                                        Trustee  will have a prior  claim over
                                        subsequent     purchasers    of    the
                                        Manufactured    Homes,    holders   of
                                        subsequently     perfected    security
                                        interests  and creditors of either the
                                        Depositor or [IndyMac]. Under the laws
                                        of  most  states,  Manufactured  Homes
                                        constitute   personal  property,   and
                                        perfection of a security interest in a
                                        Manufactured    Home   is    obtained,
                                        depending  on  applicable  state  law,
                                        either by noting the security interest
                                        on the  certificate  of title  for the
                                        Manufactured   Home  or  by  filing  a
                                        financing  statement under the Uniform
                                        Commercial  Code.  If  a  Manufactured
                                        Home were  relocated to another  state
                                        without  reperfection  of the  related
                                        security  interest,  or if it  were to
                                        become  attached  to  its  site  and a
                                        determination   were   made  that  the
                                        security  interest was subject to real
                                        estate title and recording laws, or as
                                        a result of fraud or  negligence,  the
                                        Trustee could lose its prior perfected
                                        security interest in such Manufactured
                                        Home.   See  "Risk   Factors--Security
                                        Interests and Certain Other Aspects of
                                        the Contracts."

                                        Federal and state consumer  protection
                                        laws    impose    requirements    upon
                                        creditors    in    connection     with
                                        extensions  of credit and  collections
                                        on  installment  sales  contracts  and
                                        installment   loan   agreements,   and
                                        certain of these laws make an assignee
                                        of such a contract,  such as the Trust
                                        Fund,  liable to the  obligor  thereon
                                        for any violation by the lender.

Certain Federal Income Tax
  Consequences...............           An election  will be made to treat the
                                        Contract Pool and certain other assets
                                        of the  Trust as a REMIC  for  federal
                                        income  tax  purposes   (the  "Pooling
                                        REMIC"). An election also will be made
                                        to treat the  "regular  interests"  in
                                        the Pooling  REMIC and  certain  other
                                        assets of the Trust as  another  REMIC
                                        for federal  income tax purposes  (the
                                        "Issuing    REMIC").    The    Regular
                                        Certificates  will  be  designated  as
                                        "regular  interests"  in  the  Issuing
                                        REMIC and the  Class A-R  Certificates
                                        will    represent    the    beneficial
                                        ownership of the  "residual  interest"
                                        in each of the  Pooling  REMIC and the
                                        Issuing REMIC.

                                        Because   the   Offered   Certificates
                                        (other     than    the    Class    A-R
                                        Certificates) will be considered REMIC
                                        regular   interests,   they   will  be
                                        taxable  debt  obligations  under  the
                                        Internal  Revenue  Code  of  1986,  as
                                        amended  (the  "Code"),  and  interest
                                        paid or accrued on such  Certificates,
                                        including any original  issue discount
                                        will be taxable to the holders of such
                                        Certificates  in  accordance  with the
                                        accrual    method    of    accounting,
                                        regardless of such Certificateholders'
                                        usual methods of  accounting.  Each of
                                        the Class A  Certificates  (other than
                                        the Class A-R  Certificates),  will be
                                        issued with  original  issue  discount
                                        only if its  stated  principal  amount
                                        exceeds its issue price.  See "Certain
                                        Federal   Income   Tax   Consequences"
                                        herein   and   "Federal   Income   Tax
                                        Consequences" in the Prospectus.  [The
                                        Class __ and Class  B-__  Certificates
                                        will not be  treated  by the  Trust as
                                        "variable  rate debt  instruments"  as
                                        defined   in   Treasury    Regulations
                                        promulgated   under   the  Code   and,
                                        therefore,  will be  treated as issued
                                        with   original   issue   discount  as
                                        described in "Certain  Federal  Income
                                        Tax Consequences"  herein and "Federal
                                        Income   Tax   Consequences"   in  the
                                        Prospectus.]     For    purposes    of
                                        determining the amount and the rate of
                                        accrual of original issue discount and
                                        market discount, the Depositor intends
                                        to   assume   that   there   will   be
                                        prepayments on the Contracts at a rate
                                        equal to ___% of the Prepayment Model.
                                        No   representation   is  made  as  to
                                        whether the  Contracts  will prepay at
                                        that  rate  or  any  other  rate.  See
                                        "Certain     Federal     Income    Tax
                                        Consequences"   herein  and   "Federal
                                        Income   Tax   Consequences"   in  the
                                        Prospectus.

                                        For federal  income tax purposes,  the
                                        Offered  Certificates  (other than the
                                        Class A-R Certificates) generally will
                                        be treated as "regular  interests in a
                                        REMIC" for domestic  building and loan
                                        associations, and "real estate assets"
                                        for  real  estate   investment  trusts
                                        ("REITs"),  subject to the limitations
                                        described in "Certain  Federal  Income
                                        Tax Consequences"  herein and "Federal
                                        Income   Tax   Consequences"   in  the
                                        Prospectus. Similarly, interest on the
                                        Offered     Certificates    will    be
                                        considered  "interest  on  obligations
                                        secured by mortgages on real property"
                                        for REITs,  subject to the limitations
                                        described   in  "Federal   Income  Tax
                                        Consequences"  in the Prospectus.  The
                                        holders of the Class A-R Certificates,
                                        as holders of the residual interest in
                                        the REMICs, will be subject to special
                                        federal  income  tax  rules  that  may
                                        significantly   reduce  the  after-tax
                                        yield of such  Certificates.  Further,
                                        significant  restrictions apply to the
                                        transfer     of    the    Class    A-R
                                        Certificates.   See  "Certain  Federal
                                        Income  Tax  Consequences"  herein and
                                        "Federal Income Tax  Consequences"  in
                                        the Prospectus.

ERISA Considerations.........           A  fiduciary  of an  employee  benefit
                                        plan    subject   to   the    Employee
                                        Retirement   Income  Security  Act  of
                                        1974, as amended ("ERISA"), or Section
                                        4975  of  the  Code  should  carefully
                                        review with its legal advisors whether
                                        the  purchase  or  holding  of Class A
                                        Certificates  could  give  rise  to  a
                                        transaction    prohibited    or    not
                                        otherwise  permissible  under ERISA or
                                        the Code.  See "ERISA  Considerations"
                                        herein and in the Prospectus.

                                        An employee benefit plan or other plan
                                        subject to ERISA  and/or  Section 4975
                                        of the Code,  or an entity  purchasing
                                        Class A-R or Class B-1 Certificates on
                                        behalf of any such employee benefit or
                                        other plan,  will not be  permitted to
                                        purchase  or  hold  such  Certificates
                                        unless   the    opinion   of   counsel
                                        described under "ERISA Considerations"
                                        is  delivered  to  the  Trustee.   See
                                        "ERISA  Considerations"  herein and in
                                        the Prospectus.

Legal Investment
  Considerations.............           The  Offered  Certificates  will [not]
                                        constitute      "mortgage      related
                                        securities"    under   the   Secondary
                                        Mortgage  Market  Enhancement  Act  of
                                        1984 ("SMMEA").  No  representation is
                                        made    as    to    the    appropriate
                                        characterization    of   the   Offered
                                        Certificates  under any laws  relating
                                        to   investment    restrictions    and
                                        investors  should  consult their legal
                                        advisors.  See "Risk  Factors--Limited
                                        Liquidity;  Lack of SMMEA Eligibility"
                                        and "Legal Investment  Considerations"
                                        herein and "Legal  Investment"  in the
                                        Prospectus.

Ratings......................           It is a condition  to the  issuance of
                                        the  Certificates  that  they be rated
                                        "___" by _____ and "___" by  _________
                                        (each a "Rating Agency").  In general,
                                        ratings address credit risk and do not
                                        address the likelihood of prepayments.
                                        See   "Ratings"   herein   and   "Risk
                                        Factors--Rating  of the  Certificates"
                                        in the Prospectus.



                                 RISK FACTORS

Prospective investors in the Offered Certificates should consider among other things, the following risk factors in connection with the purchase of the Offered Certificates.


 LIMITATIONS OF CREDIT ENHANCEMENT


         An investment in the Offered Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of manufactured housing contracts. The geographic location of the Manufactured Homes is set forth under "The Contract Pool" herein. Moreover, regardless of its location, manufactured housing generally depreciates in value over time. Consequently, the market value of the Manufactured Homes could be or become lower than the Contract Principal Balance of the related Contracts. See "The Contract Pool" herein and "The Trust Fund--The Contracts" in the Prospectus. High delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against losses afforded by, with respect to (i) the Senior Certificates, the subordination of the Subordinate Certificates and (ii) the Subordinate Certificates, the subordination of the Class X Certificates. If any such protection is eliminated, and the amount of overcollateralization, if any, has been reduced to zero, the related Certificateholders will bear the risk of losses on the Contracts and must rely on the value of the Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts. See "Description of the Certificates--Subordination of the Subordinate Certificates" and "--Losses on Liquidated Contracts" herein.


 LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION


         [IndyMac began acquiring and servicing manufactured housing contracts and installment loan agreements in February 1996 and, from such date to the present, has substantially increased the volume of such contracts that it has acquired and/or serviced. Consequently, IndyMac has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of these contracts. Accordingly, neither the delinquency experience and loan loss and liquidation experience set forth under "IndyMac, Inc.--Delinquency and Loss Experience" nor the prepayment scenarios set forth under "Yield and Prepayment Considerations" may be indicative of the performance of the Contracts included in the Contract Pool. Prospective investors should take these factors into account when reviewing the information set forth herein and making their investment decision.]


         [CERTAIN STATISTICAL INFORMATION RELATING TO THE DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE OF THE PORTFOLIO OF MANUFACTURED HOUSING CONTRACTS SERVICED BY [INDYMAC] IS SET FORTH HEREIN UNDER "[INDYMAC, INC.--DELINQUENCY AND LOSS EXPERIENCE]." SUCH STATISTICAL INFORMATION RELATES ONLY TO MANUFACTURED HOUSING CONTRACTS SERVICED BY [INDYMAC] DURING THE PERIODS INDICATED AND IS INCLUDED HEREIN ONLY FOR ILLUSTRATIVE PURPOSES. THERE IS NO ASSURANCE THAT THE CONTRACTS WILL HAVE CHARACTERISTICS SIMILAR TO THE MANUFACTURED HOUSING CONTRACTS TO WHICH SUCH STATISTICAL INFORMATION RELATES. IN ADDITION, THE LOSSES EXPERIENCED UPON RECOVERY OF PRINCIPAL UPON THE LIQUIDATION OF MANUFACTURED HOUSING CONTRACTS HISTORICALLY HAVE BEEN SHARPLY AFFECTED BY DOWNTURNS IN REGIONAL OR LOCAL ECONOMIC CONDITIONS. THESE REGIONAL OR LOCAL ECONOMIC CONDITIONS ARE OFTEN VOLATILE, AND NO PREDICTION CAN BE MADE REGARDING FUTURE ECONOMIC LOSS UPON LIQUIDATION. IN LIGHT OF THE FOREGOING, NO ASSURANCE CAN BE GIVEN THAT THE LOSSES EXPERIENCED UPON THE LIQUIDATION OF DEFAULTED CONTRACTS WILL BE SIMILAR TO ANY STATISTICAL INFORMATION CONTAINED HEREIN REGARDING [INDYMAC]. SEE "THE TRUST FUND--THE CONTRACTS" IN THE PROSPECTUS.]

PREPAYMENT CONSIDERATIONS AND RISKS


         The prepayment experience on the Contracts may affect the average life of the Offered Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. See "Yield and Prepayment Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

YIELD ON THE OFFERED CERTIFICATES


         YIELD AFFECTED BY DELAY IN INTEREST DISTRIBUTIONS. Because interest will not be distributed on the Offered Certificates until the 25th day (or, if such day is not a Business Day, then on the next succeeding Business Day) of the month following the Interest Accrual Period during which such interest accrues on the Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield otherwise produced by their respective Pass-Through Rates and purchase prices.

         YIELD AFFECTED BY RATE AND TIMING OF PRINCIPAL PAYMENTS ON THE CONTRACTS. The yield to maturity of, and the aggregate amount of distributions on, each Class of the Offered Certificates will be related to the rate and timing of principal payments on the Contracts. The rate of principal payments on the Contracts will be affected by the amortization schedules of the Contracts and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings and liquidations of the Contracts due to defaults and repurchases of Contracts by [IndyMac] under certain circumstances). No assurance can be given as to the rate of principal payments or prepayments on the Contracts.


LIMITED OBLIGATIONS-NO RECOURSE TO SELLER, THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR THE UNDERWRITER


         The Offered Certificates will not represent an interest in or obligation of the SELLER, THE Depositor, the Trustee, the Underwriter, [IndyMac], THE SERVICER or any of their respective affiliates. Neither the Contracts nor the Offered Certificates will be insured or guaranteed by any governmental agency or instrumentality, THE SELLER, the Depositor, THE TRUSTEE, the Underwriter, [IndyMac], the Servicer or any of their respective affiliates and the Offered Certificates will be payable only from amounts payable on or in respect of the assets in the Trust Fund. See "Risk Factors--Limited Source of Payments -- No Recourse to Sellers, Depositor or Master Servicer" in the Prospectus.

         The Depositor will not be obligated in any way in respect of the Certificates. The obligations of [IndyMac] in its capacity as Servicer with respect to the Certificates will be limited to its contractual servicing obligations. [IndyMac] will, however, make certain representations and warranties in its capacity as Seller relating to the Contracts. In the event of an uncured breach of any such representation or warranty that materially and adversely affects the Certificateholders' interest in a Contract,
[IndyMac], as Seller, may, under certain circumstances, be obligated to repurchase such Contract. See "Description of the Certificates-- Conveyance of Contracts" herein.


Limited  LIQUIDITY-LACK of SMMEA Eligibility


         The Underwriter intends to make a secondary market in the Offered Certificates, but will have no obligation to do so. There can be no assurance that a secondary market for any Class of Offered Certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related Class of Offered Certificates. [The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Offered Certificates, thereby limiting the market for the Offered Certificates. In light of the foregoing, investors should consult their own counsel as to whether they have the legal authority to invest in non-SMMEA securities such as the Offered Certificates.] See "Legal Investment Considerations" herein and "Risk Factors--Limited Liquidity" in the Prospectus.


SECURITY  INTEREST IN UNDERLYING ASSETS MAY NOT BE EFFECTIVE

         Each Contract will be secured by a security interest in a Manufactured Home (and, in the case of a Land-and-Home Contract, by a Mortgage on the underlying real property on which the Manufactured Home is located). Perfection of security interests in Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and, in most states, certificate of title statutes, but generally not state real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, [IndyMac] will not amend any certificate of title to change the lienholder specified therein from [IndyMac] to the Trustee or file any UCC-3 assignments and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest, although UCC-1 financing statements will be filed to reflect the sale of the Contracts from [IndyMac] to the Depositor and from the Depositor to the Trust. Consequently, in some states, in the absence of such an amendment to the certificate of title, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of [IndyMac] or a trustee in bankruptcy of [IndyMac] or such affiliate. Land-and-Home Contracts will also be secured by a Mortgage on the underlying real property on which a Manufactured Home is placed. Assignments to the Trustee of such Mortgages will be recorded in the appropriate public office for real property records[, except in the State of California and in states where the Seller has reasonably determined that such recording is not required to protect the Trustee's interest against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller]. See "Certain Legal Aspects of the Contracts" herein AND "RISK FACTORS-SECURITY INTEREST IN UNDERLYING ASSETS MAY NOT BE EFFECTIVE" IN THE PROSPECTUS.


CONSUMER PROTECTION LAWS AND OTHER LIMITATIONS ON LENDERS

         Numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. These laws would apply to the Trust Fund as assignee of the Contracts. Pursuant to the Agreement, [IndyMac] will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such representation and warranty that materially and adversely affects the Certificateholders' interest in any Contract may, subject to certain conditions described herein under "Description of the Certificates--Conveyance of Contracts," create an obligation by [IndyMac] to repurchase such Contract unless such breach is cured within 90 days after notice thereof. If [IndyMac] does not honor its repurchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors, such as the bankruptcy of an obligor or the application of equitable principles by a court, may limit the ability of the Certificateholders to receive payments on the Contracts or to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts" herein and "Certain Legal Aspects of the Contracts" in the Prospectus.


BANKRUPTCY OR INSOLVENCY OF THE SELLER, THE DEPOSITOR OR THE SERVICER COULD LEAD TO DELAY OR REDUCTION OF AMOUNTS PAYABLE TO CERTIFICATEHOLDERS

         [IndyMac] and the Depositor intend that the transfer of Contracts from [IndyMac] to the Depositor and from the Depositor to the Trust Fund constitutes a sale, rather than a pledge of the Contracts to secure indebtedness of [IndyMac] or the Depositor, as the case may be. However, if [IndyMac] or the Depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of [IndyMac] or the Depositor, or [IndyMac] or the Depositor as debtor-in-possession, may argue that the sale of the Contracts by [IndyMac] or the Depositor, as the case may be, was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders. SEE "RISK FACTORS-BANKRUPTCY OR INSOLVENCY OF THE SELLER, THE DEPOSITOR OR THE MASTER SERVICER COULD LEAD TO DELAY OR REDUCTION OF AMOUNTS PAYABLE TO CERTIFICATEHOLDERS" IN THE PROSPECTUS.


BOOK-ENTRY REGISTRATION MAY REDUCE LIQUIDITY OF THE CERTIFICATES

         Since transactions in the Book-Entry Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner of Book-Entry Certificates to pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC system or otherwise to take action in respect of such Book-Entry Certificate, may be limited due to lack of a physical certificate representing such Book-Entry Certificate.

         Certificate Owners of Book-Entry Certificates may experience some delay in their receipt of distributions of interest and principal on the Book-Entry Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will thereafter credit them to the accounts of such Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates--Registration of the Offered Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

                               THE CONTRACT POOL

         All of the Contracts will have been purchased or originated by [IndyMac or an affiliate thereof] in the ordinary course of its business. Each Contract will be a manufactured housing installment sales contract or installment loan agreement (collectively, "manufactured housing contracts" or "contracts"). A description of the general practice of [IndyMac] and its affiliates with respect to the origination or purchase of manufactured housing contracts is set forth under "[IndyMac, Inc.--Manufactured Housing Division--Underwriting Practices]" herein.

         The statistical information presented in this Prospectus Supplement concerning the Contract Pool is based on the Contract Pool as of the Cut-off Date. Unless otherwise noted, all percentages relating to the Contracts are measured by the Contract Principal Balance of the related Contracts and the Contract Pool as of the Cut-off Date.

         Under the Agreement, the Manufactured Homes will be required to comply with the requirements of certain federal statutes which, in the aggregate, generally require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and to be of a kind customarily used at a fixed location. Such statutes also require the Manufactured Homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes will also be required to include the plumbing, heating, air conditioning and electrical systems therein.

         The Agreement will require the Servicer to maintain hazard insurance policies with respect to each Manufactured Home (other than a Manufactured
Home in repossession) in the amounts and manner set forth herein under "Description of the Certificates--Hazard Insurance Policies." Generally, no other insurance will be maintained with respect to the Manufactured Homes or the Contracts.

         [IndyMac] will assign to the Trustee the Contracts and all rights to receive payments on the Contracts [received after the Cut-off Date, whether due before, on or after the Cut-off Date] [due after the Cut-off Date, whether received before, on or after the Cut-off Date]. See "Description of the Certificates--Conveyance of Contracts" herein.

         The Contract Pool will consist of Contracts having an aggregate Contract Principal Balance as of the Cut-off Date of $ . Each Contract was originated on or after ________, 19 and on or before ________, 19 .

         Each Contract has a [fixed APR] and provides for level monthly payments (each, a "Monthly Payment") over the term of such Contract that fully amortize the principal balance of the Contract. Each Contract provides for allocation of payments according to [the ["actuarial"] [or] [simple interest] method, [as the case may be],] as described under "[IndyMac, Inc.--Manufactured Housing Division--Servicing]".

         For each Land-and-Home Contract, [IndyMac] either (a) financed the Manufactured Home and the land on which it is located, or (b) financed the Manufactured Home and either took as additional security a Mortgage on the underlying real property on which the Manufactured Home is located or, in certain cases, took a Mortgage on the underlying real property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit. See "Certain Legal Aspects of the Contracts" herein and "Certain Legal Aspects of the Contracts" in the Prospectus.

         Based on Cut-off  Date  Principal  Balance,  % of the  Contracts  are
secured by Manufactured Homes which were new and % of the Contracts are secured by Manufactured Homes which were used. Based on Cut-off Date Principal Balance, % of the Contracts are Land-and-Home Contracts. Each Contract has an APR of at least % and not more than %. The weighted average APR of the Contracts as of the Cut-off Date is %. The Contracts have remaining terms to maturity as of the Cut-off Date of at least __ months but not more than ___ months and original terms to maturity of at least __ months but not more than ___ months. As of the Cut-off Date, the Contracts had a weighted average remaining term to maturity of approximately months, a weighted average seasoning of approximately __ months and a weighted average original loan-to-value ratio of %. The average outstanding Contract Principal Balance as of the Cut-off Date was approximately $ . The properties underlying the Contracts were located as of the Cut-off Date in states. Based on Cut-off Date Principal Balance, % and % of such properties are located in , and , respectively. No other state represented more than [5.00%] of the Cut-off Date Principal Balance.



         Appearing below is some additional information regarding the characteristics of the Contracts. Unless otherwise indicated by the context, all such information is as of the Cut-off Date. Percentages may not add to 100.00% due to rounding.

                        GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES(1)

---------------------------------------------------------------------------------------------------
      GEOGRAPHIC           NUMBER OF                  AGGREGATE                 PERCENTAGE OF
       LOCATION            CONTRACTS                CUT-OFF DATE                CUT-OFF DATE
                                                      CONTRACT                  POOL BALANCE
                                                  PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------
Alabama...............                                                 $                         %
Arizona...............
Arkansas..............
California............
Colorado..............
Florida...............
Georgia...............
Idaho.................
Illinois..............
Indiana...............
Iowa..................
Kansas................
Kentucky..............
Louisiana.............
Michigan..............
Minnesota.............
Mississippi...........
Missouri..............
Montana...............
Nebraska..............
Nevada................
New Mexico............
New York..............
North Carolina........
Ohio..................
Oklahoma..............
Oregon................
Pennsylvania..........
South Carolina........
South Dakota..........
Tennessee.............
Texas.................
Utah..................
Virginia..............
Washington............
West Virginia.........
Wyoming...............

   Total..............                                          $                          100.00%
                      ==============                            ===========                =======


(1) Based on the location of the properties underlying the Contracts as of the Cut-off Date.


                                                  ORIGINAL CONTRACT AMOUNTS

            -------------------------------------------------------------------------------------------------------
                ORIGINAL CONTRACT          NUMBER OF              AGGREGATE CUT-OFF            PERCENTAGE OF
                     AMOUNT                CONTRACTS                DATE CONTRACT              CUT-OFF DATE
                                                                  PRINCIPAL BALANCE            POOL BALANCE
            -------------------------------------------------------------------------------------------------------

            $ 5,000-$ 9,999 .........                                                 $                          %
            $10,000-$14,999..........
            $15,000-$19,999..........
            $20,000-$24,999..........
            $25,000-$29,999..........
            $30,000-$34,999..........
            $35,000-$39,999..........
            $40,000-$44,999..........
            $45,000-$49,999..........
            $50,000-$54,999..........
            $55,000-$59,999..........
            $60,000-$64,999..........
            $65,000-$69,999..........
            $70,000-$74,999..........
            $75,000-$79,999..........
            $80,000-$84,999..........
            $85,000-$89,999..........
            $90,000-$94,999..........
            $95,000-$99,999..........
            $100,000 or more.........

                                                                $                                                %



                                            REMAINING TERM TO MATURITY

               REMAINING TERM       NUMBER OF              AGGREGATE CUT-OFF           PERCENTAGE OF
                                    CONTRACTS                DATE CONTRACT              CUT-OFF DATE
                                                           PRINCIPAL BALANCE            POOL BALANCE
             ------------------------------------------------------------------------------------------

               LESS THAN 121
                   MONTHS

               121-180 MONTHS
               181-240 MONTHS

              241- 300 MONTHS
              301 - 360 MONTHS

                                     -------                    -------                   -------

               Total . . . .

             -------------------------------------------------------------------



                                     APRS

--------------------------------------------------------------------------------
       APRS                NUMBER OF           AGGREGATE           PERCENTAGE OF
                           CONTRACTS          CUT-OFF DATE          CUT-OFF DATE
                                                CONTRACT            POOL BALANCE
                                           PRINCIPAL BALANCE
--------------------------------------------------------------------------------
   7.01% - 8.00%
   8.01% - 9.00%
   9.01% - 10.00%
  10.01% - 11.00%
  11.01% - 12.00%
  12.01% - 13.00%
  13.01% - 14.00%
  14.01% - 15.00%
   Total . . . .


                        ORIGINAL LOAN-TO-VALUE(1) RATIO
--------------------------------------------------------------------------------
      ORIGINAL             NUMBER OF           AGGREGATE           PERCENTAGE OF
  LOAN-TO-VALUE            CONTRACTS          CUT-OFF DATE          CUT-OFF DATE
     RATIO(2)                                   CONTRACT            POOL BALANCE
                                           PRINCIPAL BALANCE

     60% OR LESS
     61%-65%
     66%-70%
     71%-75%
     76%-80%
     81%-85%
     86%-90%
     91%-95%
     96%-100%
                           TOTAL

                       (1) "Value" in the above table will be equal to the sum
                   of (a) either (i) the sum of the down payment (which includes the value of any trade-in unit), AND the original amount financed on the related Contract (which may include sales and other taxes and insurance and prepaid finance charges) or (ii) the appraisal value of the home and (b) in the case of any Land-and-Home Contract, the appraised value of the land securing such Contract (as appraised by an independent appraiser).

                      (2)  ROUNDED TO THE NEAREST 1%.




                                [INDYMAC, INC.]

         [IndyMac, formerly known as Independent National Mortgage Corporation, operates a nationwide mortgage conduit business established in 1993 to purchase mortgage loans that do not typically qualify for sale to the U.S. government sponsored mortgage agencies. IndyMac formed its Manufactured Housing Division ("MHD") in December 1995 to both originate directly to consumers and to purchase manufactured housing retail installment sales contracts and installment loan agreements from retailers, brokers and other loan originators. Loans currently originated or purchased by the MHD are fixed or variable rate and fully amortizing loans and, in general, provide that the related manufactured home be constructed in compliance with the Manufactured Home and Construction and Safety Standards instituted by the Department of Housing and Urban Development ("HUD") in June 1976. The MHD's primary competition is from local, regional and national banks, independent finance companies and captive manufactured housing finance companies. The MHD has its administrative headquarters in San Diego, California and conducts its operations through six Region Service Centers currently located in Atlanta, Houston, Indianapolis, Raleigh, San Diego, and Vancouver, WA, and the Third Party Lending Department (the "TPL Department") in San Diego, California.]

         [In addition to its mortgage conduit business and manufactured housing operations, IndyMac is engaged in the subprime mortgage lending business and additional lending operations through its Home Improvement Division ("HID"), Construction Lending Division ("CLD") and LoanWorks, which make home improvement and debt consolidation loans, loans for the purchase of lots, home construction and remodeling and real estate loans to consumers. IndyMac's principal office is located at 155 North Lake Avenue, Pasadena, CA 91101, telephone (800) 669-2300.]

MANUFACTURED HOUSING DIVISION

         [The MHD finances both new and used manufactured homes and originates retail installment sales contracts and installment loan agreements by purchasing such contracts from retailers. In addition, the MHD purchases loans from other originators of manufactured home loans and from approved IndyMac sellers who deal with other IndyMac divisions. The MHD distributes its products and services through its Region Service Centers and the TPL Department in San Diego. The marketing efforts of each Region Service Center are implemented through account executives located throughout the country and offer retailers financing programs with varying loan terms, down payment requirements, interest rates and credit policies. Retailers/loan originators wishing to offer the MHD financing programs to their customers must submit an application to the MHD for approval. Upon satisfactory review of the dealer's/loan originator's credit worthiness, financial strength and appropriate experience and qualifications, the dealer/loan originator is approved and a financing agreement is executed. Annual reviews are conducted to monitor continuing qualifications as well as portfolio performance. The TPL Department originates Land-and-Home Contracts through sellers which sell to IndyMac's mortgage conduit business and through selected brokers.]

         Underwriting Practices. [Due to the importance of the roles the manufacturer, the retailer and the home buyer play in the satisfactory performance of a contract, all three are subject to investigation to manage credit risk. Manufacturers are evaluated and approved by a centralized unit. Such manufacturers must be approved by HUD and meet minimum financial requirements. In addition, the MHD region sales and management staff make recommendations based on the industry experience of the principals and relevant market experience with the product. Dealers are also approved by a centralized unit based upon their financial condition, experience in the industry and the credit history of the principals. Such approval process also involves the input of the region sales staff and management. The dealers are subject to annual performance reviews.]

         [The MHD's underwriting guidelines generally require that each applicant's credit history, residence history, employment history, debt payment to income ratio and discretionary income be examined. Generally, a borrower is required to be employed by the same employer a minimum of two years or be in the same occupational field for at least two years. The borrower is required to have an established credit history, and the MHD carefully reviews any derogatory information. In general, the debt payment to income ratio generally is not permitted to exceed 45%. Discretionary income requirements are based on family size. Headquarters' approval is required for certain exceptions, such as applicants with bankruptcies within the preceding five years, credit bureau scores which are below the required standards and debt ratios in excess of Region Service Centers' exception guidelines.]

         Servicing. [The MHD services all manufactured housing loans purchased or originated by IndyMac and its affiliates. The customer service department (the "Customer Service Department") and collection department (the "Collection Department") located in each Region Service Center service the contracts relating to such region. The Collection Department of each Region Service Center performs all collection efforts. In the event of delinquencies, collectors evaluate the customer's situation and work with the customer to eliminate the delinquency in a timely manner. The Collection Department also monitors accounts which have filed bankruptcy and manages repossession proceedings and liquidations. All loans purchased or originated by the TPL Department are serviced in the Region Service Center responsible for the state in which the manufactured home is located.]


         [ IF A Contract provides for allocation of payments according to the "actuarial" method, the portion of each Monthly Payment for any Contract allocable to principal will be equal to the total amount thereof less the portion allocable to interest. The portion of each Monthly Payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the principal balance of the Contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all Monthly Payments that were due in prior months (whether or not such Monthly Payments were timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly payment of a Contract will be applied to interest and to principal in accordance with such precomputed allocation whether such Monthly Payment is received in advance of or subsequent to the related Due Dates. All payments received on the Contracts (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on such Contracts) will be applied when received to current and any previously unpaid Monthly Payments in the order of the Due Dates of such payments.]

         [ IF A Contract provides for allocation of payments according to the simple interest method, each Monthly Payment for any Contract will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an obligor pays an installment before its Due Date, the portion of the payment allocable to interest for the related Due Period will be less than if the payment had been made on the Due Date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its Due Date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the Due Date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.]


DELINQUENCY AND LOSS EXPERIENCE

         [The following table sets forth information concerning delinquency experience for the periods indicated for the portfolio of manufactured housing contracts serviced by the Region Service Centers.]

         [The following table sets forth the delinquency experience for the periods indicated of the portfolio of conventional manufactured housing contracts originated or purchased and serviced by [IndyMac and its affiliates], including contracts previously sold in connection with securitizations. [All of the Contracts in the Trust Fund will be conventional contracts, meaning that they are not insured or guaranteed by any governmental agency.]



                           DELINQUENCY EXPERIENCE(1)

                                                                           AT ________________,
                                                                  ----------------------------------------------
                                                                           19-              19-            19-


  IndyMac Originated..........................................
  Acquired Portfolios.........................................

Number of Delinquent Assets(2) IndyMac Originated:

        30-59 days past due...................................
        60-89 days past due...................................
        90 days or more past due..............................


  TOTAL NUMBER OF ASSETS DELINQUENT...........................

  Acquired Portfolios:


        30-59 days past due...................................
        60-89 days past due...................................
        90 days or more past due..............................

  Total Number of Assets Delinquent...........................

Total Delinquencies as a Percentage of Serviced

  Assets (3)

  IndyMac Originated..........................................    %                %              %
  Acquired Portfolios.........................................


(1)  Excludes assets already in repossession.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

(3) By number of assets.

         [The following table sets forth information concerning repossession and loss experience for the periods indicated for the portfolio of manufactured housing contracts originated or purchased by the Region Service Centers.]



                                                  LOSS EXPERIENCE
                                             AT OR FOR THE FISCAL YEAR
                                                ENDED _____________

                                                        ------------------------------------------------------------
                                                         19                            19                  19
                                                         ---                           ----                --
                                                        (DOLLARS IN THOUSANDS)


Total Number of Serviced
  Assets (1).......................................

Average Number of Serviced
  Assets During Period.............................

Number of Serviced Assets
  Repossessed......................................

Serviced Assets Repossessed
  as a Percentage of Total
  Serviced Assets (2)..............................

Serviced Assets Repossessed
  as a Percentage of Average Number of
  Serviced Assets..................................

Average Outstanding Principal
  Balance of Assets(3)
  [IndyMac] Originated.............................

  Acquired Portfolios..............................

Net Losses from Asset
  Liquidations (4):
  Total Dollars (3)
    [IndyMac] Originated...........................
    Acquired Portfolios............................

  As a Percentage of Average
    Outstanding Principal
    Balance of Assets (3)(5)
    [IndyMac] Originated...........................
    Acquired Portfolios............................


(1)  As of period end.


(2) TOTAL NUMBER OF SERVICED ASSETS REPOSSESSED DURING THE APPLICABLE PERIOD EXPRESSED AS A PERCENTAGE OF THE TOTAL NUMBER OF ASSETS SERVICED AT THE END OF THE APPLICABLE PERIOD.

(3) Includes assets originated by MHD and serviced by MHD.

(4) Net losses represent all losses incurred on portfolios serviced by MHD. The calculation of the net losses includes accrued interest plus expenses of repossession and liquidation.


(5) Total net losses incurred on assets liquidated during the applicable period expressed as a percentage of the outstanding principal balance of all assets at the end of the applicable period.





         The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the Contracts will be similar to that set forth above. [IndyMac and its affiliates only recently began purchasing and originating manufactured housing installment sales contracts and installment loans. Consequently, such contracts and loans have not yet exhibited a loss and delinquency experience that is representative of the losses and delinquencies that may be experienced over a longer period of time.] In addition, the delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used manufactured homes, which in turn may affect the supply in other regions.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The following information supplements, and to the extent inconsistent
therewith   supersedes,   the  information  in  the  Prospectus  under  "Yield
Considerations" and "Yield and Prepayment Considerations."

         The Contracts may be prepaid in full or in part at any time by the related borrowers (each, an "Obligor") without payment of any prepayment fee or penalty (although there is generally no refund of any prepaid finance charges). The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the life of the Certificates. It is anticipated that a substantial number of Contracts will be prepaid in full prior to maturity. A variety of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties as described herein under "Description of the Certificates--Conveyance of Contracts" will have the effect of prepayment of such Contracts and therefore will affect the lives of the Certificates. Most of the Contracts contain provisions that prohibit the Obligor from selling the related Manufactured Home without the prior consent of the holder of the related Contract. Such provisions are similar to "due-on-sale" clauses and may not be enforceable in some states. See "Certain Legal Aspects of the Contracts--Land-and-Home Contracts" herein and "Certain Legal Aspects of the Contracts--Due-on-Sale Clauses" in the Prospectus. [IndyMac]'s policy is to permit most sales of Manufactured Homes where the proposed buyer meets its then current underwriting standards and enters into an assumption agreement. See "-- Weighted Average Life of the Offered Certificates" herein and "Yield and Prepayment Considerations" in the Prospectus.

         The allocation of distributions to the Certificateholders in accordance with the Agreement will have the effect of accelerating the amortization of each Class of Offered Certificates in the sequence indicated herein under "Description of the Certificates--Distributions--Priority of Distributions" from the amortization that would be applicable if distributions in respect of the Formula Principal Distribution Amount were made pro rata according to the Class A- , Class , Class A-R, Class B- and Class Certificate Principal Balances. As described herein under "Description of the Certificates--Subordination of the Subordinate Certificates" to the extent that, on any Distribution Date, the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount or the portion thereof due on such Distribution Date to any Class of Offered Certificates entitled to such distribution, the effect will be to delay the amortization of such Class of Offered Certificates. If a purchaser of a Class of Offered Certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Offered Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

         The rate of distributions of principal of the Offered Certificates and the yield to maturity of the Offered Certificates also will be directly related to the rate of payment of principal (including delinquencies and prepayments) of the Contracts. The rate of principal distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be affected by the rate of delinquencies on the Contracts and the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Offered Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by interest collected on the Contracts in excess of the amount necessary to distribute interest on the Certificates and exceeds the Current Overcollateralization Amount, if any, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. There can be no assurance that the delinquency, repossession or loss experience set forth herein under "[IndyMac], Inc.--Delinquency and Loss Experience" will be representative of the results that may be experienced with respect to the Contracts. There can be no assurance as to the delinquency, repossession or loss experience with respect to the Contracts.

         On any Distribution Date on or after the Distribution Date, if any, on which the aggregate Certificate Principal Balance of the Certificates is greater than the Pool Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the Certificateholders, the Certificateholders (beginning with the most junior Class of Certificates with a Certificate Principal Balance (i.e., the Class B- Certificates) until its Certificate Principal Balance or Adjusted Certificate Principal Balance, as applicable, has been reduced to zero, then to the second most junior Class (i.e., the Class B- Certificates) and so forth) will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Advances) are less than its Contract Principal Balance plus accrued and unpaid interest thereon at a percentage equal to the sum of (a) the weighted average Pass-Through Rate and (b) the percentage rate used to calculate the Servicing Fee and (ii) other shortfalls in the Available Distribution Amount and will incur a loss on their investments. See "Description of the Certificates--Distributions," "--Subordination of the Subordinate Certificates" and "--Losses on Liquidated Contracts" herein.

         Each of the Depositor and the Servicer will have the option to repurchase the Contracts and other property in the Trust on any Distribution Date on or after the first Distribution Date as of which the Pool Balance is less than 10% of the Cut-off Date Principal Balance. See "Description of the Certificates--Termination" herein. The exercise of such option or the sale of the Contracts and such other property of the Trust Fund by the Trustee under the circumstances described herein under "Description of the Certificates--Termination" will effect early retirement of all outstanding Offered Certificates.

         Although the APRs on the Contracts vary, prepayments on Contracts generally will not affect the Pass-Through Rate on the Class [A] Certificates, because the related Pass-Through Rates are [fixed]. The Class [ ] Pass-Through Rates on any Distribution Date will be %, per annum (computed on the basis of a 360-day year of twelve 30-day months), unless the Contracts prepay in such a manner that the applicable Weighted Average Net Contract Rate is less than %, in which case the Class [ ] Pass-Through Rate will equal such Weighted Average Net Contract Rate.

         While partial prepayments of the principal on the Contracts are applied on the related Due Dates, Obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments of Contracts in advance of the related Due Dates in any Prepayment Period will reduce the amount of interest received during such Prepayment Period to less than one month's interest. If a sufficient number of Contracts are prepaid in full in a Prepayment Period in advance of their respective Due Dates, interest received during that Prepayment Period may be less than the interest payable on the Class A and Class B Certificates on the related Distribution Date. See "Description of the Certificates--Compensating Interest." Although no assurance can be given in this matter, it is not expected that the net shortfall of interest received because of prepayments in full in any Prepayment Period will be great enough, in the absence of delinquencies and Liquidation Losses, to reduce the Available Distribution Amount for the related Distribution Date below the amount that would be required to be distributed to Class A and Class B Certificateholders on such Distribution Date.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

         The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be affected by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month of the Contract Principal Balance of a pool of new Contracts. 100% of the Prepayment Model assumes prepayment rates of ___% per annum of the Contract Principal Balance of such Contracts in the first month of the life of the Contracts and an additional ___% per annum in each month thereafter until the __th month. Beginning in the __th month and in each month thereafter during the life of the Contracts, 100% of the Prepayment Model assumes a constant prepayment rate of ____% per annum.

         As used in the following tables, "0% of the Prepayment Model" assumes no prepayments on the Contracts, "75% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 75% of the Prepayment Model assumed prepayment rates, "100% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates, "160% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 160% of the Prepayment Model assumed prepayment rates, "200% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates and "300% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 300% of the Prepayment Model assumed prepayment rates.

         There is no assurance, however, that prepayments of the Contracts will conform to any level of the Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of manufactured housing contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the related manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding [actual] principal balances are, in general, much smaller than mortgage loan balances and the original terms to maturity are generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

MODELING ASSUMPTIONS AND MHP TABLES

         The prepayment tables set forth below (the "MHP Tables") assume that Monthly Payments on the Contracts are received by the Servicer on their respective Due Dates and that on each Distribution Date the Available Distribution Amount will be sufficient to distribute interest on the Offered
Certificates and an amount equal to the full Formula Principal Distribution Amount to the Certificateholders and to pay the Servicing Fee to the Servicer and the Trustee Fee to the Trustee (together with the assumptions set forth below, the "Modeling Assumptions").

         The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model; (ii) neither the Depositor nor the Servicer exercises its right of optional termination and the Trustee does not receive satisfactory bids for the sale of the Contracts and other property in the Trust Fund, in each case as described herein under "Description of the Certificates--Termination"; (iii) the Contracts will, as of the Cut-off Date, be grouped into five pools having the additional characteristics set forth below under "Assumed Contract Characteristics"; (iv) the Initial Certificate Principal Balance and the Pass-Through Rate of each Class of Certificates is as set forth under "Summary--Securities Issued" herein; (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts;
(vi) there will be no losses on the Contract Pool; (vii) the Servicing Fee will be paid to the Servicer; and (viii) the Trustee Fee will be paid to the Trustee. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.



                       ASSUMED CONTRACT CHARACTERISTICS

                                                                                           REMAINING
                                                                  CUT-OF DATE              TERM TO
                                                             CONTRACT PRINCIPAL            MATURITY           SEASONING
                                                                  BALANCE         APR      (MONTHS)            (MONTHS)
                                                                  -------         ---      ---------          ---------

  1       .................................................   $

  2       .................................................

  3       .................................................

  4       .................................................

  5       .................................................      ---------       ---         -----            -----

          Total............................................   $                      %
                                                                 ==========      ===         =====            ===

         Since the tables that follow were prepared on the basis of the assumptions in the preceding table (the "Assumed Contract Characteristics"), there will be discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the following tables. Any such discrepancy may have an effect upon the percentages of the Initial Class A and Initial Class B- Certificate Principal Balances outstanding and weighted average lives of the Class A and Class B-Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund will have characteristics which differ from those assumed in preparing the tables set forth below, distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

         It is not likely that the Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

         Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the Initial Class A, Initial Class and Initial Class B-1 Certificate Principal Balances that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model. In the following tables, the weighted average life of a Class of Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the Initial Certificate Principal Balance of such Class of Certificates.


            PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

DISTRIBUTION DATE                  CLASS A- CERTIFICATES AT THE FOLLOWING                CLASS A- CERTIFICATES AT THE FOLLOWING
-----------------                               PERCENTAGES OF MHP                                     PERCENTAGE OF MHP
                                -----------------------------------------              -------------------------------------------
                                 0%    100%    150%   180%    200%     300%            0%     100%    150%    180%     200%    300%
                                 --    ----    ----   ----    ----     ----            --     ----    ----    ----     ----    ----

Initial  PERCENTAGE.......

  JULY 1999...............

  JULY 2000...............

  JULY 2001...............

  JULY 2002...............

  JULY 2003...............

  JULY 2004...............

  JULY 2005...............

  JULY 2006...............

  JULY 2007...............

  JULY 2008...............

  JULY 2009...............

  JULY 2010...............

  JULY 2011...............

  JULY 2012...............

  JULY 2013...............

  JULY 2014...............

  JULY 2015...............

  JULY 2016...............

  JULY 2017...............

  JULY 2018...............

  JULY 2019...............

  JULY 2020...............

  JULY 2021...............

  JULY 2022...............

  JULY 2023...............

  JULY 2024...............

  JULY 2025...............

  JULY 2026...............

  JULY 2027...............

  JULY 2028...............


Weighted Average Life (years)



       PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

DISTRIBUTION DATE                 CLASS A-R CERTIFICATES AT THE FOLLOWING                CLASS B- CERTIFICATES AT THE FOLLOWING
-----------------                            PERCENTAGES OF MHP                                     PERCENTAGE OF MHP
                                -----------------------------------------              -------------------------------------------
                                 0%    100%    150%   180%    200%     300%            0%     100%    150%    180%     200%    300%
                                 --    ----    ----   ----    ----     ----            --     ----    ----    ----     ----    ----

Initial  PERCENTAGE.......

  JULY 1999...............

  JULY 2000...............

  JULY 2001...............

  JULY 2002...............

  JULY 2003...............

  JULY 2004...............

  JULY 2005...............

  JULY 2006...............

  JULY 2007...............

  JULY 2008...............

  JULY 2009...............

  JULY 2010...............

  JULY 2011...............

  JULY 2012...............

  JULY 2013...............

  JULY 2014...............

  JULY 2015...............

  JULY 2016...............

  JULY 2017...............

  JULY 2018...............

  JULY 2019...............

  JULY 2020...............

  JULY 2021...............

  JULY 2022...............

  JULY 2023...............

  JULY 2024...............

  JULY 2025...............

  JULY 2026...............

  JULY 2027...............

  JULY 2028...............


Weighted Average Life (years)



      PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

DISTRIBUTION DATE                     CLASS B-CERTIFICATES AT THE FOLLOWING
-----------------                               PERCENTAGES OF MHP
                                  ----------------------------------------------

                                  0%     100%     150%     180%     200%    300%
                                  --     ----     ----     ----     ----    ----


Initial  PERCENTAGE.......

  JULY 1999...............

  JULY 2000...............

  JULY 2001...............

  JULY 2002...............

  JULY 2003...............

  JULY 2004...............

  JULY 2005...............

  JULY 2006...............

  JULY 2007...............

  JULY 2008...............

  JULY 2009...............

  JULY 2010...............

  JULY 2011...............

  JULY 2012...............

  JULY 2013...............

  JULY 2014...............

  JULY 2015...............

  JULY 2016...............

  JULY 2017...............

  JULY 2018...............

  JULY 2019...............

  JULY 2020...............

  JULY 2021...............

  JULY 2022...............

  JULY 2023...............

  JULY 2024...............

  JULY 2025...............

  JULY 2026...............

  JULY 2027...............

  JULY 2028...............


Weighted Average Life (years)



                        DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Agreement. The following description supplements and, to the extent inconsistent therewith supersedes, the description of the Agreement and the Certificates under "Description of the Certificates" in the Prospectus and must be read together therewith. The following summaries describe certain terms of the Agreement, do not purport to be complete and will be subject to, and will be qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

         The Offered Certificates (other than the Class A-R Certificates) will be issued in fully registered form only, in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The Class A-R Certificates will be issued in definitive form as fully registered physical certificates. Definitive Certificates, if issued, will be transferable and exchangeable at the Corporate Trust Office of the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The Trust Fund will include, among other things, (i) the Contract Pool, including all rights to receive payments on the Contracts [[received] [due] after the Cut-off Date whether [due] [received] before, on or after the Cut-off Date], (ii) security interests in the related Manufactured Homes,
(iii) the amounts held from time to time in an account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iv) any property which initially secured a Contract and which is acquired in the process of realizing thereon, including, in the case of a Land-and-Home Contract, the underlying real property on which the Manufactured Home is located, (v) the proceeds of all insurance policies described herein and (vi) all proceeds of the foregoing. The Depositor will cause the Contracts and other assets of the Trust Fund to be assigned to the Trustee or a co-trustee. The Servicer will service the Contracts pursuant to the Agreement.

         Distributions of principal and interest on the Certificates will be made on each Distribution Date to the persons in whose names the Certificates are registered as of the close of business on the related Record Date. With respect to each Distribution Date, the Offered Certificates will accrue interest during the related Interest Accrual Period. If Definitive Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a holder of Offered Certificates with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least five Business Days prior to the Record Date. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

         To  the  extent  not  previously  paid  prior  to  such  dates,   the
Certificate Principal Balance of each Class of Offered Certificates will be payable on the Final Scheduled Distribution Date.

CONVEYANCE OF CONTRACTS

         On the Closing Date, the Depositor will assign to the Trustee or a co-trustee, without recourse, among other things, all right, title and interest of the Depositor conveyed to it by [IndyMac] in, to and under the Contracts, including all principal and interest [[received] [due] on the Contracts after the Cut-off Date whether [due] [received] before, on or after the Cut-off Date], and all rights under the standard hazard insurance policies on the related Manufactured Homes. The Depositor will represent and warrant only that it had, subject to certain assumptions, good title to, and was the sole owner of each Contract and any related Mortgage free of any liens, charges or encumbrances created by the Depositor.

         With respect to each Contract, [IndyMac] will deliver or cause to be delivered to the Trustee or a custodian of the Trustee, as specified in the Agreement, (i) the original copy of the Contract; (ii) in the case of any Contract not originated by [IndyMac or an affiliate thereof], the assignment of the Contract from the originator to [IndyMac or such affiliate] and (iii) any extension, modification or waiver agreement(s) relating to such Contract. In addition, with respect to each Land-and-Home Contract, [IndyMac] will (in addition to the delivery of documents specified in the preceding sentence) deliver or cause to be delivered to the Trustee or a custodian of the Trustee, as specified in the Agreement, [(i) the related Mortgage with evidence of recording thereon,] (ii) an assignment of the Mortgage in recordable form to the Trustee (which may be a blanket assignment if permitted in the applicable jurisdiction) and (iii) if applicable, the power of attorney granted to the Trustee. The assignments to the Trustee of Mortgages for Land-and-Home Contracts will be recorded in the appropriate public office for real property records[, except in the State of California and in states where the Seller has reasonably determined that such recording is not required to protect the Trustee's interest against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller]. All Contracts originated or otherwise owned by an affiliate of [IndyMac, Inc.] have been or will be assigned to [IndyMac, Inc.] in the ordinary course of business, and such assignment shall be delivered to the Trustee or a custodian of the Trustee on or prior to the Closing Date. All other documents relating to such Contract, including the [related mortgage and] original title document or application for title for the related Manufactured Home, the credit application, credit reports and verifications, appraisals, tax and insurance records and payment records, will be maintained by the Servicer.

         [IndyMac] will make certain representations and warranties in respect of each Contract as of the Closing Date or other specified date, including the following: (a) as of the Cut-off Date, no Contract was more than 29 days past due; (b) each Contract and any related Mortgage is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally or by general equitable principles); (c) each Contract is covered by hazard insurance described below under "Hazard Insurance Policies"; (d) each Contract complies with all requirements of law; (e) each Contract creates a valid and enforceable first priority security interest in favor of [IndyMac] in the Manufactured Home covered thereby and such security interest and, if applicable, the related Mortgage has been assigned (by way of individual assignment) by [IndyMac] to the Trustee; and (f) immediately prior to the transfer thereof to the Depositor, [IndyMac] had good and marketable title to each Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract and any related Mortgage to the Depositor, no Contract or any related Mortgage has been sold, assigned or pledged by [IndyMac] to any person other than the Depositor and prior to the transfer of the Contracts by [IndyMac] to the Depositor, [IndyMac] was the sole owner and had the full right to transfer the Contract to the Depositor. Pursuant to the Agreement, [IndyMac] will be obligated to repurchase, for the purchase price, or substitute any Contract on the first Business Day after the first Determination Date which is more than 90 days after [IndyMac] becomes aware, or after [IndyMac]'s receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of [IndyMac] with respect to a Contract that materially and adversely affects the Certificateholders' interest in such Contract if such breach has not been cured. The "purchase price" for any Contract will be the unpaid principal balance of such Contract plus accrued interest thereon at the applicable APR from the date through which interest was last paid or advanced to the scheduled payment date for such Contract in month in which such amount is to be distributed. This repurchase obligation will constitute the sole remedy available to the Depositor, the Trustee and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts.

         Pursuant to the Agreement, [IndyMac] will also make certain representations and warranties with respect to the Contracts in the aggregate, including that the aggregate Contract Principal Balance as of the Cut-off Date equals the Cut-off Date Principal Balance and no adverse selection procedures were employed in selecting the Contracts.

PAYMENTS ON CONTRACTS;  COLLECTION ACCOUNT;  CERTIFICATE ACCOUNT

         The Servicer will establish and maintain the Collection Account, and the Trustee will establish and maintain the Certificate Account. The Collection Account and the Certificate Account will each be maintained (i) at a depository institution organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (a) the long-term deposit rating or unsecured long-term debt of which has been assigned one of the two highest ratings by each Rating Agency or (b) maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the Rating Agencies or (c) whose commercial paper has a rating of P-1 by Moody's and, if rated by Fitch, F-1 by Fitch or
(ii) in the corporate trust department of the Trustee or (iii) at an institution otherwise acceptable to each Rating Agency (such account, an "Eligible Account"). Funds in the Collection Account and the Certificate Account will be invested in Eligible Investments that will mature or be subject to redemption not later than the Business Day immediately preceding the Distribution Date next following the date of such investment. Eligible Investments will include, among other things, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions, commercial paper rated P-1 by Moody's and, if rated by Fitch, F-1 by Fitch and other obligations acceptable to each Rating Agency.

         All payments in respect of principal and interest on the Contracts received by the Servicer (net of any servicing compensation and certain other amounts reimbursable to the Servicer pursuant to the Agreement), including principal prepayments and Liquidation Proceeds (net of Liquidation Expenses), will be deposited into the Collection Account no later than the second Business Day following [IndyMac]'s receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as additional servicing compensation. See "--Servicing Compensation" herein and "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, on or prior to the Deposit Date (as defined below) the following amounts will also be deposited into the Collection Account: (i) the purchase price paid by [IndyMac] for Contracts repurchased as a result of breach of a representation or warranty under the Agreement, as described herein under "Conveyance of Contracts," (ii) all Advances, if any, and (iii) amounts collected under hazard insurance policies, except to the extent that they are applied to the restoration of the related Manufactured Home or paid to the related Obligor in accordance with the normal servicing procedures of the Servicer. From time to time, as will be provided in the Agreement, the Servicer will also withdraw funds from the Collection Account to make payments payable to it as permitted by the Agreement and described in the definition of the term "Available Distribution Amount."

         On the Business Day immediately preceding each Distribution Date (each, a "Deposit Date"), the Servicer will withdraw funds from the Collection Account (but only to the extent of the related Available Distribution Amount) and deposit such funds in the Certificate Account. On each Distribution Date, the Trustee or its paying agent will withdraw funds from the Certificate Account (but only to the extent of the related Available Distribution Amount) to make payments to Certificateholders as described herein under "--Distributions--Priority of Distributions."

DISTRIBUTIONS

         General. Distributions will be made on each Distribution Date to holders of record on the preceding Record Date, except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose. Distributions on a Class of Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests. In no event will the aggregate distributions of principal to a holder of Offered Certificates exceed the Initial Certificate Principal Balance of the related Class of Certificates.

         Each distribution with respect to an Offered Certificate held in book-entry form will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (each, a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to Offered Certificates held in book-entry form will be made by DTC and the Participants in accordance with DTC's rules. See "--Registration of the Offered Certificates" herein.

         Available Distribution Amount. On the second Business Day preceding each Distribution Date (each, a "Determination Date"), the Servicer will determine the Available Distribution Amount and amounts to be distributed on the Certificates on such Distribution Date. The "Available Distribution Amount" with respect to any Distribution Date will be an amount equal to (i) the sum of (a) Monthly Payments of principal and interest [due] on Contracts during the related Due Period, to the extent such payments [of interest] [principal] [were made by the related Obligor] [or advanced by the Servicer] and (b) unscheduled payments received with respect to the Contracts during the related Prepayment Period, including principal prepayments, Liquidation Proceeds (net of Liquidation Expenses) and net insurance proceeds, less (ii) the sum of (a) the Trustee Fee, (b) the Servicing Fee and other servicing compensation, (c) payments on Contracts that have been repurchased by [IndyMac] as a result of a breach of a representation or warranty and any other payments not required to be deposited in the Certificate Account, (d) reimbursements to the Servicer for Liquidation Expenses incurred in respect of Manufactured Homes, (e) reimbursements to the Servicer for Advances in respect of delinquent Contracts as to which the related late Monthly Payments have been made, Nonrecoverable Advances and Advances in respect of Liquidated
Contracts, in each case to the extent as will be permitted in the Agreement, and (f) certain expenses reimbursable to the Depositor as will be permitted in the Agreement.

         Interest. On each Distribution Date, holders of each Class of Class A Certificates will be entitled to receive, to the extent of the Available
Distribution Amount, (i) interest accrued on such Class during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to that Distribution Date (the "Interest Distribution Amount" for such Class and Distribution Date), plus (ii) any amounts distributable under clause (i) above or this clause (ii) on such Class on the previous Distribution Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Accrual Period at the related Pass-Through Rate (the "Carryover Interest Distribution Amount" for such Class and Distribution Date). On each Distribution Date, holders of the Subordinate Certificates will be entitled to receive, to the extent of the Available Distribution Amount and on a subordinated basis as described below under "--Priority of Distributions", (i) interest accrued on such Class during the related Interest Accrual Period at the related Pass-Through Rate on the Adjusted Certificate Principal Balance of such Class immediately prior to that Distribution Date (the "Interest Distribution Amount" for such Class and Distribution Date), plus (ii) any amounts distributable under clause (i) above or this clause (ii) on such Class on the previous Distribution Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Accrual Period at the related Pass-Through Rate (the "Carryover Interest Distribution Amount" for such Class and Distribution Date).

         The "Interest Accrual Period" shall mean, with respect to each Distribution Date, the calendar month preceding the month in which the Distribution Date occurs. Interest on the Certificates will be computed on the basis of a [360]-day year consisting of twelve [30]-day months.

         For any Distribution Date, the Pass-Through Rates for the Classes of Class A Certificates will be as set forth on the cover page hereof.

         In addition, on each Distribution Date, to the extent of the Available Distribution Amount and on a subordinated basis as described below under "--Priority of Distributions" the holders of the Subordinate Certificates will be entitled to receive (i) interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on any related Liquidation Loss Amount (the "Liquidation Loss Interest Amount" for such Class and Distribution Date), plus (ii) any amounts distributable under clause (i) above or this clause (ii) on such Class on the previous Distribution Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Accrual Period at the related Pass-Through Rate (the "Unpaid Liquidation Loss Interest Shortfall" for such Class and Distribution Date).

         Principal. The "Formula Principal Distribution Amount" for any Distribution Date will equal (a) the sum of: (i) the sum of the principal components of all Monthly Payments [scheduled to be] during the related Due
Period on the Contracts that were outstanding during such Due Period [(regardless of whether such Monthly Payments were received by the Servicer from the related Obligors)], not including any Monthly Payments [due] on Liquidated Contracts or repurchased Contracts; (ii) the sum of the amounts of all Principal Prepayments received by the Servicer on the Contracts during the related Prepayment Period; (iii) with respect to any Contract that became a Liquidated Contract during the related Prepayment Period, the Contract Principal Balance thereof on the date of liquidation thereof (determined without giving effect to such liquidation); and (iv) with respect to any
Contract that was purchased or repurchased by [IndyMac] pursuant to the Agreement during the related Prepayment Period, the Contract Principal Balance thereof on the date of purchase or repurchase thereof (determined without giving effect to such purchase or repurchase); less (b) the Overcollateralization Reduction Amount, if any, for such Distribution Date. The "Unpaid Certificate Principal Shortfall" for any Distribution Date will be, with respect to each Class of Certificates, an amount equal to all Formula Principal Distribution Amounts distributable on such Class on previous Distribution Dates that have not yet been distributed on such Class of Certificates.

         The "Class A Formula Principal Distribution Amount" for any Distribution Date will equal (i) prior to the Cross-over Date, the Formula Principal Distribution Amount, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met, the Formula Principal Distribution Amount, or (iii) on any other Distribution Date, the Class A Percentage of the Formula Principal Distribution Amount. The "Class Formula Principal Distribution Amount" for any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance has not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance has not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance has been reduced to zero, the Formula Principal Distribution Amount, or (iv) on any other Distribution Date, the Class
Percentage of the Formula Principal Distribution Amount. The "Class B-1 Formula Principal Distribution Amount" for any Distribution Date will equal
(i) as long as the Class A Certificate Principal Balance and the Class Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance and the Class Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance and the Class Certificate Principal Balance each have been reduced to zero, the Formula Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-1 Percentage of the Formula Principal Distribution Amount. The "Class B-2 Formula Principal Distribution Amount" for any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance, the Class Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance, the Class Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance, the Class Certificate Principal Balance and the Class B-1 Certificate
Principal Balance each have been reduced to zero, the Formula Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-2 Percentage of the Formula Principal Distribution Amount. For any Distribution Date, if the "Class A Formula Principal Distribution Amount", the "Class Formula Principal Distribution Amount", the "Class B-1 Formula Principal Distribution Amount" or the "Class B-2 Formula Principal Distribution Amount" exceeds the Certificate Principal Balance with respect to the related Class of Certificates, less the Unpaid Certificate Principal Shortfall with respect to such Class and Distribution Date, then such amounts shall be allocated to the Formula Principal Distribution Amount of the next junior Class of Certificates. If the Class A Certificate Principal Balance, the Class Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero on or before a Distribution Date, then amounts then allocable as the Class B-2 Formula Principal Distribution Amount shall be allocated first to the Class B-1 Formula Principal Distribution Amount, next to the Class Formula Principal Distribution Amount, and finally to the Class A Formula Principal Distribution Amount, to the extent that allocation of such amounts to the Class B-2 Formula Principal Distribution Amount would reduce the Class B-2 Certificate Principal Balance below the Class B-2 Floor Amount.

         The "Class A Percentage" for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than one), the numerator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date. The "Class Percentage" for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than one), the numerator of which is the Class Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date. The "Class B-1 Percentage" and the "Class B-2 Percentage" for a Distribution Date will generally be calculated in the same manner as the Class Percentage, appropriately modified to relate to the Class B-1 or Class B-2 Certificates, as the case may be.

         Priority of Distributions On each Distribution Date the Available Distribution Amount will be distributed in the following amounts and in the following order of priority:

                  a. concurrently, to each Class of Class A Certificates (a) first, the related Interest Distribution Amount for such Distribution Date, with the Available Distribution Amount being allocated among such Classes pro rata based on their respective Interest Distribution Amounts and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date, in each case with the Available Distribution Amount being allocated among the Classes of Class A Certificates pro rata based on their respective Carryover Interest Distribution Amounts;

                  b. to the Class B- Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

                  c. concurrently, to each Class of Class A Certificates, the related Unpaid Certificate Principal Shortfall for the Class A Certificates, if any, for such Distribution Date, allocated among the Class A Certificates pro rata based on their respective Certificate Principal Balances;

                  d. to the Class A Certificates, the Class A Formula Principal Distribution Amount allocated in the following manner and in the following order of priority; provided, however, that on any Distribution Date on which the Pool Balance is less than or equal to the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, the Class A Formula Principal Distribution Amount will be allocated among the Class A Certificates pro rata based upon their respective Certificate Principal Balances:

                           (a) to the Class A-R  Certificates  until the Class

A-R Certificate Principal Balance has been reduced to zero;

                           (b) to the Class A- Certificates until the Class A-
Certificate Principal Balance has been reduced to zero; and

                           (c) to  the  Class  Certificates  until  the  Class
Certificate Principal Balance has been reduced to zero.

                  e. to the Class B- Certificates, (a) first, any related Liquidation Loss Interest Amount for such Distribution Date, and (b) second, any related Unpaid Liquidation Loss Interest Shortfall for such Distribution Date;

                  f.  to  the  Class  B-  Certificates,   the  related  Unpaid
Certificate Principal Shortfall for the Class B- Certificates, if any, for such Distribution Date;

                  g. to the Class B- Certificates, the Class Formula Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

                  h. to the Class Certificates, (a) first, any related Liquidation Loss Interest Amount for such Distribution Date, and (b) second, any related Unpaid Liquidation Loss Interest Shortfall for such Distribution Date;

                  i. to the Class Certificates, the related Unpaid Certificate Principal Shortfall for the Class Certificates, if any, for such Distribution Date;

                  j. to the Class Certificates, the Class Formula Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

                  k. to the Servicer, an additional servicing fee equal to one-twelfth of the product of % and the Pool Balance at the beginning of the related Due Period; and

                  l. any remainder to the Class A-R Certificates.

         The "Cross-over Date" will be the later to occur of (i) the Distribution Date occurring in _________, 20 or (ii) the first Distribution Date on which the percentage equivalent of a fraction (which shall not be greater than one) the numerator of which is the aggregate Adjusted Certificate Balance of the Subordinate Certificates plus the Current Overcollateralization Amount for such Distribution Date and the denominator of which is the Pool Balance on such Distribution Date, equals or exceeds ____ times the percentage equivalent of a fraction (which shall not be greater than one) the numerator of which is the aggregate Initial Certificate Principal Balance of the Subordinate Certificates and the denominator of which is the Cut-off Date Principal Balance.

         The "Principal Distribution Tests" will be met in respect of a Distribution Date if the following conditions are satisfied: (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Distribution Date does not exceed ____%; (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Distribution Date does not exceed ____%; (iii) the Cumulative Realized Losses (as defined in the Agreement) as of such Distribution Date do not exceed a certain specified percentage of the original Pool Balance, depending on the year in which such Distribution Date occurs; and (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Distribution Date does not exceed ____%. The Average Sixty-Day Delinquency Ratio and the Average Thirty-Day Delinquency Ratio will, in general, be the ratios of the average of the Contract Principal Balances delinquent 60 days or more and 30 days or more, respectively, for the preceding three calendar months to the average Pool Balance for such periods. Cumulative Realized Losses will, in general, be the aggregate Realized Losses incurred in respect of Liquidated Contracts since the Cut-off Date. The Current Realized Loss Ratio will, in general, be the ratio of the aggregate Realized Losses incurred on Liquidated Contracts for the periods specified in the Agreement to an average Pool Balance specified in the Agreement.

         The "Pool Balance" for any Distribution Date will be equal to (i) the Cut-off Date Principal Balance, less (ii) the aggregate of the Formula Principal Distribution Amounts (without subtracting therefrom any Overcollateralization Reduction Amount) for such Distribution Date and all prior Distribution Dates. The "Certificate Principal Balance" of each Class of Certificates will be its Initial Certificate Principal Balance reduced by all distributions in respect of principal on such Class.

REALIZED LOSSES ON LIQUIDATED CONTRACTS

         The Formula Principal Distribution Amount for any Distribution Date is intended to include the Contract Principal Balance of each Contract that became a Liquidated Contract during the related Prepayment Period. A Realized Loss will be incurred on a Liquidated Contract in the amount, if any, by which the Liquidation Proceeds, net of Liquidation Expenses, from such Liquidated Contract are less than the Contract Principal Balance of such Liquidated Contract, plus accrued and unpaid interest thereon, plus amounts reimbursable to the Servicer for previously unreimbursed Advances. To the extent that the amount of the Realized Loss is not covered by interest collected on the nondefaulted Contracts in excess of certain interest payments due to be distributed on the Class A, Class and Class B Certificates and any portion of such interest required to be paid to the Trustee and Servicer as compensation, the amount of such Realized Loss may be allocated first, to reduce the Current Overcollateralization Amount, and then to the Subordinate Certificates. See "--Allocation of Liquidation Loss Amounts".

ALLOCATION OF LIQUIDATION LOSS AMOUNTS

         The "Liquidation Loss Amount" for any Distribution Date will be the amount, if any, by which the aggregate Certificate Principal Balance of all Certificates (after giving effect to the distributions made on the immediately preceding Distribution Date) exceeds the Pool Balance for such immediately preceding Distribution Date. The Liquidation Loss Amount will be allocated among the Classes of Subordinate Certificates in order of reverse numerical designation.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES

         Credit support for the Class A Certificates will be provided by the subordination of the Subordinate Certificates, effected by the allocation of Liquidation Loss Amounts as described herein and by the preferential application of the Available Distribution Amount to the Class A Certificates relative to the Subordinate Certificates to the extent described herein. The primary credit support for the Class Certificates will be the subordination of the Class B, effected by the allocation of Liquidation Loss Amounts as described herein and by the preferential allocation of the Available Distribution Amount to the Class Certificates relative to the Class B Certificates to the extent described herein. The primary credit support for the Class B- Certificates will be the subordination of the Class B- , effected by the allocation of Liquidation Loss Amounts as described herein and by the preferential allocation of the Available Distribution Amount to the Class B-Certificates relative to the Class B- to the extent described herein. See "--Distributions--Priority of Distributions" above.

OVERCOLLATERALIZATION

         Excess interest collections will be applied, to the extent available, to make accelerated payments of principal to the Certificates. The "Accelerated Principal Distribution Amount" for any Distribution Date will be the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount. The "Overcollateralization Reduction Amount" for any Distribution Date will be the positive difference, if any, between the Current Overcollateralization Amount and the Target Overcollateralization Amount. The "Current Overcollateralization Amount" will mean, for any Distribution Date, the positive difference, if any, between the Pool Balance and the sum of the Certificate Principal Balances of all then-outstanding Classes of Certificates. The "Target Overcollateralization Amount" will mean (i) for any Distribution Date prior to the Cross-over Date, ____% of the Cut-off Date Principal Balance and (ii) for any other Distribution Date, the lesser of (a) ____% of the Cut-off Date Principal Balance and (b) ____% of the then-outstanding Pool Balance; provided, however, that so long as any Class of Certificates is outstanding the Target Overcollateralization Amount will not be less than ____% of the Cut-off Date Principal Balance.

ADVANCES

         On each Deposit Date, the Servicer will be required to make an advance to the Trust in respect of the related Due Period and each Contract, the amount, if any, of the related [Monthly Payment] [allocable to interest] that was not timely made (each, an "Advance"), except that the Servicer will not be required to make any Advance that the Servicer believes is not or if made would not be, ultimately recoverable from future payments made on the related Contracts, Liquidation Proceeds or otherwise (a "Nonrecoverable Advance"). [The Servicer will not make any Advances with respect to delinquent principal payments on the Contracts.] On each Distribution Date, the Servicer will be entitled to reimbursement from collections of late Monthly Payments in respect of any Advances made and not previously reimbursed. An Advance in respect of any Due Period will not exceed the amount of [principal and interest] that would have been paid on or in respect of the Contracts during the related Due Period assuming that [all Monthly Payments] were received by the Servicer on the related Due Dates.

         Advances are intended to maintain a regular flow of scheduled payments [of interest] to Certificateholders rather than to guarantee or insure against losses. The Servicer will reimburse itself for Advances out of collections of late Monthly Payments. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a Contract or upon a Contract becoming a Liquidated Contract, the Servicer will reimburse itself out of funds in the Collection Account for the Advances on such Contract (exclusive of any Advances that were recovered out of Liquidation Proceeds for the related Contract).

COMPENSATING INTEREST

         When an Obligor prepays a Contract between Due Dates, the Obligor is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Pursuant to the Agreement, so long as [IndyMac] is the Servicer, the Servicing Fee for any month will be reduced by an amount with respect to each prepaid Contract sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of such Contract on the related Distribution Date (the "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed in the aggregate the amount of the Servicing Fee for such Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess and [IndyMac] will have no obligation to reimburse such shortfall.

REPORTS TO CERTIFICATEHOLDERS

         The   Trustee   will   include   with  each   distribution   to  each
Certificateholder a statement as of the related Distribution Date setting forth, among other things:

                    (i) the aggregate amount distributed on each Class of Certificates, separately identifying the portion thereof which constitutes principal and interest;

                    (ii) the Interest Distribution Amount, Carryover Interest Distribution Amount, Liquidation Loss Interest Amount and Unpaid Liquidation Loss Interest Shortfall in respect of each Class of Certificates;

                    (iii) the Formula Principal Distribution Amount and Unpaid Certificate Principal Shortfall in respect of each Class of Certificates;

                    (iv)  the  Accelerated   Principal   Distribution  Amount,
Overcollateralization Reduction Amount, Target Overcollateralization Amount and Current Overcollateralization Amount;

                    (v) the Class A- , Class , Class A-R, Class B- and Class Certificate Principal Balances, after giving effect to the distributions of principal made on such Distribution Date;

                    (vi) the Adjusted Certificate Principal Balance of the Class B- and Class Certificates, after giving effect to the distributions of principal and allocation of Liquidation Loss Amounts made on such Distribution Date;

                    (vii) the number of and aggregate Contract Principal Balances of Contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively;

                    (viii) the number of and aggregate Contract Principal Balances of Contracts relating to Manufactured Homes that were repossessed since the immediately preceding Distribution Date;

                    (ix) [the aggregate Realized Losses and the Cumulative Realized Losses for such Distribution Date]; and

                    (x) the amount of fees payable out of the Trust Fund.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year as to, among other things, the aggregate of interest and principal reported pursuant to clause (i) for such calendar year.

TERMINATION

         The Agreement will provide that on any Distribution Date on or after the first Distribution Date as of which the Pool Balance is less than 10% of the Cut-off Date Principal Balance, the Depositor and the Servicer will each have the option to repurchase all outstanding Contracts and all other property of the Trust Fund at a price equal to the sum of (a) 100% of the unpaid principal balance as of the final Distribution Date, and (b) the lesser of (i) the fair market value of any REO Property (as determined by the Depositor or the Servicer, as the case may be) and (ii) the unpaid principal balance of each Contract related to any REO Property, plus, in each case, any unpaid interest on the Certificates due on prior Distribution Dates, together with interest thereon, to the extent legally permissible, at the related Pass-Through Rate on the unpaid principal balance (including any Contract as to which the related Manufactured Home has been repossessed and not yet disposed of). Notwithstanding the foregoing, the foregoing option will not be exercisable unless there will be distributed to the Certificateholders an amount equal to 100% of the Certificate Principal Balance of each Certificate plus one month's interest thereon at the related Pass-Through Rate, any previously undistributed shortfalls in interest due thereon, together with interest thereon, to the extent legally permissible, at the related Pass-Through Rate, and any unpaid Liquidation Loss Interest Amounts. The Servicer shall have the prior right to exercise the option to purchase the Contracts as described above if both the Depositor and the Servicer desire to exercise such option.


         If neither the Depositor nor the Servicer exercises its optional termination right within 90 days after it first becomes eligible to do so, the Trustee will solicit bids for the purchase of all Contracts and other property in the Trust Fund. A BID WILL BE CONSIDERED SATISFACTORY AND THE Trustee will sell such Contracts and other property only if the net proceeds to the Trust from such sale would at least equal the Termination Price. If the net proceeds from such sale would not at least equal the Termination Price, the Trustee will decline to sell the Contracts and other property of the Trust and will not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts and other property of the Trust.


         The "Termination Price" will equal the sum of (1) any Liquidation Expenses incurred by the Servicer in respect of any Contract that has not yet been liquidated, (2) all amounts required to be reimbursed or paid to the Servicer in respect of previously unreimbursed Advances and (3) the greater of
(a) the sum of (i) the aggregate Contract Principal Balance, plus accrued and unpaid interest thereon at the related APRs through the end of the Due Period immediately preceding the Due Period in which the terminating purchase will occur, plus (ii) the lesser of (A) the aggregate Contract Principal Balance of each Contract that had been secured by any Manufactured Home acquired by the Servicer in a repossession or foreclosure (each, an "REO Property") remaining in the Trust, plus accrued interest thereon at the related APR through the end of the Due Period immediately preceding the Due Period in which the terminating purchase will occur, and (B) the current appraised value of any such REO Property (net of Liquidation Expenses to be incurred in connection with the disposition of such property estimated in good faith by the Servicer), such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, plus all previously unreimbursed Advances made in respect of such REO Property, and (b) the aggregate fair market value of the Trust Fund (as determined by the Servicer as will be described in the Agreement) plus all previously unreimbursed Advances. The fair market value of the assets of the Trust as determined for purposes of a terminating purchase will be deemed to include accrued interest at the applicable APR on the Contract Principal Balance (including any Contract that had been secured by a REO Property, which REO Property has not yet been disposed of by the Servicer) through the end of the Due Period immediately preceding the Due Period in which the terminating purchase will occur. The basis for any such valuation shall be furnished by the Servicer to the Certificateholders upon request.

         On the date of any termination of the Trust, the Termination Price will be distributed (i) first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses and Advances and (ii) second to the Certificateholders in accordance with the distribution priorities set forth herein under "--Distributions--Priority of Distributions." Upon the termination of the Trust and payment of all amounts due on the Certificates and all administrative expenses associated with the Trust, any remaining assets of the Trust will be sold and the proceeds distributed to the holders of the Class A-R Certificates in accordance with the Agreement.

TERMINATION OF AGREEMENT

         The Agreement will terminate upon the last action required to be taken by the Trustee on the final Distribution Date following the earliest to occur of (i) the purchase by the Depositor or the Servicer of all Contracts and all other property in the Trust Fund as described herein under "--Termination," (ii) the sale of the Contracts and other property in the Trust Fund by the Trustee as described herein under "--Termination" or (iii) the final payment or other liquidation (or any Advance with respect thereto) of the last Contract remaining in the Trust Fund or the disposition of all property acquired upon repossession of any Manufactured Home.

         Upon presentation and surrender of the Offered Certificates, the Trustee will cause to be distributed, to the extent of funds available, to Certificateholders on the final Distribution Date in proportion to their respective Percentage Interests an amount equal to the respective Certificate Principal Balances of the Offered Certificates, together with any unpaid interest on such Offered Certificates due on prior Distribution Dates, together with interest thereon, to the extent legally permissible, at the related Pass-Through Rate, and any Liquidation Loss Interest Amounts for such Class and one month's interest at the applicable Pass-Through Rate on such unpaid Certificate Principal Balances; provided that such funds will be distributed in the applicable order of priority specified herein under "--Distributions--Priority of Distributions." If the Agreement is then being terminated, any amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after distribution to the holders of the Certificates will be distributed to the Class A-R Certificateholders in accordance with the Agreement.

SERVICING COMPENSATION

         For its servicing of the Contracts, on each Distribution Date (i) the Servicer will be entitled to receive a monthly servicing fee equal to one-twelfth of the product of 1.00% and the Pool Balance as of the first day of the related Due Period (the "Servicing Fee"), whether or not the related payments on the Contracts are received and (ii) as additional servicing compensation, the Servicer will receive amounts pursuant to clause (xviii) under "Description of the Certificates--Distributions--Priority of Distributions." See "--Payments on Contracts; Collection Account; Certificate Account" herein.

         The Servicer will also be entitled to retain, as compensation for the additional services provided in connection with the performance of its servicing obligations under the Agreement, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption and similar fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes. The Servicer also will be entitled to retain as additional servicing compensation amounts in respect of interest on principal prepayments in full of a Contract received after the Contract's Due Date during any Prepayment Period, but, correspondingly, its Servicing Fee will be reduced by amounts in respect of interest on principal prepayments in full of a Contract received in advance of the Contract's Due Date during such Prepayment Period.

COMPENSATION OF THE TRUSTEE

         For its services, on each Distribution Date the Trustee will be entitled to receive a monthly trustee fee as described in the Agreement (the "Trustee Fee").

CERTAIN OTHER MATTERS REGARDING THE SERVICER

         Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement, so long as such successor has a net worth of at least $10 million and has serviced at least $100 million of manufactured housing contracts for at least one year.

HAZARD INSURANCE POLICIES

         The Servicer will be obligated to cause to be maintained one or more hazard insurance policies with respect to each Manufactured Home (other than any Manufactured Home in repossession) in an amount at least equal to the lesser of its maximum insurable value or the principal amount due from the Obligor under the related Contract. Such hazard insurance policies will, at a minimum, provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies, with customary deductible amounts.

         All amounts collected by the Servicer under a hazard insurance policy will be applied either to the restoration or repair of the related Manufactured Home or against the principal balance of the related Contract upon repossession of such Manufactured Home, after reimbursing the Servicer for amounts previously advanced by it for such purposes. The Servicer may satisfy its obligation to maintain hazard insurance policies by maintaining a blanket policy insuring against hazard losses on all the Manufactured Homes. Such blanket policy may contain a deductible clause, in which case the Servicer will be required to make payments to the Trust Fund in the amount of any deductible amounts in connection with insurance claims on repossessed Manufactured Homes. See "Description of the Certificates-- Standard Hazard Insurance" and "The Agreements--Hazard Insurance" in the Prospectus.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will be required to either maintain a hazard insurance policy with respect to such Manufactured Home meeting the requirements set forth above, or to indemnify the Trust against any damage to such Manufactured Home prior to resale or other disposition.

EVIDENCE AS TO COMPLIANCE

         The Servicer will be required to deliver to the Trustee on or before March 31 of each year, beginning March 31, ____, an officer's certificate executed by an officer of the Servicer stating that (i) a review of the activities of the Servicer during the preceding calendar year (or shorter period in the case of the first such officer's certificate) and of performance under the Agreement has been made under the supervision of such officer, and
(ii) to the best of such officer's knowledge, the Servicer has fulfilled all its obligations under the Agreement throughout such year (or shorter period in the case of the first such officer's certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate will be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Contracts under the Agreement, conducted in accordance with generally accepted auditing standards or such other audit or review program used by the Servicer, the Servicer's servicing has been conducted in compliance with the provisions of the Agreement (or such agreements), except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as may be set forth in such statement.

EVENTS OF DEFAULT

         "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to make any deposit or payment required of it under the Agreement which continues unremedied for five days after the giving of written notice of such failure; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that materially affects the rights of the Certificateholders which continues unremedied for 60 days after the giving of written notice of such failure or breach; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or other similar proceedings regarding the Servicer. "Notice" as used in this paragraph will mean notice to the Servicer by the Trustee or the Depositor, or to the Servicer, the Trustee and the Depositor by the Holders of Certificates evidencing, in the aggregate, interests ("Fractional Interests") at least equal to 25% of the principal balance of all Certificates. The foregoing description of Events of Default replaces the description under "The Agreements--Events of Default; Rights Upon Event of Default" in the Prospectus.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the Holders of Certificates evidencing Fractional Interests aggregating not less than 66 2/3% shall, terminate all of the rights and obligations of the Servicer under the Agreement and in and to the related Contracts, whereupon (i) (subject to applicable law regarding the Trustee's ability to make Advances) the Trustee or (ii) a successor Servicer appointed by the Trustee with a net worth of at least $10 million that has serviced at least $100 million of manufactured housing contracts for at least one year will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the Trustee or such Certificateholders from effecting a transfer of servicing. If the Trustee is obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer as described above. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than a monthly amount specified in the Agreement.

AMENDMENT

         The Agreement may be amended by the Depositor, the Servicer and the Trustee without the consent of any the Certificateholders (i) to cure any mistake or ambiguity, (ii) to correct any defective provision therein or to supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor, the Seller or the Servicer, (iv) to add any other provisions with respect to matters or questions arising thereunder or (v) to modify alter, amend, add to or rescind any of the provisions contained in the Agreement; provided, however, that in the case of clause (iv) or (v), any such action will not, as evidenced by an opinion of counsel (which opinion of counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided further that no such opinion of counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Agreement may also be amended, by the Depositor, the Servicer and the Trustee with the consent of more than 50% (by Certificate Principal Balance) of the Holders of Certificates of each Class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, any distributions on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, at least 66 2/3% (by Certificate Principal Balance) of the Certificates of such Class, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

         The Trustee, the Depositor and the Servicer also may at any time and from time to time amend the Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of either REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an opinion of counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

VOTING

         The Agreement will provide that, solely for the purposes of giving any consent, notice, waiver, request or demand pursuant to the Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate of the Servicer and any Certificate in respect of which the Servicer or any affiliate thereof is the Certificate Owner shall be deemed not to be outstanding and the Percentage Interest and Fractional Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Fractional Interests necessary to effect such consent, notice, waiver, request or demand has been obtained, unless, in the case of (i) the Class A Certificates, all Class A Certificates are held by such persons, (ii) the Class Certificates, all Class A Certificates and Class Certificates are held by such persons or (iii) the Class B Certificates, all Certificates are held by such persons, or, in each case, the Certificates of the related Class or Classes have been fully paid.

THE TRUSTEE

         ____________________, a banking corporation organized under the laws of _____________________, will be the Trustee. Its "Corporate Trust Office" is located at ___________________________________, telephone (___) ___-____. The
Depositor, [IndyMac] and their respective affiliates may engage in commercial transactions with the Trustee from time to time.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Depositor will also be obligated to appoint a successor Trustee. In addition, the Holders of Class A Certificates or, after the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, Holders of Class and Class B Certificates evidencing Fractional Interests of more than 50% of the Class A or the Class and Class B Certificates, as the case may be, may remove the Trustee at any time and appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

REGISTRATION OF THE OFFERED CERTIFICATES

         The Class A- , Class , Class B- and Class Certificates. The Offered Certificates other than the Class A-R Certificates will be book-entry
Certificates (the "Book-Entry Certificates"). Certificate Owners will hold their Offered Certificates through DTC if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued as one or more certificates with aggregate principal balances equal to the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term will be used in the Agreement. Certificate Owners will be permitted to exercise their rights only indirectly through DTC and its participating members (the "DTC Participants").

         A Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC Participant).

         Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates will similarly be required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not DTC Participants may transfer ownership of Offered Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective DTC Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective DTC Participants will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of selling and purchasing Certificateholders.

         Transfers between DTC Participants will occur in accordance with DTC Rules.

         DTC,  which is a New  York-chartered  limited  purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules as in effect from time to time.

         Distributions on Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under  a  book-entry  format,  beneficial  owners  of the  Book-Entry
Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Offered Certificates in the secondary market since certain potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Risk Factors--Limited Liquidity" herein.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default, Certificate Owners having Fractional Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, it will be under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Depositor, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Class A-R Certificates. The Class A-R Certificates will be issued in definitive form as one fully registered physical certificate representing the entire Class A-R Certificate Principal Balance. The certificates representing the Class A-R Certificates will be subject to certain transfer restrictions. See "ERISA Considerations--The Class A-R Certificates" herein and "ERISA Considerations" in the Prospectus.

                                USE OF PROCEEDS

         Substantially all of the net proceeds to be received by the Depositor from the sale of the Offered Certificates will be used to purchase the Contracts from [IndyMac], to pay the costs, if any, of carrying the Contracts until sale of the Offered Certificates and to pay other expenses connected with pooling the Contracts, issuing the Certificates and selling the Offered Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         An election will be made to treat the Contract Pool and certain other assets of the Trust as a REMIC for federal income tax purposes (the "Pooling REMIC"). An election also will be made to treat the "regular interests" in the Pooling REMIC and certain other assets of the Trust as another REMIC for federal income tax purposes (the "Issuing REMIC"). The Regular Certificates will be designated as "regular interests" in the Issuing REMIC and the Class A-R Certificates will represent the beneficial ownership of the "residual interest" in each of the Pooling REMIC and the Issuing REMIC. In order for the REMIC standards to be met, substantially all of the assets of the Trust must consist of qualified mortgages or permitted investments. Section 860G(a)(3) of the Code contains the definition of "qualified mortgages" for REMIC purposes. The regulations promulgated by the Internal Revenue Service under Sections 860A through 860G of the Code provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code may be treated as qualified mortgages of the REMIC. Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used in a fixed location. Accordingly, assuming a timely election to be treated as a REMIC is made and further assuming the compliance by the Trust Fund with all the terms of the Agreement, Brown & Wood LLP will be of the opinion that (i) the Pooling REMIC and the Issuing REMIC will qualify as a REMIC within the meaning of the Code, (ii) the Class A (other than the Class A-R Certificates), Class and Class B Certificates will constitute "regular interests" in the Issuing REMIC and (iii) the Class A-R Certificates will constitute the sole class of "residual interests" in each of the Pooling REMIC and the Issuing REMIC.

         Because the Offered Certificates (other than the Class A-R Certificates) will be considered REMIC regular interests, they will be taxable debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on such Certificates, including any original issue discount will be taxable to the holders of such Certificates in accordance with the accrual method of accounting, regardless of such Certificateholders' usual methods of accounting. Each of the Class A Certificates bears interest at a [fixed rate] and, therefore, each Class (other than the Class A-R Certificates) will be issued with original issue discount only if its stated principal amount exceeds its issue price by more than a statutorily defined de minimis amount. The Class B- Certificates will not be treated by the Trust as "variable rate debt instruments" as defined in Treasury Regulations promulgated under the Code and, therefore, will be treated as issued with original issue discount as described in "Federal Income Tax Consequences" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Contracts at a rate equal to ___% of the Prepayment Model. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

         The Offered  Certificates  will be treated as (i) assets described in
Section 7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of Section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "Federal Income Tax Consequences" in the Prospectus.

ORIGINAL ISSUE DISCOUNT

         The Offered Certificates (other than the Class A-R Certificates) may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Contracts at a rate equal to ___% of the Prepayment Model. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Yield and Prepayment Considerations" herein and "Federal Income Tax Consequences" in the Prospectus.

EFFECT OF LOSSES AND DELINQUENCIES

         As described herein under "Description of the Certificates," the Class B Certificates will be subordinated to the Senior Certificates. In the event there are losses or delinquencies on the Contracts, amounts that otherwise would be distributed on the Class B-1 Certificates may instead be distributed on the Senior Certificates. Holders of the Class B-1 Certificates nevertheless will be required to report interest with respect to such Class B-1 Certificates under an accrual method without giving effect to delays and reductions in distributions on such Certificates attributable to losses and delinquencies on the Contracts in the Contract Pool, except to the extent it can be established, for tax purposes, that such amounts are uncollectible. As a result, the amount of income reported by holders of the Class B-1
Certificates in any period could significantly exceed the amount of cash distributed to such holders in that period. The holders of Class B-1 Certificates will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on such Certificates is reduced as a result of losses and delinquencies on the Contracts in the Contract Pool. However, the timing and character of such losses or reductions in income are uncertain, and holders of the Class B-1 Certificates are urged to consult their own tax advisors on this point.

CLASS A-R CERTIFICATES

         In addition to the stated Initial Certificate Principal Balance, the Class A-R Certificates will be entitled to receive the proceeds of the remaining assets of the Trust, if any, after the distribution of all amounts due to all other Classes of Certificates. It is not anticipated that there will be any material assets remaining in such circumstances.

         The holders of the Class A-R Certificates must include the taxable income of each REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Also, purchasers of a Class A-R Certificate should consider carefully the tax consequences of an investment in Class A-R Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--Taxation of Holders of Residual Interest Certificates" in the Prospectus. Specifically, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest.

         For further information regarding the federal income tax consequences
of  investing   in  the  Offered   Certificates,   see  "Federal   Income  Tax
Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

         ERISA imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the Prospectus.

CLASS A CERTIFICATES (OTHER THAN THE CLASS A-R CERTIFICATES)

         As discussed in the Prospectus under "ERISA Considerations" and subject to the limitations discussed thereunder, it is expected that the [Underwriter's] PTE (as such term is defined in the Prospectus) will apply to the acquisition and holding by Plans of Class A Certificates (other than the Class A-R Certificates) sold by the Underwriter and that all conditions of the Underwriter's PTE other than those within the control of the investors have been met. In addition, as of the date hereof, no Obligor with respect to Contracts included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

         Employee benefit plans that are governmental plans and church plans (in each case as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

         Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code, of the Plan's acquisition and ownership of Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Underwriter's PTE or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

CLASS A-R CERTIFICATES

         Because the characteristics of the Class A-R Certificates may not meet the requirements of Prohibited Transaction Class Exemption [83-1] (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts), the Underwriter's PTE or any other issued exemption under ERISA, the purchase and holding of the Class A-R Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class A-R Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Servicer, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transactions Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or
(iii) an opinion of counsel satisfactory to the Trustee, the Depositor and the Servicer that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in the Agreement. Such representation, as described above, shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class A-R Certificate. In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

CLASS B-1 CERTIFICATES

         As discussed in the Prospectus, because subordinate certificates such as the Class B-1 Certificates are subordinated to the Class A Certificates, the Underwriter's PTE will not apply to the Class B-1 Certificates. As such, no transfer of a Class B-1 Certificate will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Depositor an opinion of counsel to the effect that the purchase or holding of a Class B-1 Certificate by such Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Class B-1 Certificate will be deemed to represent to the Trustee, the Depositor and the Servicer that such person is not a Plan subject to ERISA or Section 4975 of the Code. Purchasers who are insurance companies purchasing Class B-1 Certificates with funds from their "general accounts" will be deemed to represent with respect to their acquisition of a beneficial interest in such Certificates that such purchase is covered under Section III of the Prohibited Transaction Class Exemption _____. See "ERISA Considerations" in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will [not] constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

         The Depositor makes no representation as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

         Under the terms and subject to the conditions contained in an Underwriting Agreement dated _________, 19 (the "Underwriting Agreement"), the Underwriter has agreed to purchase from the Depositor all of the Offered Certificates. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all the Offered Certificates, if any are purchased.

         The Depositor has been advised by the Underwriter that it proposes to offer the Offered Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession, based on Initial Certificate Principal Balances, not in excess of % of the Class A- Certificates, % of the Class Certificates, % of the Class A-R Certificates, % of the Class B-Certificates and % of the Class Certificates. The Underwriter may allow and such dealers may reallow a concession not in excess of, based on Initial Certificate Principal Balances, % of the Class A- Certificates, % of the Class Certificates, % of the Class A-R Certificates, % of the Class B- Certificates and % of the Class Certificates to certain other dealers. After the initial public offering of each Class of Offered Certificates, the public offering price and such concessions for such Class may be changed.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

         Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Certificates. As an exemption to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of each Class of Certificates. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

         Neither the Seller nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Seller nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

         The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor Brown & Wood LLP, New York, New York. __________, ________, __________ will pass upon certain legal matters on behalf of the Underwriter.

                                    RATINGS

         It is a condition to issuance that the Certificates be rated "___" by _____ and "___" by _________.

         A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

         The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.


                           INDEX OF PRINCIPAL TERMS

         Set forth below is a list of certain of the more significant capitalized terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.

TERM                                                         PAGE
----                                                         ----



Adjusted Certificate Principal Balance.........................S-6
Advance.......................................................S-38
Agreement......................................................S-1
APR............................................................S-7
Available Distribution Amount.................................S-33
Book-Entry Certificates.......................................S-44
Business Day...................................................S-2
Carryover Interest Distribution Amount........................S-34
Certificate Account...........................................S-31
Certificate Owners.............................................S-2
Certificate Principal Balance.................................S-37
Certificateholders.............................................S-3
Certificates...................................................S-1
Class A Formula Principal Distribution Amount.................S-35
Class A Percentage............................................S-35
Class B-1 Formula Principal Distribution Amount...............S-35
Class B-1 Liquidation Loss Amount..............................S-5
Class B-1 Percentage..........................................S-36
Class B-2 Formula Principal Distribution Amount...............S-35
Class B-2 Liquidation Loss Amount..............................S-5
Class B-2 Percentage..........................................S-36
CLD...........................................................S-19
Code................................................S-1, S-9, S-47
Compensating Interest.........................................S-39
Contract Pool..................................................S-7
Contract Principal Balance.....................................S-5
Contracts.................................................S-1, S-7
Corporate Trust Office........................................S-44
Cross-over Date...............................................S-37
Current Overcollateralization Amount.....................S-4, S-38
Cut-off Date...................................................S-2
Deposit Date..................................................S-33
Determination Date............................................S-33
DTC............................................................S-2
Due Date.......................................................S-7
Eligible Account..............................................S-33
ERISA..........................................................S-9
Events of Default.............................................S-42
Final Scheduled Distribution Date..............................S-6
Formula Principal Distribution Amount.........................S-34
Fractional Interests..........................................S-42
HID...........................................................S-19
HUD...........................................................S-19
IndyMac........................................................S-1
Initial Certificate Principal Balance..........................S-1
Interest Accrual Period.......................................S-34
Interest Distribution Amount..................................S-34
Issuing REMIC............................................S-9, S-46
Land-and-Home Contracts........................................S-7
Liquidation Expenses...........................................S-5
Liquidation Loss Amount..................................S-5, S-38
Liquidation Loss Interest Amount.........................S-6, S-34
Liquidation Proceeds...........................................S-5
Manufactured Homes.............................................S-7
Manufactured housing contracts................................S-14
MHD...........................................................S-19
Monthly Payment...............................................S-14
Mortgage.......................................................S-8
Nonrecoverable Advance........................................S-38
Obligor.......................................................S-23
Offered Certificates...........................................S-1
Overcollateralization Reduction Amount....................S-4,S-38
Pass-Through Rate..............................................S-1
Percentage Interest............................................S-2
Pooling REMIC............................................S-9, S-46
Prepayment Model..............................................S-25
Principal Distribution Tests..................................S-37
Record Date....................................................S-3
REMIC..........................................................S-1
REO Property..................................................S-40
Seller.........................................................S-1
Servicing Fee.................................................S-41
SMMEA.........................................................S-10
Target Overcollateralization Amount......................S-4, S-38
Termination Price.............................................S-40
TPL Department................................................S-19
Trust..........................................................S-1
Trust Fund.....................................................S-2
Trustee........................................................S-1
Trustee Fee...................................................S-41
UCC...........................................................S-12
Underwriting Agreement........................................S-50
Unpaid Certificate Principal Shortfall........................S-35
Unpaid Liquidation Loss Interest Shortfall....................S-34
Value.........................................................S-18


---------------------------------------------------------------------------------------------------------------------
         NO DEALER  SALESPERSON  OR OTHER  PERSON HAS                            IndyMac ABS Inc.
BEEN  AUTHORIZED TO GIVE ANY  INFORMATION  OR TO MAKE                                Depositor
ANY  REPRESENTATION  NOT CONTAINED IN THIS PROSPECTUS
SUPPLEMENT  OR THE  PROSPECTUS  AND IF  GIVEN OR MADE
SUCH  INFORMATION  OR  REPRESENTATION   MUST  NOT  BE
RELIED  UPON  AS  HAVING  BEEN   AUTHORIZED   BY  THE
DEPOSITOR  OR  ANY   UNDERWRITER.   THIS   PROSPECTUS
SUPPLEMENT  AND THE  PROSPECTUS DO NOT  CONSTITUTE AN                               $___________
OFFER  TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY
ANY  OF  THE   SECURITIES   OFFERED   HEREBY  IN  ANY
JURISDICTION  TO ANY PERSON TO WHOM IT IS UNLAWFUL TO                   Manufactured Housing Contract Pass-
MAKE SUCH  OFFER IN SUCH  JURISDICTION.  NEITHER  THE
DELIVERY  OF  THIS   PROSPECTUS   SUPPLEMENT  OR  THE                         Through Certificates 199___
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION
HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE
HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF
THE DEPOSITOR SINCE SUCH DATE.


             ---------------------------

                  TABLE OF CONTENTS
                                                 PAGE                              [IndyMac.Inc.]
                PROSPECTUS SUPPLEMENT


SUMMARY ....................................4                                    Seller and Servicer
RISK FACTORS.............................. 15
THE CONTRACT POOL......................... 18
[INDYMAC, INC.]........................... 23
YIELD AND PREPAYMENT CONSIDERATIONS....... 27
PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL
         BALANCE OUTSTANDING.............. 32
PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL
         BALANCE OUTSTANDING.............. 33
PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL
         BALANCE OUTSTANDING.............. 34
DESCRIPTION OF THE CERTIFICATES........... 35
USE OF PROCEEDS........................... 51                                 PROSPECTUS SUPPLEMENT
CERTAIN FEDERAL INCOME TAX CONSEQUENCES... 51
ERISA CONSIDERATIONS...................... 53
LEGAL INVESTMENT CONSIDERATIONS........... 54
[UNDERWRITING............................. 55
[PLAN OF DISTRIBUTION......................55
LEGAL MATTERS............................. 55
RATINGS   56
INDEX OF PRINCIPAL TERMS.................. 57


                     PROSPECTUS

Prospectus Supplement or Current Report on Form 8-K...3
Available Information...........................   3
Incorporation of Certain Information by Reference  4
Reports to Certificateholders...................   4
Summary of Terms................................   3
Risk Factors....................................  15
The Trust Fund..................................  22
Use of Proceeds.................................  26
The Depositor...................................  26
The Manufactured Housing Program................  27
Description of the Certificates.................  30
Credit Enhancement..............................  44
Yield and Prepayment Considerations.............  49
The Agreements..................................  52
Certain Legal Aspects of the Contracts..........  67
Federal Income Tax Consequences.................  86
State Tax Considerations........................ 107
ERISA Considerations............................ 107
Legal Investment................................ 112
Method of Distribution.......................... 113
Legal Matters................................... 114
Financial Information........................... 114
Rating.......................................... 114
Index of Defined Terms.......................... 116

         UNTIL  _________________  ALL DEALERS  EFFECTING  TRANSACTIONS IN THE
OFFERED  CERTIFICATES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE
REQUIRED  TO  DELIVER  A  PROSPECTUS  SUPPLEMENT  AND  PROSPECTUS.  THIS IS IN
ADDITION TO THE  OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS  SUPPLEMENT AND
PROSPECTUS  WHEN  ACTING AS  UNDERWRITERS  AND WITH  RESPECT  TO THEIR  UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

---------------------------------------------------------------------------------------------------------------------




                                  PROSPECTUS

                               INDYMAC ABS, INC.
                                   DEPOSITOR
                           ASSET BACKED CERTIFICATES
                             (ISSUABLE IN SERIES)

                              -----------------

     THIS PROSPECTUS RELATES TO THE ISSUANCE OF ASSET BACKED CERTIFICATES (THE "CERTIFICATES"), WHICH MAY BE SOLD FROM TIME TO TIME IN ONE OR MORE SERIES (EACH, A "SERIES") BY INDYMAC ABS, INC. (THE "DEPOSITOR") OR BY A TRUST FUND (AS DEFINED BELOW) ON TERMS DETERMINED AT THE TIME OF SALE AND DESCRIBED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THE CERTIFICATES OF A SERIES WILL CONSIST OF CERTIFICATES WHICH EVIDENCE BENEFICIAL OWNERSHIP OF A TRUST ESTABLISHED BY THE DEPOSITOR (EACH, A "TRUST FUND"). AS SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE TRUST FUND FOR A SERIES OF CERTIFICATES WILL INCLUDE CERTAIN ASSETS (THE "TRUST FUND ASSETS") WHICH WILL CONSIST PRIMARILY OF MANUFACTURED HOUSING INSTALLMENT SALES CONTRACTS OR INSTALLMENT LOAN AGREEMENTS (THE "CONTRACTS"). THE TRUST FUND ASSETS WILL BE ACQUIRED BY THE DEPOSITOR, EITHER DIRECTLY OR INDIRECTLY, FROM ONE OR MORE INSTITUTIONS (EACH, A "SELLER"), WHICH MAY BE AFFILIATES OF THE DEPOSITOR, AND CONVEYED BY THE DEPOSITOR TO THE RELATED TRUST FUND. A TRUST FUND ALSO MAY INCLUDE INSURANCE POLICIES, SURETY BONDS, CASH ACCOUNTS, REINVESTMENT INCOME, GUARANTIES OR LETTERS OF CREDIT TO THE EXTENT DESCRIBED IN THE RELATED
PROSPECTUS SUPPLEMENT. SEE "INDEX OF DEFINED TERMS" ON PAGE 95 OF THIS PROSPECTUS FOR THE LOCATION OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS.

     EACH SERIES OF CERTIFICATES WILL BE ISSUED IN ONE OR MORE CLASSES. EACH CLASS OF CERTIFICATES OF A SERIES WILL EVIDENCE BENEFICIAL OWNERSHIP OF A SPECIFIED PERCENTAGE (WHICH MAY BE 0%) OR PORTION OF FUTURE INTEREST PAYMENTS AND A SPECIFIED PERCENTAGE (WHICH MAY BE 0%) OR PORTION OF FUTURE PRINCIPAL PAYMENTS ON THE RELATED TRUST FUND ASSETS. A SERIES OF CERTIFICATES MAY INCLUDE ONE OR MORE CLASSES THAT ARE SENIOR IN RIGHT OF PAYMENT TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF SUCH SERIES. ONE OR MORE CLASSES OF
CERTIFICATES OF A SERIES MAY BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL, INTEREST OR ANY COMBINATION THEREOF PRIOR TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF SUCH SERIES OR AFTER THE OCCURRENCE OF SPECIFIED EVENTS, IN EACH CASE AS SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT.

                                               (cover continued on next page)

                             --------------------

             FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN
              INVESTMENT IN THE CERTIFICATES, SEE THE INFORMATION
                       UNDER "RISK FACTORS" ON PAGE 15.


                              -----------------

     THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE CERTIFICATES AND THE CONTRACTS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE DEPOSITOR IS NOT A GOVERNMENTAL AGENCY OR
INSTRUMENTALITY NOR IS IT AFFILIATED WITH ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


                            ---------------------

 THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

     Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop, or if it does develop, that it will continue or provide Certificateholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Certificates of any Series unless accompanied by a Prospectus Supplement. Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.


              , 1998


(continued from cover page)

     Distributions to Certificateholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Certificates including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Certificates the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to its contractual servicing obligations, including any obligation it may have to advance delinquent interest and/or principal payments on the related Trust Fund Assets.

     The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors -- Prepayment and Yield Considerations" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements -- Termination"; Optional Termination herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") or as a financial asset securitization investment trust ("FASIT") for federal income tax purposes. See "Federal Income Tax Consequences."

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Certificates; (ii) information as to the assets of the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Certificates; (v) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vi) the Distribution Dates with respect to such Series; (vii) additional information with respect to the method of distribution of such Certificates; (viii) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (ix) whether a FASIT election will be made with respect to the Trust Fund, and if so, the designation of the regular interests and the ownership interest; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (xii) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any
Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, AND ACCORDINGLY SUCH PERIODIC REPORTS WILL NOT BE FILED FOR SUCH TRUST FUND SUBSEQUENT TO THE FIRST FISCAL YEAR OF SUCH TRUST FUND UNLESS AT THE BEGINNING OF ANY SUBSEQUENT FISCAL YEAR OF SUCH TRUST FUND THE CERTIFICATES OF ANY CLASS ISSUED BY SUCH TRUST FUND ARE HELD OF RECORD BY 300 OR MORE PERSONS.


     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity, in each case as specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

                         REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Certificates will be forwarded to Certificateholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Certificates -- Reports to Certificateholders."

                               SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related
Prospectus Supplement with respect to the Series of Certificates offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Defined Terms" on page 95 of this Prospectus for the location of the definitions of certain capitalized terms.

Title of Certificates.................. Asset   Backed    Certificates    (the
                                        "Certificates"), which are issuable in
                                        Series.

Depositor.............................. IndyMac   ABS,    Inc.,   a   Delaware
                                        corporation.

Trustee................................ The  trustee(s)  (the  "Trustee")  for each  Series of  Certificates  will be
                                        specified  in the  related  Prospectus
                                        Supplement.   See   "The   Agreements"
                                        herein  for  a   description   of  the
                                        Trustee's rights and obligations.

Master Servicer........................ The entity or entities named as Master
                                        Servicer  (the "Master  Servicer")  in
                                        the  related  Prospectus   Supplement,
                                        which  may  be  an  affiliate  of  the
                                        Depositor.   See   "The   Agreements--
                                        Certain  Matters  Regarding the Master
                                        Servicer and the Depositor."

Trust Fund Assets...................... Assets of the Trust  Fund for a Series
                                        of  Certificates  will include certain
                                        assets (the "Trust Fund Assets") which
                                        will   consist    primarily   of   the
                                        Contracts,  together  with payments in
                                        respect of the Contracts, as specified
                                        in the related Prospectus  Supplement.
                                        At  the  time  of   issuance   of  the
                                        Certificates   of  the   Series,   the
                                        Depositor  will  cause  the  Contracts
                                        constituting the related Trust Fund to
                                        be  assigned to the  Trustee,  without
                                        recourse.   The   Contracts   will  be
                                        collected  in a pool (each,  a "Pool")
                                        as of the  first  day of the  month of
                                        the issuance of the related  Series of
                                        Certificates   or  such   other   date
                                        specified  in the  related  Prospectus
                                        Supplement (the "Cut-off Date"). Trust
                                        Fund Assets also may include insurance
                                        policies, surety bonds, cash accounts,
                                        reinvestment  income,   guaranties  or
                                        letters   of  credit  to  the   extent
                                        described  in the  related  Prospectus
                                        Supplement.  See "Credit Enhancement."
                                        In addition, if the related Prospectus
                                        Supplement  so  provides,  the related
                                        Trust Fund  Assets  will  include  the
                                        funds  on  deposit  in an  account  (a
                                        "Pre-Funding  Account")  which will be
                                        used to purchase additional  Contracts
                                        during  the period  specified  in such
                                        Prospectus   Supplement.    See   "The
                                        Agreements-- Pre-Funding Account."


Contracts.............................. The   Contracts    will   consist   of
                                        manufactured  housing installment sale
                                        contracts   and    installment    loan
                                        agreements   secured   by  a  security
                                        interest in a new or used manufactured
                                        home (each,  a  "Manufactured  Home"),
                                        and, to the extent, if any,  indicated
                                        in the related Prospectus  Supplement,
                                        by a mortgage  or deed of trust on the
                                        real estate on which the  manufactured
                                        home is located.  The Contracts may be
                                        conventional  Contracts  or  contracts
                                        insured   by   the   Federal   Housing
                                        Administration  ("FHA")  or  partially
                                        guaranteed     by     the     Veterans
                                        Administration  ("VA").  See "--Credit
                                        Support--    FHA    Insurance."    The
                                        Manufactured  Homes may be  located in
                                        any  of  the   fifty   states  or  any
                                        TERRITORY OR  POSSESSION OF THE UNITED
                                        STATES.  Each Contract may provide for
                                        an annual  percentage  rate thereon (a
                                        "Contract  Rate")  that is fixed  over
                                        its term or that  adjusts as described
                                        in the related Prospectus  Supplement.
                                        The  manner of  determining  scheduled
                                        payments due on the  Contract  will be
                                        described  in the  related  Prospectus
                                        Supplement.  Each Contract may provide
                                        for  scheduled  payments to  maturity,
                                        payments that adjust from time to time
                                        to accommodate changes in the Contract
                                        Rate or to reflect the  occurrence  of
                                        certain  events,  and may  provide for
                                        negative  amortization  or accelerated
                                        amortization,    in   each   case   as
                                        described  in the  related  Prospectus
                                        Supplement.  Each Contract may provide
                                        for payments of principal, interest or
                                        both, on due dates that occur monthly,
                                        quarterly,  semiannually  or  at  such
                                        other  interval as is specified in the
                                        related  Prospectus  Supplement.   The
                                        related  Prospectus   Supplement  will
                                        describe the minimum principal balance
                                        of the  Contracts at  origination  and
                                        the maximum  original term to maturity
                                        of the  Contracts.  All Contracts will
                                        have been  purchased by the Depositor,
                                        either    directly   or   through   an
                                        affiliate, from one or more Sellers.


Description of the Certificates........ Each   Certificate  will  represent  a
                                        beneficial  ownership  interest in, or
                                        be  secured  by the assets of, a Trust
                                        Fund created by the Depositor pursuant
                                        to an Agreement  among the  Depositor,
                                        the Master  Servicer  and the  Trustee
                                        for   the    related    Series.    The
                                        Certificates  of  any  Series  may  be
                                        issued  in  one  or  more  classes  as
                                        specified  in the  related  Prospectus
                                        Supplement.  A Series of  Certificates
                                        may  include  one or more  classes  of
                                        senior Certificates (collectively, the
                                        "Senior Certificates") and one or more
                                        classes  of  subordinate  Certificates
                                        (collectively,    the    "Subordinated
                                        Securities").    Certain   Series   or
                                        classes of Certificates may be covered
                                        by  insurance  policies or other forms
                                        of credit enhancement, in each case as
                                        described  under "Credit  Enhancement"
                                        herein and in the  related  Prospectus
                                        Supplement.

                                        One or more classes of Certificates of
                                        each  Series  (i) may be  entitled  to
                                        receive  distributions  allocable only
                                        to  principal,  only to interest or to
                                        any combination  thereof;  (ii) may be
                                        entitled to receive distributions only
                                        of prepayments of principal throughout
                                        the  lives  of  the   Certificates  or
                                        during specified periods; (iii) may be
                                        subordinated  in the right to  receive
                                        distributions of scheduled payments of
                                        principal,  prepayments  of principal,
                                        interest or any combination thereof to
                                        one   or   more   other   classes   of
                                        Certificates of such Series throughout
                                        the  lives  of  the   Certificates  or
                                        during specified periods;  (iv) may be
                                        entitled to receive such distributions
                                        only  after the  occurrence  of events
                                        specified  in the  related  Prospectus
                                        Supplement;  (v)  may be  entitled  to
                                        receive  distributions  in  accordance
                                        with a  schedule  or formula or on the
                                        basis of collections  from  designated
                                        portions  of the  related  Trust  Fund
                                        Assets;   (vi)   as  to   Certificates
                                        entitled to distributions allocable to
                                        interest,  may be  entitled to receive
                                        interest  at a  fixed  rate  or a rate
                                        that is subject to change from time to
                                        time;  and  (vii)  as to  Certificates
                                        entitled to distributions allocable to
                                        interest,    may   be    entitled   to
                                        distributions  allocable  to  interest
                                        only  after the  occurrence  of events
                                        specified  in the  related  Prospectus
                                        Supplement  and  may  accrue  interest
                                        until such events occur,  in each case
                                        as specified in the related Prospectus
                                        Supplement.  The timing and amounts of
                                        such   distributions  may  vary  among
                                        classes or over time,  as specified in
                                        the related Prospectus Supplement.

Distributions on the Certificates...... Distributions   on  the   Certificates
                                        entitled thereto will be made monthly,
                                        quarterly,  semi-annually  or at  such
                                        other   intervals  and  on  the  dates
                                        specified  in the  related  Prospectus
                                        Supplement   (each,  a   "Distribution
                                        Date") out of the payments received in
                                        respect of the  assets of the  related
                                        Trust  Fund or Funds  or other  assets
                                        pledged   for  the   benefit   of  the
                                        Certificates    as   described   under
                                        "Credit  Enhancement"  herein  to  the
                                        extent   specified   in  the   related
                                        Prospectus   Supplement.   The  amount
                                        allocable to payments of principal and
                                        interest on any Distribution Date will
                                        be  determined  as  specified  in  the
                                        related  Prospectus  Supplement.   The
                                        Prospectus  Supplement for a Series of
                                        Certificates  will describe the method
                                        for  allocating   distributions  among
                                        Certificates  of different  classes as
                                        well  as  the  method  for  allocating
                                        distributions  among  Certificates for
                                        any particular CLASS.

                                        UNLESS  otherwise   specified  in  the
                                        related  Prospectus  Supplement,   the
                                        aggregate  original  principal balance
                                        of the  Certificates  will not  exceed
                                        the aggregate  distributions allocable
                                        to  principal  that such  Certificates
                                        will  be  entitled   to  receive.   If
                                        specified  in the  related  Prospectus
                                        Supplement, the Certificates will have
                                        an   aggregate    original   principal
                                        balance equal to the aggregate  unpaid
                                        principal  balance  of the Trust  Fund
                                        Assets as of the related  Cut-off Date
                                        and   will   bear   interest   in  the
                                        aggregate  at  a  rate  equal  to  the
                                        Contract  Rate  net of  the  aggregate
                                        servicing  fees and any other  amounts
                                        specified  in the  related  Prospectus
                                        Supplement  or at such other  interest
                                        rate  as  may  be  specified  in  such
                                        Prospectus Supplement. If specified in
                                        the related Prospectus Supplement, the
                                        aggregate  original  principal balance
                                        of the Certificates and interest rates
                                        on the classes of Certificates will be
                                        determined  based on the cash  flow on
                                        the Trust Fund ASSETS.

                                        THE  rate at  which  interest  will be
                                        passed  through  or paid to holders of
                                        each  class of  Certificates  entitled
                                        thereto  may be a fixed rate or a rate
                                        that is subject to change from time to
                                        time   from   the  time  and  for  the
                                        periods, in each case, as specified in
                                        the related Prospectus Supplement. Any
                                        such  rate  may  be  calculated  on  a
                                        loan-by-loan,   weighted   average  or
                                        notional   amount   in  each  case  as
                                        described  in the  related  Prospectus
                                        Supplement.


Credit Enhancement..................... The  assets  in a  Trust  Fund  or the
                                        Certificates of one or more classes in
                                        the   related   Series  may  have  the
                                        benefit of one or more types of credit
                                        enhancement   as   described   in  the
                                        related  Prospectus  Supplement.   The
                                        protection  against losses afforded by
                                        any  such   credit   support   may  be
                                        limited. The type, characteristics and
                                        amount of credit  enhancement  will be
                                        determined      based      on      the
                                        characteristics   of   the   Contracts
                                        comprising  the Trust Fund  Assets and
                                        other factors and will be  established
                                        on the basis of  requirements  of each
                                        Rating Agency rating the  Certificates
                                        of   such    Series.    See    "Credit
                                        Enhancement."

A.  Subordination...................... A Series of  Certificates  may consist of  one  or  more  classes  of  Senior
                                        Certificates  and one or more  classes
                                        of  Subordinated   Certificates.   The
                                        rights   of   the   holders   of   the
                                        Subordinated  Certificates of a Series
                                        to receive  distributions with respect
                                        to the  assets  in the  related  Trust
                                        Fund  will  be  subordinated  to  such
                                        rights of the  holders  of the  Senior
                                        Certificates of the same Series to the
                                        extent   described   in  the   related
                                        Prospectus      Supplement.       This
                                        subordination  is  intended to enhance
                                        the  likelihood of regular  receipt by
                                        holders of Senior  Certificates of the
                                        full  amount of  monthly  payments  of
                                        principal  and interest due them.  The
                                        protection  afforded to the holders of
                                        Senior  Certificates  of a  Series  by
                                        means  of  the  subordination  feature
                                        will  be   accomplished   by  (i)  the
                                        preferential  right of such holders to
                                        receive,  prior  to  any  distribution
                                        being made in  respect of the  related
                                        Subordinated Certificates, the amounts
                                        of interest and/or  principal due them
                                        on each  Distribution  Date out of the
                                        funds  available for  distribution  on
                                        such  date in the  related  Collection
                                        Account  and, to the extent  described
                                        in the related Prospectus  Supplement,
                                        by  the  right  of  such   holders  to
                                        receive  future  distributions  on the
                                        assets in the related  Trust Fund that
                                        would  otherwise  have been payable to
                                        the     holders    of     Subordinated
                                        Certificates;    (ii)   reducing   the
                                        ownership  interest (if applicable) of
                                        the related Subordinated Certificates;
                                        or (iii) a combination  of clauses (i)
                                        and (ii) above. If so specified in the
                                        related     Prospectus     Supplement,
                                        subordination  may  apply  only in the
                                        event of  certain  types of losses not
                                        covered  by  other   forms  of  credit
                                        support,  such as  hazard  losses  not
                                        covered by standard  hazard  insurance
                                        policies   or   losses   due   to  the
                                        bankruptcy  or fraud of the  borrower.
                                        The related Prospectus Supplement will
                                        set  forth   information   concerning,
                                        among  other  things,  the  amount  of
                                        subordination of a class or classes of
                                        Subordinated Certificates in a Series,
                                        the   circumstances   in  which   such
                                        subordination will be applicable,  and
                                        the  manner,  if  any,  in  which  the
                                        amount of subordination  will decrease
                                        over time.

B.  Reserve Account.................... One or more reserve  accounts or other
                                        cash   accounts   (each,   a  "Reserve
                                        Account")  may  be   established   and
                                        maintained    for   each   Series   of
                                        Certificates.  The related  Prospectus
                                        Supplement will specify whether or not
                                        such Reserve Accounts will be included
                                        in the  corpus of the  Trust  Fund for
                                        such Series and will also  specify the
                                        manner   of   funding   such   Reserve
                                        Accounts  and  the  conditions   under
                                        which the amounts in any such  Reserve
                                        Accounts   will   be   used   to  make
                                        distributions     to     holders    of
                                        Certificates of a particular  class or
                                        released from such Reserve Accounts.


C.  Letter of Credit................... If  so   specified   in  the   related
                                        Prospectus Supplement,  credit support
                                        may be provided by one or more letters
                                        of  credit.  A letter  of  credit  may
                                        provide  limited   protection  against
                                        certain  losses in  addition  to or in
                                        lieu of other credit support,  such as
                                        losses   resulting   from   delinquent
                                        payments  on  the   Contracts  in  the
                                        related Trust Fund,  losses from risks
                                        not   covered   by   standard   hazard
                                        insurance  policies,   losses  due  to
                                        bankruptcy    of   a   borrower    and
                                        application  of certain  provisions of
                                        the Bankruptcy Code, and losses due to
                                        denial of  insurance  coverage  due to
                                        misrepresentations  made in connection
                                        with  the  origination  or  sale  of a
                                        Contract.  The issuer of the letter of
                                        credit   (the  "L/C   Bank")  will  be
                                        obligated   to  honor   demands   with
                                        respect to such  letter of credit,  to
                                        the  extent  of the  amount  available
                                        thereunder, and to provide funds under
                                        the  circumstances and subject to such
                                        conditions  as  are  specified  in the
                                        related  Prospectus  Supplement.   The
                                        liability  of the L/C Bank  under  its
                                        letter of credit  will be  reduced  by
                                        the  amount of  unreimbursed  payments
                                        THEREUNDER.

                                        THE  maximum  liability  of a L/C Bank
                                        under its letter of credit  will be an
                                        amount equal to a percentage specified
                                        in the related  Prospectus  Supplement
                                        of the initial  aggregate  outstanding
                                        principal  balance of the Contracts in
                                        the related  Trust Fund or one or more
                                        classes of Certificates of the related
                                        Series  (the  "L/C  Percentage").  The
                                        maximum  amount  available at any time
                                        to be paid  under a letter  of  credit
                                        will  be   determined  in  the  manner
                                        specified  therein  and in the related
                                        Prospectus Supplement.


D.  Insurance Policies; Surety
    Bonds and Guarantees............... If  so   specified   in  the   related
                                        Prospectus Supplement,  credit support
                                        for a  Series  may be  provided  by an
                                        insurance  policy and/or a surety bond
                                        issued   by  one  or  more   insurance
                                        companies    or     sureties.     Such
                                        certificate   guarantee  insurance  or
                                        surety  bond  will  guarantee   timely
                                        distributions  of interest and/or full
                                        distributions   of  principal  on  the
                                        basis  of  a  schedule  of   principal
                                        distributions    set   forth   in   or
                                        determined in the manner  specified in
                                        the related Prospectus Supplement.  If
                                        specified  in the  related  Prospectus
                                        Supplement,  one  or  more  bankruptcy
                                        bonds,    special   hazard   insurance
                                        policies,     other    insurance    or
                                        third-party  guarantees may be used to
                                        provide  coverage  for  the  risks  of
                                        default  or types of losses  set forth
                                        in such Prospectus Supplement.

E.  Over-Collateralization............. If  so  provided  in  the   Prospectus
                                        Supplement    for    a    Series    of
                                        Certificates,   a   portion   of   the
                                        interest  payment on each Contract may
                                        be    applied    as   an    additional
                                        distribution  in respect of  principal
                                        to reduce the  principal  balance of a
                                        certain    class   or    classes    of
                                        Certificates and, thus, accelerate the
                                        rate of payment of  principal  on such
                                        class or classes of Certificates.

F.  Contract Pool Insurance
    Policy............................. A pool  insurance  policy or  policies may be  obtained  and  maintained  for
                                        Contracts  relating  to any  Series of
                                        Certificates,  which  shall be limited
                                        in  scope,  covering  defaults  on the
                                        related Contracts in an initial amount
                                        equal to a specified percentage of the
                                        aggregate  principal  balance  of  all
                                        Contracts  included  in the Pool as of
                                        the related Cut-off Date.

G.  FHA Insurance...................... If specified in the related Prospectus
                                        Supplement,  all or a  portion  of the
                                        Contracts in a Pool may be (i) insured
                                        by the Federal Housing  Administration
                                        (the  "FHA")  and/or  (ii)   partially
                                        guaranteed   by  the   Department   of
                                        Veterans'   Affairs  (the  "VA").  See
                                        "Certain    Legal   Aspects   of   the
                                        Contracts--   FHA   Insurance  and  VA
                                        Guaranties."

H.  Cross-Collateralization............ If specified in the related Prospectus
                                        Supplement,   separate  classes  of  a
                                        Series of  Certificates  may  evidence
                                        the  beneficial  ownership  of,  or be
                                        secured by,  separate groups of assets
                                        included  in a  Trust  Fund.  In  such
                                        case,  credit  support may be provided
                                        by a cross- collateralization  feature
                                        which requires that  distributions  be
                                        made  with  respect  to   Certificates
                                        evidencing  a   beneficial   ownership
                                        interest  in, or  secured  by,  one or
                                        more    asset    groups    prior    to
                                        distributions      to     Subordinated
                                        Certificates  evidencing  a beneficial
                                        ownership  interest in, or secured by,
                                        other  asset  groups  within  the same
                                        Trust Fund. See "Credit  Enhancement--
                                        Cross-Collateralization."

                                        If specified in the related Prospectus
                                        Supplement,  the coverage  provided by
                                        one or more  of the  forms  of  credit
                                        enhancement    described    in    this
                                        Prospectus may apply  concurrently  to
                                        two or more separate  Trust Funds.  If
                                        applicable,   the  related  Prospectus
                                        Supplement  will  identify  the  Trust
                                        Funds to which such credit enhancement
                                        relates and the manner of  determining
                                        the  amount of  coverage  provided  to
                                        such Trust  Funds  thereby  and of the
                                        application  of such  coverage  to the
                                        identified  Trust  Funds.  See "Credit
                                        Enhancement--Cross-Collateralization."



                                        Advances...............................
                                        The   Master    Servicer    and,    if
                                        applicable, each servicing institution
                                        that  services a Contract in a Pool on
                                        behalf of the Master Servicer (each, a
                                        "Sub-Servicer")  may be  obligated  to
                                        advance  amounts (each,  an "Advance")
                                        corresponding  to delinquent  interest
                                        and/or  principal   payments  on  such
                                        Contract  until the date, as specified
                                        in the related Prospectus  Supplement,
                                        following   the  date  on  which   the
                                        related   Manufactured  Home  is  sold
                                        after  repossession  (and, in the case
                                        of Land-and-Home Contracts,  after the
                                        related  underlying  real  property is
                                        sold in  foreclosure)  or the  related
                                        Contract is otherwise liquidated.  Any
                                        obligation  to  make  Advances  may be
                                        subject to limitations as specified in
                                        the related Prospectus Supplement.  If
                                        so specified in the related Prospectus
                                        Supplement, Advances may be drawn from
                                        a  cash  account  available  for  such
                                        purpose   as    described    in   such
                                        Prospectus  Supplement.  Advances will
                                        be    reimbursable   to   the   extent
                                        described  under  "Description  of the
                                        Certificates-- Advances" herein and in
                                        the related Prospectus  SUPPLEMENT.  -
                                        IN the event the  Master  Servicer  or
                                        Sub-Servicer  fails to make a required
                                        Advance,  the Trustee may be obligated
                                        to  advance  such  amounts   otherwise
                                        required  to be advanced by the Master
                                        Servicer    or    Sub-Servicer.    See
                                        "Description  of the  Certificates  --
                                        Advances."


Optional Termination................... The  Master   Servicer  or  the  party
                                        specified  in the  related  Prospectus
                                        Supplement,  including  the  holder of
                                        the  residual  interest  in a REMIC or
                                        the holder of an ownership interest in
                                        a FASIT, may have the option to effect
                                        early   retirement   of  a  Series  of
                                        Certificates  through the  purchase of
                                        the  Trust  Fund  Assets.  The  Master
                                        Servicer  will deposit the proceeds of
                                        any such  purchase  in the  Collection
                                        Account   for  each   Trust   Fund  as
                                        described  under  "The  Agreements  --
                                        Payments  on  Contracts;   Deposit  to
                                        Collection Account." Any such purchase
                                        of  Trust  Fund  Assets  and  property
                                        acquired  in  respect  of  Trust  Fund
                                        Assets   evidenced   by  a  Series  of
                                        Certificates   will  be  made  at  the
                                        option of the  Master  Servicer,  such
                                        other person or, if  applicable,  such
                                        holder of the REMIC residual  interest
                                        or  FASIT  ownership  interest,  at  a
                                        price   specified   in   the   related
                                        Prospectus Supplement. The exercise of
                                        such   right   will    effect    early
                                        retirement of the Certificates of that
                                        Series,  but the  right of the  Master
                                        Servicer,  such  other  person  or, if
                                        applicable,  such  holder of the REMIC
                                        residual  interest or FASIT  ownership
                                        interest  to so purchase is subject to
                                        the  principal  balance of the related
                                        Trust Fund Assets  being less than the
                                        percentage  specified  in the  related
                                        Prospectus Supplement of the aggregate
                                        principal  balance  of the Trust  Fund
                                        Assets as of the Cut-off  Date for the
                                        Series.  The  foregoing  is subject to
                                        the provision that if a REMIC election
                                        is made with  respect to a Trust Fund,
                                        any  repurchase  will be made  only in
                                        connection     with    a    "qualified
                                        liquidation"  of the REMIC  within the
                                        meaning of Section  860F(g)(4)  of the
                                        Code,  and if a FASIT election is made
                                        with  respect  to a  Trust  Fund,  any
                                        repurchase  will be made  only if such
                                        repurchase  would not be a  prohibited
                                        transaction   within  the  meaning  of
                                        section 860L(e)(2) of the Code.

Legal Investment....................... The  Prospectus  Supplement  for  each series of  Certificates  will  specify
                                        which,  if  any,  of  the  classes  of
                                        Certificates      offered      thereby
                                        constitute      "mortgage      related
                                        securities"   for   purposes   of  the
                                        Secondary  Mortgage Market Enhancement
                                        Act  of  1984  ("SMMEA").  Classes  of
                                        Certificates that qualify as "mortgage
                                        related   securities"  will  be  legal
                                        investments   for  certain   types  of
                                        institutional  investors to the extent
                                        provided  in  SMMEA,  subject,  in any
                                        case, to any other  regulations  which
                                        may   govern   investments   by   such
                                        institutional investors.  Institutions
                                        whose   investment    activities   are
                                        subject  to review by federal or state
                                        authorities  should consult with their
                                        counsel or the applicable  authorities
                                        to determine  whether an investment in
                                        a  particular  class  of  Certificates
                                        (whether or not such class constitutes
                                        a   "mortgage    related    security")
                                        complies with  applicable  guidelines,
                                        policy statements or restrictions. See
                                        "Legal Investment."


Federal Income Tax Consequences........ The federal income tax consequences to
                                        Certificateholders will vary depending
                                        on whether one or more  elections  are
                                        made  to  treat  the  Trust   Fund  or
                                        specified portions thereof as either a
                                        REMIC or a FASIT under the  provisions
                                        of the Internal  Revenue Code of 1986,
                                        as   amended   (the    "Code").    The
                                        Prospectus  Supplement for each Series
                                        of  Certificates  will specify whether
                                        such an election will be MADE.

                                        IF  a  REMIC   election   or  a  FASIT
                                        election    is   made,    Certificates
                                        representing  regular  interests  in a
                                        REMIC  or  FASIT  will   generally  be
                                        treated as evidences  of  indebtedness
                                        for  federal  tax   purposes.   Stated
                                        interest  on  such  regular  interests
                                        will be taxable as ordinary income and
                                        taken into  account  using the accrual
                                        method of  accounting,  regardless  of
                                        the holder's normal accounting method.
                                        If  neither  a  REMIC  election  nor a
                                        FASIT   election  is  made,   interest
                                        (other than  original  issue  discount
                                        ("OID"))  on  Certificates   that  are
                                        characterized   as  indebtedness   for
                                        federal  income tax  purposes  will be
                                        includible   in  income   by   holders
                                        thereof in accordance with their usual
                                        method of accounting.

                                        Certain classes of Certificates may be
                                        issued  with OID.  A holder  should be
                                        aware  that the Code and the  Treasury
                                        regulations  promulgated thereunder do
                                        not adequately  address certain issues
                                        relevant  to  prepayable   securities,
                                        such as the CERTIFICATES.

                                        HOLDERS   that  will  be  required  to
                                        report  income  with  respect  to  the
                                        related Certificates under the accrual
                                        method  of   accounting   will  do  so
                                        without  giving  effect to delays  and
                                        reductions      in       distributions
                                        attributable    to   a   default    or
                                        delinquency on the  Contracts,  except
                                        possibly  to the extent that it can be
                                        established   that  such  amounts  are
                                        uncollectible. As a result, the amount
                                        of income  (including OID) reported by
                                        a  holder  of  a  Certificate  in  any
                                        period could significantly  exceed the
                                        amount  of  cash  distributed  to such
                                        holder in that PERIOD.

                                        IN the opinion of Brown & Wood LLP, if
                                        a REMIC  election is made with respect
                                        to a Series of Certificates,  then the
                                        arrangement by which such Certificates
                                        are issued  will be treated as a REMIC
                                        as  long as all of the  provisions  of
                                        the  relevant  Agreement  are complied
                                        with and the statutory and  regulatory
                                        requirements       are      satisfied.
                                        Certificates  will  be  designated  as
                                        "regular   interests"   or   "residual
                                        interests"   in  a   REMIC.   A  REMIC
                                        generally   will  not  be  subject  to
                                        entity-level tax. Rather,  the taxable
                                        income or net loss of a REMIC  will be
                                        taken into  account by the  holders of
                                        residual interests.  Such holders will
                                        report  their  proportionate  share of
                                        the   taxable   income  of  the  REMIC
                                        whether  or  not  they   receive  cash
                                        distributions     from    the    REMIC
                                        attributable   to  such  income.   The
                                        portion  of the REMIC  taxable  income
                                        consisting   of  "excess   inclusions"
                                        generally   may  not  be   offset   by
                                        otherwise   allowable   deductions  or
                                        losses of the  holder,  including  the
                                        net operating deductions.


                                        In the opinion of Brown & Wood LLP, if
                                        a FASIT  election is made with respect
                                        to a Series  of  Securities,  then the
                                        arrangement  by which such  Securities
                                        are issued  will be treated as a FASIT
                                        as  long as all of the  provisions  of
                                        the  relevant  Agreement  are complied
                                        with and the statutory and  regulatory
                                        requirements are satisfied. Securities
                                        will   be    designated   as   regular
                                        interests   or   as   the    ownership
                                        interest. The FASIT generally will not
                                        be  subject  to an  entity-level  tax.
                                        Rather, the taxable income or net loss
                                        of  the  FASIT   will  be  taken  into
                                        account by the holder of the ownership
                                        interest  whether  or not  the  holder
                                        receives cash  distributions  from the
                                        FASIT attributable to such income. The
                                        ownership  interest  generally must be
                                        held  at all  times  by a  domestic  C
                                        corporation        (an       "Eligible
                                        Corporation").   Furthermore,  certain
                                        regular   interests   referred  to  as
                                        High-Yield interests are only suitable
                                        investments for Eligible Corporations.
                                        Income derived from holding  ownership
                                        interests  and  income   derived  from
                                        holding High-Yield interests generally
                                        may  not  be   offset   by   otherwise
                                        allowable  deductions,  including  net
                                        operating loss deductions.


                                        In the opinion of Brown & Wood LLP, if
                                        a  REMIC  or a FASIT  election  is not
                                        made  with  respect  to  a  Series  of
                                        Certificates,  then the arrangement by
                                        which  such  Certificates  are  issued
                                        either will be classified as a grantor
                                        trust  under  Subpart  E,  Part  I  of
                                        Subchapter  J  of  the  Code  or  as a
                                        partnership.  The Trust  Fund will not
                                        be  a  publicly   traded   partnership
                                        taxable  as a  corporation  as long as
                                        all of the  provisions of the relevant
                                        Agreement  are  complied  with and the
                                        statutory and regulatory  requirements
                                        are  satisfied.  The  holders  of  the
                                        Certificates issued by such Trust Fund
                                        will  agree to treat the  Certificates
                                        as equity  interests in a  partnership
                                        or in a grantor TRUST.

                                        GENERALLY,   gain  or  loss   will  be
                                        recognized  on a sale of  Certificates
                                        in the amount equal to the  difference
                                        between  the amount  realized  and the
                                        seller's tax basis in the Certificates
                                        SOLD.

                                        THE   material   federal   income  tax
                                        consequences for investors  associated
                                        with  the   purchase,   ownership  and
                                        disposition  of the  Certificates  are
                                        set forth herein under "Federal Income
                                        --  Tax  Consequences."  The  material
                                        federal  income tax  consequences  for
                                        investors    associated    with    the
                                        purchase, ownership and disposition of
                                        Certificates of any particular  Series
                                        will be set forth  under  the  heading
                                        "Federal Income Tax  Consequences"  in
                                        the related Prospectus Supplement. See
                                        "Federal Income Tax Consequences."


ERISA Considerations................... A fiduciary  of any  employee  benefit
                                        plan  or  other   retirement  plan  or
                                        arrangement  subject  to the  Employee
                                        Retirement  Income  Certificate Act of
                                        1974,  as  amended  ("ERISA"),  or the
                                        Code should  carefully review with its
                                        legal advisors whether the purchase or
                                        holding  of  Certificates  could  give
                                        rise to a  transaction  prohibited  or
                                        not otherwise  permissible under ERISA
                                        or    the     Code.     See     "ERISA
                                        Considerations."  Certain  classes  of
                                        Certificates  may  not be  transferred
                                        unless the Trustee  and the  Depositor
                                        are   furnished   with  a  letter   of
                                        representation   or  an   opinion   of
                                        counsel  to  the   effect   that  such
                                        transfer   will   not   result   in  a
                                        violation     of    the     prohibited
                                        transaction  provisions  of ERISA  and
                                        the  Code and  will  not  subject  the
                                        Trustee,  the  Depositor or the Master
                                        Servicer  to  additional  obligations.
                                        See      "Description      of      the
                                        Certificates-General"    and    "ERISA
                                        Considerations."

Risk Factors........................... For  a  discussion  of  certain  risks associated  with an  investment in the
                                        Certificates,  see "Risk  Factors"  on
                                        page  14  herein  and in  the  related
                                        Prospectus Supplement

                                 RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Certificates.

LIMITED LIQUIDITY

     No market for the Certificates of any Series will exist prior to the issuance thereof, and no assurance can be given that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates of such Series.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO SELLERS,
DEPOSITOR OR MASTER SERVICER

     The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Certificates of a Series will be payable solely from the Trust Fund for such Certificates and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Certificates. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Collection Account immediately after making all payments due on the Certificates of such Series, after making adequate provision for future payments on certain classes of Certificates and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Certificateholders. Consequently, holders of Certificates of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Certificates, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Certificates of such Series.

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Certificates of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Contracts with respect to which there has been a breach of any representation or warranty which materially and adversely affects the Certificateholders' interest in such Contracts. If, for example, the Depositor were required to repurchase a Contract, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Contract or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.

     The only obligations of any Seller with respect to Trust Fund Assets or the Certificates of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Contract with respect to which such representations and warranties or certain document delivery requirements are breached (and in the case of any such breach of representations and warranties, such breach materially and adversely affects the Certificateholders' interest in such Contract). There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution.


CREDIT ENHANCEMENT -- LIMITATIONS


     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Certificates entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Certificates, and as a result Certificateholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, provided the applicable Rating Agency indicates that the then-current rating of the Certificates of such Series will not be adversely affected. See "Credit Enhancement."

PREPAYMENT AND YIELD CONSIDERATIONS

     The timing of principal payments of the Certificates of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Contracts due to defaults, casualties, condemnations and repurchases by the Depositor or a Seller) of the Contracts comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Certificates of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Contracts by the Depositor or a Seller may result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or such Seller's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of prepayment of the Contracts comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Certificates will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Contracts held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Certificates. See "Yield and Prepayment Considerations" and "The Agreements -- Pre-Funding Account."

     Interest payable on the Certificates of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Certificateholders will be less than the indicated coupon rate. See "Description of the Certificates -- Distributions on Certificates -- Distributions of Interest."

DEPRECIATION IN VALUE OF MANUFACTURED HOMES

     An investment in Certificates may be affected by, among other things, a downturn in national, regional or local economic conditions. Regional and local economic conditions are often volatile and, historically, regional and local economic conditions, as well as national economic conditions, have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and/or installment loan contracts (hereinafter generally referred to as "contracts" or "manufactured housing contracts"). Moreover, regardless of its location, manufactured housing generally depreciates in value. Thus, Certificateholders should expect that, as a general matter, the market value of any Manufactured Home will be lower than the outstanding principal balance of the related Contract. Sufficiently high delinquencies and liquidation losses on the Contracts in a Contract Pool will have the effect of reducing, and could eliminate, the protection against loss afforded by any credit enhancement supporting any class of the related Certificates. If such protection is eliminated with respect to a class of Certificates, the holders of such Certificates will bear all risk of loss on the related Contracts and will have to rely on the value of the related Manufactured Homes (and, in the case of Land-and-Home Contracts, the related underlying real properties) for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts in the related Contract Pool.

SECURITY INTEREST IN UNDERLYING ASSETS MAY NOT BE EFFECTIVE

     The Seller in respect of a Contract will represent that such Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Master Servicer will not amend any certificates of title to change the lienholder specified therein from the Seller to the Trustee and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Seller or a trustee in bankruptcy of the Seller. In the case of Land-and-Home Contracts, the Prospectus Supplement for the related Series will state whether assignments to the Trustee of the mortgage or deed of trust related to the underlying real property securing such Contracts will be recorded. In some states in the absence of such recordation the assignment to the Trustee of such mortgage or deed of trust may not be effective, and in the absence of such recordation may not be effective against creditors of or purchasers from the Seller or a trustee in bankruptcy of the Seller.

EFFECT OF VIOLATING CONSUMER PROTECTION LAWS

     Delays Due to Liquidation. Even assuming that the Manufactured Homes provide adequate security for the Contracts, substantial delays could be encountered in connection with the liquidation of defaulted Contracts and corresponding delays in the receipt of related proceeds by Certificateholders could occur. An action to repossess a Manufactured Home securing a Contract is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to repossess or sell the Manufactured Home or to obtain liquidation proceeds sufficient to repay all amounts due on the related Contract. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Contracts and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, taxes and maintenance and preservation expenses.

     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive acts and practices which may apply to the origination, servicing and collection of the Contracts. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Contracts, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. Losses on such Contracts that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Certificates of the related Series. See "Certain Legal Aspects of the Contracts."

     Holder in Due Course Rules. The so--called "Holder--in--Due--Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust Fund) to all claims and defenses which the obligor under the Contract could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under the Contract; however, the obligor under the Contract also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such obligor. See "Certain Legal Aspects of the Contracts."


RATING OF THE CERTIFICATES -- LIMITATIONS

     It will be a condition to the issuance of a class of Certificates offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Certificates will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Contracts will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating shall not be deemed a recommendation to purchase, hold or sell Certificates, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. IN ADDITION, IF SUCH RATING RELATES TO A SERIES WITH A PRE-FUNDING ACCOUNT, SUCH RATING WILL NOT ADDRESS THE ABILITY OF THE RELATED TRUST FUND TO ACQUIRE SUBSEQUENT CONTRACTS, ANY POTENTIAL PREPAYMENT OF THE CERTIFICATES RESULTING FROM DISTRIBUTION TO CERTIFICATEHOLDERS OF AMOUNTS REMAINING IN THE PRE-FUNDING ACCOUNT FOLLOWING THE END OF THE FUNDING PERIOD, OR THE EFFECT ON THE YIELD TO CERTIFICATEHOLDERS RESULTING THEREFROM. FURTHERMORE, ALTHOUGH THE ADDITION OF SUBSEQUENT CONTRACTS TO ANY TRUST FUND WILL BE SUBJECT TO THE CONDITIONS DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT THERE IS NO ASSURANCE THAT THE ADDITION OF SUBSEQUENT CONTRACTS (OR THE INABILITY OF THE RELATED TRUST FUND TO PURCHASE SUBSEQUENT CONTRACTS) WOULD NOT CAUSE A RATING TO BE LOWERED OR WITHDRAWN.


     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Certificates, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, repossession or loss experience of any particular pool of Contracts. No assurance can be given that the values of any Manufactured Homes have remained or will remain at their levels on the respective dates of origination of the related Contracts.


BOOK-ENTRY REGISTRATION MAY REDUCE LIQUIDITY OF THE CERTIFICATES


     If issued in book-entry form, such registration may reduce the liquidity of the Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. Since transactions in book-entry Certificates can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Certificateholder to pledge a book-entry Certificate to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Certificates. Certificates Owners will not be recognized as Certificateholders as such term is used in the related Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     In addition, Certificateholders may experience some delay in their receipt of distributions of interest and principal on book-entry Certificates since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Certificateholders either directly or indirectly through Financial Intermediaries. See "Description of the Certificates -- Book-Entry Registration of Certificates."

PRE-FUNDING ACCOUNTS


     PRE-FUNDED AMOUNTS NOT USED TO COVER LOSSES. If so provided in the related Prospectus Supplement, on the closing date specified in such Prospectus Supplement (the "Closing Date") the Depositor will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account"). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates of the related Series. The Pre-Funded Amount will be used to purchase Contracts ("Subsequent Contracts") in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Contracts from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Certificates and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Contracts. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Contracts.

     UNUSED PRE-FUNDED AMOUNTS AT THE END OF FUNDING PERIOD WILL BE DISTRIBUTED AS PRINCIPAL PREPAYMENT TO CERTIFICATEHOLDERS. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Contracts by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Certificates.

BANKRUPTCY OR INSOLVENCY OF THE SELLER, THE DEPOSITOR OR THE MASTER SERVICER COULD LEAD TO DELAY OR REDUCTION OF AMOUNTS PAYABLE TO CERTIFICATEHOLDERS


     The Seller and the Depositor will treat the transfer of the Contracts by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Contracts from the Depositor to the Trust Fund as a sale for accounting purposes. As a sale of the Contracts by the Seller to the Depositor, the Contracts would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Contracts as a borrowing by the Seller, secured by a pledge of the Contracts. Similarly, as a sale of the Contracts by the Depositor to the Trust Fund, the Contracts would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Contracts as a borrowing by the Depositor, secured by a pledge of the Contracts. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Certificates and result in a reduction of payments due on the Certificates.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer. The time period, if any, during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Certificates of the related Series.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured manufactured housing lender to realize upon its security. For example, in a proceeding under Title 11 of the United States Code Section 101 et seq. and the rules related thereto, as amended (the "Bankruptcy Code"), a lender may not repossess a manufactured home (or foreclose on the underlying real property) without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the manufactured home is not the debtor's principal residence and the court determines that the value of the manufactured home is less than the principal balance of the related manufactured housing loan, for the reduction of the secured indebtedness to the value of the manufactured home as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such manufactured housing loan, change the rate of interest and alter the manufactured housing loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Contracts underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.


VALUE OF TRUST FUND ASSETS COULD BE INSUFFICIENT TO PAY PRINCIPAL AND INTEREST ON THE CERTIFICATES


     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Certificates described under "Credit Enhancement" herein will at any time be equal to or greater than the principal amount of the Certificates of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Certificates and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Certificateholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Certificates of such Series.


DERIVATIVE TRANSACTIONS - RISK OF EARLY TERMINATION

     IF SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, A TRUST FUND MAY ENTER INTO PRIVATELY NEGOTIATED, OVER-THE-COUNTER HEDGING TRANSACTIONS WITH VARIOUS COUNTERPARTIES, INCLUDING INTEREST RATE SWAPS, CAPS, COLLARS AND FLOORS (COLLECTIVELY, THE "DERIVATIVE TRANSACTIONS") TO EFFECTIVELY FIX THE RATE OF INTEREST THAT SUCH TRUST FUND PAYS ON ONE OR MORE BORROWING OR ONE OR MORE SERIES OF BORROWINGS. CERTAIN EVENTS RELATED TO SUCH DERIVATIVE TRANSACTIONS THAT ARE NOT ENTIRELY WITHIN THE CONTROL OF THE TRUST FUND (OR EVEN THE COUNTERPARTY) MAY CAUSE THE EARLY TERMINATION OF SUCH DERIVATIVE TRANSACTIONS. IN THE EVENT OF ANY SUCH EARLY TERMINATION, THE TRUST FUND MAY BE REQUIRED TO MAKE A TERMINATION PAYMENT WHICH COULD BE SUBSTANTIAL. THIS IN TURN WOULD REDUCE AMOUNTS AVAILABLE TO THE TRUST FUND TO MAKE PAYMENTS TO THE RELATED CERTIFICATEHOLDERS. SEE "DESCRIPTION OF THE CERTIFICATES -- DERIVATIVE TRANSACTIONS."


                                THE TRUST FUND

GENERAL

     The Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Contracts as specified in the related Prospectus Supplement, together with payments in respect of such Contracts, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Certificates or such other date specified in the related Prospectus Supplement (the "Cut-off Date"). The Certificates will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

     The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed without recourse by the Depositor to the related Trust Fund. Contracts acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "The Manufactured Housing Program -- Underwriting Standards" or as otherwise described in the related Prospectus Supplement. See "The Manufactured Housing Program -- Underwriting Standards."

     The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a pooling and servicing agreement (each, an "Agreement") among the Depositor, the Master Servicer and the Trustee, and will receive a fee for such services. See "The Manufactured Housing Program" and "The Agreements." With respect to Contracts serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Contracts.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Certificates, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Certificates and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and, to the extent such representations and warranties are not made by the Sellers directly to the Trustee, to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the Master Servicer with respect to the Contracts will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "The Manufactured Housing Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments in respect of interest and/or principal on or with respect to the Contracts in the amounts described herein under "Description of the Certificates -- Advances." The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the Corporate Trust Office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE CONTRACTS

     The Contracts will consist of manufactured housing installment sale contracts and installment loan agreements secured by a security interest in a new or used manufactured home (each, a "Manufactured Home"), and, to the extent, if any, indicated in the related Prospectus Supplement, by a mortgage or deed of trust on the real estate on which the manufactured home is located. The Contracts may be conventional Contracts or contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). All Contracts will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.

     Unless otherwise specified in the related Prospectus Supplement, the related Seller will represent the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary [of Housing and Urban Development] and complies with the standards established under this chapter."

     The payment terms of the Contracts to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

               (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is "stepped-up" or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Contract for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Contracts may provide for the payment of interest at a rate lower than the Contract Rate for a period of time or for the life of the Contract, and the amount of any difference may be contributed from funds supplied by the seller of the Manufactured Home or another source.

               (b) Principal may be payable on a level debt service basis to fully amortize the Contract over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Contract Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Contract.

               (c) Monthly payments of principal and interest may be fixed for the life of the Contract, may increase over a specified period of time or may change from period to period. Contracts may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. A Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement.

               (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Contract or may decline over time, and may be prohibited for the life of the Contract or for certain periods ("lockout periods"). Certain Contracts may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Contracts may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Contracts may include "due on sale" clauses which permit the lender to demand payment of the entire Contract in connection with the sale or certain transfers of the related Manufactured Home (and, in the case of a Land-and-Home Contract, the related underlying real property). Other Contracts may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

     A Trust Fund may contain certain Land-and-Home Contracts that are "staged-funding" Contracts, under which the related Seller makes multiple disbursements to enable the obligor to finance both the purchase of a Manufactured Home and the acquisition or improvement of the related underlying real property. For example, such Seller might make disbursements to enable the obligor to purchase the underlying real property, then to make improvements on the underlying real property (such as a driveway, well and septic system), then to purchase and deliver the Manufactured Home, and then to make final site improvements. Prior to the final disbursement, the obligor pays only interest on the disbursed amount of the loan; following the final disbursement, the obligor begins making fully amortizing payments of principal and interest. Such Seller will represent and warrant in the related Agreement that all staged-funding Land-and-Home Contracts included in a Contract Pool will have been fully disbursed within 90 days after the related Closing Date, and such Seller will be obligated to repurchase at the related Purchase Price on the next Distribution Date any staged-funding Land-and-Home Contract that has not been fully disbursed by such date.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Contracts contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) the largest principal balance and the smallest principal balance of any of the Contracts as of the applicable Cut-off Date, (iii) whether the Manufactured Homes were new or used at the time of origination of the related Contracts, (iv) the state or states in which the Manufactured Homes are located at origination of the related Contracts, (v) information with respect to the prepayment provisions, if any, of the Contracts, (vi) the original and remaining terms to maturity of the Contracts, (vii) the earliest origination date and latest maturity date of any of the Contracts, (viii) the Loan-to-Value Ratios, as applicable, of the Contracts, (ix) the Contract Rates or annual percentage rates ("APR") or range of Contract Rates or APR's borne by the Contracts, (x) the maximum and minimum per annum Contract Rates and (xi) with respect to Contracts with adjustable Contract Rates "ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, (xii) the method of allocation of payments on the Contracts (i.e., the simple interest method, the actuarial method or such other method specified in such Prospectus Supplement) and (xiii) other information regarding the payment characteristics of the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.


     Unless otherwise specified in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Contract at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Contract and the denominator of which is the Value in respect of the Contract. Unless otherwise provided in the related Prospectus Supplement, the "Value" in respect of any Contract is calculated by determining the sum of (a) either (i) the sum of the down payment (which includes the value of any trade-in unit), AND the original amount financed on the related Contract (which may include sales and other taxes and insurance and prepaid finance charges) or (ii) the appraisal value of the home and (b) in the case of any Land-and-Home Contract, the appraised value of the land securing such Contract (as appraised by an independent appraiser).


SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of certain breaches of representations and warranties with respect to any original Trust Fund Asset or in the event certain documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. See "The Manufactured Housing Program -- Representations by Sellers; Repurchases." The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     IndyMac ABS, Inc., a Delaware corporation (the "Depositor"), was incorporated in April 1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests therein or bonds secured thereby. The Depositor is a limited purpose finance subsidiary of IndyMac, Inc., a Delaware corporation. The Depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

                       THE MANUFACTURED HOUSING PROGRAM

UNDERWRITING STANDARDS

     The Contracts will have been purchased by the Depositor, either directly or through affiliates, from one or more Sellers as described in the related
Prospectus Supplement. The Contracts so acquired by the Depositor will have been originated in accordance with the underwriting criteria for the applicable Seller or Sellers as described in the related Prospectus Supplement.

QUALIFICATIONS OF SELLERS

     Each Seller will be required to be an institution experienced in originating and servicing manufactured housing contracts of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Other qualifications of each Seller will be described in the related Prospectus Supplement.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Contracts sold by such Seller and evidenced by all, or a part, of a Series of Certificates. Such representations and warranties may include, among other things: (i) that the Seller had good title to each such Contract and such Contract was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (ii) that each Contract constituted a valid lien on, or a perfected security interest with respect to, the Manufactured Home (and, in the case of each Land-and-Home Contract, the underlying real property) (subject only to permissible liens disclosed, if applicable, and certain other exceptions described in the Agreement); (iii) that no required payment on a Contract was delinquent more than the number of days specified in the related Prospectus Supplement; (iv) that each Contract is covered by hazard insurance; and (v) that each Contract was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Contract will be made not as of the Cut-off Date but as of the date on which such Seller sold the Contract to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Certificates evidencing an interest in such Contract. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Contract by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Contract occurs after the date of sale of such Contract by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Contract in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Contract as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Contracts with respect to a particular Series of Certificates, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Contract which materially and adversely affects the Certificateholders' interest in such Contract. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure any such breach on or prior to the business day after the first Determination Date which is more than 90 days after such Seller's receipt of notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Contract from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the scheduled monthly payment date for such Contract in the month following the month of repurchase at the Contract Rate (less any Advances or amount payable as related servicing compensation if such Seller is the Master Servicer) or
(ii) substitute for such Contract a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Certificates -- General." Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the relevant Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Contract. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is a Seller) will be obligated to purchase or substitute a Contract if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Contracts.

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to separate pooling and servicing agreements (each, an "Agreement") among the Depositor, the Master Servicer and the Trustee. A form of Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention:
Secondary Marketing, telephone (800) 669-2300.

GENERAL

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Contracts may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Contracts after the Cut-off Date (to the extent not applied in computing the principal balance of such Contracts as of the Cut-off Date (the "Cut-off Date Principal Balance"));
(ii) such assets as from time to time are required to be deposited in the related Collection Account, as described below under "The Agreements -- Payments on Contracts; Deposits to Collection Account"; (iii) property which secured a Contract and which is acquired on behalf of the Certificateholders by repossession (in the case of a Manufactured Home) or foreclosure or deed in lieu of foreclosure (in the case of underlying real property securing a Land-and-Home Contract) and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register"); provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.


         Under current law, the purchase and holding of certain classes of Certificates by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions, within the meaning of ERISA and the Code, or may subject the Trustee, the Master Servicer or the Depositor to obligations or liabilities in addition to those undertaken in the related Agreement. See "ERISA Considerations." UNDER CURRENT LAW, the transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.


     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof either as a REMIC or as a FASIT. The related Prospectus Supplement will specify whether a REMIC or FASIT election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC or FASIT election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If a REMIC election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. If a FASIT election is made with respect to a Series, one of the classes will be designated as the ownership interest, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related FASIT, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate in the case of a REMIC, and the holder of the related ownership interest in the case of a FASIT, will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate in the case of a REMIC, or from the holder of the related ownership interest in the case of a FASIT.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Collection Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Certificates of a particular class.

     Available Funds. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Collection Account on such Distribution Date (net of related fees and expenses payable by the related Trust Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Certificates (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates (the "Class Certificate Balance") entitled to interest from the date, at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Certificate Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Certificate Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Certificates of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificate were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Certificateholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Certificate Balance of such class of Certificates on that Distribution Date. Distributions of interest on any class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Certificates, as reflected in the aggregate Class Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual
Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.


     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal. The aggregate Class Certificate Balance of any class of Certificates entitled to distributions of principal generally will be the aggregate original Class Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and, (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, subject to the effect of negative amortization, if applicable.


     If so provided in the related Prospectus Supplement, one or more classes of Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificates will have the effect of accelerating the amortization of such Certificates while increasing the interests evidenced by one or more other classes of Certificates in the Trust Fund. Increasing the interests of the other classes of Certificates relative to that of certain Certificates is intended to preserve the availability of the subordination provided by such other Certificates.

See "Credit Enhancement -- Subordination."

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Collection Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable pass-through rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Collection Account for future distributions to the holders of Certificates of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were otherwise not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and/or principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Collection Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Contracts with respect to which such
Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Contract purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a
Sub-Servicer)   also  will  be   reimbursable   to  the  Master  Servicer  (or
Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "Description of the Certificates -- Distributions on Certificates."

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

                  (i)    the  amount  of  such   distribution   allocable   to
                         principal, separately identifying the aggregate amount of Principal Prepayments, and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

                  (ii)   the  amount  of  such   distribution   allocable   to
                         interest;

                  (iii)  the amount of any Advance;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Certificateholders;

                  (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

                  (vi)   the  percentage  of  Principal   Prepayments  on  the
                         Contracts, if any, which each such class will be entitled to receive on the following Distribution Date;

                  (vii) the related amount of the servicing compensation retained or withdrawn from the Collection Account by the Master Servicer;

                  (viii) the  number  and  aggregate   principal  balances  of
                         Contracts (A) delinquent (exclusive of Contracts in repossession or liquidation) (1) 31 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (B) in repossession or liquidation, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (ix) the number and aggregate principal balances of Contracts relating to Manufactured Homes that were repossessed since the immediately preceding Distribution Date;

                  (x) the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

                  (xi) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

                  (xii)  the   pass-through   rate  or   interest   rate,   as
                         applicable, as of the day prior to the immediately preceding Distribution Date; and

                  (xiii) any amounts  remaining under letters of credit,  pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

         The Certificates of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Certificates may identify the classes which comprise such Series by reference to the following categories.

CATEGORIES OF CLASSES                          DEFINITION
                                            PRINCIPAL TYPES

Accretion Directed.................     A  class   that   receives   principal
                                        payments  from the  accreted  interest
                                        from specified  Accrual  Certificates.
                                        An Accretion  Directed  class also may
                                        receive   principal    payments   from
                                        principal paid on the underlying Trust
                                        Fund Assets for the related Series.

Component Certificates.............     A class  consisting  of  "Components."
                                        The Components of a class of Component
                                        Certificates    may   have   different
                                        principal   and/or  interest   payment
                                        characteristics      but      together
                                        constitute   a  single   class.   Each
                                        Component  of  a  class  of  Component
                                        Certificates   may  be  identified  as
                                        falling   into  one  or  more  of  the
                                        categories  in  this  chart.  Notional
                                        Amount  Certificates.......   A  class
                                        having  no   principal   balance   and
                                        bearing   interest   on  the   related
                                        notional  amount.  The notional amount
                                        is   used   for    purposes   of   the
                                        determination        of       interest
                                        distributions.

Planned Principal Class (also
sometimes referred to as "PACs")...     A class  that is  designed  to receive
                                        principal     payments     using     a
                                        predetermined     principal    balance
                                        schedule   derived  by  assuming   two
                                        constant   prepayment  rates  for  the
                                        underlying  Trust Fund  Assets.  These
                                        two  rates are the  endpoints  for the
                                        "structuring  range"  for the  Planned
                                        Principal Class. The Planned Principal
                                        Classes in any Series of  Certificates
                                        may  be  subdivided   into   different
                                        categories   (e.g.,   Primary  Planned
                                        Principal  Classes,  Secondary Planned
                                        Principal Classes and so forth) having
                                        different effective structuring ranges
                                        and   different    principal   payment
                                        priorities.  The structuring range for
                                        the   Secondary    Planned   Principal
                                        Classes  of a Series  of  Certificates
                                        will be  narrower  than  that  for the
                                        Primary  Planned  Principal  Class  of
                                        such   Series.   Scheduled   Principal
                                        Class..........   A   class   that  is
                                        designed to receive principal payments
                                        using   a   predetermined    principal
                                        balance schedule but is not designated
                                        as  a  Planned   Principal   Class  or
                                        Targeted   Principal  Class.  In  many
                                        cases,  the  schedule  is  derived  by
                                        assuming two constant prepayment rates
                                        for the underlying  Trust Fund Assets.
                                        These two rates are the  endpoints for
                                        the   "structuring   range"   for  the
                                        Scheduled Principal Class.  Sequential
                                        Pay.....................  Classes that
                                        receive   principal   payments   in  a
                                        prescribed sequence,  that do not have
                                        predetermined     principal    balance
                                        schedules    and   that    under   all
                                        circumstances   receive   payments  of
                                        principal  continuously from the first
                                        Distribution   Date  on   which   they
                                        receive   principal   until  they  are
                                        retired.  A single class that receives
                                        principal payments before or after all
                                        other  classes  in the same  Series of
                                        Certificates  may be  identified  as a
                                        Sequential          Pay         class.

Strip..............................     A  class  that   receives  a  constant
                                        proportion,   or   "strip,"   of   the
                                        principal  payments on the  underlying
                                        Trust Fund Assets.

Support Class (also sometimes
referred to as  "companion  classes")   A  class   that   receives   principal
                                        payments on any Distribution Date only
                                        if scheduled  payments  have been made
                                        on   specified    Planned    Principal
                                        Classes,  Targeted  Principal  Classes
                                        and/or Scheduled Principal Classes.

Targeted Principal Class (also
sometimes referred to as "TACs")..      A class  that is  designed  to receive
                                        principal     payments     using     a
                                        predetermined     principal    balance
                                        schedule  derived by assuming a single
                                        constant   prepayment   rate  for  the
                                        underlying Trust Fund Assets.

                                                  INTEREST TYPES

Fixed Rate.........................     A class with an interest  rate that is
                                        fixed   throughout  the  life  of  the
                                        class.                        Floating
                                        Rate......................   A   class
                                        with  an  interest  rate  that  resets
                                        periodically  based upon a  designated
                                        index and that  varies  directly  with
                                        changes in such index.

Inverse Floating Rate..............     A class  with an  interest  rate  that
                                        resets   periodically   based  upon  a
                                        designated   index  and  that   varies
                                        inversely with changes in such index.

Variable Rate......................     A class  with an  interest  rate  that
                                        resets  periodically and is calculated
                                        by  reference  to the rate or rates of
                                        interest   applicable   to   specified
                                        assets  or  instruments   (e.g.,   the
                                        Contract Rates borne by the underlying
                                        Contracts).

Interest Only......................     A class that  receives  some or all of
                                        the  interest  payments  made  on  the
                                        underlying   Trust  Fund   Assets  and
                                        little or no principal.  Interest Only
                                        classes    have   either   a   nominal
                                        principal   balance   or  a   notional
                                        amount.  A nominal  principal  balance
                                        represents  actual principal that will
                                        be paid on the class.  It is  referred
                                        to as  nominal  since it is  extremely
                                        small  compared  to other  classes.  A
                                        notional  amount is the amount used as
                                        a reference to calculate the amount of
                                        interest due on an Interest Only class
                                        that   is   not    entitled   to   any
                                        distributions in respect of principal.
                                        Principal Only.....................  A
                                        class that does not bear  interest and
                                        is    entitled    to   receive    only
                                        distributions in respect of principal.
                                        Partial Accrual....................  A
                                        class  that  accretes a portion of the
                                        amount of  accrued  interest  thereon,
                                        which  amount  will  be  added  to the
                                        principal  balance  of such  class  on
                                        each  applicable   Distribution  Date,
                                        with  the  remainder  of such  accrued
                                        interest to be  distributed  currently
                                        as  interest   on  such  class.   Such
                                        accretion   may   continue   until   a
                                        specified  event has occurred or until
                                        such Partial Accrual class is retired.

Accrual............................     A class  that  accretes  the amount of
                                        accrued       interest       otherwise
                                        distributable  on  such  class,  which
                                        amount will be added as  principal  to
                                        the principal balance of such class on
                                        each  applicable   Distribution  Date.
                                        Such accretion may continue until some
                                        specified  event has occurred or until
                                        such Accrual class is retired.


INDICES  APPLICABLE  TO FLOATING  RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the "Calculation Agent") will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related Prospectus Supplement):

     LIBO Method

     If using this method to calculate LIBOR, the Calculation Agent will determine LIBOR by reference to the quotations set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the "Reference Banks") for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

     Under this method LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

                  (a) If on any LIBOR Determination Date two or more Reference
         Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                  (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent, being so made or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

                  (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

     Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     BBA Method

     If using this method of determining LIBOR, the Calculation Agent will determine LIBOR on the basis of the British Bankers' Association "BBA") "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by eight BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual period shall be calculated in accordance with the LIBOR method described above under "LIBO Method."

     The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:
(i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI Certificates") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Certificates the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Treasury Index

     Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S Treasury securities adjusted to the "constant maturity" (as further described below) specified in such Prospectus Supplement or (ii) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Certificates. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Certificates. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.


DERIVATIVE TRANSACTIONS

     IF SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, A TRUST FUND MAY ENTER INTO PRIVATELY NEGOTIATED, OVER-THE-COUNTER HEDGING TRANSACTIONS WITH VARIOUS COUNTERPARTIES, INCLUDING INTEREST RATE BASED SWAPS, CAPS, COLLARS AND FLOORS (COLLECTIVELY, "DERIVATIVE TRANSACTIONS") TO EFFECTIVELY FIX THE RATE OF INTEREST THAT SUCH TRUST FUND PAYS ON ONE OR MORE BORROWINGS OR SERIES OF BORROWINGS. TRUST FUNDS WILL USE THESE DERIVATIVE TRANSACTIONS AS HEDGES AND NOT AS SPECULATIVE INVESTMENTS. DERIVATIVE TRANSACTIONS INVOLVE AN AGREEMENT BETWEEN TWO PARTIES TO EXCHANGE PAYMENTS THAT ARE BASED, RESPECTIVELY, ON VARIABLE AND FIXED RATES OF INTEREST AND THAT ARE CALCULATED ON THE BASIS OF A SPECIFIED AMOUNT OF PRINCIPAL FOR A SPECIFIED PERIOD OF TIME. CAP AND FLOOR TRANSACTIONS INVOLVE AN AGREEMENT BETWEEN TWO PARTIES IN WHICH THE FIRST PARTY AGREES TO MAKE PAYMENTS TO THE COUNTERPARTY WHEN A DESIGNATED MARKET INTEREST RATE GOES ABOVE (IN THE CASE OF A CAP) OR BELOW (IN THE CASE OF A FLOOR) A DESIGNATED LEVEL ON PREDETERMINED DATES OR DURING A SPECIFIED TIME PERIOD. COLLAR TRANSACTIONS INVOLVE AN AGREEMENT BETWEEN TWO PARTIES IN WHICH THE FIRST PARTY MAKES PAYMENTS TO THE COUNTERPARTY WHEN A DESIGNATED MARKET INTEREST RATE GOES ABOVE A DESIGNATED LEVEL OF PREDETERMINED DATES OR DURING A SPECIFIED TIME PERIOD, AND THE COUNTERPARTY MAKES PAYMENTS TO THE FIRST PARTY WHEN A DESIGNATED MARKET INTEREST RATE GOES BELOW A DESIGNATED LEVEL ON PREDETERMINED DATES OR DURING A SPECIFIED TIME PERIOD.


BOOK-ENTRY REGISTRATION OF CERTIFICATES

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Certificates will be registered as book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates "Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Securityholders" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until
Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Certificates clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Certificates -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                              CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Certificates") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Certificates of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Certificates; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt  of  scheduled  payments  on the  Contracts  and  losses on  defaulted
Contracts may be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Contracts over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Contracts which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Contracts or aggregate losses in respect of such Contracts were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Certificates. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Certificates at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Contracts as of the related Cut-off Date or of one or more classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Contract. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements -- Termination: Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

OVER-COLLATERALIZATION

     If so provided in the Prospectus Supplement for a Series of Certificates, a portion of the interest payment on each Contract may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Certificates and, thus, accelerate the rate of payment of principal on such class or classes of Certificates.

RESERVE ACCOUNTS

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates will be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which, in general, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Certificates of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described therein, cover loss by reason of default in payment on Contracts in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Contracts as of the Cut-off Date. As more fully described in the related Prospectus Supplement, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Contracts and only upon satisfaction of certain conditions precedent as described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all repossessed or foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Contracts to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Certificateholders. A copy of the Pool Insurance Policy for a Series, if any, will be filed within 15 days of issuance of the Certificates of such Series with the Commission as an exhibit to a Current Report on Form 8-K.

CROSS-COLLATERALIZATION

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Certificates of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Contracts in a given Pool will vary depending upon the type of Contracts included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Contracts in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Contracts will be subject to prepayment penalties. The prepayment experience on the Contracts in a Pool will affect the weighted average life of the related Series of Certificates.

     The rate of prepayment on the Contracts cannot be predicted. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility. In general, if prevailing rates fall significantly below the Contract Rates borne by the Contracts, such Contracts are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Contract Rates. Conversely, if prevailing interest rates rise appreciably above the Contract Rates borne by the Contracts, such Contracts are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Contract Rates. However, there can be no assurance that such will be the case.

     Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

     In addition, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Contract. See "Certain Legal Aspects of the Contracts -- Due-on-Sale Clauses." Unless
otherwise specified in the related Prospectus Supplement, substantially all Contracts will contain due-on-sale provisions permitting the lender to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Manufactured Home (and, in the case of a Land-and-Home Contract, the related underlying real property). Contracts insured by the FHA or partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Contracts may be lower than that of conventional Contracts bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Manufactured Home (and, in the case of a Land-and-Home Contract, the underlying real property) and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     When a full prepayment is made on a Contract, the borrower is charged interest on the principal amount of the Contract so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Certificates because interest on the principal amount of any Contract so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Contracts so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Unless otherwise specified in the related Prospectus Supplement, no scheduled payment on a Contract will be considered delinquent once 90% of the amount thereof is received. Late payments or payments of less than 100% of any scheduled payment on a simple interest Contract will result in such Contract amortizing more slowly than originally scheduled and could extend the maturity date of any such Contract beyond its original scheduled maturity date.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Contracts. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive acts and practices which may apply to the origination, servicing and collection of the Contracts. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Contracts, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of Certificates of a Series is calculated on a Contract-by-Contract basis, disproportionate principal prepayments among Contracts with different Contract Rates will affect the yield on such Certificates. In most cases, the effective yield to Certificateholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each Contract from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     The yield to an investor who purchases Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Contracts is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Agreements -- Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.


                                THE AGREEMENTS


     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.


ASSIGNMENT OF THE TRUST FUND ASSETS

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the Trustee, without recourse, the Contracts comprising the related Trust Fund, together with all principal and interest received (if the Contracts are assigned based on actual principal balances) or scheduled to be received (if the Contracts are assigned based on scheduled principal balances) by or on behalf of the Depositor on or with respect to such Contracts after the Cut-off Date, other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Certificates to the Depositor in exchange for the Contracts. Each Contract will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Contract included in the related Trust Fund, including the Contract number, the outstanding principal amount and the Contract Rate.

     The Prospectus Supplement for any Series will state whether the Trustee, the Master Servicer (which may also be the Seller), as agent for the Trustee, or a custodian specified in such Prospectus Supplement will maintain custody of the original Contract, any assignment of such Contract to the Seller and any extensions, supplements, waivers or modifications to such Contract (the "Contract Documents").

     In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be executed by the Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying the Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated.

     With respect to each Land-and-Home Contract, the related Prospectus Supplement will state whether the Trustee, the Master Servicer (which may also be the Seller), as agent for the Trustee, or a custodian specified in such Prospectus Supplement will maintain custody of the original Contract, the related mortgage or deed of trust and the assignment of such mortgage or deed of trust in recordable form (such mortgage or deed of trust together with such assignment, the "Mortgage Documents"), and any assignments of or extensions, supplements, waivers or modification to such Contract. The related Prospectus Supplement will also state whether assignments to the Trustee of the mortgage or deed of trust related to the underlying real property securing such Contracts will be recorded. In some states in the absence of such recordation the assignment to the Trustee of such mortgage or deed of trust may not be effective, and in the absence of such recordation may not be effective against creditors of or purchasers from the Seller or a trustee in bankruptcy of the Seller.

     Unless otherwise specified in the related Prospectus Supplement, if the Trustee or custodian specified in the such Prospectus Supplement is delivered the Contract Documents and/or the Mortgage Documents, the Trustee or custodian, as the case may be, will review the Contract Documents and the Mortgage Documents (if any) that have been delivered to it within the time period specified in the related Prospectus Supplement after receipt thereof. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee or such custodian will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either (i) purchase the related Contract from the Trust Fund at the related Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Contract from the Trust Fund and substitute in its place one or more other Contracts that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "The Manufactured Housing Program -- Representations by Sellers; Repurchases," the Master Servicer will not be obligated to purchase or replace such Contract if the Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Contract Document or a Mortgage Document (if any). The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the Contract Documents and/or the Mortgage Documents (if any) as agent of the Trustee.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Unless otherwise specified in the related Prospectus Supplement, a breach of such representations and warranties by the Master Servicer does not give rise to an obligation by the Master Servicer to repurchase any affected Mortgage Loans.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Contract will be made if such purchase or substitution would result in a prohibited transaction tax under the Code (unless the Master Servicer or a holder of the related residual certificate otherwise pays such prohibited transaction from its own funds as described herein). See "The Manufactured Housing Program -- Representations by Sellers; Repurchases."

NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER SERVICER

     As described above under " -- Assignment of the Contracts," the Depositor will cause the Contracts comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Contract as to which certain representations and warranties are breached where such breach materially and adversely affects the Certificateholders' interest in such Contract, or for failure to deliver certain documents relating to the Contracts as described herein under "Assignment of the Contracts" and "The Manufactured Housing Program -- Representations by Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Certificateholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

PAYMENTS ON CONTRACTS; DEPOSITS TO COLLECTION ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Certificate Account") which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Collection Account is maintained or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Collection Account is limited to Permitted Investments. A Collection Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit in the Collection Account the amount of any loss immediately as realized. The Collection Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Collection Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

                  (i)  all  payments  on  account  of   principal,   including
         Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Contracts;

                  (ii) all    payments     on   account   of  interest  on the
         Contracts,  net of  applicable  servicing  compensation;

                  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the obligor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation, repossession or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Contracts, by repossession, foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by repossession (in the case of Manufactured Homes) or foreclosure or deed in lieu of foreclosure (in the case of underlying real property securing Land-and-Home Contracts);

                  (iv) all proceeds of any Contract or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under "The Manufactured Housing Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any Contract repurchased as described under " -- Termination; Optional Termination" below;

                  (v) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

                  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Collection
         Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

                  (vii) all other amounts required to be deposited in the Collection Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Collection Account to withdraw funds from the Collection Account for the following purposes:

                  (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Collection Account credited thereto;

                  (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Contract being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Contract (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

                  (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

                  (iv)  to  reimburse  the  Master   Servicer  from  Insurance
         Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

                  (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

                  (vi) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

                  (vii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

                  (viii) to clear and terminate the Collection Account upon termination of the Agreement.

     In  addition,  unless  otherwise  specified  in  the  related  Prospectus
Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Collection Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Certificateholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Certificates and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Contracts. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Contracts. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Certificates of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Contracts from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Collection Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Certificateholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Certificates.

     In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Certificates that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Certificates and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Contracts. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Certificates by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

SUB-SERVICING BY SELLERS

     Each Seller of a Contract or any other servicing entity may act as the Sub-Servicer for such Contract pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Contracts, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     All references in this Prospectus and in the Prospectus Supplement for any Series to actions, rights or duties of the Master Servicer will be deemed to include any one or more Sub-Servicers acting on the Master Servicer's behalf. Notwithstanding the foregoing, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Contracts.

COLLECTION PROCEDURES

     The Master Servicer will make reasonable efforts to collect all payments called for under the Contracts and will, consistent with each Agreement and any Pool Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Contracts. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Contract and
(ii) to the extent not inconsistent with the coverage of such Contract by a Pool Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a Contract has been, or is about to be, conveyed by the obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Contract under any due-on-sale clause applicable thereto. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Contract is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Contract and, to the extent permitted by applicable law, the obligor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Contracts -- Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Contract may not be changed.

HAZARD INSURANCE

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the obligor on each Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Manufactured Home in the state in which such Manufactured Home is located. Such coverage will generally be in an amount that equal to the lesser of (i) the maximum insurable value of the Manufactured Home (and, in the case of a Land-and-Home Contract, the underlying real property) securing such Contract and (ii) the outstanding principal balance of the Contract; provided, however, that the amount of such coverage will be sufficient to avoid the application of any co-insurance clause in the policy. Each hazard insurance policy caused to be maintained by the Master Servicer will contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Master Servicer will pay such premiums out of its own funds, and may add separately such premium to the obligor's obligations as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a manufactured housing contract by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Contracts may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Manufactured Home securing a Contract is located in a federally designated special flood area at the time of origination, the Master Servicer will require the obligor to obtain and maintain flood insurance.

     The Master Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each individual Contract, and will maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home (and, in the case of a Land-and-Home Contract, the underlying real property), one or more blanket insurance policies covering losses on the obligor's interest on the Contracts resulting from the absence or inefficiency of individual hazard insurance policies. The Master Servicer will pay the premium for such blanket policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Contracts.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Contract, and such compensation will be retained by it from collections of interest on such Contract in the related Trust Fund (the "Master Servicing Fee"). As compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Collection Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will, to the extent provided in the related Prospectus Supplement, pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. Certain other expenses may be borne by the related Trust Fund as specified in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm of certain documents and records relating to the servicing of manufactured housing contracts serviced by or on behalf of the Master Servicer under pooling and servicing agreements similar to such Agreement, such servicing has been conducted in compliance with such Agreement, except for any exceptions set forth in such statement.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of an officer of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may otherwise have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Contract or Contracts (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the total distributions allocated to such class ("Percentage
Interests"); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement, which failure materially affects the rights of Certificateholders and continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the
circumstances   and  in  the  manner  specified  in  the  related   Prospectus
Supplement.

     Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates of any class evidencing not less than 66 2/3% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a manufactured housing loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise provided in the related Prospectus Supplement, no Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 66 2/3% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake; (ii) to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein; (iii) to add to the duties of the Depositor, the Seller or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising thereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in such Agreement; provided, however, that any such action pursuant to clauses (iv) or (v) above will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder; provided, however, that no opinion of counsel will be required if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, if a REMIC or FASIT election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC or FASIT, avoid or minimize the risk of the imposition of any tax on the REMIC or FASIT or to comply with any other provision of the Code, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification, avoid or minimize the risk of imposition of such a tax or comply with any such requirement of the Code, as the case may be. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Certificates of such Series evidencing not less than 66 2/3% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Contracts which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of the holders of such class evidencing not less than 66 2/3% of the Percentage Interests of such class or (iii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC or FASIT election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC or as a FASIT, as the case may be.

TERMINATION; OPTIONAL TERMINATION


     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Collection Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon repossession or foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if specified in the related Prospectus Supplement, BY THE HOLDER OF a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the Trust Fund Assets or the Securities has been reduced to a specified level.


     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets will be made at the option of the Master Servicer or such other person at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets as of the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS


     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the Contracts is situated. The descriptions are qualified by reference to the applicable federal laws and the appropriate laws of the states in which Contracts may be originated.


GENERAL

     As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Master Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain physical possession of the Contracts as custodian for the Trustee. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Company to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of any Contract without notice of such assignment, the Trustee's interest in such Contract could be defeated.

MANUFACTURED HOMES

     Security Interests in the Manufactured Homes

     The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. In the event the Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. See "-- Land-and-Home Contracts." So long as the borrower does not permanently attach its Manufactured Home to its site, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Seller will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and neither the Depositor nor the Master Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Master Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Seller (or such other originator).

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Master Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Master Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing contract before release of the lien.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The related Seller will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

     Enforcement of Security Interests in Manufactured Homes

     The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

LAND-AND-HOME CONTRACTS

     If so specified in the related Prospectus Supplement, certain Contracts ("Land-and-Home Contracts") may be secured by a lien on the underlying real property on which the related Manufactured Home is located (in addition to a lien on the Manufactured Home).

     General

     The Land-and-Home Contracts will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Foreclosure

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Land-and-Home Contracts underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

     Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at an underlying real property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the underlying real property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Land-and-Home Contracts were originated, no environmental assessment or a very limited environmental assessment of the related underlying real properties was conducted.

DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, each conventional Contract will contain a due-on-sale clause which will generally provide that if the obligor sells, transfers or conveys the Manufactured Home (and, in the case of Land-and-Home Contracts, the underlying real property), the loan or contract may be accelerated by the secured party or the mortgagee. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to manufactured housing loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982 and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a secured party or mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Manufactured Home (and, in the case of Land-and-Home Contracts, the related underlying real property) to an uncreditworthy person, which could increase the likelihood of default or may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Contracts and the number of Contracts which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated by modified terms of the loan resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, contracts, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of manufactured housing loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of such a restraint on prepayment, particularly with respect to fixed rate Contracts having higher Contract Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that (subject to certain conditions governing, among other things, (x) the terms of any prepayments, (y) late charges and deferral fees and (z) requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit) state usury limitations shall not apply to any manufactured housing loan that is secured by a first lien on certain kinds of manufactured housing. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on manufactured housing loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Contracts. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Certificateholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to repossess or foreclose on the collateral securing an affected Contract during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Contract's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home (and, in the case of Land-and-Home Contracts, the underlying real property) in a timely fashion.

FHA INSURANCE AND VA GUARANTIES

     Certain of the Contracts may be FHA insured or VA guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act, as amended, or partially guaranteed by the VA. Any FHA insurance or VA guarantees relating to the Contracts will be described in the related Prospectus Supplement.

     The FHA is responsible for administering various federal programs, including manufactured home insurance, authorized under the National Housing Act, as amended. The insurance premiums for FHA insured contracts are collected by HUD approved lenders or by the servicers of such FHA insured contracts and are paid to the FHA. The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respect to a defaulted FHA insured contract, the servicer must follow applicable regulations before initiating repossession procedures. Once it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the lenders control, these regulations require, among other things, that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. Such plans may involve the reduction or suspension of scheduled contract payments for a specified period, with such payments to be made upon or before the maturity date of the contract, or the recasting of payments due under the FHA insured contract up to and beyond the scheduled maturity date. In addition, when a default is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of such contract in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the contract. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA insured contract, and HUD must have rejected any request for relief from the lender before the servicer may initiate foreclosure proceedings. If these regulations are satisfied, the insurance claim is paid in cash by HUD.

     For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the contract at the date of default and uncollected interest earned to the date of default computed at the contract rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the contract, (ii) accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) costs paid to a dealer or other third party to repossess and preserve the property, (iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) any property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property, (vi) uncollected court costs, (vii) legal fees, not to exceed $500, and (viii) expenses for recording the assignment of the lien on the collateral to the United States. When entitlement to insurance benefits results from assignment of the FHA insured contract to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date.

     The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans held by the lender, which amount is reduced by all claims paid to the lender and which is increased by an amount equal to ten percent of the original principal balance of insured loans originated or acquired by the lender.

     The maximum guarantee that may be issued by the VA for a VA guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be the percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     The VA may, at its option and without regard to the guarantee, make full payment to a lender of the unsatisfied amount on a contract upon its assignment to the VA. With respect to a defaulted VA guaranteed Contract, the servicer is, absent exceptional circumstances, authorized to announce its intention to repossess only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the related collateral.

CONSUMER PROTECTION LAWS

     The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination, servicing and enforcement of the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Certificates and is based on advice of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

     The federal income tax consequences to Holders will vary depending on whether (i) the Certificates of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC or as a FASIT; (iii) the Certificates represent interests in a grantor trust; or (iv) the Trust Fund relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Certificates will specify how the Certificates will be treated for federal income tax purposes and will discuss whether a REMIC or a FASIT election, if any, will be made with respect to such Series. Prior to issuance of each Series of Certificates, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

TAXATION OF DEBT CERTIFICATES


     Interest and Acquisition Discount. Certificates representing regular interests in a REMIC are generally treated as evidences of indebtedness issued by the REMIC. Certificates representing regular interests in a FASIT are treated as debt instruments. Stated interest on regular interests in REMICs and regular interests in FASITsregular interests in REMICs and regular interests in FASITs will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. THUS, A TAXPAYER MAY BE REQUIRED TO REPORT INCOME IN RESPECT OF A FASIT OR REMIC REGULAR INTEREST BEFORE ACTUALLY RECEIVING A CORRESPONDING CASH DISTRIBUTION. Interest (other than original issue discount) on Certificates (other than regular interests in REMICs or FASITsregular interests in REMICs or FASITs) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Certificates characterized as debt for federal income tax purposes, including regular interests in REMICs or FASITs, will be referred to hereinafter collectively as "Debt Certificates."


     Debt Certificates that are Compound Interest Certificates (i.e., debt securities that accrete the amount of accrued interest and add that amount to the principal balance of the securities until maturity or until some specified event has occurred)(i.e., debt securities that accrete the amount of accrued interest and add that amount to the principal balance of the securities until maturity or until some specified event has occurred) will, and certain of the other Debt Certificates may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996, (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Certificates.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Certificate and its issue price. A holder of a Debt Certificate must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Certificate is the first price at which a substantial amount of Debt Certificates of that class are sold (excluding sales to bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Certificates is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Certificate generally includes the amount paid by an initial Debt Certificate holder for accrued interest that relates to a period prior to the issue date of the Debt Certificate ("pre-issuance accrued interest"). The issue price of a Debt Security may, however, be computed without regard to such pre-issuance accrued interest if such pre-issuance accrued interest will be paid on the first payment date following the date of issuance. This alternative is available only if the first payment date occurs within one year of the date of issuance. Under this alternative, the payment of pre-issuance accrued interest will be treated as a non-taxable return of capital and not as a payment of interest.(Apre-issuance accrued interest@). The issue price of a Debt Security may, however, be computed without regard to such pre-issuance accrued interest if such pre-issuance accrued interest will be paid on the first payment date following the date of issuance. This alternative is available only if the first payment date occurs within one year of the date of issuance. Under this alternative, the payment of pre-issuance accrued interest will be treated as a non-taxable return of capital and not as a payment of interest. The stated redemption price at maturity of a Debt Certificate includes the original principal amount of the Debt Certificate, but generally will not include stated interest if it is "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Certificate. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the Debt Security otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Certain Debt Certificates may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Certificates will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Certificates do not provide for default remedies, the interest payments will be included in the Debt Certificate's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Certificates includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Certificate is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Certificate with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Certificate will generally have OID. Holders of Debt Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Certificate.

     Under the de minimis rule, OID on a Debt Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Certificate multiplied by the weighted average maturity of the Debt Certificate. For this purpose, the weighted average maturity of the Debt Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Certificate and the denominator of which is the stated redemption price at maturity of the Debt Certificate. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Certificates may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and
(iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Certificate. In the case of Compound Interest Certificates, certain Interest Weighted Certificates (as defined herein), and certain of the other Debt Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Certificate, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Certificate that is not a regular interest in a REMIC or a FASIT and the principal payments on which are not subject to acceleration resulting from prepayments on the Contracts, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Certificate and the adjusted issue price of the Debt Certificate, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Certificate in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Certificates, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Certificate is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Certificate, over the adjusted issue price of the Pay-Through Certificate at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Contracts at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Certificate to take into account prepayments with respect to the Contracts at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Certificates based on the Prepayment Assumption, no representation is made to Holders that Contracts will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a class of Debt Certificates in a manner that it believes to be appropriate, to take account of realized losses on the Contracts, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Debt Certificates could increase.

     Certain classes of Debt Certificates may represent more than one class of REMIC or FASIT regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Certificate will also be required to include OID in gross income, but such a holder who purchases such Debt Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to REMIC or FASIT regular interests under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Contracts, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Certificates is deducted as a result of a Contract default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Certificates should consult their own tax advisors on this point.

     Interest Weighted Certificates. It is not clear how income should be accrued with respect to REMIC or FASIT regular interests or Stripped Certificates (as defined under " -- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC, on debt instruments held by the FASIT, or on Contracts underlying Pass-Through Certificates ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, in the case of Interest Weighted Certificates that are entitled to some payments of principal and that are REMIC or FASIT regular interests the Internal Revenue Service could assert that income derived from an Interest Weighted Certificate should be calculated as if the Certificate were a security purchased at a premium equal to the excess of the price paid by such holder for such Certificate over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Certificate should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Certificates that are Stripped Certificates as described below. See " -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Certificates."

     Variable Rate Debt Certificates. In the case of Debt Certificates bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Certificates and (ii) in the case of Pay-Through Certificates, the present value of all payments remaining to be made on such Debt Certificates, should be calculated as if the interest index remained at its value as of the issue date of such Certificates. Because the proper method of adjusting accruals of OID on a variable rate Debt Certificate is uncertain, holders of variable rate Debt Certificates should consult their own tax advisers regarding the appropriate treatment of such Certificates for federal income tax purposes.

     Market Discount. A purchaser of a Certificate may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Certificate with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Certificate over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Certificate received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Certificate, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Certificates (or in the case of a Pass-Through Certificate (as defined herein), as set forth below, the Contracts underlying such Certificate) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Certificates (or, in the case of a Pass-Through Certificate, as described below, the Contracts underlying such Certificate) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Certificate (or, in the case of a Pass-Through Certificate, the Contracts), the excess of interest paid or accrued to purchase or carry a Certificate (or, in the case of a Pass-Through Certificate, as described below, the underlying Contracts) with market discount over interest received on such Certificate is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Certificate (or in the case of a Pass-Through Certificate, an underlying Contract). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Certificate (other than an Interest Weighted Certificate to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Certificates have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Certificates will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Certificate, such election will apply to all taxable debt instruments (including all REMIC and FASIT regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Regulations dealing with amortizable bond premium specifically do not apply to prepayable debt instruments described in Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Certificate to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Certificate with market discount, the holder of the Debt Certificate would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Certificate acquires during the year of the election or thereafter. Similarly, a holder of a Debt Certificate that makes this election for a Debt Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Certificate is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS


     General. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as a REMIC as long as all of the provisions of the relevant Agreement are complied with . Certificates will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.


     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in
(i) or (ii) above, then a Certificate will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Certificates. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Certificates and the holders of the Residual Interest Certificates (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Certificate to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Certificates, amortization of any premium with respect to Contracts, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Certificates accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Certificates in the same manner that the holders of the Regular Interest Certificates include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Certificates" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Certificates of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

     The holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

     The holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Certificates to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Certificate. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Certificate will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Certificate consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See " -- Restrictions on Ownership and Transfer of Residual Interest Certificates" and " -- Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Certificates. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Certificate is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax can be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Certificate to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See " -- Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Certificate should be aware that a REMIC Residual Interest Certificate acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAXATION OF THE FASIT AND ITS HOLDERS


         In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a FASIT election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a FASIT so long as all of the provisions of the relevant Agreement are complied with .


     The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT regular interest holders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT interests. With respect to each Series of FASIT regular interests, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

     Qualification as a FASIT. A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in section 851(a) of the Code.

     Asset Composition. For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include
(i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually,
(ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause
(vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Consequences-Taxation of Trust as a FASIT-Treatment of High-Yield Interests."

     Consequences of Disqualification. If a Trust Fund fails to comply with one or more of ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

TREATMENT OF FASIT REGULAR SECURITIES

     Payments received by holders of FASIT regular interests generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT regular interests must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. If the FASIT regular interests is sold, the Holder generally will recognize gain or loss upon the sale. See "Taxation of Debt Securities" above.

TREATMENT OF HIGH-YIELD INTEREST

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

     A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

     Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to a FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

     The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

TAX STATUS AS A GRANTOR TRUST

     In the absence of a REMIC or FASIT election, a Trust Fund generally will be classified as a grantor trust if (i) there is either only one class of Certificates that evidences the entire undivided beneficial ownership of the Trust Fund Assets, or, if there is more than one class of Certificates, each class represents a direct investment in the Trust Fund Assets, and (ii) no power exists under the Agreement to vary the investment of the Certificateholders. If these conditions are satisfied, the related Prospectus Supplement will recite that, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Certificates will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Certificates of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Contracts. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Contracts. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Contracts.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Contracts (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Contracts directly, received directly its share of the amounts received with respect to the Contracts, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates other than Stripped Certificates, such income will consist of a pro rata share of all of the income derived from all of the Contracts and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Contracts in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Contract as having a fair market value proportional to the share of the aggregate principal balances of all of the Contracts that it represents, since the Certificates, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Certificate allocated to a Contract (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Contract allocable to the Certificate, the interest in the Contract allocable to the Pass-Through Certificate will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Contract with OID in excess of a prescribed de minimis amount or a Stripped Certificate, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Contract could arise, for example, by virtue of the financing of points by the originator of the Contract, or by virtue of the charging of points by the originator of the Contract in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Contract will be includible in income, generally in the manner described above, except that in the case of Pass-Through Certificates, market discount is calculated with respect to the Contracts underlying the Certificate, rather than with respect to the Certificate. A Holder that acquires an interest in a Contract originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Contract over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See " -- Taxation of Debt Certificates; Market Discount" and " -- Premium" above.

     In the case of market discount on a Pass-Through Certificate attributable to Contracts originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Contract and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Contracts, a right to receive only principal payments on the Contracts, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Contract. Pursuant to
Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Contract principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Contract by Contract basis, which could result in some Contracts being treated as having more than 100 basis points of interest stripped off.

     OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates and other Pass-Through Certificates. Under the method described above for Pay-Through Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Contracts, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Certificates and other Pass-Through Certificates because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Certificates, the Trustee will treat all payments to be received by a holder with respect to the underlying Contracts as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Contract underlying a Certificate.

     Under certain circumstances, if the Contracts prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Contracts prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Certificate that is an Interest Weighted Certificate, the Trustee intends, absent contrary authority, to report income to Certificate holders as OID, in the manner described above for Interest Weighted Certificates.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Contracts and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Certificate is composed of an unstripped undivided ownership interest in Contracts and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

     Character as Qualifying Contracts. In the case of Stripped Certificates, there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Contracts. The IRS could take the position that the Contracts' character is not carried over to the Certificates in such circumstances. Pass-Through
Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds classified as partnerships, a Holder's tax basis in its Certificate is the price such holder pays for a Certificate, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Certificate, measured by the difference between the amount realized and the Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Certificate is held as a capital asset. In the case of a Certificate held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC or FASIT regular interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC or FASIT regular interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such REMIC regular interest had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such REMIC regular interest. In general, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

     The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds classified as partnerships, a Holder, other than a holder of a REMIC Residual Certificate, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds classified as partnerships is made, under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Certificates and Stripped Certificates, including Ratio Strip Certificates, however, may be subject to withholding to the extent that the Contracts were originated on or before July 18, 1984.

     Interest and OID of Holders who are Non-residents are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Certificates who are Non-residents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the REMIC Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See " -- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     In the absence of a REMIC or FASIT election, a Trust Fund that is not classified as a grantor trust will be classified as a partnership for federal tax purposes. Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund classified as a partnership will not be a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. Any such corporate income tax could materially reduce cash available to make distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, and the partners of the partnership being the Certificateholders. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Certificates, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Certificates or Strip Certificates, and that a Series of Certificates includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Contracts. The Trust Fund's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the related Agreement and related documents). The Agreements will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contract will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Contract by Contract basis.)

     If the Trust Fund acquires the Contracts at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the Trust Fund were characterized as a partnership and a sale of Certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of liabilities of the Trust Fund. A holder acquiring
Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust
Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Agreement and, as such, will be responsible for representing the
Certificateholders  in any  dispute  with  the  IRS.  The  Code  provides  for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to Certificateholders, that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Contracts may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates that represent interests in a Pool consisting of Contracts ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates, and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Certificates. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Certificate or a Certificate which is not a Single Family Certificate may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Certificates issued in a Series in which there is only one class of those particular Certificates; provided that the Certificates in the case of clause (i), or the Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Contracts. It is not clear whether a class of Certificates that evidences the beneficial ownership in a Trust Fund divided into Contract groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Contracts only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and
(iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Contracts or the principal balance of the largest Contract. See "Description of the Certificates" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

                  (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

                  (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch");

                  (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

                  (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The trust fund must also meet the following requirements:

                  (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

                  (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Contracts, any obligor with respect to Contracts included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Prospectus Supplement for each Series of Certificates will indicate the classes of Certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "obligations") supporting payments to certificate-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "pre-funding period") instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

                  (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency.

                  (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                  (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the obligations in the trust at the end of the pre-funding period must not be more than 1.0% lower than the average interest rate for the obligations which were transferred to the trust on the closing date.

                  (5) In order to ensure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust,

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date.

                  (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

                  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

                  (8) The related prospectus supplement must describe:

                           (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

                           (ii)    the duration of the pre-funding period;

                           (iii) the percentage and/or dollar amount of the pre-funding Limit for the trust; and

                           (iv)    that   the   amount    remaining   in   the
                                   pre-funding  account  at  the  end  of  the
                                   pre-funding  period  will  be  remitted  to
                                   certificate   holders  as   repayments   of
                                   principal.

                  (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

     The Prospectus Supplement for each series of Certificates will specify which, if any, of the classes of Certificates offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Certificates under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the Certificates (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Certificates Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

     Certificates are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3. By placement directly by the Depositor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

                                 LEGAL MATTERS

     The validity of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Contracts will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating should not be deemed a recommendation to purchase, hold or sell Certificates, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of manufactured housing loans accurately predicts the delinquency, repossession, foreclosure or loss experience of any particular pool of Contracts. No assurance can be given that values of any Manufactured Homes (and, in the case of Land-and-Home Contracts, any underlying real properties) have remained or will remain at their levels on the respective dates of origination of the related Contracts. If the manufactured housing or residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Contracts in a particular Trust Fund and any secondary financing on the related Manufactured Homes (and, in the case of Land-and Home Contracts, the related underlying real properties) become equal to or greater than the value of the Manufactured Homes (and, in the case of Land-and-Home Contracts, the underlying real properties), the rates of delinquencies, repossessions, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect manufactured housing property values) may affect the timely payment by obligors of scheduled payments of principal and interest on the Contracts and, accordingly, the rates of delinquencies, repossessions, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series.



                            INDEX OF DEFINED TERMS

TERM                                              PAGE






Accretion Directed.................................33
Accrual............................................35
Accrual Certificates...............................30
Advance............................................11
Agreement..........................................22
APR................................................24
ARM Contracts......................................24
Available Funds....................................30
balloon payment....................................24
BBA................................................36
Belgian Cooperative................................41
BIF................................................49
Book-Entry Certificates............................39
Calculation Agent..................................35
Capitalized Interest Account.......................51
Cash Flow Bond Method..............................79
CEDEL Participants.................................40
CERCLA.............................................62
Certificate Account................................49
Certificate Owners.................................39
Certificate Register...............................29
CERTIFICATES........................................1
Class Security Balance.............................30
Closing Date.......................................19
Code...............................................12
COFI Securities....................................37
Collateral Value...................................25
Commission..........................................3
Component Certificates.............................33
Contract Documents.................................48
Contract Rate.......................................6
contracts..........................................16
CONTRACTS...........................................1
Contract-to-Value Ratio............................25
Cut-off Date....................................5, 22
Cut-off Date Principal Balance.....................28
DCR................................................88
Debt Securities....................................67
Definitive Security................................39
DEPOSITOR...........................................1
DERIVATIVE TRANSACTIONS........................21, 39
Detailed Description...............................23
Distribution Date...................................7
DOL................................................86
DTC................................................18
Eleventh District..................................37
EPA................................................62
ERISA..............................................14
Euroclear Operator.................................41
Euroclear Participants.............................41
European Depositaries..............................39
Exchange Act........................................3
FDIC...............................................49
FHA................................................10
FHLBSF.............................................37
FHLMC..............................................55
Financial Intermediary.............................39
Fitch..............................................88
Fixed Rate.........................................34
Floating Rate......................................34
FNMA...............................................55
Funding Period.....................................19
Garn-St Germain Act................................63
Holder in Due Course Rules.........................17
Insurance Proceeds.................................50
Insured Expenses...................................50
Interest Only......................................34
Interest Settlement Rate...........................36
Interest Weighted Certificates.....................69
Inverse Floating Rate..............................34
L/C Bank............................................9
L/C Percentage......................................9
Land-and-Home Contracts............................59
Liquidation Expenses...............................50
Liquidation Proceeds...............................50
Loan-to-Value Ratio................................25
lockout periods....................................24
Manufactured Home...............................6, 23
manufactured housing contracts.....................16
Master Servicer.....................................5
Master Servicing Fee...............................53
Moody's............................................88
Morgan.............................................41
Mortgage Documents.................................48
National Cost of Funds Index.......................38
NCUA...............................................91
Nonresidents.......................................81
Notional Amount Certificates.......................33
OID................................................12
OID Regulations....................................67
OTS................................................38
PACs...............................................33
Partial Accrual....................................35
Parties in Interest.................................7
Pass-Through Securities............................78
Pay-Through Security...............................68
Percentage Interests...............................55
Permitted Investments..............................45
Planned Principal Class............................33
Plans..............................................86
Policy Statement...................................91
Pool Insurance Policy..............................45
Pool Insurer.......................................45
Pool:...............................................5
Pre-Funded Amount..................................19
Pre-Funding Account.................................5
Prepayment Assumption..............................68
Prime Rate.........................................39
Principal Only.....................................34
Principal Prepayments..............................31
PTE 83-1...........................................87
Purchase Price.....................................26
Rating Agency......................................93
Ratio Strip Securities.............................79
RCRA...............................................63
Record Date........................................29
Reference Banks....................................36
Relevant Depositary................................39
Relief Act.........................................64
REMIC...............................................2
Reserve Account.....................................9
Reserve Interest Rate..............................36
Residual Interest Security.........................73
Restricted Group...................................89
Retained Interest..................................28
Rules..............................................40
S&P................................................88
SAIF...............................................49
Scheduled Principal Class..........................33
Securityholders....................................39
SELLER..............................................1
Sellers............................................22
Senior Certificates................................43
Senior Securities...................................6
Sequential Pay.....................................34
SERIES..............................................1
Servicing Fee......................................78
Single Family Securities...........................87
SMMEA..............................................12
Strip..............................................34
Stripped Securities................................78
Subordinated Securities.............................6
Subsequent Contracts...............................19
Sub-Servicer.......................................11
Sub-Servicing Agreement............................52
Support Class......................................34
TACs...............................................34
Targeted Principal Class...........................34
Terms and Conditions...............................41
TIN................................................81
Title V............................................64
TRUST FUND..........................................1
TRUST FUND ASSETS...................................1
Trustee.............................................5
U.S. Person........................................85
UCC................................................57
Underwriter Exemptions.............................88
VA.................................................10
Value..............................................25
Variable Rate......................................34







                    SUBJECT TO COMPLETION, DATED _________ _____, 1998

PROSPECTUS

                              INDYMAC ABS, INC.
                                  DEPOSITOR
                          ASSET BACKED CERTIFICATES
                              ASSET BACKED NOTES
                             (ISSUABLE IN SERIES)
                    _____________________________________

     This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by IndyMac ABS, Inc. (the "Depositor") or by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust established by the Depositor (each, a "Trust Fund"), and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will consist of the following types of mortgage loans (the "Loans"): (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations (the "Single Family Loans"), (ii) mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units (the "Multifamily Loans"), (iii) closed-end and/or revolving home equity loans (the "Home Equity Loans"), secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties and (iv) home improvement installment sale contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by first or subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements"). The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See "Index of Defined Terms" on Page 110 of this Prospectus for the location of the definitions of certain capitalized terms.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

                                                (cover continued on next page)

                    _____________________________________

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
       SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 16.
                    _____________________________________

     THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES AND THE LOANS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE DEPOSITOR IS NOT A GOVERNMENTAL AGENCY OR INSTRUMENTALITY NOR IS IT AFFILIATED WITH ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                    _____________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    _____________________________________

     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

___________ ____, 1998


(continued from cover page)

     Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to its contractual servicing obligations, including any obligation it may have to advance delinquent interest and/or principal payments on the related Trust Fund Assets.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors -- Prepayment and Yield Considerations" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements -- Termination"; Optional Termination herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") or as a "financial asset securitization investment trust" ("FASIT") for federal income tax purposes. See "Federal Income Tax Consequences."


     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



             PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets of the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise;
(vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests;
(x) whether a FASIT election will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the ownership interest; (xi) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xii) the stated maturity of each class of Notes of such Series; (xiii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiv) information as to the Seller, the Master Servicer and the Trustee.


                            AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, and accordingly such periodic reports will not be filed for such Trust Fund subsequent to the first fiscal year of such Trust Fund unless at the beginning of any subsequent fiscal year of such Trust Fund the securities of any class issued by such Trust Fund are held of record by 300 or more persons.


     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity, in each case as specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.


                          REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders."



                               SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Defined Terms" on page 110 of this Prospectus for the location of the definitions of certain capitalized terms.


Title of Securities                           Asset Backed  Certificates (the "Certificates")  and Asset  Backed Notes (the  "Notes"
                                              and, together with the Certificates, the "Securities"), which are issuable in Series.

Depositor                                     IndyMac ABS, Inc., a Delaware corporation.

Trustee                                       The trustee(s) (the "Trustee") for each Series of Securities  will be specified in the related  Prospectus Supplement. See  "The Agreements" herein for  a description of the
                                              Trustee's rights and obligations.

Master Servicer                               The  entity  or entities  named  as  Master Servicer  (the  "Master Servicer")  in the related  Prospectus Supplement, which  may be an affiliate  of the Depositor. See "The
                                              Agreements -- Certain Matters Regarding the Master Servicer and the Depositor."

Trust Fund Assets                             Assets of the Trust Fund for a  Series of Securities will include  certain assets (the
                                              "Trust  Fund  Assets") which  will consist  of the  Loans, together  with  payments in respect of such Trust Fund Assets, as  specified in the related Prospectus Supplement.
                                              At the time of issuance of the Securities of the Series, the Depositor  will cause the
                                              Loans  constituting the  related Trust  Fund to  be assigned  to the  Trustee, without recourse. The Loans will be collected in a  pool (each, a "Pool") as of  the first day of the month  of the issuance of the related  Series of Securities or such other  date specified  in the  related  Prospectus Supplement  (the  "Cut-off Date").  Trust  Fund
                                              Assets also may include insurance policies, surety bonds, cash  accounts, reinvestment income,  guaranties  or letters  of  credit  to the  extent  described in  the related
                                              Prospectus  Supplement.  See  "Credit  Enhancement."  In   addition,  if  the  related
                                              Prospectus Supplement  so provides,  the related  Trust Fund Assets  will include  the funds on  deposit  in an  account (a  "Pre-Funding Account")  which  will  be used  to purchase additional Loans during  the period specified in such Prospectus  Supplement.
                                              See "The Agreements -- Pre-Funding Account."

Loans                                         The  Loans will  consist of  (i) mortgage  loans secured  by first  and/or subordinate liens on one- to  four-family residential properties,  including manufactured  housing that  is permanently affixed and treated as real property under local law, or security interests in  shares issued by  cooperative housing  corporations (the "Single  Family
                                              Loans"), (ii)  mortgage  loans  secured by  first and/or  subordinate  liens on  small multifamily  residential properties, such  as rental  apartment buildings  or projects containing five  to fifty residential units  (the "Multifamily Loans"), (iii)  closed-
                                              end  loans (the  "Closed-End Loans")  and/or revolving  home equity  loans  or certain balances thereof  (the "Revolving  Credit Line  Loans," together  with the  Closed-End
                                              Loans, the  "Home Equity Loans") and  (iv) home improvement installment sale contracts and installment  loan agreements (the  "Home Improvement  Contracts"). All Loans  will have been purchased by  the Depositor, either directly or  through an affiliate,  from one or more Sellers.


                                              As specified  in the related  Prospectus Supplement,  the Home Equity  Loans will, and the Home Improvement  Contracts may,  be secured  by mortgages  or deeds  of trust  or other  similar security  instruments  creating  a lien  on  a Mortgaged  Property  (as defined below),  which  may  be  subordinated to  one  or  more senior  liens  on  the
                                              Mortgaged Property,  as described in the  related Prospectus Supplement. As  specified in the related Prospectus  Supplement, Home Improvement Contracts may be unsecured  or secured  by  purchase money  security  interests  in the  Home  Improvements  financed thereby.  If so specified in  the related Prospectus Supplement, the Home Equity Loans and the Home Improvement Contracts  may include Loans (primarily  for home improvement or  debt consolidation  purposes) that are  in amounts in  excess of the  value of the related Mortgaged Properties at the time of origination.  The Mortgaged Properties and
                                              the Home Improvements are  collectively referred to herein as  the "Properties."   All
                                              Properties will be located in the United States, its territories or possessions.


Description of the Securities                 Each Security will represent  a beneficial ownership interest in, or be secured by the assets of, a  Trust Fund created by the Depositor  pursuant to an Agreement among  the
                                              Depositor, the Master Servicer and the Trustee  for the related Series. The Securities of  any Series  may be  issued in  one or  more classes  as specified  in the  related
                                              Prospectus  Supplement. A  Series of  Securities may  include one  or more  classes of senior Securities (collectively, the "Senior  Securities") and one or  more classes of subordinate  Securities (collectively, the "Subordinated  Securities"). Certain Series
                                              or classes  of  Securities may  be covered  by insurance  policies or  other forms  of credit enhancement, in  each case as described  under "Credit Enhancement" herein  and in the related Prospectus Supplement.

                                              One  or more  classes of  Securities of  each Series  (i) may  be entitled  to receive distributions allocable  only to principal,  only to  interest or  to any  combination thereof; (ii)  may  be  entitled to  receive  distributions  only  of  prepayments  of principal throughout the  lives of the Securities  or during specified periods;  (iii)
                                              may  be subordinated  in the right  to receive distributions of  scheduled payments of principal,  prepayments of principal,  interest or  any combination thereof  to one or more  other  classes  of  Securities  of  such  Series  throughout  the lives  of  the
                                              Securities or  during  specified  periods;  (iv)  may  be  entitled  to  receive  such distributions only after the occurrence of events specified in the  related Prospectus
                                              Supplement;  (v)  may  be entitled  to  receive  distributions in  accordance  with  a schedule or formula or  on the basis of  collections from designated  portions of  the related Trust Fund Assets; (vi)  as to Securities entitled  to distributions allocable to interest, may be entitled  to receive interest at  a fixed rate  or a rate that  is subject  to  change from  time  to  time;  and  (vii) as  to  Securities  entitled  to distributions allocable  to interest, may  be entitled  to distributions allocable  to interest only  after  the occurrence  of events  specified in  the related  Prospectus
                                              Supplement and may accrue interest until such events occur, in each case as  specified in the related  Prospectus Supplement. The  timing and  amounts of such  distributions may  vary  among  classes  or  over  time,  as  specified  in the  related  Prospectus
                                              Supplement.

Distributions on the Securities               Distributions on  the Securities  entitled thereto  will be  made monthly,  quarterly, semi-annually or at such  other intervals and on  the dates specified  in the  related
                                              Prospectus Supplement (each,  a "Distribution Date") out  of the payments received  in respect of the assets of  the related Trust Fund or Funds or other assets  pledged for the  benefit of the  Securities as described under  "Credit Enhancement" herein to the extent  specified  in the  related  Prospectus  Supplement. The  amount  allocable  to payments of principal  and interest  on any  Distribution Date  will be determined  as specified  in the  related  Prospectus Supplement.  The  Prospectus Supplement  for  a
                                              Series  of Securities  will describe  the method  for allocating  distributions  among
                                              Securities of  different classes  as well as  the method for  allocating distributions among Securities for any particular class.

                                              Unless  otherwise  specified  in  the related  Prospectus  Supplement,  the  aggregate
                                              original  principal  balance  of   the  Securities  will  not  exceed  the   aggregate
                                              distributions  allocable  to  principal that  such  Securities  will  be  entitled  to receive. If  specified in the related  Prospectus Supplement, the Securities will have an  aggregate original  principal  balance equal  to  the aggregate  unpaid  principal balance of  the Trust  Fund  Assets  as of  the related  Cut-off  Date and  will  bear interest  in the  aggregate  at  a rate  equal  to  the  interest  rate borne  by  the underlying  Loans (the "Loan Rate") net  of the aggregate servicing fees and any other amounts  specified in  the related  Prospectus Supplement,  or at such  other interest rate  as may be specified in  such Prospectus Supplement. If specified  in the related
                                              Prospectus Supplement, the aggregate original principal balance of the  Securities and interest rates on the classes of Securities will be determined based on the  cash flow on the Trust Fund Assets.

                                              The rate at which interest will be passed through or paid  to holders of each class of
                                              Securities entitled thereto  may be a fixed rate or  a rate that  is subject to change from time to time  from the time and for  the periods, in each  case, as specified  in the related Prospectus Supplement. Any such rate may be calculated on  a loan-by-loan, weighted  average  or  notional  amount in  each  case  as  described  in  the related
                                              Prospectus Supplement.

Credit Enhancement                            The assets in a  Trust Fund or the Securities  of one or more  classes in the  related
                                              Series may have the benefit of  one or more types of  credit enhancement as  described in the  related Prospectus Supplement. The  protection against losses  afforded by any such  credit support  may be limited.  The type, characteristics and  amount of credit enhancement will be  determined based on the  characteristics of the Loans  comprising the Trust  Fund Assets  and other  factors and  will be  established on  the basis  of requirements  of each Rating Agency  rating the Securities of such Series. See "Credit
                                              Enhancement."

A.   Subordination                            A  Series of Securities may  consist of one or  more classes  of Senior Securities and one or  more classes  of Subordinated Securities.  The rights  of the  holders of  the
                                              Subordinated  Securities of  a Series  to receive  distributions with  respect to  the assets in  the related Trust Fund will  be subordinated to  such rights of the holders of the Senior  Securities of the same  Series to the extent  described in  the related
                                              Prospectus Supplement.  This subordination is  intended to  enhance the likelihood  of regular  receipt by  holders  of  Senior  Securities of  the  full  amount of  monthly payments  of principal and  interest due them. The  protection afforded to the holders of Senior  Securities of  a Series  by  means  of the  subordination feature  will  be accomplished by (i)  the preferential right of such  holders to receive, prior to  any distribution  being  made in  respect  of  the related  Subordinated  Securities,  the amounts of  interest and/or principal due  them on each  Distribution Date  out of the funds available for distribution on such date in the related Security Account  and, to the  extent  described in  the related  Prospectus Supplement,  by the  right  of such holders to receive  future distributions on the assets in the related  Trust Fund that would  otherwise have  been payable  to the  holders of  Subordinated Securities; (ii)
                                              reducing   the  ownership  interest   (if  applicable)  of  the  related  Subordinated
                                              Securities; or (iii) a combination of clauses  (i) and (ii) above. If  so specified in the  related Prospectus  Supplement,  subordination may  apply only  in  the  event of certain  types of losses not covered  by other forms of credit support, such as hazard losses  not  covered by  standard  hazard insurance  policies  or  losses  due to  the bankruptcy or fraud  of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a  class or classes of  Subordinated  Securities in  a Series,  the  circumstances  in which  such subordination will  be applicable, and  the manner,  if any,  in which  the amount  of subordination will decrease over time.

B.   Reserve Account                          One  or more reserve accounts or  other cash accounts  (each, a "Reserve Account") may be  established and maintained for  each Series of  Securities. The related Prospectus
                                              Supplement will specify  whether or not such Reserve  Accounts will be included in the corpus of the Trust Fund for such Series  and will also specify the manner  of funding such Reserve Accounts and the  conditions under which the amounts in any such  Reserve
                                              Accounts will be used to  make distributions to holders of  Securities of a particular class or released from such Reserve Accounts.

C.   Letter of Credit                         If so specified in the  related Prospectus Supplement, credit  support may be provided by one or  more letters of credit. A letter  of credit may provide limited  protection against certain losses  in addition  to or in  lieu of other  credit support, such  as losses resulting from  delinquent payments  on the  Loans in  the related Trust  Fund, losses  from risks  not covered by  standard hazard insurance policies,  losses due to bankruptcy  of a  borrower and  application  of certain  provisions of  the Bankruptcy
                                              Code, and losses due to  denial of insurance  coverage due to misrepresentations  made in  connection with the  origination or  sale of a  Loan. The issuer of  the letter of credit  (the "L/C  Bank") will  be obligated  to  honor demands  with respect  to such letter of  credit, to the extent  of the amount available  thereunder, and to  provide funds under the circumstances  and subject to such conditions  as are specified in the related  Prospectus Supplement.  The liability  of the  L/C Bank  under its  letter of credit will be reduced by the amount of unreimbursed payments thereunder.

                                              The maximum  liability of a  L/C Bank  under its letter  of credit will  be an  amount equal  to a percentage  specified in the related  Prospectus Supplement of the initial aggregate outstanding principal balance of the Loans in the related Trust  Fund or one or more  classes  of Securities  of  the related  Series (the  "L/C Percentage").  The maximum amount  available at  any time  to be paid  under a  letter of credit  will be determined in the manner specified therein and in the related Prospectus Supplement.

D.   Insurance Policies; Surety Bonds         If so specified in  the related Prospectus Supplement, credit support for a Series may
     and Guarantees                           be  provided  by an  insurance policy  and/or  a  surety bond  issued by  one  or more insurance companies or sureties.  Such certificate guarantee insurance or surety  bond
                                              will  guarantee  timely  distributions   of  interest  and/or  full  distributions  of
                                              principal  on the  basis of  a schedule  of principal  distributions set  forth in  or determined in the manner specified in the related Prospectus Supplement.  If specified in the  related Prospectus  Supplement, one or  more bankruptcy bonds,  special hazard insurance policies, other insurance  or third-party guarantees may  be used to provide coverage  for the risks  of default or  types of  losses set forth  in such Prospectus
                                              Supplement.

E.   Over-Collateralization                   If  so provided in the Prospectus  Supplement for a Series of Securities, a portion of the  interest payment on  each Loan  may be applied  as an  additional distribution in respect of principal to reduce the principal  balance of a certain class or classes of
                                              Securities and, thus,  accelerate the rate  of payment  of principal on such  class or classes of Securities.

F.   Loan Pool Insurance Policy               A  mortgage pool insurance policy or policies may be obtained and maintained for Loans relating  to  any Series  of Securities,  which shall  be limited  in  scope, covering defaults on the related Loans in an initial amount equal to a specified  percentage of the aggregate principal balance of  all Loans included  in the Pool as of the  related
                                              Cut-off Date.

G.   FHA Insurance                            If specified in the related Prospectus Supplement,  all or a portion of the Loans in a
                                              Pool may be (i) insured  by the Federal Housing Administration (the "FHA") and/or (ii)
                                              partially  guaranteed by the Department  of Veterans' Affairs (the "VA"). See "Certain
                                              Legal Aspects of the Loans -- The Title I Program."

H. Cross-Collateralization                    If specified  in the related  Prospectus Supplement,  separate classes of  a Series of
                                              Securities may  evidence  the beneficial  ownership of,  or  be  secured by,  separate groups  of assets  included  in a  Trust Fund.  In such  case, credit  support may  be provided by  a cross- collateralization feature  which requires that distributions  be made  with respect  to Securities  evidencing a  beneficial ownership  interest in, or secured  by,  one  or  more  asset  groups  prior  to  distributions  to  Subordinated
                                              Securities evidencing a beneficial ownership interest in,  or secured by, other  asset groups within the same Trust Fund. See "Credit Enhancement--Cross-Collateralization."

                                              If specified  in the related Prospectus  Supplement, the coverage  provided by  one or more  of  the forms  of  credit  enhancement described  in  this Prospectus  may apply concurrently  to  two  or  more  separate  Trust  Funds.  If  applicable,  the related
                                              Prospectus Supplement  will identify the Trust Funds to which  such credit enhancement relates and  the manner of  determining the amount of coverage  provided to such Trust
                                              Funds thereby and of the application of  such coverage to the identified  Trust Funds.
                                              See "Credit Enhancement -- Cross-Collateralization."

Advances                                      The  Master Servicer  and, if  applicable, each  mortgage servicing  institution  that services a Loan in  a Pool on behalf of  the Master Servicer  (each, a "Sub-Servicer")
                                              may be obligated to  advance amounts (each, an "Advance") corresponding to  delinquent
                                              interest  and/or  principal  payments  on  such  Loan  (including,  in  the  case   of
                                              Cooperative  Loans,  unpaid  maintenance fees  or  other  charges  under  the  related proprietary lease) until the  date, as specified in the related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure  sale or the related  Loan is otherwise liquidated.  Any obligation to make Advances may be subject to  limitations as specified in the related Prospectus Supplement.  If so specified in the  related  Prospectus  Supplement,  Advances  may be  drawn  from  a  cash  account available for such purpose  as described in such  Prospectus Supplement. Advances will be  reimbursable to  the extent  described  under  "Description of  the Securities  --
                                              Advances" herein and in the related Prospectus Supplement.

                                              In the  event the Master Servicer  or Sub-Servicer fails to  make a required  Advance, the  Trustee  may be  obligated  to  advance such  amounts  otherwise required  to  be advanced by the Master Servicer or Sub-Servicer.  See "Description of the Securities -
                                              - Advances."

Optional Termination                          The Master  Servicer or  the party  specified  in the  related Prospectus  Supplement, including  the holder  of the  residual  interest in  a  REMIC or  the holder  of  the ownership interest in  a FASIT,  may have the option  to effect early retirement  of a
                                              Series  of  Securities through  the  purchase  of the  Trust  Fund Assets.  The Master
                                              Servicer will deposit  the proceeds of any such  purchase in the Security Account  for each Trust Fund as described  under "The Agreements  -- Payments on Loans; Deposit  to
                                              Security Account."  Any such purchase  of Trust  Fund Assets and  property acquired in respect of Trust  Fund Assets evidenced by a Series  of Securities will be made at the option of the Master  Servicer, such other  person or,  if applicable, such holder  of the REMIC residual interest or  FASIT ownership interest, at a price specified in  the
                                              related  Prospectus  Supplement.  The  exercise  of  such  right  will   effect  early
                                              retirement of  the Securities of that  Series, but the  right of  the Master Servicer, such  other person  or, if applicable, such  holder of the REMIC  residual interest or
                                              FASIT  ownership interest, to so purchase  is subject to  the principal balance of the related  Trust Fund Assets  being less than  the percentage  specified in  the related
                                              Prospectus Supplement of the aggregate  principal balance of the  Trust Fund Assets at the Cut-off Date  for the Series. The foregoing is  subject to the provision that if a
                                              REMIC election is made with respect to  a Trust Fund, any repurchase will be made only in connection  with  a "qualified  liquidation"  of the  REMIC within  the meaning  of
                                              Section  860F(g)(4) of the  Code, and  if a FASIT  election is made with  respect to a
                                              Trust Fund,  any  repurchase will  be  made only  if such  repurchase would  not be  a prohibited transaction within the meaning of section 860L(e)(2) of the Code.

Legal Investment                              The  Prospectus Supplement for  each series of Securities  will specify which, if any, of the classes of Securities offered thereby constitute "mortgage  related securities"
                                              for  purposes of  the Secondary  Mortgage Market  Enhancement Act  of 1984  ("SMMEA").
                                              Classes  of Securities  that qualify  as "mortgage  related securities" will  be legal investments for certain  types of  institutional investors to  the extent provided  in
                                              SMMEA, subject, in any case, to any other regulations  which may govern investments by such institutional investors. Institutions whose investment  activities are subject to review by  federal or  state authorities  should  consult with  their  counsel or  the applicable authorities  to determine whether  an investment in  a particular class  of
                                              Securities  (whether or  not such  class constitutes  a "mortgage  related  security")
                                              complies  with applicable guidelines,  policy statements  or restrictions.  See "Legal
                                              Investment."

Federal Income Tax Consequences               The federal income tax consequences  to Securityholders will vary depending on whether one or more elections are  made to treat the Trust Fund or specified portions  thereof as either a  REMIC or a  FASIT under the  provisions of  the Internal Revenue  Code of
                                              1986,  as  amended  (the  "Code").  The  Prospectus  Supplement  for  each  Series  of
                                              Securities will specify whether such an election will be made.

                                              If  a REMIC  election or  a FASIT  election is  made, Securities  representing regular interests in a REMIC or FASIT  will generally be treated as  evidences of indebtedness for federal  income tax purposes.  Stated interest  on such regular  interests will be taxable  as  ordinary income  and  taken  into account  using  the accrual  method  of accounting, regardless of  the holder's normal  accounting method. If neither  a REMIC election nor a FASIT is made, interest (other than original issue  discount ("OID") on
                                              Securities that  are characterized  as indebtedness  for federal  income tax  purposes will be includible in income by holders thereof  in accordance with their usual method of accounting.

                                              Certain classes of  Securities may be issued with OID.  A holder should be aware  that the  Code  and the  Treasury  regulations  promulgated thereunder  do  not  adequately address certain issues relevant to prepayable securities, such as the Securities.

                                              Securityholders that  will be required to  report income with  respect to  the related
                                              Securities under the accrual  method of accounting will do so without giving effect to delays and reductions  in distributions  attributable to a  default or delinquency  on the Loans, except possibly to the extent that it  can be established that such amounts are  uncollectible. As a result,  the amount of  income (including  OID) reported by a holder of  a Security  in any  period could significantly  exceed the  amount of  cash distributed to such holder in that period.

                                              In the  opinion of Brown &  Wood LLP,  if a REMIC election  is made with  respect to a
                                              Series of Securities, then the  arrangement by which  such Securities are issued  will be treated as a  REMIC as long  as all of the  provisions of the applicable  Agreement are  complied  with and  the  statutory  and regulatory  requirements  are  satisfied.
                                              Securities will  be designated  as "regular  interests" or "residual  interests" in  a
                                              REMIC. A REMIC  generally will not be subject to entity-level tax. Rather, the taxable income or net loss of  a REMIC will be  taken into account by the holders  of residual interests. Such  holders will report their  proportionate share of  the taxable income of  the  REMIC  whether  or  not  they  receive  cash  distributions  from  the  REMIC attributable to  such income. The portion  of the REMIC  taxable income  consisting of
                                              "excess  inclusions" generally may not  be offset by otherwise allowable deductions of the holder, including net operating loss deductions.

                                            In the opinion of Brown & Wood LLP, if a FASIT election is made with respect to a Series of  Securities,  then the  arrangement  by which such  Securities  are issued will be treated as a FASIT as long as all of the provisions of the  applicable  Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be  designated  as regular  interests or as the  ownership  interest.  The FASIT generally will not be subject to an entity-level  tax. Rather,  the taxable income or net loss of the FASIT  will be taken  into  account  by the  holder of the  ownership interest  whether  or not the  holder  receives  cash  distributions  from the  FASIT attributable  to such income.  The ownership  interest  generally must be held at all times by a domestic C corporation (an "Eligible Corporation").  Furthermore,  certain regular interests referred to as High-Yield  interests are only suitable  investments for Eligible Corporations. Income derived from holding ownership interests and income derived from holding  High-Yield  interests  generally may not be offset by otherwise allowable deductions, including net operating loss deductions.

                                               In the opinion of Brown & Wood llp, if a REMIC or FASIT  election  is not made  with respect to a Series of Securities,  then the arrangement by which such Securities are issued  either  will be  classified  as a grantor  trust  under  Subpart E, Part I of
                                               Subchapter J of the Code or as a  partnership.  The Trust Fund will not be a publicly traded  partnership  taxable as a corporation as long as all of the provisions of the related Agreement are complied with and the statutory and regulatory requirements are satisfied.  If Notes are  issued by such  Trust  Fund,  such Notes will be treated as indebtedness for federal income tax purposes.  The holders of the Certificates issued by such Trust Fund will agree to treat the Certificates either as equity interests in a partnership or in a grantor trust.

                                               Generally, gain or loss will be  recognized  on a sale of  Securities in the amount equal to the difference  between the amount  realized and the seller's tax basis in the Securities sold.

                                               The material  federal  income tax  consequences  for  investors  associated  with the purchase,  ownership and  disposition  of the  Securities  are set forth herein under
                                               "Federal Income - Tax Consequences." The material federal income tax consequences for investors  associated  with the purchase,  ownership and disposition of Securities of any  particular  Series  will be set forth  under the  heading  "Federal  Income  Tax
                                               Consequences"  in  the  related  Prospectus  Supplement.   See  "Federal  Income  Tax
                                               Consequences."

ERISA Considerations                          A  fiduciary of  any employee  benefit plan  or other  retirement plan  or arrangement subject to the Employee Retirement Income Security Act of 1974, as  amended ("ERISA"), or the Code  should carefully review  with its legal advisors whether  the purchase or holding of  Securities could give  rise to  a transaction prohibited  or not otherwise permissible under ERISA  or the Code.  See "ERISA Considerations." Certain  classes of
                                              Securities  may not be transferred unless the Trustee and  the Depositor are furnished with a letter  of representation  or an  opinion of  counsel to the  effect that  such transfer  will not result  in a violation of  the prohibited transaction provisions of
                                              ERISA and  the Code  and will not  subject the  Trustee, the Depositor  or the  Master
                                              Servicer to  additional obligations. See  "Description of  the Securities-General" and
                                              "ERISA Considerations."

Risk Factors                                  For a  discussion of certain risks  associated with an  investment in  the Securities, see "Risk Factors" on page 16 herein and in the related Prospectus Supplement.



                                   RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Securities.

Limited Liquidity

     No market for the Securities of any Series will exist prior to the issuance thereof, and no assurance can be given that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

Limited Source  of Payments --  No Recourse  to Sellers, Depositor  or Master
Servicer

     The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Loans with respect to which there has been a breach of any representation or warranty which materially and adversely affects the interests of the Securityholders in such Loans. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Loan or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.

     The only obligations of any Seller with respect to Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Loan with respect to which such representations and warranties or certain document delivery requirements are breached (and in the case of any such breach of representations and warranties, such breach materially and adversely affects the interest of the Securityholders in such Loan). There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution. Although the Master Servicer may be obligated to enforce such obligation to the extent described under "Loan Program -- Representations by Sellers; Repurchases," the Master Servicer will not be obligated to purchase or replace such Loan if the Seller defaults on its obligation (nor will the Master Servicer otherwise be obligated to purchase or replace any such Loan for any other reason).


Credit Enhancement -- Limitations


     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "Credit Enhancement."

Prepayment and Yield Considerations

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Depositor or a Seller) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by the Depositor or a Seller may result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or such Seller's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. See "Yield and Prepayment Considerations" and "The Agreements -- Pre-Funding Account."

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities -- Distributions on Securities -- Distributions of Interest."


Loans With Balloon Payments Have Greater Risk of Borrower Default


     Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable
Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

Nature of Mortgages


     Property Values May Decline. The value of the Properties underlying the Loans may decline over time. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

     Delays Due to Liquidation of Properties. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.


     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.


     Home Equity Loans; Junior Liens May Be More Difficult To Foreclose. Since the mortgages and deeds of trust securing the Home Equity Loans and the Home Improvement Contracts will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder in order to protect the junior mortgagee's interest in the property. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore effectively be prevented from foreclosing on the related property.


     Certain states have imposed statutory and judicial restrictions that limit the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to such secured lender. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. See "Certain Legal Aspects of the Loans -- Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens."

     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive acts and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans."


Multifamily Loans Subject to More Risks Than Single Family Loans


     Multifamily lending may be viewed as exposing the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to pay for maintenance and other operating expenses of such properties, to fund capital improvements and to service any mortgage loan and any other debt that may be secured by such properties. Various factors, many of which are beyond the control of the owner or operator of such a property, may affect the economic viability of that property.

     Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rates offered for various types of housing may be reflected in changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

     The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.


Home Improvement Contracts and Home Equity Loans May Be Unsecured or Undercollateralized


     The Trust Fund for any Series may include Home Improvement Contracts that are not secured by an interest in real estate or otherwise. The Trust Fund for any Series may also include Home Equity Loans and Home Improvement Contracts that were originated with Loan-to-Value Ratios or Combined Loan-to-Value Ratios in excess of the value of the related Mortgaged Property pledged as security therefor. Under such circumstances, the Trust Fund for the related Series could be treated as a general unsecured creditor as to any unsecured portion of any such Loan. In the event of a default under a Loan that is unsecured in whole or in part, the related Trust Fund will have recourse only against the borrower's assets generally for the unsecured portion of the Loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on any such Loan, the unsecured obligations of the borrower with respect to such Loan may be discharged, even though the value of the borrower's assets made available to the related Trust Fund as a general unsecured creditor is insufficient to pay amounts due and owing under the related Loan.


Certain Environmental Liabilities May Reduce Amounts Available to
Securityholders


     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more classes of Securities of the related Series. A lender also risks such liability on foreclosure of the related property. See "Certain Legal Aspects of the Loans -- Environmental Risks."


Certain Other Legal Aspects of the Loans That May Delay or Reduce Amounts Available to Securityholders


     Consumer Protection Laws. The Loans may also be subject to federal laws, including:

               (i)  the  Federal   Truth  in  Lending  Act  and   Regulation   Z
                    promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

               (ii) the  Equal   Credit   Opportunity   Act  and   Regulation  B
                    promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

               (iii)the Fair Credit  Reporting Act, which  regulates the use and reporting of information related to the borrower's credit experience; and

               (iv) for Loans that were  originated or closed after  November 7,
                    1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Holder in Due Course Rules. The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which are intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of the Holder in Due Course Rules is to subject the assignee of such a Home Improvement Contract (such as the Trust Fund) to all claims and defenses which the obligor under the Home Improvement Contract could assert against the seller of the related goods. Liability under this rule is limited to amounts paid under the Home Improvement Contract; however, the obligor under the Home Improvement Contract also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such obligor. See "Certain Legal Aspects of the Loans."

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series. See "Certain Legal Aspects of the Loans."


Rating of the Securities -- Limitations

     It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. In addition, if such rating relates to a Series with a Pre-Funding Account, such rating will not address the ability of the related Trust Fund to acquire Subsequent Loans, any potential prepayment of the Securities resulting from distribution to securityholders of amounts remaining in the Pre-Funding Account following the end of the Funding Period, or the effect on the yield to Securityholders resulting therefrom. Furthermore, although the addition of Subsequent Loans to any Trust Fund will be subject to the conditions described in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, there is no assurance that the addition of Subsequent Loans (or the inability of the related Trust Fund to purchase Subsequent Loans) would not cause a rating to the lowered or withdrawn.


     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See "Rating."


Book-Entry Registration May Reduce Liquidity of the Securities


     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Securities Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities -- Book-Entry Registration of Securities."

Pre-Funding Accounts

     Pre-Funded Amounts Not Used to Cover Losses. If so provided in the related Prospectus Supplement, on the closing date specified in such Prospectus Supplement (the "Closing Date") the Depositor will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account"). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans.

     Unused Pre-Funded Amounts at the end of Funding Period will be Distributed as Principal Prepayment to Securityholders. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Securities.

Bankruptcy or Insolvency of the Seller, the Depositor or the Master Servicer Could Lead to Delay or Reduction of Amounts Payable to Securityholders


     The Seller and the Depositor will treat the transfer of the Loans by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Loans from the Depositor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Depositor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller, secured by a pledge of the Loans. Similarly, as a sale of the Loans by the Depositor to the Trust Fund, the Loans would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans as a borrowing by the Depositor, secured by a pledge of the Loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Servicer. The time period, if any, during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under Title 11 of the United States Code
Section 101 et seq. and the rules and regulations promulgated thereunder, as amended (the "Bankruptcy Code"), a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.


Holders of Original Issue Discount Securities Required to Include Original Issue Discount in Ordinary Gross Income for Federal Income Tax Purposes as it Accrues


     Debt Securities that are Compound Interest Securities will be, and certain of the other Debt Securities may be, issued with original discount for federal income tax purposes. A holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as original issue discount for this purpose. See "Federal Income Tax Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount" and " -- Market Discount" herein.


Value of Trust Fund Assets Could Be Insufficient to Pay Principal and Interest on the Securities

     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under "Credit Enhancement" herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

Derivative Transactions--Risk of Early Termination

     If so specified in the related Prospectus Supplement, a Trust Fund may enter into privately negotiated, over the counter hedging transactions with various counterparties, including interest rate swaps, caps, collars and floors (collectively, the "Derivative Transactions"). Certain events related to such Derivative Transactions that are not entirely within the control of the Trust Fund (or even the counterparty) may cause the early termination of such Derivative Transactions. In the event of any such termination, the
Trust Fund may be required to make a termination payment which could be substantial. This in turn would reduce amounts available to the Trust Fund to make payments to the related Securityholders. See "Description of the Securities -- Derivative Transactions."



                                 THE TRUST FUND

General

     The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

     _________________ * Whenever the terms "Pool", "Certificates", "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the pass-through rate borne by the Certificates and the term "interest rate" will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term "Trust Fund" will refer to one specific Trust Fund.




     The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed without recourse by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" or as otherwise described in the related Prospectus Supplement. See "Loan Program -- Underwriting Standards."

     The  Depositor  will  cause the Trust  Fund  Assets to be  assigned  to the
Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "Loan Program" and "The Agreements." With respect to Loans serviced by the Master Servicer through a
Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

     As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and, to the extent such representations and warranties are not made by the Sellers directly to the Trustee, to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the
Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments of interest and/or principal on or with respect to the Loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

The Loans

     General. Loans will consist of Single Family Loans, Multifamily Loans, Home Equity Loans or Home Improvement Contracts. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans." If so specified, the Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.


     Unless otherwise specified in the related Prospectus Supplement, all of the Loans in a Pool will have monthly payments due on the first, tenth, fifteenth, twentieth or twenty-fifth day of each month. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

     (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is "stepped-up" or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Loan (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

        (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

     (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("lockout periods"). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

     A Trust Fund may contain certain Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties." Home Improvement Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans and the Home Improvement Contracts liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. If so specified in the related Prospectus Supplement, the Home Equity Loans and the Home Improvement Contracts may include Loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related Mortgaged Properties at the time of origination. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the remaining term of the leasehold and any sublease is at least as long as the remaining term on the Loan, unless otherwise specified in the related Prospectus Supplement.

     Multifamily Loans. Mortgaged Properties which secure Multifamily Loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.


     Home Equity Loans. The Mortgaged Properties relating to Home Equity Loans will consist of Single Family Properties. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     Home Improvement Contracts. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, small multi-family properties, other real property or Home Improvements), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description. Unless otherwise specified in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property.

     Unless otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available at origination) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to
(ii) the Collateral Value of the related Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.


     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

Substitution of Trust Fund Assets

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event certain documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. See "Loan Program - -
Representations by Sellers; Repurchases." The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR


     IndyMac ABS, Inc., a Delaware corporation (the "Depositor"), was incorporated in April 1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests therein or bonds secured thereby. The Depositor is a limited purpose finance subsidiary of IndyMac, Inc., a Delaware corporation. The Depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.


     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.


                                  LOAN PROGRAM

     The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, will be verified by the related Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     Unless otherwise specified in the related Prospectus Supplement, in determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related Prospectus Supplement, low loan-to-value ratio, low debt-to- income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each Seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related Prospectus Supplement, a Seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I Loans.

     After obtaining all applicable employment, credit and property information, the related Seller may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related Prospectus Supplement.

     In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the related Seller will, unless otherwise specified in the related Prospectus Supplement, represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the Loan.

     Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications  of Sellers

     Each Seller will be required to satisfy the following qualifications. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller must be (i) a seller/servicer approved by either the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") and (ii) a mortgagee approved by HUD or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

Representations by Sellers; Repurchases

     Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan, other than Cooperative Loans and certain Home Equity Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan, other than Cooperative Loans, constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, the liens of nondelinquent current real property taxes and assessments, if applicable, liens arising under federal, state or local laws relating to hazardous wastes or hazardous substances, if applicable, any liens for common charges, if applicable, and certain other exceptions described in the Agreement); (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series of Securities, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure any such breach on or prior to the business day after the first Determination Date which is more than 90 days after such Seller's receipt of notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the scheduled monthly payment date for such Loan in the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement; provided, however, that such Seller will not be obligated to make any such repurchase or substitution (or cure such breach) if such breach constitutes fraud in the origination of the affected Loan and such Seller did not have knowledge of such fraud. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities -- General." Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the relevant Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is a Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans.


                         DESCRIPTION OF THE SECURITIES


     Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing.

General

     Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained
Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements -- Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi- annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.


     Under current law, the purchase and holding of certain classes of Securities by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions, within the meaning of ERISA and the Code, or may subject the Trustee, the Master Servicer or the Depositor to obligations or liabilities in addition to those undertaken in the related Agreement. See "ERISA Considerations." Under current law, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.


     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof either as a REMIC or as a FASIT. The related Prospectus Supplement will specify whether a REMIC or FASIT election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC or FASIT election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC or FASIT election will be set forth in the related Prospectus Supplement. If a REMIC election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. If a FASIT election is made with respect to a Series, one of the classes will be designated as the ownership interest, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related FASIT, as defined in the Code. As to each Series with respect to which a REMIC or FASIT election is to be made, the Master Servicer or a holder of the related residual in the case of a REMIC, and the holder of the related ownership interest in the case of a FASIT, certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate in the case of a REMIC, or, from the holder of the related ownership interest in the case of a FASIT.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the "Class Security Balance") entitled to interest from the date, at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.


     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.


     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement -- Subordination."

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable pass-through rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

Advances

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were otherwise not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.


     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub- Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "Description of the Securities -- Distributions on Securities."

Reports to Securityholders

     Unless otherwise specified in the related Prospectus Supplement, prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus
               Supplement,  any  applicable   prepayment  penalties  included
               therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate  amount   (a)  otherwise   allocable  to   the
               Subordinated Securityholders on such Distribution Date and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

          (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days,
               (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          (xii)if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

          (xiii) the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

Categories of Classes of Securities

     The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such Series by reference to the following categories.

             CATEGORIES OF CLASSES                  DEFINITION
                                                    PRINCIPAL TYPES

Accretion Directed  . . . . . . . . . . . . .  A class that receives  principal payments from  the accreted interest from  specified
                                               Accrual Securities. An  Accretion Directed class also may  receive principal payments from principal paid on the underlying Trust Fund Assets for the related Series.

Component Securities  . . . . . . . . . . . .  A class consisting of "Components." The Components of a class of Component Securities may have  different principal  and/or interest  payment characteristics  but together constitute a single class. Each  Component of a class of Component  Securities may be identified as falling into one or more of the categories in this chart.
Notional Amount Securities  . . . . . . . . .  A  class having  no principal balance  and bearing  interest on the  related notional amount.  The notional amount  is used for  purposes of the  determination of interest distributions.

Planned Principal Class (also sometimes        A  class  that  is  designed to  receive  principal  payments  using a  predetermined referred to as "PACs")  . . . . . . . . . . .  principal balance schedule derived  by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates  are the endpoints for the "structuring range" for the Planned Principal Class.  The Planned Principal Classes in any  Series
                                               of  Securities may  be subdivided  into different  categories (e.g.,  Primary Planned
                                               Principal Classes, Secondary Planned Principal Classes and so forth) having different
                                               effective   structuring  ranges  and  different  principal  payment  priorities.  The structuring range  for the  Secondary Planned  Principal Categories  of Classes  of a
                                               Series of Securities  will be narrower  than that for  the Primary Planned  Principal
                                               Class of such Series.

Scheduled Principal Class . . . . . . . . . .  A  class  that is  designed  to  receive  principal payments  using  a  predetermined principal balance schedule  but is  not designated  as a Planned  Principal Class  or
                                               Targeted Principal Class.   In many cases,  the schedule is  derived by assuming  two
                                               constant prepayment  rates for the underlying Trust Fund  Assets. These two rates are the endpoints for the "structuring range" for the Scheduled Principal Class.

Sequential Pay  . . . . . . . . . . . . . . .  Classes that receive  principal payments in a  prescribed sequence, that do  not have predetermined principal  balance schedules and  that under all  circumstances receive payments of  principal continuously  from the first  Distribution Date on  which they receive principal  until they  are retired.  A single  class that  receives principal payments before or  after all other classes  in the same Series of  Securities may be identified as a Sequential Pay class.

Strip . . . . . . . . . . . . . . . . . . . .  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets.

Support Class (also sometimes referred to as   A class that receives  principal payments on any Distribution Date  only if scheduled
"companion classes")  . . . . . . . . . . . .  payments have  been made on  specified Planned Principal Classes,  Targeted Principal
                                               Classes and/or Scheduled Principal Classes.

Targeted Principal Class (also sometimes       A  class that  is  designed  to  receive principal  payments  using  a  predetermined referred to as "TACs")  . . . . . . . . . . .  principal  balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.



                                INTEREST TYPES

Fixed Rate                                     A class with an interest rate that is fixed throughout the life of the class.

Floating Rate                                  A class with an interest rate that  resets periodically based upon a designated index and that varies directly with changes in such index.

Inverse Floating Rate                          A class with an  interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Variable Rate                                  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying Loans).

Interest Only                                  A  class that receives some  or all of  the interest payments made  on the underlying
                                               Trust Fund Assets and  little or no  principal. Interest Only  classes have either  a nominal  principal  balance  or  a  notional  amount.  A  nominal  principal  balance represents actual principal  that will be  paid on  the class. It  is referred to  as nominal since it is extremely small compared  to other classes. A notional amount  is the amount used as a reference to calculate the amount of interest due on an Interest
                                               Only class that is not entitled to any distributions in respect of principal.

Principal Only                                 A class that does not bear interest and is  entitled to receive only distributions in respect of principal.

Partial Accrual                                A class  that accretes a  portion of  the amount of  accrued interest  thereon, which amount will  be added  to  the principal  balance of  such class  on each  applicable
                                               Distribution Date,  with the  remainder of  such accrued  interest to be  distributed currently as interest  on such class. Such  accretion may continue until  a specified event has occurred or until such Partial Accrual class is retired.

Accrual                                        A class that accretes the amount  of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on  each  applicable  Distribution  Date.  Such  accretion may  continue  until  some specified event has occurred or until such Accrual class is retired.


Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

     Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the "Calculation Agent") will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related Prospectus Supplement):

LIBO Method

     If using this method to calculate LIBOR, the Calculation Agent will determine LIBOR by reference to the quotations set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the "Reference Banks") for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

     Under this method LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

          (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent, being so made or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

          (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

     Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the Calculation Agent will determine LIBOR on the basis of the British Bankers' Association BBA") "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by eight BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual period shall be calculated in accordance with the LIBOR method described above under "LIBO Method."

     The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI Securities") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Securities the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Treasury Index

     Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S Treasury securities adjusted to the "constant maturity" (as further described below) specified in such Prospectus Supplement or (ii) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its
Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.


Derivative Transactions

     If specified in the related Prospectus Supplement, a Trust Fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, including interest rate swaps, caps, collars and floors
(collectively, "Derivative Transactions") to effectively fix the rate of interest that such Trust Fund pays on one or more borrowings or series of borrowings. Trust Funds will use these Derivative Transactions as hedges and not as speculative investments. Derivative transactions involve an agreement between two parties to exchange payments that are based, respectively, on variable and fixed rates of interest and that are calculated on the basis of a specified amount of principal for a specified period of time. Cap and floor transactions involve an agreement between two parties in which the first party agrees to make payments to the counterparty when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party makes payments to the counterparty when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the counterparty makes payments to the first party when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.


Book-Entry Registration of Securities

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book- entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear  was  created  in 1968 to hold  securities  for its  participants
("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book- Entry Securities. In addition, issuance of the Book-Entry Securities in book- entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross- collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

Subordination

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

Letter of Credit

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements -- Termination: Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related series.

Over-Collateralization

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

Reserve Accounts

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which, in general, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Pool Insurance Policies

     If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described therein, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described in the related Prospectus Supplement, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent as described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

Cross-Collateralization

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.


                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully- amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Unless   otherwise   specified  in  the  related   Prospectus   Supplement,
substantially all conventional Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive acts and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements -- Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.


                                 THE AGREEMENTS


     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.


Assignment of the Trust Fund Assets

     Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse, together with all principal and interest received (if the Contracts are sold based on actual principal balances) or scheduled to be received (if the Contracts are sold based on scheduled principal balances) by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, on or prior to the Closing Date, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Single Family Loan or Multifamily Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which the Seller has reasonably determined (in certain circumstances, as evidenced by an opinion of counsel acceptable to the Trustee) that such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans. With respect to any Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     With respect to any Loans that are Home Equity Loans, the related Prospectus Supplement will specify whether the documents relating to such Loans will be required to be delivered to the Trustee (or a custodian) and whether assignments of the related Mortgage to the Trustee will be recorded. In the event documents are not required to be delivered, they will be retained by the Master Servicer, which may also be the Seller.

     With respect to the Home Improvement Contracts, the related Prospectus Supplement will specify whether the documents relating to such Contracts will be required to be delivered to the Trustee (or a custodian). Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Depositor will not deliver to the Trustee the original Mortgage securing a Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans -- The Home Improvement Contracts."

     The Trustee (or the custodian) will review the loan documents that have been delivered to it within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If such


Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," the Master Servicer will not be obligated to purchase or replace such Loan if the Seller defaults on its obligation (nor will the Master Servicer otherwise be obligated to purchase or replace any such Loan for any other reason). Unless otherwise specified in the related Prospectus Supplement, this obligation of the Seller to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code (unless the Master Servicer or a holder of the related residual certificate otherwise pays such prohibited transaction from its own funds as described herein). See "Loan Program -- Representations by Sellers; Repurchases."

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

No Recourse to Sellers, Depositor or Master Servicer

     As described above under " -- Assignment of the Loans," the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached where such breach materially and adversely affects the interests of the Securityholders, or for failure to deliver certain documents relating to the Loans as described herein under "Assignment of the Loans" and "Loan Program -- Representations by Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i)  all  payments  on  account  of  principal,   including  Principal
     Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

          (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;


          (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under "Loan Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under " -- Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii)all other amounts required to be deposited in the Security Account pursuant to the Agreement.


     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

     (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made; (vi) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

          (vii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

          (viii) to clear and terminate the Security Account upon termination of the Agreement.

     In  addition,   unless  otherwise   specified  in  the  related  Prospectus
Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

Pre-Funding Account

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

     In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

Sub-Servicing by Sellers

     Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub- Servicing Agreement.

     All references in this Prospectus and in the Prospectus Supplement for any Series to actions, rights or duties of the Master Servicer will be deemed to include any one or more Sub-Servicers acting on the Master Servicer's behalf. Notwithstanding the foregoing, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

Collection Procedures

     The Master Servicer will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and
(ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan or (ii) the greater of (y) the outstanding principal balance of the Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

     The  Master  Servicer  will not  require  that a  standard  hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement."

     The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

Realization Upon Defaulted Loans

     Primary  Mortgage  Insurance  Policies.  If so  specified  in  the  related
Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.


     FHA Insurance; VA Guaranties. Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans -- Title I Program," certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the "Master Servicing Fee"). As compensation for its servicing duties, a Sub- Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will, to the extent provided in the related Prospectus Supplement, pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. Certain other expenses may be borne by the related Trust Fund as specified in the related Prospectus Supplement.

Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year. Copies of the annual accountants' statement and the statement of an officer of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and the Depositor

     The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may otherwise have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the total distributions allocated to such class ("Percentage Interests"); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement, which failure materially affects the rights of Securityholders and continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 66 2/3% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 66 2/3% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for five days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the Percentage Interests of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may  be  entitled to  receive no  more  than an  amount equal  to  the unpaid
principal  amount  thereof  less  the   amount  of  such  discount  which  is
unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

Amendment

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity or mistake; (ii) to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein;
(iii) to add to the duties of the Depositor,  the Seller or the Master Servicer;
(iv) to add any other provisions with respect to matters or questions arising thereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in such Agreement; provided, however, that any such action pursuant to clauses (iv) or (v) above, will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Securityholder; provided, however, that no opinion of counsel will be required if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, if a REMIC or FASIT election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary or helpful to maintain the qualification of the related Trust Fund as a REMIC or as a FASIT, avoid or minimize the risk of the imposition of any tax on the REMIC or FASIT or to comply with any other provision of the Code, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification, avoid or minimize the risk of imposition of such a tax or comply with any such requirement of the Code, as the case may be. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Securities of such Series evidencing not less than 66 2/3% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may
(i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of any class of Securities in a manner other than as described in the immediately preceding clause (i), without the consent of the holders of Securities of such class evidencing not less than 66 2/3% of the Percentage Interests of such class, or (iii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC or FASIT election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC or as a FASIT, as the case may be.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if specified in the related Prospectus Supplement, by the holder of a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the Trust Fund Assets or the Securities has been reduced to a specified level.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets will be made at the option of the Master Servicer or such other person at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or such other person to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

The Trustee

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.


                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

General

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant- stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

Foreclosure

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower- trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible
deterioration  of  the  property  during  the  foreclosure   proceedings  and  a
requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant- stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant- stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant- stockholder is generally responsible for the deficiency. See "Anti- Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessment or a very limited environmental assessment of the Properties was conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.


     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments. The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

     Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on- sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982 and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due- on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Home Improvement Contracts

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as
"contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC- 1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination, servicing and enforcement of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

     The Loans may also consist of installment sale contracts. Under an installment sale contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time- consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior  Mortgages;  Rights of Senior Mortgagees

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

     General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.


     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some cases their assignees to damages and administrative enforcement.


                        FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Securityholders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC or as a FASIT; (iii) the Securities represent interests in a grantor trust; or (iv) the Trust Fund relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC or a FASIT election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Taxation of Debt Securities


     Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally treated as evidences of indebtedness issued by the REMIC. Securities representing regular interests in a FASIT are treated as debt instruments. Stated interest on regular interests in REMICs and regular interests in FASITsSecurities representing regular interests in a FASIT are treated as debt instruments. Stated interest on regular interests in REMICs and regular interests in FASITsSecurities representing regular interests in a FASIT are treated as debt instruments. Stated interest on regular interests in REMICs and regular interests in FASITs will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Securityholder's normal accounting method. Thus, a taxpayer may be required to report income in respect of a FASIT or REMIC regular interest before actually receiving a corresponding cash distribution. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes, including regular interests in REMICs or FASITs, will be referred to hereinafter collectively as "Debt Securities."


     Debt Securities that are Compound Interest Securities (i.e., debt securities that accrete the amount of accrued interest and add that amount to the principal balance of the securities until maturity or until some specified event has occurred) will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder, (the "OID Regulations"). A Securityholder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold (excluding sales to bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security generally includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. ("pre-issuance accrued interest"). The issue price of a Debt Security may, however, be computed without regard to such pre-issuance accrued interest if such pre-issuance accrued interest will be paid on the first payment date following the date of issuance. This alternative is available only if the first payment date occurs within one year of the date of issuance. Under this alternative, the payment of pre-issuance accrued interest will be treated as a non-taxable return of capital and not as a payment of interest. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include stated interest if it is "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the Debt Security otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a regular interest in a REMIC or a FASIT and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Securityholder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a class of Debt Securities in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class Debt Securities could increase.

     Certain classes of Debt Securities may represent more than one class of REMIC or FASIT regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to REMIC or FASIT regular interests under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.


     Interest Weighted Securities. It is not clear how income should be accrued with respect to REMIC or FASIT regular interests or Stripped Securities (as defined under " -- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC, on debt instruments held by the FASIT, or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are REMIC or FASIT regular interests the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See " -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay- Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC and FASIT regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Regulations dealing with amortizable bond premium specifically do not apply to prepayable debt instruments described in Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable

Taxation of the REMIC and its Holders

     General. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with ^. Securities will be designated as - "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC Expenses; Single Class REMICs

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass- through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or
(ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See " -- Restrictions on Ownership and Transfer of Residual Interest Securities" and " -- Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See " -- Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Taxation of the FASIT and its Holders


     In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a FASIT election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a FASIT so long as all of the provisions of the related Agreement are complied with.


     The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT regular interest holders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT interests. With respect to each Series of FASIT regular interests, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

     Qualification as a FASIT. A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset Composition. For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will generally be considered to be based on a permissible variable rate if (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on of income derived from such interest.

     Consequences of Disqualification. If a Trust Fund fails to comply with one or more of ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

Treatment of FASIT Regular Interests

     Payments received by holders of FASIT regular interests generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT regular interests must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. If the FASIT regular interests is sold, the holder generally will recognize gain or loss upon the sale. See "-Taxation of Debt Securities" above.

Treatment of High-Yield Interest

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another
FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

Tax Treatment of FASIT Ownership Interests

     A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax- exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

     Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to a FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to- market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

     The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

Tax Status as a Grantor Trust

     In the absence of a REMIC or FASIT election, a Trust Fund generally will be classified as a grantor trust if (i) there is either only one class of Securities that evidences the entire undivided beneficial ownership of the Trust Fund Assets, or, if there is more than one class of Securities, each class represents a direct investment in the Trust Fund Assets, and (ii) no power exists under the related Agreement to vary the investment of the Securityholders. If these conditions are satisfied, the related Prospectus Supplement will recite that in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part I of Subchapter J of the Code (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and " -- Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

     Subject to the discussion below with respect to Trust Funds classified as partnerships made, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC or FASIT regular interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC regular interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such REMIC regular interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such REMIC regular interest. In general, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

     The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion below with respect to Trust Funds classified as partnerships, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to Trust Funds classified as partnerships election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of
Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Securityholders who are Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See " -- Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

     In the absence of a REMIC or FASIT election, a Trust Fund that is not classified as a grantor trust will be classified as a partnership for federal tax purposes. Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund classified as a partnership will not be a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The tax treatment of the Notes is described under the caption "Taxation of Debt Securities" set forth above.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of  alternative  characterizations  are  possible.  For  example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the Trust Fund were characterized as a partnership and a sale of Certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax- exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to Certificateholders, that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or (other entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.


                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly- offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass- through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83- 1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of those particular Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions. While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw- Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist  solely of assets of
     the  type   that   have   been   included   in  other   investment   pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "obligations") supporting payments to certificate-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "pre-funding period") instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount  allocated to the  pre-funding  account to
     the  total  principal  amount  of  the  certificates   being  offered  (the
     "pre-funding  limit") must not exceed  twenty-five  percent  (25%).

          (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency.

          (3) The transfer of such additional obligations to the trust during the pre- funding period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the obligations in the trust at the end of the pre-funding period must not be more than 1.0% lower than the average interest rate for the obligations which were transferred to the trust on the closing date.

          (5) In order to ensure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust,

               (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

               (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date.

          (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested
     only  in  certain  permitted   investments.

          (8) The related prospectus supplement must describe:

               (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (ii) the duration of the pre-funding period;

               (iii) the percentage and/or dollar amount of the pre-funding Limit for the trust; and

               (iv) that the amount remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificate holders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All  depository  institutions  considering  an investment in the Securities
(whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.


                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

     1. By negotiated firm commitment underwriting and public reoffering by underwriters;

     2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

     3.By placement  directly by the Depositor with institutional  investors.


     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In addition, if so stated in the related Prospectus Supplement, such Prospectus Supplement and this Prospectus may be used by Countrywide Securities Corporation, an affiliate of IndyMac ABS, Inc. and IndyMac, Inc., in connection with offers and sales related to market making transactions in the securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.


     Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.


                                 LEGAL MATTERS

     The validity of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.




                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.




                             INDEX OF DEFINED TERMS


Term                                                      Page
----                                                      ----

Accretion Directed........................................ 38
Accrual................................................... 39
Accrual Securities........................................ 35
Advance................................................... 13
Agreement................................................. 25
Amortizable Bond Premium Regulations...................... 81
APR....................................................... 29
Available Funds........................................... 35
Balloon Payment........................................... 18
Belgian Cooperative....................................... 45
BIF....................................................... 53
Book-Entry Securities..................................... 43
Buydown Fund.............................................. 27
Buydown Loans............................................. 27
Calculation Agent......................................... 40
Capitalized Interest Account.............................. 55
Cash Flow Bond Method..................................... 89
CEDEL Participants........................................ 44
CERCLA................................................ 20, 67
Certificates............................................... 3
Claimable Amount.......................................... 76
Class Security Balance.................................... 35
Closed-End Loans........................................... 8
Code...................................................... 14
COFI Securities........................................... 42
Collateral Value.......................................... 29
Combined Loan-to-Value Ratio.............................. 29
Commission................................................  6
Component Securities...................................... 38
Contingent Regulations.................................... 90
Cooperative Loans......................................... 26
Cooperatives.............................................. 26
Cut-off Date.............................................. 25
Cut-off Date............................................... 8
Cut-off Date Principal Balance............................ 33
DCR....................................................... 98
Debt Securities........................................... 77
Definitive Security....................................... 43
Depositor.................................................. 3
Derivative Transactions................................24, 43
Detailed Description...................................... 26
Distribution Date......................................... 10
DOL....................................................... 96
DTC....................................................... 22
Eleventh District......................................... 41
EPA....................................................... 67
ERISA..................................................... 16
Euroclear Operator........................................ 45
Euroclear Participants.................................... 45
European Depositaries..................................... 43
Exchange Act..............................................  7
FDIC...................................................... 31
FHA....................................................... 12
FHLBSF.................................................... 41
FHLMC..................................................... 31
Financial Intermediary.................................... 44
Fitch..................................................... 98
Fixed Rate................................................ 39
Floating Rate............................................. 39
FNMA...................................................... 31
Funding Period............................................ 23
Garn-St Germain Act....................................... 69
Holder in Due Course Rules................................ 21
Home Equity Loans.......................................... 3
Home Improvement Contracts................................. 3
Home Improvements.......................................... 3
Indenture................................................. 33
Installment Contract...................................... 72
Insurance Proceeds........................................ 54
Insured Expenses.......................................... 54
Interest Only............................................. 39
Interest Weighted Securities.............................. 80
Inverse Floating Rate..................................... 39
IRS....................................................... 79
L/C Bank.................................................. 11
L/C Percentage............................................ 11
Liquidation Expenses...................................... 54
Liquidation Proceeds...................................... 54
Loan Rate................................................. 10
Loans...................................................... 3
Loan-to-Value Ratio....................................... 29
Lockout periods........................................... 27
Master Servicer............................................ 8
Master Servicing Agreement................................ 25
Master Servicing Fee...................................... 59
Moody's................................................... 98
Morgan.................................................... 45
Mortgage.................................................. 52
Mortgaged Properties...................................... 27
Multifamily Loans.......................................... 3
National Cost of Funds Index.............................. 42
NCUA..................................................... 101
Nonresidents.............................................. 91
Notes...................................................... 3
Notional Amount Securities................................ 38
OID....................................................... 14
OID Regulations........................................... 77
OTS....................................................... 42
PACs...................................................... 38
Partial Accrual........................................... 39
Parties in Interest....................................... 97
Pass-Through Rate......................................... 25
Pass-Through Securities................................... 88
Pay-Through Security...................................... 79
Percentage Interests...................................... 61
Permitted Investments..................................... 48
Planned Principal Class................................... 38
Plans..................................................... 96
Policy Statement......................................... 101
Pool....................................................... 8
Pool Insurance Policy..................................... 48
Pool Insurer.............................................. 48
Pooling and Servicing Agreement........................... 33
Pre-Funded Amount......................................... 23
Pre-Funding Account........................................ 8
Prepayment Assumption..................................... 79
Primary Mortgage Insurance Policy......................... 27
Prime Rate................................................ 43
Principal Only............................................ 39
Principal Prepayments..................................... 36
Properties................................................. 8
Property Improvement Loans................................ 73
PTE 83-1.................................................. 97
Purchase Price............................................ 32
Rating Agency............................................. 10
Ratio Strip Securities.................................... 89
RCRA...................................................... 68
Record Date............................................... 34
Reference Banks........................................... 40
Refinance Loan............................................ 29
Regular Interest Securities............................... 77
Relevant Depositary....................................... 43
Relief Act................................................ 72
REMIC...................................................... 5
Reserve Account........................................... 11
Reserve Interest Rate..................................... 40
Residual Interest Security................................ 83
Restricted Group.......................................... 99
Retained Interest......................................... 33
Revolving Credit Line Loans................................ 8
Riegle Act................................................ 21
Rules..................................................... 44
S&P....................................................... 98
SAIF...................................................... 53
Scheduled Principal Class................................. 38
Securities................................................. 3
Security Account.......................................... 53
Security Owners........................................... 43
Security Register......................................... 34
Securityholders........................................... 43
Seller..................................................... 3
Sellers................................................... 25
Senior Securities.......................................... 9
Sequential Pay............................................ 38
Series....................................................  3
Servicing Fee............................................. 88
Single Family Loans........................................ 3
Single Family Properties.................................. 27
Single Family Securities.................................. 97
SMMEA..................................................... 14
Strip..................................................... 39
Stripped Securities....................................... 88
Subordinated Securities.................................... 9
Subsequent Loans.......................................... 23
Sub-Servicer.............................................. 13
Sub-Servicing Agreement................................... 56
Support Class............................................. 39
TACs...................................................... 39
Targeted Principal Class.................................. 39
Terms and Conditions...................................... 45
TIN....................................................... 91
Title I Loans............................................. 73
Title I Program........................................... 73
Title V................................................... 70
Trust Agreement........................................... 25
Trust Fund................................................. 3
Trust Fund Assets.......................................... 3
Trustee.................................................... 8
U.S. Person............................................... 95
UCC....................................................... 66
Underwriter Exemptions.................................... 98
VA.......................................................  12
VA Guaranty............................................... 59
Variable Rate............................................. 39






                      (THIS PAGE INTENTIONALLY LEFT BLANK)






                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:


     SEC registration fee                    $590,000
     Printing and engraving expenses         $ 40,000
     Legal fees and expenses                 $ 75,000
     Trustee fees and expenses               $ 25,000
     Accounting fees and expenses            $ 30,000
     RATING AGENCY FEES                      $ 80,000
     MISCELLANEOUS                           $ 10,000

     Total                                   $850,000

* ALL AMOUNTS EXCEPT THE SEC REGISTRATION FEE ARE ESTIMATES OF EXPENSES INCURRED IN CONNECTION WITH THE ISSUANCE AND DISTRIBUTION OF A SERIES OF SECURITIES IN AN AGGREGATE PRINCIPAL AMOUNT ASSUMED FOR THESE PURPOSES TO BE EQUAL TO $150,000,000 OF SECURITIES REGISTERED HEREBY.



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court may deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant.



ITEM 16. EXHIBITS.

1.1(a)  - Form of Underwriting Agreement*
1.1(b)  - Form of Indemnification and Contribution Agreement.*
3.1     - Certificate of Incorporation of the Registrant.**
3.2     - By-laws of the Registrant.**
4.1     - Form of Pooling and Servicing Agreement relating to Home Equity Loan
               Asset Backed Certificates.**
4.2     - Form of Pooling and Servicing Agreement relating to Mortgage Pass-
                Through Certificates.**
4.3     - Form of Pooling and Servicing Agreement relating to Manufactured
                Housing Asset Backed Certificates.**
4.4     - Form of Trust Agreement.**
4.5     - Form of Indenture.**
4.6     - Form of Master Servicing Agreement.**
5.1     - Opinion of Brown & Wood LLP as to legality of the Securities.
8.1     - Opinion of Brown & Wood LLP as to certain tax matters (included in
                Exhibit 5.1).
10.1    - Form of Loan Purchase Agreement.**
23.1    - Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereof).
___________
*    To be filed by amendment.
**   Previously filed.





ITEM 17. UNDERTAKINGS.


     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of a Trust Fund's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each Series of Securities to which this Registration Statement relates and (ii) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, state of California on the 26th day of June, 1998.



                              IndyMac ABS, Inc.

                              By  /s/  S. Blair Abernathy


                              .......................................
                              Name:  S. Blair Abernathy
                              Title: Chairman of the Board,
                              President and Director


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement Amendment has been signed by the following persons in the capacities and on the dates indicated.


  SIGNATURE                                         TITLE                           DATE
/s/ S. Blair Abernathy               Chairman of the Board, President               June 26, 1998
-----------------------                  and Director
    S. Blair Abernathy


           *                         First Vice President, Chief Financial          June 26, 1998
-----------------------                  Officer and Principal Accounting
   James Gross                           Officer and Director


           *                         General Counsel, Secretary and Director        June 26, 1998
-----------------------
   Gwen J. Ellis


           *                         Director                                       June 26, 1998
-----------------------
   Jeffrey P. Grogin


           *                         Director                                       June 26, 1998
-----------------------
   James Banks


* By /s/ S. Blair Abernathy
     ------------------------
       S. Blair Abernathy
       Attorney-in-Fact







                                EXHIBIT INDEX
     EXHIBIT
     SEQUENTIAL
     NO.              DESCRIPTION OF EXHIBIT                         PAGE NUMBER
     ----------       ----------------------                         -----------

     1.1(a)    --   Form of Underwriting Agreement*

     1.1(b)    --   Form of Indemnification and Contribution Agreement*
     3.1       --   Certificate of Incorporation of the Registrant**
     3.2       --   By-laws of the Registrant**
     4.1       --   Form of Pooling and Servicing Agreement relating to Home
                         Equity Loan Asset Backed Certificate**
     4.2       --   Form of Pooling and Servicing Agreement relating to
                         Mortgage Pass-Through Certificates**
     4.3       --   Form of Pooling and Servicing Agreement relating to
                         Manufactured Housing Asset Backed Certificates**
     4.4       --   Form of Trust Agreement**
     4.5       --   Form of Indenture**
     4.6       --   Form of Master Servicing Agreement**
     5.1       --   Opinion of Brown & Wood LLP as to legality of the Securities
     8.1       --   Opinion of Brown & Wood LLP as to certain tax matters
                        (included in Exhibit 5.1)
     10.1      --   Form of Loan Purchase Agreement**
     23.1      --   Consent of Brown & Wood LLP (included in Exhibits 5.1
                          and 8.1)
-----------

*    To be filed by amendment.
**   Previously filed.






                                  [BROWN & WOOD llp]

                                                                June 26, 1998
IndyMac ABS, Inc.
155 North Lake Avenue
Pasadena, CA  91101

                                    Re:   IndyMac ABS, Inc.
                                          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for IndyMac ABS, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the issuance from time to time of up to $2,000,000,000 aggregate principal amount of Asset Backed Certificates and Asset Backed Notes (the "Securities"), issuable in series (each, a "Series"). The Registration Statement is being filed with the Securities and Exchange Commission under the 1933 Act. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a master servicer (the "Master Servicer"), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series of Securities.

     We have examined copies of the Company's Certificate of Incorporation, the Company's By-laws and forms of each Agreement, as filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 10.1 to the Registration Statement, and the forms of Securities included in any Agreement so filed in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     (i) When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

     (ii) When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

     (iii) The information set forth in each Prospectus under the caption "Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions set forth in each Prospectus under the heading "Federal Income Tax Consequences" are hereby confirmed.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each prospectus supplement and prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                         Very truly yours,



                                         Brown & Wood llp